                                                                    Exhibit 99.1


                       ----------------------------------
                           CONVERSION APPRAISAL REPORT
                            CNY FINANCIAL CORPORATION


                          PROPOSED HOLDING COMPANY FOR
                              CORTLAND SAVINGS BANK


                               Cortland, New York


                                  Dated As Of:
                                  June 5, 1998
                       ----------------------------------




                                  Prepared By:

                                RP Financial, LC.
                             1700 North Moore Street
                                   Suite 2210
                            Arlington, Virginia 22209

                       [LETTERHEAD OF RP FINANCIAL, LC.]

                                                                    June 5, 1998
Board of Trustees
Cortland Savings Bank
1 North Main Street
Cortland, New York  13045

Gentlemen:

      At your request, we have completed and hereby provide an independent appraisal ("Appraisal") of the estimated pro forma market value of the common stock which is to be issued in connection with the mutual-to-stock conversion of Cortland Savings Bank, Cortland, New York ("Cortland" or the "Bank"). The common stock issued in connection with the Bank's conversion will simultaneously be acquired by a holding company, CNY Financial Corporation ("CNY Financial" or the "Holding Company"). Pursuant to the Plan of Conversion, CNY Financial common stock will be offered in a Subscription Offering with nontransferable subscription rights being granted to Eligible Account Holders, the ESOP and Supplemental Eligible Account Holders. To the extent shares remain available for purchase after filling all orders received in the Subscription Offering, the Common Stock will be offered in a Direct Community Offering and a Syndicated Community Offering, with preference given to residents of Cortland County.

      This Appraisal is furnished pursuant to the requirements of the Code of Federal Regulations 563b.7 and has been prepared in accordance with the "Guidelines for Appraisal Reports for the Valuation of Savings and Loan Associations Converting from Mutual to Stock Form of Organization" of the Office of Thrift Supervision ("OTS"), which have been adopted in practice by the Federal Deposit Insurance Corporation ("FDIC"), including the most recent revisions as of October 21, 1994 and applicable regulatory interpretations thereof.

Description of Reorganization

            The Board of Trustees of the Bank has adopted a Plan of Conversion pursuant to which the Bank will convert from a state chartered mutual savings bank to a state chartered stock savings bank and issue all of its outstanding shares to the Holding Company. The Holding Company will sell in the Subscription Offering and, if necessary, in the Community Offering and Public Offering Holding Company stock in the amount equal to the appraised value of the Bank. Immediately following the conversion, the only significant assets of the Holding Company will be the capital stock of the Bank and the net conversion proceeds remaining after purchase of the Bank's common stock by the Holding Company. The Holding Company will use 50 percent of the net conversion proceeds to purchase the Bank's common stock. A portion of the remaining 50 percent of the net conversion proceeds will be used to fund a loan to the ESOP with the remainder to be used as general working capital. In addition, the Holding Company intends to donate to a charitable foundation (the "Foundation"), immediately following the conversion, authorized but unissued shares of CNY Financial stock totaling 2 percent of the common stock sold in the conversion.

RP Financial
Board of Trustees
June 5, 1998
Page 2


RP Financial, LC.

      RP Financial, LC. ("RP Financial") is a financial consulting firm serving the financial services industry nationwide that, among other things, specializes in financial valuations and analyses of business enterprises and securities, including the pro forma valuation for savings institutions converting from mutual-to-stock form. The background and experience of RP Financial is detailed in Exhibit V-1. We believe that, except for the fee we will receive for our appraisal and assisting the Bank in the preparation of its business plan, we are independent of the Bank and the other parties engaged by the Bank to assist in the stock conversion process.

Valuation Methodology

      In preparing our appraisal, we have reviewed Cortland's application for Approval of Conversion, including the Proxy Statement, as filed with the FDIC and the New York State Banking Department, and the Holding Company's Form S-1 registration statement as filed with the Securities and Exchange Commission. We have conducted a financial analysis of the Bank that has included due diligence related discussions with the Bank's management; KPMG Peat Marwick LLP, the Bank's independent auditor; Serchuk & Zelermyer, LLP, the Bank's conversion counsel; and CBIC Oppenheimer Corp and Trident Securities, Inc., who have been retained by the Bank as financial and marketing advisors in connection with the Holding Company's stock offering. All conclusions set forth in the appraisal were reached independently from such discussions. In addition, where appropriate, we have considered information based on other available published sources that we believe are reliable. While we believe the information and data gathered from all these sources are reliable, we cannot guarantee the accuracy and completeness of such information.

      We have investigated the competitive environment within which the Bank operates and have assessed the Bank's relative strengths and weaknesses. We have kept abreast of the changing regulatory and legislative environment and analyzed the potential impact on the Bank and the industry as a whole. We have analyzed the potential effects of conversion on the Bank's operating characteristics and financial performance as they relate to the pro forma market value of Cortland. We have reviewed the economy in the Bank's primary market area and have compared the Bank's financial performance and condition with selected publicly-traded savings institutions with similar characteristics as the Bank's, as well as all publicly-traded savings institutions. We have reviewed conditions in the securities markets in general and in the market for savings institution stocks in particular, including the market for existing savings institution issues and the market for initial public offerings by savings institutions.

      Our appraisal is based on the Bank's representation that the information contained in the regulatory applications and additional information furnished to us by the Bank and its independent auditors are truthful, accurate and complete. We did not independently verify the financial statements and other information provided by the Bank and its independent auditors, nor did we independently value the assets or liabilities of the Bank. The valuation considers the Bank only as a going concern and should not be considered as an indication of the liquidation value of Cortland.

RP Financial
Board of Trustees
June 5, 1998
Page 3


      Our appraised value is predicated on a continuation of the current operating environment for the Bank and for all savings institutions. Changes in the local and national economy, the legislative and regulatory environment, the stock market, interest rates, and other external forces (such as natural disasters or significant world events) may occur from time to time, often with great unpredictability and may materially impact the value of savings institution stocks as a whole or the Bank's value alone. It is our understanding that Cortland intends to remain an independent institution and there are no current plans for selling control of the Bank as a converted institution. To the extent that such factors can be foreseen, they have been factored into our analysis.

      Pro forma market value is defined as the price at which Cortland's stock, immediately upon completion of the conversion offering, would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of relevant facts.

Valuation Conclusion

      It is our opinion that, as of June 5, 1998, the aggregate pro forma market value of the shares to be issued was $62,475,000 at the midpoint, inclusive of the shares to be issued to the Foundation, equal to 6,247,500 shares offered at a per share value of $10.00. Pursuant to the conversion guidelines, the 15 percent offering range indicates a minimum value of $53,103,750 and a maximum value of $71,846,250. Based on the $10.00 per share offering price, this valuation range equates to an offering of 5,310,375 shares at the minimum to 7,184,625 shares at the maximum. In the event that the Bank's appraised value is subject to an increase, up to 8,262,319 shares may be sold at an issue price of $10.00 per share, for an aggregate market value of $82,623,190, without a resolicitation.

Limiting Factors and Considerations

      Our valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of the common stock. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the conversion will thereafter be able to buy or sell such shares at prices related to the foregoing valuation of the pro forma market value thereof.

      RP Financial's valuation was determined based on the financial condition and operations of the Bank as of March 31, 1998, the date of the financial data included in the Holding Company's prospectus.

      RP Financial is not a seller of securities within the meaning of any federal and state securities laws and any report prepared by RP Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities. RP Financial maintains a policy which prohibits the company, its principals or employees from purchasing stock of its client institutions.

RP Financial
Board of Trustees
June 5, 1998
Page 4


      The valuation will be updated as provided for in the conversion regulations and guidelines. These updates will consider, among other things, any developments or changes in the Bank's financial performance and condition, management policies, and current conditions in the equity markets for savings institution shares. These updates may also consider changes in other external factors which impact value including, but not limited to: various changes in the legislative and regulatory environment, the stock market and the market for savings institution stocks, and interest rates. Should any such new developments or changes be material, in our opinion, to the valuation of the shares, appropriate adjustments to the estimated pro forma market value will be made. The reasons for any such adjustments will be explained in the update at the date of the release of the update.

                                   Respectfully submitted,
                                   RP FINANCIAL, LC.


                                   /s/ William E. Pommerening

                                   William E. Pommerening
                                   Chief Executive Officer


                                   /s/ James J. Oren

                                   James J. Oren
                                   Senior Vice President

RP Financial, LC.
                                TABLE OF CONTENTS
                              CORTLAND SAVINGS BANK
                               Cortland, New York

                                                                       PAGE
     DESCRIPTION                                                      NUMBER
     -----------                                                      ------

   CHAPTER ONE          OVERVIEW AND FINANCIAL ANALYSIS

      Introduction                                                     1.1
      Establishment of Charitable Foundation                           1.1
      Strategic Discussion                                             1.2
      Balance Sheet Trends                                             1.5
      Income and Expense Trends                                        1.8
      Interest Rate Risk Management                                    1.11
      Lending Activities and Strategy                                  1.11
      Asset Quality                                                    1.14
      Funding Composition and Strategy                                 1.14
      Subsidiary Operations                                            1.15
      Legal Proceedings                                                1.15

   CHAPTER TWO          MARKET AREA

      Introduction                                                     2.1
      National Economic Factors                                        2.2
      Market Area Demographics                                         2.6
      Economy                                                          2.7
      Deposit Trends and Competition                                   2.9
      Summary                                                          2.9

   CHAPTER THREE        PEER GROUP ANALYSIS

      Selection of Peer Group                                          3.1
      Financial Condition                                              3.5
      Income and Expense Components                                    3.7
      Loan Composition                                                 3.10
      Credit Risk                                                      3.10
      Interest Rate Risk                                               3.13
      Summary                                                          3.13

                                TABLE OF CONTENTS
                              CORTLAND SAVINGS BANK
                               Cortland, New York
                                   (continued)

                                                                       PAGE
     DESCRIPTION                                                      NUMBER
     -----------                                                      ------

   CHAPTER FOUR         VALUATION ANALYSIS

      Introduction                                                     4.1
      Appraisal Guidelines                                             4.1
      RP Financial Approach to the Valuation                           4.1
      Valuation Analysis                                               4.2
         1. Financial Condition                                        4.2
         2. Profitability, Growth and Viability of Earnings            4.3
         3. Asset Growth                                               4.4
         4. Primary Market Area                                        4.5
         5. Dividends                                                  4.5
         6. Liquidity of the Shares                                    4.7
         7. Marketing of the Issue                                     4.7
               A. The Public Market                                    4.8
               B. The New Issue Market                                 4.13
               C. The Acquisition Market                               4.14
         8. Management                                                 4.17
         9. Effect of Government Regulation and Regulatory Reform      4.17
      Summary of Adjustments                                           4.17
      Valuation Approaches                                             4.18
         1. Price-to-Tangible Book ("P/TB")                            4.19
         2. Price-to-Earnings ("P/E")                                  4.19
         3. Price-to-Assets ("P/A")                                    4.20
      Comparison to Recent Conversions                                 4.20
      Valuation Conclusion                                             4.21

RP Financial, LC.
                                 LIST OF TABLES
                              CORTLAND SAVINGS BANK
                               Cortland, New York
TABLE
NUMBER            DESCRIPTION                                          PAGE
------            -----------                                          ----

 1.1        Historical Balance Sheets                                  1.6
 1.2        Historical Income Statements                               1.9


 2.1        Cortland County Employment Characteristics                 2.7
 2.2        Major Cortland County Employers                            2.8
 2.3        Market Area Unemployment Trends                            2.8
 2.4        Deposit Summary                                            2.10


 3.1        Peer Group of Publicly-Traded Thrifts                      3.3
 3.2        Balance Sheet Composition and Growth Rates                 3.6
 3.3        Income as a Percent of Average Assets and Yields,
             Costs, Spreads                                            3.8
 3.4        Loan Portfolio Composition Comparative Analysis            3.11
 3.5        Peer Group Credit Risk Comparative Analysis                3.12
 3.6        Interest Rate Risk Comparative Analysis                    3.14


 4.1        Peer Group Market Area Comparative Analysis                4.6
 4.2        Conversion Pricing Characteristics                         4.15
 4.3        Market Pricing Comparatives                                4.16
 4.4        Public Market Pricing                                      4.22

RP Financial, LC.
Page 1.1


                       I. OVERVIEW AND FINANCIAL ANALYSIS

      Cortland Savings Bank ("Cortland" or the "Bank") is a state-chartered mutual savings bank headquartered in Cortland, Cortland County, New York. The Bank also operates two other branch offices in Cortland County in close proximity to the City of Cortland. The Bank considers its primary market for deposits to consist of Cortland County, in particular the areas surrounding the office locations. Lending activities are also concentrated in Cortland County, although additional lending activities are performed in the contiguous counties of Tompkins, Cayuga and Onondaga (see Exhibit I-1). The Bank was chartered as a New York mutual savings bank in 1866. The Bank is currently a member of the Federal Home Loan Bank ("FHLB") system and is regulated by the New York State Banking Department (the "Banking Department"). The Bank's deposits are insured up to the regulatory maximums by the Bank Insurance Fund ("BIF") of the Federal Deposit Insurance Corporation ("FDIC"). As of March 31, 1998, the Bank maintained $232.4 million in assets, $198.2 million in deposits and $31.4 million in stockholders' equity, equal to 13.5 percent of assets.

      CNY Financial Corporation ("CNY Financial" or the "Holding Company"), a Delaware corporation, was recently organized to facilitate the conversion of Cortland. In the course of the conversion, the Holding Company will acquire all of the capital stock that the Bank will issue upon its conversion from the mutual to stock form of ownership. Going forward, CNY Financial will own 100 percent of the Bank's stock, and the Bank will be CNY Financial's sole subsidiary. Approximately 50 percent of the net proceeds received from the sale of common stock will be used to purchase all of the then to be issued and outstanding capital stock of the Bank, with the balance of the proceeds being retained by the Holding Company. At this time, no other activities are contemplated for CNY Financial other than the ownership of the Bank, a loan to the newly-formed employee stock ownership plan ("ESOP") and investment of the cash retained at the holding company in investment securities. In the future CNY Financial may acquire or organize other operating subsidiaries.

Establishment of Charitable Foundation

      In order to enhance the Bank's existing historically strong service and reinvestment activities in the local community, the conversion provides for the establishment of Cortland Savings Foundation, a private charitable foundation (the "Foundation") in connection with the stock offering. The Bank and the Holding Company will create the Foundation and fund it with authorized but unissued shares of common stock contributed by the Holding Company in an amount equal to 2 percent of the shares sold in the conversion, which based on an initial offering price of $10.00 per share will result in the issuance of 122,500 shares to the Foundation at the midpoint. The Foundation is intended to complement the Bank's existing community reinvestment activities and will be dedicated to the promotion of charitable and educational purposes within the Cortland County area. Funding the

RP Financial, LC.
Page 1.2


Foundation with shares of common stock of the Holding Company will enable the local community served to share in the growth and profitability of the Holding Company over the long term through dividends and price appreciation. As such, the Bank believes the Foundation will create a high level of community goodwill toward the Holding Company and the Bank, increase the Bank's local visibility and further enhance the Bank's reputation for community service, thereby strengthening its community banking franchise.

Strategic Discussion

      The Bank is a community-oriented financial institution dedicated to meeting the borrowing, savings and financial services needs of its market area served. The market area served by the Bank (Cortland County, and to a lesser extent, contiguous counties), has been experiencing relatively stable levels of population and households in recent years. The economy and employment base is relatively diversified into most economic sectors, including services and education. Located outside of the Syracuse and Binghamton metropolitan statistical areas ("MSA"), Cortland faces notable competition from a number of other community oriented banks, as well as from larger regional financial institutions. In this operating environment the Bank has pursued a strategy of maintaining its asset base, increasing the branch office network and improving the capital ratio in order to more effectively compete.

      Throughout its history, the Bank has generally pursued a traditional operating strategy of mortgage lending secured by 1-4 family residential properties in Cortland County and contiguous counties in central New York State, with such lending supplemented with commercial real estate loans, home equity loans, non-mortgage consumer and commercial loans and construction loans. The Bank has recorded moderate growth in the loan portfolio in recent years, reflecting increases in residential mortgage loans and consumer loans, in particular automobile loans. The Bank has attempted to develop a more customer-oriented approach and continues to developing business relations with real estate brokers and businesses. The recent moderate increase in loans receivable has been funded internally through a reduction in cash and investments. The Bank has not traditionally sold fixed rate 1-4 family loan originations for interest rate risk management purposes, although such sales may occur following completion of the conversion. The Bank expects the majority of its loan activity in the future to be within Cortland County.

      Cortland is currently operating under the terms of a Memorandum of Understanding ("MOU") entered into with the FDIC in December 1995 as a result of certain weaknesses implied by the FDIC in the administration of the loan origination function. The MOU, which remains effective currently, requires Cortland to upgrade certain compliance procedures regarding consumer loans, increase employee training, upgrade future compliance and provide periodic reports to the FDIC. The Bank believes that it has complied with the terms of the MOU and

RP Financial, LC.
Page 1.3


expects the MOU to be terminated in connection with the next FDIC consumer compliance examination of the Bank, but there is no assurance that the FDIC will agree to the termination of the MOU.

      Also, since late 1996, two interrelated problem matters have had a substantial direct effect on the Bank's results of operations. Cortland has worked aggressively to identify the scope of these problems, resolve them and recognize the financial consequences of them in order to move forward with overall operations of the Bank. During the fourth quarter of 1996, the Bank discovered that the senior loan officer had been involved in various schemes to defraud the Bank, including making false entries in the Bank's books, creation of loans to borrowers who either did not exist or were unaware of the loans and the diversion of bank funds for personal purposes. Upon discovery of these matters, the officer was dismissed and was subsequently convicted of criminal charges. Cortland's investigation into this situation resulted in a chargeoff of approximately $0.6 million of loans during the fourth quarter of 1996 which were deemed uncollectible and the identification of $0.3 million of expenses related to this officer's actions which had been previously expensed. Cortland has made a claim against its fidelity bond carrier in the amount of approximately $1.0 million, which such claim currently under discussion with the carrier and the amount recoverable on the claim is currently in dispute. No asset is recorded on the Bank's books reflecting the value of the claim, which may or may not ultimately be collected. Cortland has also incurred expenses in connection with the investigation and resolution of this matter, including professional fees in excess of $120,000 through March 31, 1998.

      In part as a result of the above described officer defalcation, in recent years Cortland has operated with a level of non-performing assets generally in excess of 1.0 percent of assets, with such loans consisting of residential mortgage, non-residential mortgage and non-mortgage loans. In the fourth quarter of 1997, Cortland decided to sell a substantial portion of the non-performing loans to a single purchaser. During December 1997, the Bank identified $4.3 million of loans as candidates for such a sale. These loans were all either non-performing or were performing but had been identified by management as potential problem loans. Approximately half of the loans were commercial mortgage loans and half were residential mortgage loans. When these loans were designated for disposition, Cortland charged off $1.7 million against the allowance for loan losses to reflect the fair value of the loans. During the first quarter of 1998, while identifying a purchaser for the loan package and negotiating the terms of the sale, the Bank designated $0.7 million of additional loans to include in the package being sold. The Bank consummated the sale during the first quarter of 1998, which substantially reduced the level of non-performing assets at the Bank, and improved the overall credit quality measures. Currently, the Bank's allowance for loan losses relative to loans is comparatively higher by industry standards, as the Bank has historically maintained a strong level of reserves, and has added to the allowance recently (in light of the previously mentioned loan package sale). The ratio of non-performing assets ("NPAs"), consisting of real

RP Financial, LC.
Page 1.4


estate owned and other repossessed assets, non-accruing loans and delinquent accruing loans assets declined to 0.96 percent of assets as of March 31, 1998.

      The Bank's lending strategies to limit exposure to interest rate risk have involved originating adjustable rate residential mortgage loans ("ARMs") whenever possible, adjustable rate commercial real estate loans and shorter-term consumer, commercial business and construction loans. Cortland also has attempted to: (1) maintain a relatively short-term to maturity investment portfolio; (2) increase the balance of adjustable rate mortgage-backed securities; and, (3) build a strong level of interest-free capital to support operations. Liability strategies have involved attempts to maintain or expand the level of core deposits such as passbook, NOW/MMDA and demand accounts and lengthen the maturity of time deposits. Cortland's calculated one-year cumulative gap position as of March 31, 1998 was a negative 10.5 percent Cortland anticipates the conversion proceeds will facilitate improvement in the gap analysis as the net capital raised in the conversion will increase the ratio of interest-earning assets ("IEA") to interest-bearing liabilities ("IBL") and the proceeds will increase the proportion of shorter-term or adjustable rate assets.

      The Bank's main source of net income, the net interest margin, has remained relatively stable over the past few years, in concert with the stable asset base. Core profitability has been primarily affected by an increasing level of operating expenses that have been incurred in connection with normal inflationary increases in costs, while additional costs (loan loss provisions and professional fees) have been incurred in connection with the above described officer defalcation event. Cortland opened a new branch office in 1994, requiring investment in fixed assets and personnel. Further improvement in core profitability has also been limited by the competitive pricing of deposits in the local market area. Future core profitability is projected to improve moderately with the reinvestment benefit of the new capital raised and income benefits of expanded products and services without a commensurate increase in operating expenses.

      Cortland's Board of Trustees has determined that a conversion to stock form is an attractive business strategy for several reasons. First, the new structure will provide the ability to diversify business activities, provide greater flexibility in structuring acquisitions and increase the future access to capital markets. Second, it will provide the capital necessary to improve the overall competitive position of the Bank in its market area, with regard to rates and services offered and ability to expand. Third, the conversion may provide the opportunity for expanded local stock ownership which could enhance the financial success of the Bank as local shareholders promote the Bank's products and services. As disclosed in the prospectus, the proceeds from stock conversion are anticipated to be invested as follows.

      o CNY Financial. Approximately 50 percent of the conversion proceeds will be retained by CNY Financial, with the balance to be invested in the Bank. Such holding company funds are anticipated to be invested initially into high-quality short- to intermediate-term securities and a

RP Financial, LC.
Page 1.5


            loan to the Bank's ESOP to fund stock purchases in the conversion. The Holding Company funds may be utilized for various corporate purposes, including funding expansion through diversification or acquisition, stock repurchase programs, funding stock purchases for the PRRP and/or payment of regular or special dividends, although there are no specific plans at present.

      o Cortland. The net proceeds infused into the Bank will be exchanged for all of the Bank's newly issued stock. The Bank's proceeds are anticipated to initially be held in short-term cash and investments until such funds are redeployed into lending and investment activities consistent with the Bank's plan.

      On a pro forma basis, Cortland is expected to have a capital ratio above both regulatory requirements and industry averages. The Board of Directors has determined to pursue a strategy of controlled growth in order to maintain well-capitalized status, with growth expected to be funded primarily through local retail deposit growth and increases in equity.

Balance Sheet Trends

      Table 1.1 shows key balance sheet items at the close of the last five fiscal years and as of March 31, 1998. Cortland's audited financial statements are incorporated by reference as Exhibit I-2, while historical key operating ratios are presented in Exhibit I-3. From December 31, 1993 through March 31, 1998, Cortland exhibited annual asset shrinkage of 0.1 percent, with similar minimal changes in the major balance sheet categories. The Bank's asset base has fluctuated within a relatively narrow range over this time period, with loans receivable showing material growth only during fiscal 1994. The Bank has historically maintained an investment in mortgage-backed securities ("MBS"), along with a balance of cash and investments. Cortland's deposit base also declined over the time period shown in Table 1.1, at a 0.9 percent annual rate, with increases in equity replacing a portion of the deposit runoff. Cortland did not utilize any borrowed funds for operations over the most recent five year period.

      The balance of loans receivable increased from fiscal 1993 to 1996, and declined slightly through March 31, 1998, although loans receivable as a percent of assets has been maintained at approximately 66 percent since fiscal 1994. Loans receivable have decreased since 1996 as the Bank has focused efforts on improving asset quality following the resignation of the former senior loan officer (including the recent non-performing loan sale of approximately $4.3 million). At March 31, 1998, loans receivable totaled $154.2 million, or 66.4 percent of total assets. The composition of the loan portfolio reflects the relatively diversified lending activity, as 1-4 family permanent loans constituted $97.2 million, or 62.0 percent of the net loan portfolio at March 31, 1998. The second largest segment of the loan portfolio is commercial real estate loans, which totaled $30.6 million, or 19.5 percent of the loan portfolio, as Cortland has remained active in lending on certain commercial real estate property in the local market, including multi-family properties. These loans are attractive for their higher yields

RP Financial, LC.

                                    Table 1.1
                              Cortland Savings Bank
                            Historical Balance Sheets
                         (Amount and Percent of Assets)

                                                                        As of December 31,
                                      ----------------------------------------------------------------------------------------
                                             1993                   1994                   1995                   1996
                                      ---------------------- ---------------------- ---------------------- -------------------
                                        Amount       Pct       Amount       Pct       Amount       Pct       Amount       Pct
                                        ------       ---       ------       ---       ------       ---       ------       ---
                                        ($000)       (%)       ($000)       (%)       ($000)       (%)       ($000)       (%)
Total Amount of:
 Assets                                $233,750   100.00%     $230,339   100.00%     $235,681   100.00%     $238,100   100.00%
 Cash and Investments                    63,144    27.01%       48,963    21.26%       49,673    21.08%       48,494    20.37%
 Loans Receivable (net)                 142,600    61.01%      152,476    66.20%      158,507    67.25%      158,611    66.62%
 Mortgage-Backed Securities (net)        20,337     8.70%       20,184     8.76%       17,468     7.41%       22,621     9.50%

 Deposits                               205,855    88.07%      200,310    86.96%      203,110    86.18%      204,640    85.95%
 Stockholders' Equity                    24,780    10.60%       26,876    11.67%       29,030    12.32%       30,345    12.74%
 AFS Adjustment                             143     0.06%           68     0.03%          298     0.13%          248     0.10%

 Loans/Deposits                           69.27%                 76.12%                 78.04%                 77.51%



                                                                                       12/31/93-
                                          As of December 31,                            3/31/98
                                       -----------------------   As of March 31,        Annual
                                                 1997                   1998          Growth Rate
                                       ----------------------- ---------------------- -----------
                                          Amount         Pct     Amount       Pct         Pct
                                          ------         ---     ------       ---         ---
                                          ($000)         (%)     ($000)       (%)         (%)
Total Amount of:
 Assets                                 $233,729       100.00%  $232,388    100.00%     -0.14%
 Cash and Investments                     45,570        19.50%    49,254     21.19%     -5.68%
 Loans Receivable (net)                  155,422        66.50%   154,200     66.35%      1.86%
 Mortgage-Backed Securities (net)         20,490         8.77%    19,816      8.53%     -0.61%

 Deposits                                199,770        85.47%   198,234     85.30%     -0.88%
 Stockholders' Equity                     30,740        13.15%    31,394     13.51%      5.72%
 AFS Adjustment                              571         0.24%       732      0.31%       N/M

 Loans/Deposits                            77.80%                  77.79%

Source: Prospecus, audited financial reports and RP Financial calculations.

RP Financial, LC.
Page 1.7


and generally higher average balances. Cortland also originates home equity loans as an additional product for consumers, which totaled $6.1 million as of March 31, 1998. At the same date, construction loans totaled $0.3 million, or
0.2 percent of the loan portfolio. Consumer and commercial business loans constitute the remainder of the loan portfolio, totaling $22.5 million, or 14.4 percent of loans receivable, including $9.1 million of automobile loans. Essentially all of the Bank's loan portfolio is secured by local property.

      The portfolio of cash and investment securities totaled $49.3 million, or
21.2 percent of assets, at March 31, 1998 (see Exhibit I-4). The cash and investments portfolio consisted of cash and equivalents, including interest-earning deposits in other financial institutions ($4.6 million), federal funds sold ($5.2 million), U.S. Government and agency securities ($18.6 million), FHLB stock ($1.3 million), corporate debt obligations ($16.9 million), equity securities ($2.4 million) and other investments ($0.3 million). In concert with the rest of the asset base, the cash and investments portfolio has remained relatively stable over the most recent five year period, both in dollar amount and as a percent of assets. Management utilizes the portfolio of cash and investments for liquidity purposes and as part of the asset-liability management strategy, as the investments portfolio generally consists of short- to intermediate-term instruments with terms-to-maturity of generally less than three years. The Bank has historically utilized the services of an outside investment advisory firm, Fleet Investment, for assistance in the investment process. The Bank seeks to maintain a target ratio of approximately 80 percent of the portfolio as available-for-sale ("AFS"), and as of March 31, 1998, 78.5 percent of the investment securities portfolio was classified as AFS with an unrealized pretax gain of $1.133 million tax adjusted and added to stated equity on the Bank's audited financial statements. Cortland invests in certain corporate debt securities in order to provide additional yields without substantially higher credit risk, as such securities are limited to those rated in the three highest grades by a national rating firm. The Bank also invests in a limited amount of corporate equity securities to diversify the Bank's investments and provide opportunities for capital appreciation and dividend income. All equity securities are classified as AFS, however Cortland does not regularly trade these securities. The Bank seeks to invest approximately $50,000 per month in additional equity securities. Going forward, the composition of the cash and investments portfolio is not anticipated to change significantly, although the level will initially increase on a post-conversion basis.

      MBS totaled $19.8 million at March 31, 1998, the third largest component of interest-earning assets. The balance of MBS has also remained relatively stable since fiscal 1993, as the Bank has opted to invest in MBS to supplement yields on the loan portfolio while minimizing credit risk. The MBS portfolio consists of FNMA, FHLMC and GNMA pass-through certificates. Approximately 60 percent of the MBS portfolio was classified as AFS at March 31, 1998, with an unrealized pre-tax gain of $88,000. Going forward, the Bank intends to reinvest a portion of available funds MBS, and increase the balance of adjustable rate MBS for interest rate risk management purposes.

RP Financial, LC.
Page 1.8


      As noted previously, deposits have traditionally met most of the Bank's funding needs, and all of the Bank's deposits are generated through its three office locations in Cortland County. The deposit base has remained relatively stable since fiscal 1993, as overall financial institution deposits in Cortland County have remained stable. Currently, savings rates offered by Cortland are generally in line with the local competition, with certificates of deposits ("CDs") accounting for the majority of total deposits. The Bank has a portfolio of core deposits totaling approximately 46 percent of deposits, providing a base of stable lower costing deposits for operations. The Bank has not utilized borrowed funds since fiscal 1993, with deposits and equity providing sufficient funds for operations.

      Positive earnings from fiscal 1993 through March 31, 1998 and a positive adjustment for FAS 122 resulted in an increase in the Bank's capital to $31.4 million, or 13.5 percent of assets, as of March 31, 1998. The Bank's capital ratio increased steadily over the time period shown in Table 1.1, as equity increased due to profitable operations and the asset base remained relatively stable. Cortland is currently in compliance with respect to all of its fully phased-in capital requirements. The addition of conversion proceeds will enhance the Bank's capital position and strengthen Cortland's competitive posture within its market area.

Income and Expense Trends

      Table 1.2 displays the Bank's earnings over the past five fiscal years and for the most recent twelve month period, and reveals that earnings for this time period has fluctuated between 0.03 and 0.98 percent of average assets, and totaled 0.07 percent for the twelve months ended March 31, 1998 and 0.03 percent for fiscal 1997. The more recent lower earnings have been attributable in part to the resolution of the loan quality problems resulting from the officer defalcation that was uncovered in late 1996. During fiscal 1997, the Bank incurred elevated levels of loan loss provisions in order to recognize the fair value of certain loans and higher levels of losses on the sale of real estate owned ("REO"). Operating expenses were also higher in fiscal 1997 and the most recent period as additional professional fees and other expenses were incurred in connection with the loan portfolio quality and officer defalcation issues.

      Net interest income comprises the majority of the Bank's net income, and totaled $9.3 million for the twelve months ended March 31, 1998, or 3.98 percent of average assets. Cortland has been successful in maintaining a level of net interest income in excess of 3.75 percent of average assets over the past five fiscal years, resulting from a strong yield/cost spread. Exhibit I-5 highlights the changes in the Bank's asset yields and cost of funds over the past three fiscal years, which have influenced the level of net interest income. Spreads have

RP Financial, LC.

                                 Table 1.2
                              Cortland Savings Bank
                       Historical Income Statements

                                                                     For the Year Ended December 31,
                                                 ---------------------------------------------------------------------
                                                        1993                   1994                   1995
                                                 ---------------------- ---------------------- ----------------------
                                                   Amount      Pct(1)     Amount      Pct(1)     Amount      Pct(1)
                                                   ------      ------     ------      ------     ------      ------
                                                   ($000)       (%)       ($000)        (%)      ($000)        (%)

 Interest Income                                   $17,451        8.53%   $16,855       7.14%    $17,811       7.59%
 Interest Expense                                   (8,580)      -4.20%    (7,915)     -3.35%     (8,613)     -3.67%
                                                   -------      ------    -------     ------     -------     ------
 Net Interest Income                               $ 8,871        4.34%   $ 8,940       3.79%    $ 9,198       3.92%
 Provision for Loan Losses                            (550)      -0.27%      (300)     -0.13%       (600)     -0.26%
                                                   -------      ------    -------     ------     -------     ------
 Net Interest Income after Provisions              $ 8,321        4.07%   $ 8,640       3.66%    $ 8,598       3.66%

Other Operating Income                             $   573        0.28%   $   558       0.24%    $   755       0.32%
Operating Expense                                   (5,644)      -2.76%    (5,463)     -2.32%     (5,738)     -2.45%
                                                   -------      ------    -------     ------     -------     ------
 Net Operating Income                              $ 3,250        1.59%   $ 3,735       1.58%    $ 3,615       1.54%

Gain(Loss) on Sale of Securities                   $     0        0.00%   $   (80)     -0.03%    $    16       0.01%
Gain(Loss) on REO Operations                             0        0.00%      (123)     -0.05%       (207)     -0.09%
Nationar Recovery(Provision)                             0        0.00%         0       0.00%       (100)     -0.04%
                                                   -------      ------    -------     ------     -------     ------
Net Non-Operating Income/Expense                   $     0        0.00%   $  (203)     -0.09%    $  (291)     -0.12%

 Net Income Before Tax                             $ 3,250        1.59%   $ 3,532       1.50%    $ 3,324       1.42%
 Income Taxes                                       (1,144)      -0.56%    (1,361)     -0.58%     (1,400)     -0.60%
                                                   -------      ------    -------     ------     -------     ------
 Net Inc(Loss) Before Extraordinary Items          $ 2,106        1.03%   $ 2,171       0.92%    $ 1,924       0.82%
 Cumulative Effect of Change in
  Accounting For Income Taxes                      $  (103)      -0.05%   $     0       0.00%         $0       0.00%
                                                   -------      ------    -------     ------     -------     ------
 Net Income (Loss)                                 $ 2,003        0.98%   $ 2,171       0.92%    $ 1,924       0.82%

Adjusted Earnings

Net Operating Income                               $ 3,250        1.59%   $ 3,735       1.58%    $ 3,615       1.54%
Tax Effect (2)                                      (1,144)      -0.56%    (1,439)     -0.61%     (1,523)     -0.65%
                                                   -------      ------    -------     ------     -------     ------
  Adjusted Earnings                                $ 2,106        1.03%   $ 2,296       0.97%    $ 2,092       0.89%

Memo:
      Efficiency Ratio                               59.76%                 57.52%                 57.65%
      Effective Tax Rate                             35.20%                 38.53%                 42.12%

                                                      For the Year Ended December 31,
                                                 --------------------------------------------   12 Months Ended
                                                       1996                   1997              March 31, 1998
                                                 --------------------- ---------------------- ----------------------
                                                  Amount      Pct(1)     Amount      Pct(1)     Amount      Pct(1)
                                                  ------      ------     ------      ------     ------      ------
                                                  ($000)        (%)      ($000)        (%)      ($000)       (%)
 Interest Income                                  $17,787       7.56%    $17,667       7.36%    $17,561       7.54%
 Interest Expense                                  (8,758)     -3.72%     (8,328)     -3.47%     (8,274)     -3.55%
                                                  -------      -----     -------      -----     -------      -----
 Net Interest Income                              $ 9,029       3.84%    $ 9,339       3.89%    $ 9,287       3.98%
 Provision for Loan Losses                         (1,380)     -0.59%     (3,300)     -1.38%     (3,150)     -1.35%
                                                  -------      -----     -------      -----     -------      -----
 Net Interest Income after Provisions             $ 7,649       3.25%    $ 6,039       2.52%    $ 6,137       2.63%

Other Operating Income                            $   755       0.32%    $   798       0.33%    $   825       0.35%
Operating Expense                                  (5,941)     -2.52%     (6,372)     -2.66%     (6,321)     -2.71%
                                                  -------      -----     -------      -----     -------      -----
 Net Operating Income                             $ 2,463       1.05%    $   465       0.19%    $   641       0.28%

Gain(Loss) on Sale of Securities                  $    15       0.01%    $    46       0.02%    $    45       0.02%
Gain(Loss) on REO Operations                         (260)     -0.11%       (500)     -0.21%       (571)     -0.25%
Nationar Recovery(Provision)                            0       0.00%         45       0.02%         45       0.02%
                                                  -------      -----     -------      -----     -------      -----
Net Non-Operating Income/Expense                  $  (245)     -0.10%    $  (409)     -0.17%    $  (481)     -0.21%

 Net Income Before Tax                            $ 2,218       0.94%    $    56       0.02%    $   160       0.07%
 Income Taxes                                        (853)     -0.36%         16       0.01%         (6)     -0.00%
                                                  -------      -----     -------      -----     -------      -----
 Net Inc(Loss) Before Extraordinary Items         $ 1,365       0.58%    $    72       0.03%    $   154       0.07%
 Cumulative Effect of Change in
  Accounting For Income Taxes                           0       0.00%          0       0.00%          0       0.00%
                                                  -------      -----     -------      -----     -------      -----
 Net Income (Loss)                                $ 1,365       0.58%    $    72       0.03%    $   154       0.07%

Adjusted Earnings

Net Operating Income                              $ 2,463       1.05%    $   465       0.19%    $   641       0.28%
Tax Effect (2)                                       (947)     -0.40%        133       0.06%        (24)     -0.01%
                                                  -------      -----     -------      -----     -------      -----
  Adjusted Earnings                               $ 1,516       0.64%    $   598       0.25%    $   617       0.26%

Memo:

      Efficiency Ratio                              60.72%                 62.86%                 62.51%
      Effective Tax Rate                            38.46%                -28.57%                  3.75%

(1)   Ratios are as a percent of average assets.
(2)   Based on effective tax rate for each year.

Source:  Prospecus, audited financial reports and RP Financial calculations.

RP Financial, LC.
Page 1.10


historically been in excess of 3.45 percent, and declined by 12 basis points between fiscal 1995 and 1997, as the Bank's asset yields fell by 20 basis points, while the cost of funds declined by only 8 basis points. For the most recent three month period, the yield cost spread increased to 3.70 percent. These trends indicate that the Bank has been successful in maintaining and/or improving the yield/cost spread and maintaining the net interest margin.

      Cortland has historically derived income from non-interest sources, which has provided some protection from changes in the net interest margin due to interest rate fluctuations. For the most recent twelve month period, non-interest operating income totaled $825,000, or 0.35 percent of average assets, and the level of such income has increased since fiscal 1994. A majority of this income results from the Bank's deposit base in the form of various fees and charges on deposit accounts and transactions. A smaller portion of this income is obtained from miscellaneous banking service charges and fees. Going forward, the Bank anticipates that non-interest income will remain primarily related to the deposit base, as other significant income sources are not expected to be developed in the short term.

      Cortland's operating expenses have increased in the time period shown in Table 1.2, in part due to the growth in the general cost of operations, including the new branch office in 1994 and inflationary increases in costs. In addition, Cortland has incurred costs in connection with resolving the officer defalcation and problem asset disposition issues in the most recent periods. The Bank's operating expenses are expected to initially increase following the conversion as a result of the following items. The ESOP and PRRP purchases in the offering and in the year following conversion, respectively, will increase annual expenses. In addition, as a full stock institution, the Bank will incur additional legal, accounting, printing/mailing and related costs.

      Provisions for loan losses have also had a material impact on earnings in recent years, totaling $3,150,000, or 1.35 percent of assets, for the most recent twelve month period. Cortland added to the allowance for loan losses in recognition of the level of problem loans resulted from the officer defalcation, and in recognition of the fair value of the loans which were ultimately sold in early 1998. The Bank is budgeting provisions of $75,000 per quarter in the future in order to maintain or slightly increase the allowance for loan losses ("ALL") ratio as a percent of loans receivable. As of March 31, 1998 the ALL balance was equal to $2,230,000, or 1.45 percent of net loans receivable and
152.95 percent of non-performing loans, as compared to $1,952,000, or 1.23 percent of net loans and 53.73 percent of non-performing loans at fiscal year end 1996 (see Exhibit I-6).

      Historically, non-operating gains and losses have been limited to gains or losses on the sale of investment securities and losses on the sale of REO properties (see Table 1.2). The losses on the sales of REO increased during fiscal 1997, primarily due to additional problem assets resulting from the officer defalcation issue. In addition, during fiscal 1995 the Bank booked a provision for loss of $100,000 on an investment in Nationar, a

RP Financial, LC.
Page 1.11


bank that experienced financial difficulties. During fiscal 1997, Cortland received a distribution of $45,000 from the liquidation of Nationar.

Interest Rate Risk Management

      Cortland attempts to manage exposure to interest rate fluctuations on both the asset and liability side of the balance sheet, and has attempted to enhance the interest sensitivity of its operations through several means, including: (1) increasing the balance of short-term to maturity commercial business loans and consumer loans; (2) maintaining a balance of holding short-term investment securities; (3) building a balance of interest-free capital; (4) extending whenever possible the term to maturity of the certificate of deposit base; and,
(5) increasing the proportion of transaction accounts in the deposit base which are considered to be less interest rate sensitive funds. Exhibit I-7 displays the distribution of the Bank's fixed and adjustable rate loans.

      Cortland monitors its exposure to interest rate risk using a calculation of the cumulative gap position for the Bank. As shown in Exhibit I-8, according to the most recent calculation, the Bank's cumulative gap position in the one-year time period was a negative 10.5 percent, indicating a level of interest rate risk. Although this measure is within the Board-established limits of the Bank, Cortland is seeking to reduce exposure to interest rate risk, and the reinvestment of conversion proceeds is expected to contribute to reduced exposure.

Lending Activities and Strategy

      The Bank's historical lending activities emphasize the origination of 1-4 family mortgage loans (see Exhibits I-9 and I-10, loan composition and maturity). Cortland has also concentrated on loan portfolio diversification by maintaining portfolios of commercial real estate loans, commercial business loans and non-mortgage loans in an effort to enhance overall portfolio yields and expand the Bank's products and services offered. Illustrating the stability of the portfolio composition, gross loans increased by 8.3 percent between December 31, 1993 and March 31, 1998, from $144.6 million to $156.6 million, with the proportion of residential real estate, commercial real estate, construction, home equity and non-mortgage loans remaining relatively constant.

      As of March 31, 1998, residential mortgage loans secured by 1-4 family properties totaled $97.2 million, or 62.0 percent of total loans receivable, consisting of both ARMs and fixed-rate residential mortgages. In recent years, with relatively low mortgage interest rates, customer preference has favored fixed-rate mortgage loans, which have increased from 29.9 percent to 39.9 percent of the overall loan portfolio between December 31, 1993 and March 31, 1998, while residential ARMs have declined from 31.0 percent to 22.2 percent over the same time

RP Financial, LC.
Page 1.12


period. In the past, the Bank's residential mortgage loans have not been originated using standards, procedures and documentation customary on the secondary market, and thus these loans are generally not saleable to regular secondary market purchasers. Cortland anticipates that by the end of 1998, most of the new residential mortgage loan originations will meet secondary market standards. Residential loans made by the Bank originated with loan-to-value ("LTV") ratios in excess of 80 percent currently require private mortgage insurance ("PMI") coverage, although the Bank has approximately $7.5 million of residential mortgage loans with LTV ratios between 80 percent and 90 percent without PMI coverage for CRA purposes. Fixed-rate mortgages are offered with maturities of up to 30 years, with all loans currently held in portfolio. The Bank anticipates beginning to sell longer-term fixed rate residential loans in the secondary market by the end of 1998.

      Approximately 36 percent of the Bank's 1-4 family residential mortgages consisted of ARMs at March 31, 1998, which are retained for portfolio as part of asset/liability management strategy. Cortland offers ARMs with one- or three-year adjustment periods that are indexed to the weekly average rate on the corresponding U.S. Treasury securities, adjusted to a constant maturity, plus a margin of three percent. The majority of ARMs are originated with annual adjustment caps of 2.0 percent for one year ARMs and 3.0 percent for three year ARMs. There is typically a lifetime adjustment cap of 6.0 percentage points.

      Cortland also originates home equity lines of credit loans secured by 1-4 family residential property, usually as a second lien. These loans are generally adjustable rate in nature, interest-only with ten year terms, followed by a repayment period of generally 15 years during which the loan is repaid in principal and interest installments. Cortland also offers home equity loans that are fully advanced at closing and repayable in monthly principal and interest payments over periods of up to 10 years. Maximum LTVs on these loans is generally 80 percent.

      Cortland originates commercial real estate loans in order to diversify the loan portfolio and increase overall asset yields. As of March 31, 1998, commercial real estate loans totaled $30.6 million, or 19.5 percent of loans receivable. The Bank's commercial real estate portfolio consists primarily of loans secured by the buildings in which various small businesses conduct their operations, such as small office buildings, warehouses and office condos. Commercial real estate loans originated by Cortland are predominantly fixed rate loans that generally have terms of up to 20 years, although most of the Bank's recent fixed rate commercial mortgage loans have five year terms that allow the Bank to adjust the interest rate after each term. Adjustable rate commercial real estate loans are indexed to the prime rate of interest or the U.S. Treasury rate of a similar term as the adjustment period. LTVs on income property loans typically do not exceed 75 percent. The Bank seeks to manage credit risk on such loans by lending primarily on local property, to borrowers with whom management is familiar, and obtaining personal guarantees.

RP Financial, LC.
Page 1.13


      Construction loans totaled $0.3 million, or 0.2 percent of loans receivable, at March 31, 1998, primarily for residential property. Most of the construction loans are underwritten as construction/permanent loans to the future occupants, structured to become permanent loans upon completion of the construction. Construction loans are structured as interest-only during the construction period, which generally equals three months. Construction/permanent loans have maximum LTV ratios equal to the requirements of the permanent loans.

      Cortland also offers consumer loans, which totaled $16.0 million, or 10.2 percent of gross loans receivable, at March 31, 1998. The Bank offers a variety of types of consumer loans, including loans secured by automobiles, student loans, deposit accounts, credit cards and secured and unsecured personal loans. Cortland has recently emphasized the origination of automobile loans in order to improve overall asset yields, increase the interest sensitivity of the assets and expand the customer base. Auto loans are originated through both direct contact with borrowers and through auto dealers as indirect loans. Cortland performs its own underwriting of these indirect loans. Auto loans are made on both new and used vehicles with maturities of no more than five years with LTVs of less than 85 percent. Other consumer loans are generally offered as short term loans of up to five years at fixed interest rates.

      Commercial business loans also represent an area of loan portfolio diversification, as Cortland strives to provide all financing needs for a business customer (i.e. real estate loans and working capital or operating loans). The Bank's commercial business loans have remained in the range of $6.5 to $9.0 million over the past five fiscal years and totaled $6.5 million as of March 31, 1998. These loans are primarily made to local small businesses in Cortland County, and are attractive due to the higher yields and shorter durations. Commercial business loans usually carry a floating rate and are secured by assets such as inventory, equipment or other assets and guaranteed by the principals.

      As shown in Exhibit I-11, Cortland's overall loan origination volume has been relatively stable at $31.7 to $33.6 million over the most recent three fiscal years. The table highlights the Bank's emphasis on residential real estate and consumer lending, with residential originations increasing from $10.8 million, or 32.1 percent, of loan originations in fiscal 1995 to $14.7 million, or 44.8 percent of loan originations for fiscal 1997. Cortland has not historically purchased loans, and has not sold loans in the secondary market.

Asset Quality

      Exhibit I-12 displays Cortland's NPAs from fiscal 1993 to March 31, 1998, and shows that the level of NPLs has declined to 0.94 percent of total loans at March 31, 1998, following an extended period in excess of 1.2 percent of loans. This decline is primarily due to the previously described sale of problem loans, which substantially reduced the level of non-accrual loans. The Bank recorded REO of $760,000 at March 31, 1998. As of the same date, the ratio of NPAs to assets equaled 0.96 percent of assets, a decline from 2.27 percent of assets at fiscal year end 1997. At March 31, 1998, NPAs totaled $2,228,000 and consisted of residential real estate, commercial real estate and non-mortgage loans on non-accrual status, other loans greater than 90 days delinquent and still accruing and REO. As of the same date, the Bank maintained valuation allowances of $2,230,000, equal to 1.45 percent of loans receivable and 100.09 percent of NPAs. Cortland had classified assets of $2.2 million at March 31, 1998, all of which were classified as substandard or doubtful (see Exhibit I-13).

Funding Composition and Strategy

      Exhibit I-14 provides data pertaining to Cortland's deposit composition at fiscal year ends 1995 through March 31, 1998. Cortland's deposits consist of CD accounts, which totaled $107.9 million, or 54 percent of total deposits, and a base of core deposits (passbook accounts, NOW accounts, non-interest checking accounts, and MMDAs) which totaled $90.4 million, or 46 percent of total deposits. Passbook accounts were the largest component of core deposits and totaled $63.7 million, or 32 percent of total deposits, at March 31, 1998, followed by NOW accounts totaling $9.3 million, and demand accounts totaling $9.1 million. From December 31, 1995 to March 31, 1998, the proportion of non-CD deposit funds as a percent of total deposits increased slightly from 44.3 percent to 45.6 percent, indicating the Bank has been successful in maintaining this low-cost deposit base.

      CDs accounted for approximately 54 percent of Cortland's deposit base at March 31, 1998. Approximately 59 percent of the CD portfolio was scheduled to mature in one year or less. Jumbo CDs, which tend to be more rate sensitive than lower balance CDs, accounted for $13.7 million, or 6.9 percent of deposits, at March 31, 1998. The level of jumbo CDs in the Bank's CD portfolio is significant in that jumbo CDs tend to be more rate sensitive than smaller denomination CDs, increasing the Bank's interest rate risk to a degree.

RP Financial, LC.
Page 1.15


Subsidiary Operations

      The Bank currently has one subsidiary operation, which was incorporated in New York in 1986 but which has been inactive for many years and does not engage in any business at this time.

Legal Proceedings

      Other than the routine legal proceedings that occur in the Bank's ordinary course of business, the Bank is not involved in litigation which is expected to have a material impact on the Bank's financial condition or operations.

RP Financial, LC.
Page 2.1

                                 II. MARKET AREA

Introduction

      Cortland conducts operations in the central region of the State of New York, operating out of a headquarters office in Cortland, Cortland County, New York, a branch office in the adjoining community of Cortlandville to the south, and a branch office in Homer, a small city adjacent to the north of the City of Cortland. Cortland has also recently opened a representative office in Ithaca, Tompkins County, New York, an adjoining county to southwest, to originate mortgage loans. All of the Bank's full-service facilities are located in Cortland County. Exhibit I-1 details the locations of the Bank's offices, while
Exhibit II-1 details the general characteristics of the Bank's offices. Cortland County is a primarily rural county located to the south of the Syracuse metropolitan statistical area ("MSA") and north of the Binghamton, New York MSA. Cortland County has an estimated 1997 population of 48,000, while the Syracuse MSA has an estimated population of 750,000 and the Binghamton MSA has an estimated population of 250,000. While the more rural nature of Cortland County area has historically limited overall population levels, U.S. Interstate Route I-81 has provided access to the larger population and employment centers of Syracuse and Binghamton. The City of Cortland and Cortland County, in particular the local areas surrounding the Bank's offices, represent the primary market area for deposit generation as most of the Bank's depositors live in the areas surrounding the office locations. Cortland's sources for loans is primarily Cortland County, and to a lesser extent, the surrounding counties.

      The Bank's market area has in general reported stable levels of population, households and income in recent years, as the rural nature of the county has acted to restrict employment opportunities and limit increases in income. The Cortland County employment base is generally diversified into a broad variety of employment sectors, including education, tourism, health care, services and manufacturing.

      Competition from other financial institutions operating in the Bank's market area includes a number of both large and small commercial banks, and against this competition the Bank maintains a market share of approximately forty percent of overall financial institution deposits in Cortland County. The other financial institutions in Cortland County consist of both locally-owned community-oriented institutions and subsidiaries of larger regional and superregional institutions. The Bank has experienced little change in deposits in recent years primarily due to the lack of growth in market area deposits and continued competition for deposits.

      Future business and growth opportunities will be partially influenced by economic and demographic characteristics of the market served, particularly the future growth and stability of the regional economy, demographic growth trends, and the nature and intensity of the competitive environment for financial institutions.

RP Financial, LC.
Page 2.2


These factors have been briefly examined in the following pages to help determine the growth potential that exists, the relative economic health of the market area and the relative impact on value.

National Economic Factors

      Over the past year, national economic growth has been mixed. Second quarter economic data for 1997 generally reflected a less robust pace of growth than maintained during the first quarter. Most notably, a lower than anticipated National Association of Purchasing Managers index in April 1997 indicated a slowdown of expansion in the manufacturing sector. New home sales also dropped by 7.7 percent in April 1997, the sharpest decline in six months. Automobile sales for April and May declined from year earlier levels, and discounting became more common by automakers. A rise in the June unemployment rate and GDP growth slowing to an annual rate of 2.2 percent in the second quarter, which was well below the revised 4.9 percent rate recorded in the first quarter, further signaled that the economy was slowing to a more sustainable pace.

      Economic data released in August 1997 provided mixed signals of economic growth, as a decline in the July unemployment rate and an unexpectedly sharp decline in the U.S. trade deficit provided indications of a strengthening economy. At the same time, a modest increase in the July consumer price index and a decline in July wholesale prices suggested that inflation remained non-threatening. At the end of August, the second quarter GDP was revised upward to a 3.6 percent annual growth rate compared to a 2.2 percent original estimate. In early-September, a slight increase in the August unemployment rate did little to alleviate inflation concerns, as the employment data indicated that the job market remained tight and wages continued to rise. Comparatively, only a slight increase in the August consumer price index provided evidence that inflation remained tame at the end of the third quarter. September unemployment data served to further calm inflation fears in early-October, as the unemployment rate was unchanged at 4.9 percent and fewer jobs than expected were added to the economy.

      At the beginning of the fourth quarter of 1997, inflation concerns became more notable following congressional testimony by the Federal Reserve Chairman, as he indicated that it would be difficult for the U.S. economy to maintain the current balance between tight labor markets and low inflation. However, economic data released in October and November provided mixed signals on the strength of the economy. For example, a decline in the October unemployment rate to a 24-year low of 4.7 percent indicated a rapidly expanding economy, while, comparatively, a decline in October retail sales suggested that the economy may be slowing. Economic growth was also viewed as being contained by the upheaval in Asian markets, based on expectations that international turmoil would result in a drop in demand for U.S. exports. However, the threat of inflation was rekindled in early-December on news of the November unemployment rate dropping to 4.6 percent, as the tight

RP Financial, LC.
Page 2.3


labor market pushed hourly wages higher. Economic data released in mid-December provided for a more favorable inflation outlook, since the increase in November retail sales was well below economists expectations and producer prices declined in November.

      Inflation concerns were further eased in early-January 1998 on news that U.S. manufacturing growth slowed in December and predictions by economists of slower growth for the U.S. economy in 1998. However, December 1997 employment data indicated robust economic growth, despite a 0.1 percent increase in the December unemployment rate to 4.7 percent, as a higher than expected 370,000 jobs were added to the U.S. economy in December. The growing demand for labor translated into a higher than expected increase in labor costs during the fourth quarter of 1997. A 0.5 percent increase in industrial production for December 1997 and a 4.3 percent increase in the GDP for the fourth quarter of 1997 further suggested that the financial troubles in Asia had not diminished demand for U.S. exports by the end of 1997. At the end of January 1998, inflation concerns were diminished by the December durable goods orders report, which showed only a slight increase after excluding the volatile transportation sector. The January unemployment rate was unchanged at 4.7 percent, while the number of jobs added to the economy was higher than expected. Other economic data released in February 1998 generally signaled a stable economic environment. Retail sales were up 0.1 percent in January 1998 versus 0.3 percent in December 1997, while the consumer price index for January was unchanged from December. At the end of February fourth quarter GDP was revised downward to 3.9 percent, signaling a possible slowdown in growth in the early part of 1998.

      Economic data released in early-March 1998 provided mixed economic signals, with a decline in the February unemployment rate to 4.6 percent being indicative of a robust U.S. economy. However, the February employment data also reflected a decline in manufacturing jobs, which suggested that the growth may not be sustainable. A decline in February producer prices and plunging oil prices further eased inflation concerns in mid-March 1998. However, the February CPI reflected an accelerating economy, after factoring out the sharp decline in energy prices, indicating that competition from cheap Asian imports hadn't yet forced many U.S. companies to lower prices. At the end of March, data which showed a record pace for new and existing home sales in February further signaled a strong U.S. economy. Tight labor markets were a further indication of the growing U.S. economy, as inflation adjusted wages for the lowest paid workers started to rise in 1997, reversing a 25-year economic trend in the U.S. economy. While the March employment data reflected a loss of jobs and an increase in the unemployment rate to 4.7 percent from 4.6 percent in February, the decline in economic activity was believed to be mostly weather-related. A slower pace of economic growth was also indicated by a slight decline in March retail sales and consumer prices stayed flat during March.

RP Financial, LC.
Page 2.4


      First quarter GDP growth of 4.2 percent signaled a strong pace of economic growth, although inflation remained in-check. The favorable inflation data included decelerating labor costs during the first quarter of 1998 compared to the fourth quarter of 1997 and the price index for gross domestic purchases was flat during the first quarter. The April 1998 employment data showed a surprising decline in the unemployment rate to 4.3 percent, the lowest level since February 1970. However, inflation concerns that were raised by the sharp decline in the unemployment rate were somewhat eased by a decline in manufacturing employment, suggesting that the economy may be slowing. Comparatively, consumer prices rose 0.2 percent in April, which was the largest increase in six months. Overall, however, the April economic data indicated that inflation continued to be contained, as the annual core rate of inflation was measured at just 2.1 percent.

      Consistent with the mixed economic activity, interest rate trends have been varied as well over the past year. News of the budget agreement and favorable inflation data provided for a rally in bond prices in early-May 1997. Interest rates stabilized in mid-May, as the Federal Reserve opted not to raise interest rates at its May meeting. The high level of consumer confidence indicated by the May reading caused the 30-year bond yield to edge above 7.0 percent again in late-May. However, the increase was short-lived, as signs of slowing economic growth provided for a lower interest rate environment during June.

      The downward trend in interest rates became more pronounced during July 1997, following the Federal Reserve's decision to leave rates unchanged at its early-July meeting and the release of new economic data that indicated inflation was under control. Slower economic growth indicated by a second quarter GDP growth rate of 2.2 percent sustained the rally in bond prices at the end of July. However, in early-August, the stronger than expected job growth reflected in the July employment data and a falling U.S. dollar against the yen and mark caused bond prices to tumble. After recovering briefly on the favorable inflation readings reflected in the July wholesale and retail prices, bond prices declined in late-August on news of the narrower than expected June trade deficit. Bond prices rallied briefly at the end of August and in early-September, due to technical pressures and economic data that showed manufacturing growth cooled in August. Interest rates increased slightly in mid-September, reflecting investor fears that the August economic data would show a strengthening economy and higher prices. However, the low inflation reading indicated by the August consumer price report ignited a bond market rally, with the yield on the 30-year bond posting its second largest decline in the 1990s on September 16, 1997. Bond prices approached their highest level in two years in early-October, reflecting the stable inflation environment as confirmed by the September unemployment data.

In mid-October 1997, renewed inflation fears raised by the tight labor markets and growing expectations of a rate hike by the Federal Reserve provided for an easing in bond prices. The sell-off in the global markets at the end of October served to abbreviate the decline in bond prices, as skittish investors dumped stocks in favor of

RP Financial, LC.
Page 2.5


bonds. The Federal Reserve's decision to leave interest rates unchanged at its mid-November meeting, along with signs of slowing economic growth indicated by a decline in October retail sales, served to strengthen the advance in bond prices in mid-November as the yield on the bellwether 30-year U.S. Treasury bond approached 6.0 percent. Renewed interest in U.S. Treasury bonds by Japanese investors and fading concerns of inflation provided for a stable bond market in late-November. The rally in bond prices was not sustained in early-December, as bond prices declined on news of the surprisingly strong jobs report for November. However, positive inflation news indicated by the lower than expected increase in November retail sales and the decline in November producer prices, as well as world market turmoil, served to push the yield on the 30-year U.S. Treasury bond below 6.0 percent in mid-December. Bond prices were further boosted in mid-December by the Federal Reserve's decision to leave interest rates unchanged at its mid-December meeting, while a flight to quality caused by lingering concerns over the long-term stability of Asian financial markets sustained the advance in the bond market in late-December.

      Comments by the Federal Reserve Chairman of possible deflationary pressures served to strengthen the bond market rally at the beginning of 1998. December 1997 economic data which generally showed a strong pace of economic growth caused bond prices to retreat slightly in late-January 1998. Bonds rallied briefly at the end of January, as the Federal Reserve indicated that it would hold rates steady. In early-February, gains in the stock market translated into a sell-off in bonds. However, despite the stronger than expected employment report for January, bond prices edged higher following the release of the employment data on the first Friday in February. The positive trend in bond prices was sustained through mid-February, which was supported by economic data which showed a slower pace of growth. Indications by the Federal Reserve Chairman that the Federal Reserve would not cut rates soon pushed interest rates slightly higher in late-February. However, the downward revision to fourth quarter GDP boosted bond prices modestly at the end of February.

      At the beginning of March 1998, signs of a strengthening U.S. economy pushed the yield on the 30-year bond above 6.0 percent for the first time in three months. However, the decline in bond prices was short-lived, as declining oil prices and news of a 1.6 percent decline in February producer prices served to edge the 30-year bond year back below 6.0 percent in mid-March. The 30-year bond yield approached 6.0 percent again in late-March, as the economic strength indicated by the new and existing home sales reports for February heightened speculation that the Federal Reserve would raise interest rates. At its late-March meeting the Federal Reserve elected to leave interest rates unchanged, which along with the slight increase in the March unemployment rate, provided for a mild rally in bond prices during late-March and early-April.

      Indications of slower economic growth, such as a decline in March retail sales, provided for a fairly stable interest rate environment through mid-April 1998. Speculation that the Federal Reserve was leaning

RP Financial, LC.
Page 2.6

towards increasing interest rates triggered a sell-off in bonds during late-April, as the 30-year bond yield moved above 6.0 percent. However, the downturn was abbreviated by the favorable inflation data reflected for labor costs during the first quarter of 1998, which pushed the yield on the 30-year bond back below 6.0 percent at the end of April. News of the sharp decline in the April unemployment rate translated into slightly higher interest rates in early-May, reflecting concerns that the tight labor market would result in higher labor costs. Comparatively, interest rates edged lower in mid-May, with turmoil in the Asian markets and the Federal Reserve's decision not to raise interest rates at its May meeting being noted as reasons for the decline in interest rates. As of June 5, 1998, one- and thirty-year U.S. Government bonds were yielding 5.43 percent and 5.79 percent, respectively, versus comparative year ago rates of 5.74 percent and 6.88 percent. Exhibit II-2 provides historical interest rate trends from 1991 through June 5, 1998.

Market Area Demographics

      Demographic growth trends in Cortland County have been measured by changes in population, number of households and median household income and other data, with trends in those areas summarized by the data presented in Exhibit II-3, while additional data concerning sources of personal income and employment sectors is presented in Exhibit II-4. Syracuse and Binghamton MSA, New York and U.S. data is provided for comparative purposes, and trends in this data provide some indication of future levels of business activities for financial institutions. As shown in Exhibit II-3, and illustrating the rural nature of Cortland County, there was an estimated population of 48,000 in Cortland County as of 1997. Since 1990, Cortland County has experienced a slight decline in both population and households, while the State of New York has recorded only minimal growth. This history of stable population and household numbers is prevalent throughout central New York State, as both the Syracuse and Binghamton MSAs recorded stable or declining population and household figures since 1990. These trends are projected to continue through the year 2002, and indicate that the Bank operates in a market area with essentially zero growth in these key demographic areas.

      Median household income levels in the primary market area of Cortland County are generally in line with the central New York region averages (including the Syracuse and Binghamton MSAs), but lower than the statewide averages (which have an upward bias due to the higher incomes of the New York City area). Estimated per capita annual income for 1997 in Cortland County was less than all comparative area figures, including 14 percent less than the Syracuse MSA and 33 percent less than the state average. However, these lower income levels are offset by the relatively lower cost of living found in the more rural Cortland County. Income

RP Financial, LC.
Page 2.7


distribution levels are similar to per capita income figures, revealing that Cortland County has a higher proportion of lower income households (below $50,000 annually), reflecting the lower income nature of the area. Based on the projections of stable population and households, along with comparable or lower income levels, growth opportunities in the primary market area counties can be expected to remain limited, with growth most likely achievable through expansion of the Bank's market overall area.

Economy

      The Bank's deposit gathering activities and a substantial portion of the lending operations are conducted in Cortland County. Employment in this county is generally diversified, containing employment in services, wholesale and retail trade, manufacturing and state and local government. As shown in Table
2.1 below, Cortland County has a higher proportion of employment in wholesale and retail trade and manufacturing than the state as a whole, 42 percent versus 29 percent, respectively, while the state of New York has a higher employment rate in services. As indicated previously, the I-81 corridor provides access to the Syracuse and Binghamton MSAs and the rest of the eastern coast of the United States. Table 2.2 presents the major employers within Cortland County. As shown by this list of employers, the Bank's market area county contains a relatively well diversified employment base.

                                    Table 2.1
                              Cortland Savings Bank
                   Cortland County Employment Characteristics

Employment Area                  New York         Cortland County
---------------                  --------         ---------------
Services                           35.2%               28.2%
Wholesale/Retail Trade             19.2%               22.3%
Manufacturing                      10.1%               19.2%
Government                         14.6%               14.4%
Construction                        3.8%                4.2%
Other                              17.1%               11.7%
                                  -----               -----
  Total                           100.0%              100.0%

Source: REIS, Inc.

RP Financial, LC.
Page 2.8


                                    Table 2.2
                              Cortland Savings Bank
                         Major Cortland County Employers

Employer                              Industry                     Employees
--------                              --------                     ---------
Cortland Memorial Hospital         Health Care                     501-1,000
Cortland Asphalt-Suit Kote         Asphalt Products                501-1,000
Pall Trinity Corporation           Filters, FiltrationSystems      501-1,000
SUNY - Cortland                    Education                       501-1,000
Buckbee-Mears Cortland             TV Screen Manufacturing           251-500
Marietta Corporation               Packaging Supplies/Samples        251-500
Cooper Hand Tools                  Tools                             100-250
Intertect Laboratories             Testing Laboratories              100-250
Monarch Machine and Tool           Machine Tools                     100-250
Saulsbury Fire Equipment           Fire Equipment                    100-250

Source:  Cortland County Chamber of Commerce.

      Table 2.3 displays unemployment data in the local market area as of March 1997 and March 1998. While the unemployment rate has declined for the United States and the state of New York over the past year, the unemployment rate for Cortland County increased, and remains well above state and national averages as of March 1998. The unemployment rate for New York is also above the national average. This data indicates that the Bank's market area county is experiencing a comparatively low level of job availability for the current residents eligible for employment, and this elevated unemployment rate is significant in view of the stable levels of population that have existed over the recent past.

                                    Table 2.3
                              Cortland Savings Bank
                         Market Area Unemployment Trends

Region                   March 1997          March 1998
------                   ----------          ----------
United States               5.5%                5.0%
New York                    7.0%                6.5%
Cortland County             8.2%                8.5%

Source: U.S. Bureau of Labor Statistics.

RP Financial, LC.
Page 2.9


Deposit Trends and Competition

      Competition among financial institutions in the Bank's market area is significant, and, as larger institutions compete for market share to achieve economies of scale, the market environment for the Bank's products and services is expected to become increasingly competitive in the future. Smaller institutions such as Cortland will be forced to either compete with larger institutions on pricing, or to identify and operate in a "niche" that will allow for operating margins to be maintained at profitable levels.

      The Bank's market area for deposits, defined as Cortland County, is characterized by the presence of both locally-based and locally-owned financial institutions and larger, regional and superregional institutions. Major competitors include local commercial banks such as the First National Bank of Cortland, and larger regional and superregional banks such as Marine Midland Bank (Buffalo, NY), Manufacturers and Traders Trust Company (Buffalo, NY), Keybank National Association (Cleveland, OH) and Fleet Bank (Albany, NY).

      Table 2.4 displays deposit market trends for the State of New York and the primary market area from June 30, 1995 to June 30, 1997. Overall, financial institution deposits showed an increase statewide, with commercial banks showing growth while savings institutions lost deposits. This trend of moderate increases in overall deposits, similar to the rest of the nation, reflects in part disintermediation whereby banking customers have also placed available funds into other types of financial intermediaries such as mutual funds, investment firms, brokerage houses, and insurance companies. In contrast, deposit trends in Cortland County exhibited a slight decline over the same two year period. Cortland is the only savings institutions operating in Cortland County, and reported an increase in deposits of less than one percent, while commercial banks decreased deposits by approximately the same amount. Commercial banks hold approximately 58 percent of financial institution deposits in Cortland County. Cortland Savings maintains a market share of over 42 percent of financial institution deposits in Cortland County, indicating that further gains in deposits may be difficult.

Summary

      The overall condition of the primary market area can be characterized as stable with a relatively small population and household base. The local economy is relatively diversified and is attractive to new businesses. In order to support the Bank's desired level of business operations, lending activities have been pursued in a larger geographical area including several of the surrounding counties. Going forward, in view of the local demographic and economic trends and the numbers and types of competitors in the market area, the competition for deposits is

                          -----------------------------
                                    Table 2.4
                              Cortland Savings Bank
                                 Deposit Summary
                          -----------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                                         As of June 30,
                                          -------------------------------------------------------------------------
                                                               1995                                   1997
                                          --------------------------------------  ---------------------------------     Deposit
                                                           Market     Number of                   Market    No. of   Growth Rate
                                              Deposits     Share      Branches       Deposits     Share    Branches   1995-1997
                                              --------     ------     ---------      --------     ------   --------  -----------
                                                                     (Dollars In Thousands)                               (%)
State of New York                         $348,599,172     100.0%      4,796      $397,560,108    100.0%     4,520       6.8%
  Commercial Banks                         249,623,347      71.6%      3,645       314,746,311     79.2%     3,509      12.3%
  Savings Institutions/Savings Banks        98,975,825      28.4%      1,151        82,813,797     20.8%     1,011      -8.5%

Cortland County                           $    491,647     100.0%         15      $    490,448    100.0%        15      -0.1%
  Commercial Banks                             286,361      58.2%         12           283,869     57.9%        12      -0.4%
  Savings Institutions/Savings Banks           205,286      41.8%          3           206,579     42.1%         3       0.3%
    Cortland Savings                           205,286      41.8%          3           206,579     42.1%         3       0.3%
--------------------------------------------------------------------------------------------------------------------------------

Source: FDIC; OTS.

RP Financial, LC.
Page 2.11


expected to remain substantial, which will result in Cortland having to pay competitive deposit rates to maintain local market share. The reinvestment of stock proceeds from the conversion may mitigate to some extent the potentially higher funding costs to attract deposits through anticipated loyalty of local shareholders and referrals from local shareholders.

RP Financial, LC.
Page 3.1


                            III. PEER GROUP ANALYSIS

      This chapter presents an analysis of Cortland's operations versus a group of comparable public companies (the "Peer Group") selected from the universe of all publicly-traded savings institutions. The primary basis of the pro forma market valuation of the Bank is provided by these public companies. Factors affecting Cortland's pro forma market value such as financial condition, credit risk, interest rate risk, and recent operating results can be readily assessed in relation to the Peer Group. Current market pricing of the Peer Group, subject to appropriate adjustments to account for differences between Cortland and the Peer Group, will then be used as a basis for the valuation of the Bank's to-be-issued common stock.

Selection of Peer Group

      We consider the appropriate Peer Group to be comprised of only those publicly-traded savings institutions whose common stock is either listed on a national exchange or is NASDAQ listed, since the market for companies trading in this fashion is regular and reported. We believe non-listed institutions are inappropriate since the trading activity for thinly-traded stocks is typically highly irregular in terms of frequency and price and may not be a reliable indicator of market value. We have excluded from the Peer Group all publicly-traded subsidiary institutions of mutual holding companies, because their pricing ratios are distorted by the minority issuance of their shares. We have also excluded from the Peer Group those companies under acquisition and/or companies whose market prices appear to be distorted by speculative factors or unusual operating conditions. The universe of all publicly-traded institutions is included as Exhibit III-1. Pricing characteristics of all savings institutions are included as Exhibit IV-1 (institutions excluded from the calculation of averages are denoted with a footnote (8)).

      Under ideal circumstances, the Peer Group would be comprised of a minimum of ten publicly-traded New York savings institutions with capital, earnings, asset sizes, balance sheet composition, risk profiles, operating strategies and market areas comparable to the Bank. Since 10 such institutions do not exist, it was necessary to expand the search beyond state boundaries and with search criteria for similarly sized, well capitalized institutions located in other states. Thus, in the selection process we applied the two primary "screens" to the universe of all public companies as follows:

      o Screen #1. New York State institutions outside of New York City with assets more than $100 million less than $1.0 billion. Seven companies met the criteria for this screen and were included in the Peer Group (see Exhibit III-2). The remaining New York institutions were excluded due to the company's location in New York City and asset size considerations.

RP Financial, LC.
Page 3.2


      o Screen #2. Institutions operating in Ohio with equity/assets ratios in excess of 20 percent and meaningful price/earnings multiples (less than 30 times). Three companies met the criteria for this screen and were included in the Peer Group (see Exhibit III-3).

      Table 3.1 lists key characteristics of the Peer Group companies. In general, the Peer Group is comprised of relatively seasoned publicly-traded institutions operating in New York and Ohio with a moderately lower average asset size. While the Peer Group is not exactly comparable to the Bank, we believe that it provides a reasonable representation of publicly-traded savings institutions with operations comparable to those of the Bank and thus forms a sound basis for valuation. A summary description of the key characteristics of each of the Peer Group companies selected is detailed below.

o Ambanc Holding Co., Inc. of Amsterdam, NY. Ambanc, the largest member of the Peer Group with over $520 million in assets, is traded on the NASDAQ and was selected due to its meeting the selection criteria described above, including operating in close proximity to Cortland in central New York. Ambanc operates with a relatively high percentage of assets in MBS and utilizes borrowings to fund operations. Ambanc also reported net income below the Peer Group averages, and also reported relatively low levels of non-performing assets along with comparatively high reserve coverage ratios.

o Catskill Financial Corporation of Catskill, NY. Catskill is a $296 million institution operating 4 offices in southeastern New York. Catskill converted to stock form in April 1996, and is a well-seasoned public company. Catskill reported relatively high investment in cash and investments and MBS and a loan portfolio dominated by 1-4 family loans. Catskill reported a high equity/assets ratio and the second highest income of the Peer Group, which was supported by low operating expenses.

o Skaneateles Bancorp of Skaneateles, NY. Skaneateles, a $258 million savings institution, operates from nine office locations in central New York state. Skaneateles, in addition to satisfying the selection criteria, reported relatively high investment in loans receivable funded almost completely with deposit funds. Loan portfolio diversification included commercial real estate and consumer loans. Skaneateles reported a relatively low equity/assets ratio and income which was supported by a strong net interest margin, offset by relatively high operating expenses. Reserve coverage ratios were lower than the Peer Group averages.

o The Elmira Savings Bank of Elmira, NY. Elmira Savings operates in Elmira, New York in close proximity to the Cortland area in central New York from six offices. Maintaining an asset base of $230 million, Elmira Savings is also a seasoned institution that converted in 1985. Elmira Savings reported a high proportion of assets invested into loans receivable funded with a high concentration of deposits. Elmira reported loan diversification into commercial business, commercial real estate and non-mortgage lending, resulting in a comparatively high risk-weighted assets-to-assets ratio. Elmira Savings also reported relatively comparable reserve coverage ratios. Elmira Savings also reported the largest portfolio of loans serviced for others of the Peer Group members.

o Peekskill Financial Corporation of Peekskill, NY. Peekskill, traded on the NASDAQ, is a $196 million savings institution operating 3 offices in southeastern New York. Similar to Ambanc and Catskill, Peekskill reported relatively high investment in MBS, along with little loan diversification beyond 1-4 family residential lending, which resulted in the lowest risk-weighted assets-to-assets ratio of the Peer Group. Peekskill's profitability was supported by a strong net interest margin and operating expenses lower than the Peer Group average.

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                    Table 3.1
                      Peer Group of Publicly-Traded Thrifts
                                June 16, 1998(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  -------
                                                                                                               ($)    ($Mil)
 AHCI   Ambanc Holding Co., Inc. of NY(3)   OTC    East-Central NY    Thrift     520       12   12-31   12/95  18.63     79
 CATB   Catskill Fin. Corp. of NY(3)        OTC    Albany NY          Thrift     296        4   09-30   04/96  17.38     78
 SKAN   Skaneateles Bancorp Inc of NY(3)    OTC    Northwest NY       Thrift     258        9   12-31   06/86  17.50     25
 ESBK   Elmira Svgs Bank (The) of NY(3)     OTC    NY,PA              Thrift     230        6   12-31   03/85  29.25     21
 PEEK   Peekskill Fin. Corp. of NY          OTC    Southeast NY       Thrift     196        3   06-30   12/95  18.00     54
 SFED   SFS Bancorp of Schenectady NY       OTC    Eastern NY         Thrift     175        4   12-31   06/95  22.00     27
 WEHO   Westwood Hmstd Fin Corp of OH       OTC    Cincinnati OH      Thrift     134 D      2   12-31   09/96  12.75     36
 GOSB   GSB Financial Corp. of NY(3)        OTC    Southeast NY       Thrift     119        2   09-30   07/97  17.13     39
 DCBI   Delphos Citizens Bancorp of OH      OTC    Northwest OH       Thrift     113        1   09-30   11/96  20.50     39
 PSFC   Peoples Sidney Fin. Corp of OH      OTC    WestCentral OH     Thrift     106        1   06-30   04/97  24.38     44

NOTES:  (1)   Or most recent date available (M=March, S=September, D=December,
              J=June, E=Estimated, and P=Pro Forma)
        (2)   Operating strategies are: Thrift=Traditional Thrift,
              M.B.=Mortgage Banker, R.E.=Real Estate Developer,
              Div.=Diversified, and Ret.=Retail Banking.
        (3)   FDIC savings bank institution.

Source: Corporate offering circulars, data derived from information published in SNL Securities Quarterly Thrift Report, and financial reports of publicly-traded thrifts.

Date of Last Update: 06/16/98

RP Financial, LC.
Page 3.4


o SFS Bancorp of Schenectady, NY. SFS Bancorp is the sixth New York institution included in the Peer Group, and operates 4 offices in northcentral New York. SFS Bancorp reported a high investment in loans receivable (in particular 1-4 family residential loans) and no use of borrowed funds. SFS Bancorp profitability was affected by a relatively low level of net interest income and reported lower than average reserve coverage ratios.

o Westwood Homestead Financial Corporation of Cincinnati, OH. Westwood Homestead is the first Ohio institution included in the Peer Group, and operates two offices in Cincinnati, Ohio. Westwood Homestead reported a strong capital level in excess of 22 percent, and investment primarily in loans receivable and only minor levels of investment in MBS, with recent profitability effected by non-operating losses. Westwood Homestead's loan portfolio showed diversification into commercial real estate, and asset quality figures were more favorable than the Peer Group averages in terms of non-performing assets as a percent of assets. Reserves as a percent of non-performing assets were also higher in comparison to Peer Group averages.

o GSB Financial Corporation of Goshen, NY. GS Financial is a $119 million asset company operating out of two offices in New York, and represents the most recently converted institution in the Peer Group. GS Financial maintained a majority of earning assets in loans receivable and cash and investments, with little in terms of MBS. GS Financial reported income that was below Peer Group averages, with the net interest margin and operating expenses above Peer Group averages.

o Delphos Citizens Bancorp of Delphos, OH. Delphos has $113 million in assets and operates out of one office in northeastern Ohio. Delphos converted in 1996 and thus is well seasoned in the marketplace and maintains a strong capital position. Delphos reported investment primarily in MBS and loans receivable, with profitability positively affected by the lowest level of operating expenses of all Peer Group members. Delphos' loan portfolio revealed only moderate levels of diversification into non 1-4 family lending. Asset quality figures were more favorable than Peer Group averages in terms of non-performing assets to total assets, however reserve coverage ratios were also below Peer Group averages.

o Peoples Sidney Financial Corporation of Sidney, OH. Peoples Sidney represents the second most recently converted company in the Peer Group, having converted in April of 1997. Peoples Sidney has $106 million in assets and operates out of one office in west-central Ohio. Peoples Sidney operates with a high capital position (due to the recent conversion). Income was supported by a strong net interest margin, although Peoples Sidney reported relatively low levels of non-interest income from the non-diversified operations. Asset quality figures were less favorable than the Peer Group averages.

In aggregate, the Peer Group companies have an average capital ratio that is higher than the industry average, and lower core profitability. The Peer Group's much higher capital ratio combined with lower earnings results in a lower core ROE of 5.28 percent versus 10.16 percent for the all BIF average. In terms of pricing, the Peer Group on average trades at a lower price/book ("P/B") multiple and a higher price/earnings ("P/E") multiple relative to the industry (see the following table).

RP Financial, LC.
Page 3.5


                                                     As of June 5, 1998
                                                     ------------------
                                                     Peer       All BIF
                                                     Group      Insured
                                                     -----      -------

         Equity-to-Assets                            18.43%     11.56%
         Return on Assets ("ROA")-Core                0.91%      1.01%
         Return on Equity ("ROE")-Core                5.28%     10.16%
         Market Capitalization ($Mil)              $ 44.15    $628.84

         Price-to-Tangible Book Ratio ("P/TB") 131.68% 191.24% Price-to-Earnings Multiple ("P/E")-Core 22.48x 19.53x
         Price-to-Assets Ratio ("P/A")               23.87%     20.50%

         Source: Chapter IV tables.

      The following sections present a comparison of the Bank's financial condition, income and expense trends, loan composition, interest rate risk and credit risk versus the Peer Group. The conclusions drawn from the comparative analysis are then factored into the valuation analysis discussed in the final chapter.

Financial Condition

      Table 3.2 shows comparative balance sheet measures for the Bank and the Peer Group, reflecting the expected similarities and some differences given the selection procedures outlined above. Information for Cortland is as of March 31, 1998, and as of the latest available (December 31 or March 31) for the Peer Group. The Bank's pre-conversion net worth of 13.5 percent was below the Peer Group's average net worth ratio of 18.4 percent, although the Bank's capital level can be expected to exceed the Peer Group average on a pro forma basis. The increase in the Bank's capital on a pro forma basis can also be expected to reduce its ROE. Neither the Bank or the Peer Group, on average, had a balance of goodwill. The Bank and all of the Peer Group companies were in compliance with all fully phased-in regulatory capital requirements and were considered to be well-capitalized by FDICIA standards.

      In terms of asset composition, the Bank's ratio of loans to assets was only slightly lower than the Peer Group's ratio (66.4 percent of assets versus
67.6 percent for the Peer Group), while the Peer Group recorded a higher level of MBS (15.0 percent versus 8.5 percent for the Bank). The Bank maintains a higher balance of cash and investments as part of its operating strategy, and the portfolio totaled 21.2 percent of total assets. In contrast, the Peer Group maintained a ratio of cash and investments of 15.2 percent of assets. Following the conversion, the Bank's level of cash and investments is expected to initially increase, pending the Bank's deployment of the proceeds into loans. Overall, the Bank's IEA totaled 96.1 percent of assets, versus 97.8 percent for the Peer Group.

     RP FINANCIAL, LC.
     ------------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                                    Table 3.2
                   Balance Sheet Composition and Growth Rates
                         Comparable Institution Analysis
                              As of March 31, 1998

                                                                     Balance Sheet as a Percent of Assets
                                         ----------------------------------------------------------------------------------------
                                          Cash and                          Borrowed  Subd.    Net    Goodwill Tng Net    MEMO:
                                         Investments  Loans   MBS  Deposits   Funds   Debt    Worth   & Intang  Worth  Pref.Stock
                                         ----------- ------ ------ -------- -------- ------- -------- -------- ------- ----------
Cortland SB of Cortland NY
--------------------------
  March 31, 1998                           21.2     66.4      8.5     85.3      0.0      0.0    13.5      0.0    13.5      0.0

SAIF-Insured Thrifts                       19.0     67.5     10.2     68.9     15.6      0.2    13.4      0.2    13.2      0.0
BIF-Insured Thrifts                        21.6     62.3     12.5     71.3     15.5      0.0    11.1      0.4    10.7      0.0
Comparable Group Average                   15.2     67.6     15.0     74.3      5.9      0.0    18.4      0.0    18.4      0.0
  Mid-Atlantic Companies                   18.4     59.8     19.1     76.1      6.3      0.0    16.0      0.0    15.9      0.0
  Mid-West Companies                        7.7     85.6      5.2     70.1      5.1      0.0    24.2      0.0    24.2      0.0

Comparable Group
----------------
Mid-Atlantic Companies
----------------------
AHCI  Ambanc Holding Co., Inc. of NY       15.6     54.6     27.5     62.4     22.4      0.0    11.7      0.0    11.7      0.0
CATB  Catskill Fin. Corp. of NY            25.0     42.5     30.8     68.9      6.1      0.0    23.4      0.0    23.4      0.0
ESBK  Elmira Svgs Bank (The) of NY         14.9     77.0      4.4     91.6      1.4      0.0     6.2      0.0     6.2      0.0
GOSB  GSB Financial Corp. of NY            27.2     60.3      9.3     69.0      1.7      0.0    28.1      0.0    28.1      0.0
PEEK  Peekskill Fin. Corp. of NY           22.7     24.1     52.0     70.2      5.1      0.0    23.0      0.0    23.0      0.0
SFED  SFS Bancorp of Schenectady NY        10.7     78.0      9.0     86.2      0.0      0.0    12.4      0.0    12.4      0.0
SKAN  Skaneateles Bancorp Inc of NY        12.8     82.3      1.1     84.8      7.1      0.0     7.0      0.2     6.8      0.0

Mid-West Companies
------------------
DCBI  Delphos Citizens Bancorp of OH        3.9     81.0     13.9     70.1      4.4      0.0    25.0      0.0    25.0      0.0
PSFC  Peoples Sidney Fin. Corp of OH        9.9     88.3      0.0     74.5      0.0      0.0    25.2      0.0    25.2      0.0
WEHO  Westwood Hmstd Fin Corp of OH(1)      9.2     87.6      1.6     65.7     11.0      0.0    22.5      0.0    22.5      0.0

                                                    Balance Sheet Annual Growth Rates                         Regulatory Capital
                                           -------------------------------------------------------------   -------------------------
                                                   Cash and   Loans           Borrows.   Net    Tng Net
                                           Assets Investments & MBS  Deposits &Subdebt  Worth    Worth    Tangible   Core   Reg.Cap.
                                           ------ ----------- ------ -------- -------- -------- -------   -------- -------- --------
Cortland SB of Cortland NY
--------------------------
  March 31, 1998                           -1.92     1.25     -2.23     -2.51     0.00     2.76    2.76     13.21     22.03   23.28

SAIF-Insured Thrifts                       14.82     9.36     13.50      9.01    17.89     4.86    4.75     11.40     11.64   23.17
BIF-Insured Thrifts                        16.09    14.21     15.36      8.30    16.58     9.48    8.43     10.05      9.87   19.12
Comparable Group Average                    9.18     3.39     12.45      3.74   -15.70    -4.12   -3.45     15.83     14.93   35.04
  Mid-Atlantic Companies                    8.87    12.01      8.62      3.63    12.40    -0.16    0.74     15.09     13.91   36.75
  Mid-West Companies                        9.90   -16.72     21.39      3.99  -100.00   -15.99  -15.99     17.31     17.31   31.04

Comparable Group
----------------
Mid-Atlantic Companies
----------------------
AHCI  Ambanc Holding Co., Inc. of NY        8.72    17.31      7.38      4.17    14.02    -0.11   -0.11      8.80      8.80   22.06
CATB  Catskill Fin. Corp. of NY             8.03    13.22      6.63      3.38       NM    -6.22   -6.22     20.88     20.88   60.42
ESBK  Elmira Svgs Bank (The) of NY          3.19   -17.23      7.54      2.96    22.52     1.74    6.26      6.24      6.24   10.25
GOSB  GSB Financial Corp. of NY            24.30    32.89     22.21     -0.65       NM       NM      NM     19.68     19.68   39.70
PEEK  Peekskill Fin. Corp. of NY            7.26    21.13      3.32      3.63       NM    -3.65   -3.65     22.60     22.60   89.70
SFED  SFS Bancorp of Schenectady NY         3.90   -29.18     10.51      4.72       NM    -1.15   -1.15     12.36     12.36   23.77
SKAN  Skaneateles Bancorp Inc of NY         6.70    45.93      2.76      7.22     0.66     8.42    9.28        NM      6.78   11.35

Mid-West Companies
------------------
DCBI  Delphos Citizens Bancorp of OH        5.19   -72.78     19.29      3.81       NM    -7.38   -7.38     12.40     12.40   25.20
PSFC  Peoples Sidney Fin. Corp of OH       12.58    81.76      8.07     -3.40  -100.00       NM      NM     17.10     17.10   27.40
WEHO  Westwood Hmstd Fin Corp of OH(1)     11.93   -59.15     36.80     11.57       NM   -24.60  -24.60     22.42     22.42   40.51

(1)   Financial information is for the quarter ending December 31, 1997.

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 3.7


      While the Bank relied solely on deposits as the source to fund operations, the Peer Group relied on deposits and borrowings as funding sources, as reflected in the current deposits to assets ratios of 85.3 percent and 74.3 percent, respectively, and borrowings to assets ratios of 0.0 percent and 5.9 percent, respectively. Total interest-bearing liabilities ("IBL") maintained by the Bank and the Peer Group equaled 85.3 percent and 80.2 percent, respectively, with the Peer Group's lower ratio attributable to its higher capital ratio. On a pro forma basis, the Bank's IBL ratio is expected to decline as a result of the Bank's enhanced capital base and potential deposit withdrawals to fund stock purchases.

      The growth rate section of Table 3.2 shows growth rates for key balance sheet items. The growth rates (annualized) for the Bank are for the fifteen months ended March 31, 1998 while growth rates for the Peer Group are for the latest trailing twelve months available. The Bank reported a slight decrease in assets since December 31, 1996, while the Peer Group reported asset growth equal to 9.2 percent. Changes in the Bank's balance sheet occurred in the area of loans receivable and MBS (a decrease of 2.2 percent), offset by an increase in cash and investments of 1.3 percent. The Peer Group funded increases in loans and MBS through increases in assets. The Bank's slight asset shrinkage was evidenced by declines in deposits, while equity increased slightly. The Peer Group funded asset growth through a combination of deposits, borrowings and equity (the "NMs" in Table 3.2 reflect increases in excess of 100 percent). Cortland's profitable operations resulted in growth in the capital account equal to 2.8 percent, while various capital management strategies employed by Peer Group members (such as stock repurchases and dividends), resulted in a decline in the Peer Group's capital of 4.1 percent on average.

Income and Expense Components

      For the twelve months ended March 31, 1998, the Bank's net income amounted to 0.07 percent of average assets, below the 0.88 percent average return posted by the Peer Group (see Table 3.3). Net interest income was the primary component of the Bank's and the Peer Group's earnings, with Cortland's net interest margin above the Peer Group average (3.99 and 3.65 percent of average assets, respectively). Cortland reported a higher level of interest income and a lower level of interest expense, with the greatest difference reported in interest income. As shown in the "yields, costs, and spreads" section of Table 3.3, the Bank has a higher yield on assets and lower cost of funds in comparison to the Peer Group and the industry as a whole, resulting in a favorable yield/cost spread of 3.58 percent versus 2.87 for the Peer Group and 3.18 for all BIF-insured thrifts). Cortland's interest income was supported by the greater loan portfolio diversification (as described later in this section) into higher yielding commercial real estate and non-mortgage loans. The reinvestment of the net

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                   Table 3.3
        Income as a Percent of Average Assets and Yields, Costs, Spreads
                         Comparable Institution Analysis
                   For the Twelve Months Ended March 31, 1998

                                                        Net Interest Income                   Other Income
                                                    ----------------------------           -------------------
                                                                          Loss     NII                            Total
                                             Net                         Provis.  After    Loan   R.E.   Other    Other
                                           Income  Income Expense   NII  on IEA   Provis.  Fees   Oper.  Income  Income
                                           ------  ------ ------- ------ ------- -------   ----  -----   ------  ------
Cortland SB of Cortland NY
--------------------------
  March 31, 1998                             0.07    7.54    3.55   3.99   1.35    2.64    0.00   0.00    0.35     0.35
SAIF-Insured Thrifts                         0.92    7.46    4.16   3.29   0.13    3.17    0.10   0.01    0.30     0.42
BIF-Insured Thrifts                          1.04    7.30    3.82   3.49   0.14    3.34    0.09   0.00    0.36     0.46
Comparable Group Average                     0.88    7.30    3.65   3.65   0.09    3.57    0.05  -0.01    0.24     0.28
  Mid-Atlantic Companies                     0.76    7.15    3.55   3.60   0.11    3.49    0.03  -0.01    0.32     0.34
  Mid-West Companies                         1.17    7.66    3.88   3.78   0.04    3.74    0.09   0.00    0.07     0.16

Comparable Group
----------------
Mid-Atlantic Companies
----------------------
AHCI  Ambanc Holding Co., Inc. of NY         0.51    7.12    3.99   3.12   0.19    2.93    0.00  -0.05    0.22     0.17
CATB  Catskill Fin. Corp. of NY              1.33    7.22    3.26   3.96   0.09    3.87    0.00   0.03    0.14     0.17
ESBK  Elmira Svgs Bank (The) of NY           0.44    7.57    4.04   3.53   0.13    3.39    0.11  -0.04    0.64     0.70
GOSB  GSB Financial Corp. of NY              0.73    6.41    2.68   3.73   0.04    3.69    0.00   0.00    0.20     0.20
PEEK  Peekskill Fin. Corp. of NY             1.03    6.72    3.14   3.58   0.03    3.55    0.00   0.00    0.12     0.12
SFED  SFS Bancorp of Schenectady NY          0.64    7.27    3.92   3.35   0.07    3.28    0.07   0.01    0.20     0.28
SKAN  Skaneateles Bancorp Inc of NY          0.64    7.71    3.79   3.92   0.20    3.72    0.04  -0.04    0.71     0.70

Mid-West Companies
------------------
DCBI  Delphos Citizens Bancorp of OH         1.59    7.40    3.53   3.86   0.01    3.85    0.27   0.00    0.04     0.31
PSFC  Peoples Sidney Fin. Corp of OH         1.24    7.83    3.90   3.93   0.03    3.90    0.00   0.00    0.06     0.06
WEHO  Westwood Hmstd Fin Corp of OH(1)       0.67    7.76    4.20   3.56   0.08    3.48    0.00   0.00    0.11     0.11

                                         G&A/Other Exp.    Non-Op. Items     Yields, Costs, and Spreads
                                       ----------------   --------------     -------------------------
                                                                                                           MEMO:     MEMO:
                                        G&A  Goodwill       Net  Extrao.        Yield     Cost   Yld-Cost  Assets/  Effective
                                        Expense  Amort.     Gains  Items      On Assets Of Funds Spread    FTE Emp. Tax Rate
                                        ------- -------   ------- -------     --------- -------- ------ ----------  --------
Cortland SB of Cortland NY
--------------------------
  March 31, 1998                          2.71    0.00      -0.21   0.00        7.89      4.31     3.58     2,446       3.75
SAIF-Insured Thrifts                      2.20    0.02       0.07   0.00        7.60      4.82     2.78     4,372      37.02
BIF-Insured Thrifts                       2.28    0.04       0.07   0.00        7.52      4.34     3.18     4,210      38.49
Comparable Group Average                  2.37    0.00      -0.04   0.00        7.47      4.61     2.87     4,185      39.15
  Mid-Atlantic Companies                  2.57    0.01       0.03   0.00        7.34      4.32     3.03     3,586      41.18
  Mid-West Companies                      1.92    0.00      -0.20   0.00        7.77      5.28     2.49     5,581      34.41

Comparable Group
----------------
Mid-Atlantic Companies
----------------------
AHCI  Ambanc Holding Co., Inc. of NY      2.43    0.00       0.16   0.00        7.32      4.69     2.64     2,937      38.97
CATB  Catskill Fin. Corp. of NY           1.91    0.00       0.02   0.00        7.35      4.43     2.92     3,843      38.13
ESBK  Elmira Svgs Bank (The) of NY        3.13    0.01      -0.04   0.00        7.85      4.35     3.50     2,088      51.53
GOSB  GSB Financial Corp. of NY           2.75    0.00       0.06   0.00        6.62      3.78     2.84     3,212      40.75
PEEK  Peekskill Fin. Corp. of NY          1.82    0.00      -0.03   0.00        6.81      4.29     2.52     7,834      43.34
SFED  SFS Bancorp of Schenectady NY       2.52    0.00       0.03   0.00        7.45      4.56     2.89     3,024      40.29
SKAN  Skaneateles Bancorp Inc of NY       3.41    0.03       0.02   0.00        8.01      4.14     3.88     2,165      35.24

Mid-West Companies
------------------
DCBI  Delphos Citizens Bancorp of OH      1.71    0.00       0.00   0.00        7.48      4.88     2.59     5,363      35.06
PSFC  Peoples Sidney Fin. Corp of OH      2.03    0.00       0.00   0.00        7.97      5.04     2.93     5,276      35.99
WEHO  Westwood Hmstd Fin Corp of OH(1)    2.02    0.00      -0.59   0.00        7.88      5.92     1.95     6,103      32.18

(1)   Financial information is for the quarter ending December 31, 1997.

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 3.9


conversion proceeds may serve to initially dilute the Bank's asset yields due to current market rates on short- to intermediate-term investment securities but the net interest margin should increase with an increase in the IEA/IBL ratio.

      In another key area of core earnings strength, and offsetting in part the advantage in the net interest margin, the Bank operates with a higher operating expense ratio than the Peer Group (2.71 percent versus 2.37 percent of assets for the Peer Group), which is attributable to a relatively large number of employees for the Bank's asset size (as shown in Table 3.3, assets/full time employee totaled $2,446 for Cortland versus $4,185 for the Peer Group. In addition, operating expenses have been elevated in recent periods due to professional fees and other costs incurred in connection with the officer defalcation and problem loan issues. Going forward, Cortland's operating expenses will be subject to increase related to operations as a publicly-held company and stock plan expenses.

      Non-interest operating income made a higher contribution to the Bank's earnings than the Peer Group's earnings, offsetting some of the disadvantage in the operating expense area. For the trailing twelve months ended March 31, 1998, the Bank recorded non-interest operating income of 0.35 percent of average assets versus a level of 0.28 percent recorded by the Peer Group. Going forward, the Bank anticipates that non-interest operating income will continue to contribute similar levels to overall revenues.

      When viewed together, net interest income, other operating income and operating expenses provide insight into an institution's earnings strength, since those sources of income and expense are typically the most prominent components of earnings and are generally more predictable than losses and gains realized from the sale of assets or other non-recurring activities. In this regard, the Bank's efficiency ratio of 62.4 percent compares less favorably than the Peer Group's ratio of 60.3 percent. Both ratios are higher than the average of 58.7 percent for all BIF-insured savings institutions.

      During the most recent fiscal year, Cortland recorded non-operating expense of 0.21 percent of average assets, while the Peer Group as a whole recorded net non-operating expense of 0.04 percent of average assets, although most of the Peer Group's non-operating expense was due to one savings institution. Excluding this one Peer Group member, the Peer Group's net non-operating income totaled a minimal 2 basis points. The Bank recorded non-operating expense primarily in the form of losses on the sale of REO and gains on the sale of securities.

      The largest income statement disadvantage in comparison to the Peer Group for Cortland was the level of loan loss provisions. During the most recent twelve month period, Cortland incurred loan loss provisions of 1.35 percent of average assets, well in excess of the Peer Group average of 0.14 percent, and this difference was the

RP Financial, LC.
Page 3.10


primary reason for the Bank's minimal profitability in the last twelve months. As discussed in Chapter One, Cortland established loan loss provisions in order to write down a portion of the loan portfolio to fair value in connection with the recently completed sale of problem loans. Such provisions totaled $3.150 million for the most recent twelve month period.

Loan Composition

      Table 3.4 presents data related to the loan composition of the Bank and the Peer Group. The similar emphasis on residential lending for the Bank in comparison to the Peer Group was evident, with 1-4 family permanent mortgage loans accounting for 59.4 percent and 58.5 percent of the Bank's and the Peer Group's total loan and MBS portfolios, respectively. The Peer Group, however, maintains a relatively larger investment in MBS than the Bank.

      The Bank's loan portfolio exhibited greater diversification into higher risk weight loans than the Peer Group's loan portfolio. Commercial real estate lending and consumer lending are the Bank's primary methods of lending diversification, and such loans comprised 17.6 and 9.2 percent of the total loan and MBS portfolio at March 31, 1998. The Peer Group achieved their loan portfolio diversification primarily through commercial real estate and commercial business lending categories. The Peer Group's loan diversification totaled 20.82 percent of total loans and MBS, while Cortland's combined level of these loan categories totaled 30.64 percent. The Bank reported a higher risk-weighted assets ratio than the Peer Group at 59.92 and 50.45 percent, respectively. While Cortland does not maintain a loans serviced for others portfolio, several members of the Peer Group maintain a moderate level of loans serviced for others, representing an additional source of income.

Credit Risk

      Cortland's credit risk exposure appears to be higher than the Peer Group's exposure based on the Bank's higher level of risk-weighted assets and lower proportion of 1-4 family loans and MBS held in portfolio. In addition, the Bank maintains a higher level of NPAs, offset by a higher reserve coverage ratio than the Peer Group. As shown in Table 3.5, as of March 31, 1998, the Bank recorded NPAs of 0.96 percent of assets, higher than the Peer Group average of 0.71 percent, and maintained a similar ratio of non-performing loans ("NPLs") to loans of 0.95 percent versus 0.96 percent for the Peer Group. Most of the Bank's and Peer Group's NPAs consist of non-accruing loans, although Cortland reported a higher level of real estate owned. The Bank maintained a higher level of loss reserves as a percent of loans receivable (1.45 percent versus 0.80 percent for the Peer Group), and a higher ratio of reserves as a percent of total NPAs.

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                   Table 3.4
               Loan Portfolio Composition and Related Information
                         Comparable Institution Analysis
                              As of March 31, 1998

                                           Portfolio Composition as a Percent of MBS and Loans
                                           --------------------------------------------------------
                                                       1-4    Constr.   5+Unit    Commerc.             RWA/    Serviced    Servicing
Institution                                  MBS     Family   & Land    Comm RE   Business  Consumer  Assets   For Others   Assets
-----------                                ------    ------   ------    ------    ------    --------  ------   ----------   ------
                                           (%)       (%)      (%)       (%)       (%)        (%)      (%)        ($000)     ($000)
Cortland SB of Cortland NY                 11.39     59.37     0.15     17.56      3.75      9.18     59.92           0          0

SAIF-Insured Thrifts                       14.85     62.82     5.52     11.17      6.06      1.71     52.98     386,542      3,584
BIF-Insured Thrifts                        16.23     53.27     2.01     21.30      4.16      3.30     56.24   1,092,937     11,767
Comparable Group Average                   21.47     58.50     1.20      9.12      8.04      2.46     50.45       7,317          5

Comparable Group
----------------
AHCI  Ambanc Holding Co., Inc. of NY       35.78     41.39     0.85     10.91      8.46      2.45     42.02           0          0
CATB  Catskill Fin. Corp. of NY            22.04     62.93     0.27      3.19     11.93      0.02     34.92           0          0
DCBI  Delphos Citizens Bancorp of OH       16.79     73.11     5.72      7.60      2.37      0.00     49.41           0          0
ESBK  Elmira Svgs Bank (The) of NY          5.63     38.32     0.93     10.92     36.66      7.78     67.17      33,368          0
GOSB  GSB Financial Corp. of NY               NA        NA       NA        NA        NA        NA     46.81       6,498          0
PEEK  Peekskill Fin. Corp. of NY           70.63     28.19     0.49      0.45      0.47      0.00     25.44           0          0
PSFC  Peoples Sidney Fin. Corp of OH          NA        NA       NA        NA        NA        NA     63.82           0          0
SFED  SFS Bancorp of Schenectady NY        15.34     80.21     0.25      3.65      0.42      0.00     53.99       3,215          0
SKAN  Skaneateles Bancorp Inc of NY         1.90     69.67     0.87     14.60      3.76      9.23     67.09      24,851          0
WEHO  Westwood Hmstd Fin Corp of OH(1)      3.66     74.19     0.24     21.65      0.26      0.18     53.80       5,242         53

(1)   Financial information is for the quarter ending December 31, 1997.

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                    Table 3.5
                  Credit Risk Measures and Related Information
                         Comparable Institution Analysis
               As of March 31, 1998 or Most Recent Date Available

                                                         NPAs &                                   Rsrves/
                                                REO/     90+Del/    NPLs/    Rsrves/   Rsrves/    NPAs &     Net Loan     NLCs/
Institution                                    Assets    Assets     Loans     Loans     NPLs      90+Del     Chargoffs   Loans
-----------                                    ------    ------    ------    ------    ------    --------    ---------  --------
                                               (%)       (%)       (%)       (%)       (%)          (%)        ($000)      (%)
Cortland SB of Cortland NY                      0.33      0.96      0.95      1.45    152.95      100.09        3,109      2.02

SAIF-Insured Thrifts                            0.26      0.67      0.71      0.80    195.99      138.70          247      0.09
BIF-Insured Thrifts                             0.17      0.64      0.88      1.28    192.89      174.76          268      0.07
Comparable Group Average                        0.08      0.71      0.96      0.80    139.36       97.29           22      0.03

Comparable Group
----------------
AHCI  Ambanc Holding Co., Inc. of NY            0.03      0.62      0.93      1.37    147.90      122.28           80      0.11
CATB  Catskill Fin. Corp. of NY                 0.08      0.29      0.50      1.49    296.88      219.08           29      0.09
DCBI  Delphos Citizens Bancorp of OH            0.00      0.56        NA      0.12        NA       17.75            0      0.00
ESBK  Elmira Svgs Bank (The) of NY              0.19      0.68      0.63      0.85    134.69       97.63           30      0.07
GOSB  GSB Financial Corp. of NY                 0.00      0.10      0.16      0.24    147.83      147.83            1     -0.01
PEEK  Peekskill Fin. Corp. of NY                0.08      0.89      2.65      1.39     52.52       38.25            0      0.00
PSFC  Peoples Sidney Fin. Corp of OH            0.00      1.10      0.81      0.44     54.15       35.55            4     -0.01
SFED  SFS Bancorp of Schenectady NY             0.05      0.72      0.84      0.61     72.48       66.56            4     -0.09
SKAN  Skaneateles Bancorp Inc of NY             0.35      2.01      2.00      1.21     60.25       49.89           71      0.13
WEHO  Westwood Hmstd Fin Corp of OH(1)          0.00      0.12      0.08      0.23    287.50      178.06            0      0.00

(1)   Financial information is for the quarter ending December 31, 1997.

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 3.13


Interest Rate Risk

      Table 3.6 reflects the relative interest rate risk exposure of Cortland and the Peer Group. The Bank's lower capital level was the key factor contributing to its lower IEA/IBL ratio relative to the Peer Group (112.7 percent versus 122.9 percent, respectively). The Bank's lower capital and IEA/IBL ratios increases its funding costs relative to the Peer Group. However, the Bank's capital ratio and IEA/IBL ratio will increase on a post-conversion basis. The Bank maintained a higher ratio of non-interest earning assets to the Peer Group.

      In the absence of available or comparable gap and rate shock analyses for the Peer Group, the change in the quarterly net interest income ratio to average assets for the Bank and the Peer Group has been examined in relation to the change in market interest rates. As shown in Table 3.6, the Bank's net interest margin has recently shown similar sensitivity to changing market interest rates in comparison to the Peer Group's average net interest margin. On a pro forma basis, the Bank's higher capital position and reinvestment of proceeds in short- to intermediate-term securities can be expected to lower exposure to changes in interest rates.

Summary

      Based on the above analysis and the criteria employed by in the Peer Group selection process, the Peer Group appears to form a reasonable basis for determining the pro forma market value of the Bank, subject to the adjustments noted in the following section.

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                   Table 3.6
         Interest Rate Risk Measures and Net Interest Income Volatility
                         Comparable Institution Analysis
               As of March 31, 1998 or Most Recent Date Available

                                           Balance Sheet Measures
                                         ----------------------------            Quarterly Change in Net Interest Income
                                                          Non-Earn.    ----------------------------------------------------------
                                         Equity/     IEA/   Assets/
Institution                              Assets      IBL     Assets    03/31/98  12/31/97  09/30/97  06/30/97  03/31/97  12/31/96
-----------                              ------    ------    ------    --------  --------  --------  --------  --------  --------
                                           (%)       (%)       (%)     (change in net interest income is annualized in basis points)
Cortland SB of Cortland NY                 13.5     112.7       3.9          4        -7        -8         1        18         0

SAIF-Insured Thrifts                       13.2     115.3       3.4          0        -3        -4         2         0         5
BIF-Insured Thrifts                        10.6     109.6       3.8         -5        -2        -4        -6         2         7
Comparable Group Average                   18.4     122.9       2.3         -3         4         6        -3        12         0

Comparable Group
----------------
AHCI  Ambanc Holding Co., Inc. of NY       11.7     115.1       2.3         -8         2       -27        -5         3        -8
CATB  Catskill Fin. Corp. of NY            23.4     131.2       1.7         -6       -11        -8        -8        10        15
DCBI  Delphos Citizens Bancorp of OH       25.0     132.7       1.1        -15        15        -3        -3        84       -12
ESBK  Elmira Svgs Bank (The) of NY          6.2     103.5       3.7         12        -7        -1         0        -4        -2
GOSB  GSB Financial Corp. of NY            28.1     137.0       3.2        -18        58        80       -77        NA        NA
PEEK  Peekskill Fin. Corp. of NY           23.0     131.0       1.3         -3        -6        -5         4       -17         9
PSFC  Peoples Sidney Fin. Corp of OH       25.2     131.8       1.8          2        -4         8        66         7         6
SFED  SFS Bancorp of Schenectady NY        12.4     113.4       2.3          9        -9        -1        -3         3        -8
SKAN  Skaneateles Bancorp Inc of NY         6.8     104.8       3.7          4       -12        10        18         9        NA
WEHO  Westwood Hmstd Fin Corp of OH(1)     22.5     128.3       1.5         NA        13         4       -19        11        NA

(1)   Financial information is for the quarter ending December 31, 1997.

NA=Change is greater than 100 basis points during the quarter.

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 4.1


                             IV. VALUATION ANALYSIS

Introduction

      This chapter presents the valuation analysis, prepared pursuant to the approved valuation methodology promulgated by the OTS, and valuation factors used to determine the estimated pro forma market value of the common stock of the Holding Company. The common stock will be issued in conjunction with the conversion of Cortland from the mutual-to-stock form of ownership. The valuation has been prepared utilizing the pro forma valuation methodology promulgated by the OTS, most recently set forth in their 1994 valuation guidelines.

Appraisal Guidelines

      The OTS appraisal guidelines, most recently amended in written form in October 1984, specify the methodology for estimating the pro forma market value of an institution pursuant to a mutual-to-stock conversion. Such valuation guidelines are relied upon by the New York State Department of Banking (the "Department") and the FDIC in evaluating conversion appraisals and neither agency has issued separate written valuation guidelines. The valuation methodology provides for: (1) selection of a peer group of comparable seasoned publicly-traded institutions whose pricing is not distorted due to a variety of factors; (2) a fundamental analysis of the subject company to the peer group; and (3) a valuation analysis in which the pro forma market value of the subject company is determined based on the market pricing of the peer group as of the date of the valuation, incorporating valuation adjustments for key differences. In addition, the pricing characteristics of recent conversions, both at conversion and in the aftermarkets, must be considered.

RP Financial Approach to the Valuation

      RP Financial's valuation analysis complies with the above referenced appraisal guidelines. Accordingly, the valuation incorporates a detailed analysis based on the Peer Group discussed in Chapter III, incorporating "fundamental analysis" techniques. Additionally, the valuation incorporates a "technical analysis" of recently completed stock conversions. It should be noted that such analysis cannot possibly fully account for all the market forces which impact after-market trading activity and pricing characteristics of a stock on a given day.

      The pro forma market value determined herein is a preliminary value for the Holding Company's to-be-issued stock. Throughout the conversion process, RP Financial will: (1) review changes in the Bank's operations and financial condition; (2) monitor the Bank's operations and financial condition relative to the Peer Group to identify any fundamental changes; (3) monitor the external factors affecting value including, but not limited to,

RP Financial, LC.
Page 4.2


local and national economic conditions, interest rates, and the stock market environment, including the market for savings institution stocks; and (4) monitor pending initial and second step conversion offerings (including those in the offering phase) both regionally and nationally. If material changes should occur during the conversion process, RP Financial will prepare updated valuation reports reflecting such changes and their related impact on value, if any, over the course of the conversion process. RP Financial will also prepare a final valuation update at the closing of the conversion offering to determine if the preliminary range of value continues to be appropriate.

      The appraised value determined herein is based on the current market and operating environment for the Bank and for all savings institutions. Subsequent changes in the local and national economy, the legislative and regulatory environment, the stock market, interest rates, and other external forces (such as natural disasters or major world events), which may occur from time to time (often with great unpredictability), may materially impact the market value of all savings institution stocks, including the Bank, or the Bank's value alone. To the extent a change in factors impacting the Bank's value can be reasonably anticipated and/or quantified, RP Financial has incorporated the estimated impact into its analysis.

Valuation Analysis

      A fundamental analysis discussing similarities and differences relative to the Peer Group was presented in Chapter III. The following sections summarize such differences between the Bank and the Peer Group and how those differences affect the pro forma valuation. Emphasis is placed on the specific strengths and weaknesses of the Bank relative to the Peer Group in such key areas as financial condition, profitability, growth and viability of earnings, asset growth, primary market area, dividends, liquidity of the issue, marketing of the issue, management, and the effect of government regulations and/or regulatory reform. We have also considered the market for savings institution stocks, and in particular new issues, to assess the impact on value of the Bank coming to market at this time.

1. Financial Condition

      The financial strength of an institution is an important determinant in pro forma market value, because investors typically look to such factors as liquidity, capital, asset composition and quality, and funding sources in assessing investment attractiveness. The similarities and differences in the Bank's financial strength can be summarized as follows:

RP Financial, LC.
Page 4.3


      o Overall A/L Composition. Loans funded by retail deposits were the components of both Cortland's and the Peer Group's balance sheets. The Bank maintains a similar proportion of overall loans receivable to the Peer Group, compared to a higher level of cash and investments and lower level of investment in MBS. Cortland reported a higher level of diversification into higher credit risk types of loans relative to the Peer Group. The Peer Group relied on borrowed funds to a greater extent than the Bank, although retail deposits comprised the major portion of the respective funding needs.

      o Credit Risk. Cortland maintains comparatively higher NPAs/assets and REO/assets ratios, along with a higher credit risk profile and higher risk-weighted assets ratio, and has only recently resolved a large dollar amount of problem loans through loan sales. While reserves as a percent of loans receivable were higher than the Peer Group, the reserve coverage ratio as a percent of total NPAs was only slightly more favorable than the Peer Group.

      o Liquidity. Cortland maintained a higher level of cash and investments than the Peer Group and a lower balance of MBS. The Bank's proportion of cash and investments is likely to initially increase on a pro forma basis. Borrowings were utilized to a higher degree by the Peer Group, and both maintain ample borrowings capacity. The Bank's loans generally do not meet secondary market standards for sale. Overall, Cortland appears to have less balance sheet liquidity than the Peer Group.

      o Capital. While the Bank maintains a lower capital position in relation to the Peer Group, following the infusion of conversion proceeds, the Bank's capital position is expected to exceed the Peer Group average. As a result, the Bank is expected to have more leverage capacity than the Peer Group. The Bank's pro forma return on equity ("ROE") is not expected to exceed the Peer Group average due to lower profitability.

      On balance, RP Financial applied a slight downward adjustment for financial condition.

2. Profitability, Growth and Viability of Earnings

      Earnings are an important factor in determining pro forma market value, as the level and risk characteristics of an institution's earnings stream and the prospects and ability to generate future earnings are typically heavily factored into an investment decision. The historical income statements of Cortland and the Peer Group were generally reflective of traditional savings institution operating strategies, with net interest income and operating expenses being the major determinants of their respective core earnings. The specific factors considered in the valuation include:

      o Reported Earnings. The Bank reported net income of 0.07 percent of average assets for the most recent twelve month period versus earnings of 0.88 percent for the Peer Group. The differential in reported earnings is due to the Bank's higher levels of loan loss provisions, non-operating expense and operating expenses, offset by a higher net interest margin and non-interest income.

      o Core Earnings. The Bank maintains a stronger core earnings posture relative to the Peer Group, as reported earnings were adversely effected by high levels of loan loss provisions, expenses from the resolution of REO properties and various costs incurred in connection with the officer defalcation and problem loan issues. The Bank operated with a higher level of net interest

RP Financial, LC.
Page 4.4


            income, more favorable non-interest operating income and less favorable operating expenses than the Peer Group. While redeployment of conversion proceeds into interest-earning assets should enhance Cortland's net interest income, operating expenses for the Bank are expected to increase as well. On a pro forma basis, Cortland's core profitability is expected to exceed that of the Peer Group.

      o Interest Rate Risk. Cortland's cumulative one year gap position measures indicated relatively high exposure to rising interest rates. Although gap data was not available for the Peer Group, other analyses indicated a general comparable advantage for the Peer Group. The pro forma increase in the IEA/IBL ratio can be expected to reduce the Bank's interest rate risk exposure, but the Bank is expected to remain at a disadvantage.

      o Credit Risk. Loss provisions had a higher impact on the earnings of the Bank in comparison to the Peer Group. In terms of credit quality related losses, the Bank maintained higher reserve coverage ratios as a percent of loans receivable and higher coverage ratios as a percent of total NPAs. The Bank's higher level of non-residential loans exposes it to potentially greater credit risk than the Peer Group, which adds a higher risk of earnings volatility relative to the Peer Group.

      o Earnings Growth Potential. Several factors were considered in assessing earnings growth potential. In recent years, Cortland County's overall demographics and economic situation has remained relatively stable, including the level of overall financial institution deposit funds. In addition, the Bank currently holds a substantial market share of Cortland County deposits, and indicating that future increases in deposits may be difficult to achieve. These factors, along with continued competition for loans in the local market and expectations of continued growth in operating expenses, in part due to operating as a public company and the uncertain cost of acquiring new deposit funds for lending result in the Bank's earnings appearing to have less upside potential than the Peer Group.

      o Return on Equity. On a pro forma basis the Bank's pro forma return on equity will be lower to the Peer Group average, as the lower pro forma profitability is measured against a comparatively higher capital position.

      Overall, RP Financial made a moderate downward adjustment for profitability, growth and viability of earnings.

3. Asset Growth

      The Bank's asset growth in recent periods has been lower than the Peer Group's, which has been achieved in part by utilizing borrowed funds as deposit growth has been insufficient. Cortland's asset growth has been restricted by the already high deposit market share the Bank maintains in Cortland County, and the stable demographic and economic situation. The Bank expects to continue to record relatively slow asset growth following the conversion, and is expected to have adequate capital post-conversion to support such growth. We concluded that a slight downward adjustment was warranted for the Bank's asset growth potential.

RP Financial, LC.
Page 4.5


4. Primary Market Area

      The general condition of a financial institution's market area has an impact on value, as future success is in part dependent upon opportunities for profitable activities in the local market area. Summary demographic and deposit market share data for the Bank and the Peer Group is included in Table 4.1. The Bank's market area of Cortland, and Cortland County, New York is a rural market that has been experiencing declining levels of population and households in recent years, while the Peer Group companies operate in larger markets that are also experiencing declines in population and households. The per capita income in the Bank's market is below the average of the primary markets of the Peer Group members. In addition, Cortland maintains a market share of headquarter's county deposits well in excess of the Peer Group average, indicating a strong competitive position, although future market share increases may likely be difficult. The Bank's competitive position is not dissimilar from the average position of the Peer Group institutions in their primary market areas. On balance, RP Financial concluded that no adjustment was warranted for market area.

5. Dividends

      While the Bank has not indicated its intention to commence payment of a cash dividend following the conversion, Cortland's pro forma capitalization and profitability clearly position the Bank to have the capacity to pay cash dividends. Historically, savings institutions typically have not established dividend policies at the time of their conversion to stock ownership. Newly converted institutions, in general, have preferred to gain market seasoning, establish an earnings track record and fully invest the conversion proceeds before establishing a dividend policy. However, during the late-1980s and early-1990s, with negative publicity surrounding the thrift industry, there was a tendency for more thrifts to initiate moderate dividend policies concurrent with their conversion as a means of increasing the attractiveness of the stock offering. Today, fewer institutions are compelled to initially establish dividend policies at the time of their conversion offering as (1) industry profitability has improved, (2) the number of problem thrift institutions has declined, and (3) the stock market cycle for thrift stocks is generally more favorable than in the early-1990s. At the same time, with ROE ratios under pressure, due to high equity levels, well-capitalized institutions are subject to increased competitive pressures to offer dividends.

      As publicly-traded savings institution's capital levels and profitability have improved and as weakened institutions have been resolved, the proportion of institutions with cash dividend policies has increased. Eight of the ten institutions in the Peer Group presently pay regular cash dividends, with implied dividend yields ranging from 1.15 percent to 2.82 percent. The average dividend yield on the stocks of the Peer Group institutions was 1.43 percent as of June 5, 1998, representing an average earnings payout ratio of 36.11 percent. As of June 5, 1998, approximately 84 percent of all publicly-traded savings institutions had adopted cash dividend policies (see

                                    Table 4.1
                   Peer Group Market Area Comparative Analysis


                                                            Population              Proj.
                                                       ------------------------     Pop.     1990-97         1997-2002
Institution                            County          1990               1997      2002     % Change        % Change     Median Age
-----------                            ------          ----               ----      ----     --------        ---------    ----------
                                                       (000)           (000)
Ambanc Holding Company of NY           Montgomery        52              52          52        -0.4%         -0.2%         37.3
Catskill Financial Corporation of NY   Greene            45              47          49         5.8%          3.8%         37.2
Skaneateles Bancorp, Inc. of NY        Onondaga         469             464         461        -1.0%         -0.7%         34.3
The Elmira Savings Bank of NY          Chemung           95              93          91        -2.6%         -1.8%         35.5
Peekskill Financial Corp. of NY        Westchester      875             896         910         2.4%          1.6%         37.3
SFS Bancorp, Inc. of NY                Schenectady      149             147         145        -1.7%         -1.2%         37.0
Westwood Homest. Fin Corp of OH        Hamilton         866             854         846        -1.4%         -0.9%         34.5
GS Financial Corporation of NY         Orange           308             326         339         6.1%          4.0%         33.2
Delphos Citizens Bancorp of OH         Allen            110             108         107        -1.6%         -1.1%         35.0
Peoples Sidney Fin. Corp. of OH        Shelby            45              47          48         4.5%          3.0%         33.7
                                                        ---             ---         ---        ----          ----         -----

                                         Averages:      301             303         305         1.0%          0.6%         35.5
                                          Medians:      130             127         126        -0.7%         -0.5%         35.3

Cortland Savings Bank                    Cortland        49              48          48        -1.3%         -0.9%         31.6

                                                       Per Capita Income
                                                     ---------------------- Deposit
                                                                 % State    Market
Institution                                          Amount      Average    Share(1)
-----------                                         -------      -----      -----
Ambanc Holding Company of NY                         12,121       65.5%      28.2%
Catskill Financial Corporation of NY                 13,507       73.0%      29.8%
Skaneateles Bancorp, Inc. of NY                      15,641       84.5%       4.0%
The Elmira Savings Bank of NY                        13,104       70.8%      21.6%
Peekskill Financial Corp. of NY                      27,713      149.8%       0.7%
SFS Bancorp, Inc. of NY                              16,937       91.5%       7.1%
Westwood Homest. Fin Corp of OH                      19,841      115.1%       0.5%
GS Financial Corporation of NY                       17,481       94.5%       2.9%
Delphos Citizens Bancorp of OH                       14,868       86.2%       5.8%
Peoples Sidney Fin. Corp. of OH                      17,803      103.2%      14.0%
                                                    -------      -----      -----
                                        Averages:    16,902       93.4%      11.5%
                                         Medians:    16,289       88.9%       6.5%

Cortland Savings Bank                   Cortland    $12,433       67.2%      40.8%

(1) Total institution deposits in headquarters county as percent of total county deposits, excludes credit unions.

Sources: CACI, Inc, SNL Securities

RP Financial, LC.
Page 4.7


Exhibit IV-1), exhibiting an average yield of 1.91 percent and an average payout ratio of 36.29 percent. The dividend paying institutions generally maintain higher than average profitability ratios, facilitating their ability to pay cash dividends, which supports a market pricing premium on average relative to non-dividend paying institutions.

      The Holding Company's ability following the completion of the conversion to pay a dividend would appear to be similar relative to the Peer Group based on higher pro forma capital and similar post-conversion core earnings, and thus no adjustment is warranted for this valuation factor.

6. Liquidity of the Shares

      The Peer Group is by definition composed of companies that are traded in the public markets, all of which trade on the NASDAQ system. Typically, the number of shares outstanding and market capitalization provides an indication of how much liquidity there will be in a particular stock. The market capitalization of the Peer Group companies ranged from $21.3 million to $79.3 million as of June 5, 1998, with an average market value of $44.2 million. The shares outstanding of the Peer Group members ranged from 0.8 million to 4.5 million, with average shares outstanding of approximately 2.4 million. The Bank's pro forma market value is expected to be more than the comparative Peer Group averages, and the number of shares expected to be outstanding will be comparable to the Peer Group. The Bank's stock is expected to be listed on the NASDAQ National Market System, and accordingly, we anticipate the liquidity of the Bank's shares will be similar to that of the Peer Group on average, and thus there has been no valuation adjustment applied for this factor.

7. Marketing of the Issue

      We believe that three separate markets exists for savings institution stocks coming to market such as Cortland: (A) the after-market for public companies, in which trading activity is regular and investment decisions are made based upon financial condition, earnings, capital, ROE and dividends; (B) the new issue market in which converting thrifts are evaluated on the basis of the same factors but on a pro forma basis without the benefit of a stock trading history and reporting quarterly operating results as a publicly-held company; and (C) the acquisition market for savings institution franchises in New York. All of these markets were considered in the valuation of the Bank's conversion.

RP Financial, LC.
Page 4.8


      A. Public Market

            The value of publicly-traded thrift stocks is easily measurable, and is tracked by most investment houses and related organizations. Exhibit IV-1 provides pricing and financial data on all publicly-traded thrifts. In general, thrift stock values react to market stimuli such as interest rates, inflation, perceived industry health, projected rates of economic growth, regulatory issues and stock market conditions in general. Exhibit IV-2 displays historical stock market trends for various indices and includes historical stock price index values for thrifts and commercial banks. Exhibit IV-3 displays historical stock price indices for thrifts only.

            In terms of assessing general stock market conditions, the stock market has generally trended higher over the past year. News of a budget agreement and a favorable ruling for tobacco companies sent the stock market soaring to record highs in early-May 1997. Mixed economic data and the Federal Reserve's decision to leave its target for the federal funds rate unchanged at its May meeting sustained a positive trend in the stock market through the end of May. Profit worries caused a sell-off in technology stocks in early-June, while declining interest rates served to stabilize the broader market. Technology stocks rallied the stock market to new highs in mid-July, as a number of technology companies posted favorable second quarter earnings. Favorable inflation data, including second quarter GDP growth slowing to an annual rate of
2.2 percent, versus 4.9 percent in the first quarter, and comments by the Federal Reserve Chairman which indicated that an increase in interest rates was not imminent, spurred bond and stock prices strongly higher during the second half of July.

            A decline in the July 1997 unemployment rate reversed the positive bond and stock market trends in early-August, as inflation concerns became more prominent. A declining dollar against the yen and mark sharpened the decline in bond prices, with the 30-year U.S. Treasury bond yield increasing from 6.32 percent at the end of July to 6.66 percent as of August 8, 1997. The sell-off in bonds pulled stock prices lower as well. While bond prices firmed in mid-August, notable volatility was evident in the stock market. The Dow Jones Industrial Average ("DJIA") moved at least 100 points for five consecutive days from August 18, 1997 through August 21, 1997, which set a record for volatility. Profit worries among some of the large blue chip companies and mixed inflation readings were factors contributing to the roller-coaster performance of the stock market. Despite strengthening bond prices, stocks traded lower through the end of August. Bond prices moved higher on inflation data which showed that prices stayed low during the second quarter, even though second quarter GDP growth was revised upward to an annual rate of 3.6 percent compared to an original estimate of 2.2 percent.

            Volatility returned to the stock market in early-September, with the DJIA posting a record breaking point increase of 257.36 on September 2, 1997. The rally was sparked by economic data that indicated manufacturing growth slowed in August, thereby easing investors' inflation worries. However, the rally was not

RP Financial, LC.
Page 4.9


sustained, as the DJIA pulled back following the one day rally. The pull back was largely attributed to profit worries, which more than offset favorable inflation news indicated by a slight increase in the national unemployment rate for August (4.9 percent in August versus 4.8 percent in July). Stocks fluctuated in a narrow trading range in mid-September, in anticipation of third quarter earnings and August economic data. The low inflation reading indicated by the August consumer price index sent stock and bond prices sharply higher on September 16, 1997, with the DJIA posting a 175 point increase and the yield on the 30-year U.S. Treasury bond posting its second largest decline in the 1990s. Uncertainty over third quarter earnings provided for a mixed stock market performance towards the end of September, while generally favorable inflation readings pushed interest rates to their lowest level in two years. The release of September employment data on October 3, 1997 caused bond and stock prices to soar in early trading activity, as the September unemployment rate was unchanged at 4.9 percent and fewer jobs than expected were added to the economy during September. However, most of the initial gains were erased by news of rising tensions between Iraq and Iran.

            Congressional testimony by the Federal Reserve Chairman, in which he indicated that it would be difficult to maintain the current balance between tight labor markets and low inflation, caused stock and bond prices to skid in mid-October 1997. Disappointing third quarter earnings in the technology sector sharpened the sell-off in the stock market, with the Dow Jones Industrial Average posting consecutive losses of more than 1.0 percent on October 16 and 17.

            Stocks bounced back in early-week trading the following week, reflecting positive third quarter earnings surprises posted by some of the blue chip stocks. However, the recovery was abbreviated by global selling pressure, which was led by the decline in the Hong Kong stock market, as the DJIA posted a two-day loss approximating 320 points on October 23 and 24, 1997. The sell-off in the world financial markets turned into a rout on the following Monday, with a 5.8 percent decline in the Hong Kong stock market fueling the largest ever point decline in the DJIA. On October 27, the DJIA declined 554 points or 7.2 percent. While the selling was broad based, technology stocks sensitive to Asian demand experienced some of the sharpest declines. The turmoil in the stock market provided for a sharp rally in U.S. Treasury bonds, reflecting a flight to quality by skittish investors. The stock market recovered strongly the day after the record breaking point decline, as the DJIA surged a record breaking 337 points on October 28. Comparatively, bond prices declined sharply on October 28, as investors pulled out of the Treasury market to reinvest into the stock market.

            Market conditions remained uneven through the week ended October 31, 1997, which was followed by a soaring stock market on November 3, 1997. The DJIA posted a 232 point increase on November 3, which was supported by a resurgence in the Hong Kong market. Following the one day rally, volatility returned to the stock market through mid-November. The market's uneven performance was largely attributable to the ongoing influence of the international markets, particularly the Asian and Latin American markets. In mid-

RP Financial, LC.
Page 4.10


November, the yield on the 30-year bellwether Treasury issue approached 6.0 percent, its lowest level since February 1996. Advances in the bond market provided for a generally positive stock market environment in the second half of November, with bank and technology issues being among the strongest performers. Renewed confidence that the Asian governments would control the region's financial problems furthered the stock market rally in early-December. Despite a sell-off in the bond market caused by the November unemployment rate dropping to its lowest level since October 1973, the DJIA showed surprising strength and closed almost 99 points higher on December 5, 1997. Stocks declined the following week, as earnings concerns, particularly in the technology sector, overshadowed a rally in the bond market. Positive inflation news and world market turmoil caused investors to dump stocks in favor of bonds, which served to push the yield on the bellwether 30-year Treasury bond below 6.0 percent in mid-December. Bond prices were also boosted by the Federal Reserve's decision to leave interest rates unchanged at its mid-December meeting, which also provided for a modest recovery in the stock market. In late-December, investors dumped stocks on earnings concerns, while a flight to quality pushed bond prices higher. The stock market surged higher at year end, as worries about South Korea's financial crisis eased.

            Led by a rally in the bond market, stocks continued to move higher at the beginning of 1998. However, turmoil in the Asian markets and the uncertain outlook for fourth quarter earnings provided for an uneven stock market through most of January and into early-February. For example, the Dow Jones Industrial Average ("DJIA") plunged 222 points on January 9, 1998, due to fourth quarter profit worries and economic turmoil in Southeast Asia. Comparatively, a rally in the Asian markets propelled the DJIA 201 points higher on February 2, 1998. In general, a rebound in the Asian markets and favorable fourth quarter earnings served to the push the stock market higher during the second half of January and into early-February. In contrast, bond prices edged lower over the same time period, as the labor market remained tight as indicated by a sharp increase in labor costs during the fourth quarter of 1997 and a larger than expected increase in the number of jobs added during December 1997.

            Strength primarily in technology stocks pushed the DJIA to a record high for the first time in six months on February 10, 1998. The rally was sustained through mid-February, as the DJIA established six consecutive new highs through February 18, 1998. Strong earnings and expectations that profitability was not as badly hurt by the Asian crisis as feared served as the basis for the rally in technology stocks. Stable interest rates and few signs of inflation preserved the positive market environment through the end of February, with blue chip stocks leading the advance.

            At the beginning of March 1998, signs of a strengthening economy pushed the 30-year bellwether bond above 6.0 percent for the first time in three months. Earnings concerns, particularly in the technology sector, provided for an uneven stock market in early-March. Despite a decline in the February

RP Financial, LC.
Page 4.11


unemployment rate to 4.6 percent, bond prices advanced on news of a loss of jobs in the manufacturing sector and stocks moved higher as technology issues rallied. Both bond and stock prices benefitted from plunging oil prices in mid-March, as further new highs were established in the DJIA and the yield on 30-year bond moved back below 6.0 percent. In late-March 1998, stocks drifted lower due to first quarter earnings worries and uncertainty over the outcome of the Federal Reserve's meeting at the end of March.

            Stocks and bonds moved higher in early-April 1998, following the Federal Reserve's decision not to raise interest rates. Aided by the $82.9 billion merger agreement between Travelers Group and Citicorp, the Dow Jones Industrial Average closed above 9000 for the first time on April 6, 1998. The positive trend in stocks strengthened through mid-April, reflecting a more bullish outlook for technology stocks and expectations of further consolidation among financial stocks punctuated by BankAmerica's merger pact with NationsBank in a deal valued at $60 billion and Banc One's proposed $30 billion merger with FirstChicago. Profit taking and speculation that the Federal Reserve was leaning towards raising interest rates provided for a late-April sell-off in both stocks and bonds. The threat of higher interest rates pushed the 30-year bellwether bond back above 6.0 percent in late-April, its highest level since early-March.

            Stocks recovered in early-May 1998, as first quarter economic data reflected a strong pace of economic expansion with declining inflation. The favorable economic data powered the DJIA to a new high in early-May, while the yield on the 30-year bond move back below 6.0 percent. Uncertainty over the possibility of a rate increase by the Federal Reserve provided for a narrow trading range through mid-May, while the announced merger between Chrysler and Daimler-Benz had little impact on the overall market. The stock market reacted positively to the Federal's decision to leave interest rates at its mid-May meeting, although the rally was stalled by earnings concerns in the technology sector. Economic turmoil in Asia and Russia's faltering economy caused stock to slide further at the end of May. On June 5, 1998, the DJIA closed at 9037.71, an increase of 21.5 percent from one year ago.

            Similar to the overall stock market, the market for thrift stocks has generally been favorable during the past twelve months. Favorable inflation data and the budget agreement provided for a substantial rally in thrift stocks in late-April and early-May 1997, as interest rate sensitive issues were bolstered by declining interest rates. Thrift stocks continued to trend higher through June and early-July 1997, based on the improved interest rate outlook and an overall positive outlook for the economy. Generally favorable second quarter earnings and the 30-year U.S. Treasury bond yield declining below 6.50 percent served to further boost thrift prices in mid-July, with the declining interest rate environment serving to sustain the rally in thrift prices through the end of July.

RP Financial, LC.
Page 4.12


            Thrift prices generally declined during the first half of August 1997, due to higher interest rates and profit taking. From July 31, 1997 to August 15, 1997, the SNL Index declined by 3.7 percent. Thrift prices recovered modestly during the second half of August, as the Federal Reserve left short-term interest rates unchanged at its August meeting. Thrift stocks participated in the one day stock market rally on September 2, 1997, as evidenced by a 1.95 percent increase in the SNL Index. News of NationsBank's proposed acquisition of Barnett Banks for more than four times its book value appears to have further contributed to the one day run-up in thrift prices. In contrast to the overall stock market, thrift prices continued to move higher following the one day rally in the DJIA. Stable interest rates and acquisition news sustained the positive market for thrift issues. The decline in interest rates following the release of the August consumer price index in mid-September served to further the rally in thrift prices. During late-September and early-October, interest rate sensitive issues in general benefited from the declining interest rate environment and expectations of strong third quarter earnings.

            The upward trend in thrift prices stalled in mid-October 1997, as interest rates moved higher following warnings by the Federal Reserve Chairman of inflation creeping back into the economy due to the tight labor markets. Thrift stocks gyrated in conjunction with the overall market in late-October, with the SNL index declining by 5.2 percent on October 27 and increasing by 2.4 percent on October 28. Thrift prices further recovered on October 29, which was supported by a rally in the bond market. Aided by the favorable interest rate climate, thrift stocks posted further gains in early-November and then retreated modestly in mid-November. Thrift and bank issues declined on concerns that a slowing U.S. economy could lead to weaker loan demand and higher delinquency rates. However, led by the strengthening bond market, thrift and bank issues moved higher during late-November and early-December. Acquisition news also contributed to the upturn in bank and thrift prices, as two major bank acquisitions were announced for relatively high price-to-book multiples. First Union Corp.'s proposed acquisition of CoreStates Financial ($47 billion in assets) was for 539 percent of book value, while First American Corporation's proposed acquisition for Deposit Guaranty Corporation ($6.8 billion in assets) was for 419 percent of book value. Those deals, along with speculation of possible other major thrift and bank acquisitions, filtered into the prices of bank and thrift issues in general. Concern of relatively high valuations somewhat offset the declining interest rate environment, as thrift issues traded in a narrow range in mid-December. Thrift prices moved higher at the close of 1997, as interest rates continued to decline.

            The positive trend in thrift prices was not sustained at the beginning of 1998, as thrift prices moved sharply lower during early-January trading. From January 2, 1998 to January 9, 1998, the SNL Index for all publicly-traded thrifts declined from 810.5 to 720.2, or 11.1 percent. The sell-off in thrift stocks was prompted by concerns that the flattening yield curve would put pressure on earnings, particularly among institutions which maintained high concentrations of mortgage loans. Thrift prices recovered somewhat during the second half of January, with the upward trend becoming more pronounced in early-February. Fourth quarter

RP Financial, LC.
Page 4.13


earnings, which generally met expectations, and acquisition news led the recovery in thrift prices. The ongoing trend of consolidation was highlighted by the proposed merger between First Nationwide Holdings ($30.9 billion in assets) and Golden State Bancorp ($16.0 billion in assets), which was announced in early-February. Stable interest rates and acquisitions provided for a mildly positive increase in thrift stocks during the balance of February.

            Thrift issues continued to edge higher during the first half of March 1998, reflecting improving fundamentals and improving expectations of favorable first quarter earnings. The announcement of Washington Mutual's acquisition of H.F. Ahmanson for 390 percent of book value on March 17, 1998 provided a more notable boost to thrift prices, particularly the stocks of the California-based institutions. Thrift issues traded in a narrow range in late-March 1998, reflecting uncertainty over the possibility of higher interest rates and forthcoming first quarter earnings.

            The Federal Reserve's decision to leave interest rates unchanged at its late-March meeting, along with the mega mergers occurring within the financial services sector, provided for a positive trend in thrift prices during the first half of April 1998. However, bank and thrift issues experienced selling pressure in late-April, reflecting speculation of higher interest rates which triggered a sell-off in the overall market. Likewise, thrift stocks followed the overall market higher in early-May, as the inflation data contained in the first quarter growth numbers provided for an improved interest rate outlook. Speculation of higher interest rates translated into a fairly flat market for thrift issues through mid-May. Thrift stocks eased lower in late-May, reflecting the decline in the overall stock market. On June 5, 1998, the SNL Index for all publicly-traded thrifts closed at 860.6, an increase of 45.7 percent from one year ago.

      B. The New Issue Market

            In addition to thrift stock market conditions in general, the new issue market for converting thrifts is also an important consideration in determining the Bank's pro forma market value. The new issue market is separate and distinct from the market for seasoned stock thrifts in that the pricing ratios for converting issues are computed on a pro forma basis, specifically:
(1) the numerator and denominator are both impacted by the conversion offering amount, unlike existing stock issues in which price change affects only the numerator; and (2) the pro forma pricing ratio incorporates assumptions regarding source and use of proceeds, effective tax rates, stock plan purchases, etc. which impact pro forma financials, whereas pricing for existing issues are based on reported financials. RP Financial considered the market for new issues, both at the time of the conversion and in the aftermarket.

RP Financial, LC.
Page 4.14


            In general, the market environment for converting thrift issues was highly receptive throughout 1997, with most converting issues being oversubscribed and trading higher in initial trading activity. To date, the positive market environment for converting thrift issues has been sustained during 1998. Since early March-1998, conversion offerings completed and began trading have exhibited an average price increase of 51.2 percent on the first day of trading. As shown in Table 4.2, the average one week change in price for conversion offerings completed during the latest three month period ending June 5, 1998 equaled positive 56.3 percent. The average pro forma price/tangible book and core price/earnings ratios of the recent conversions was 79.0 percent and
20.9 times, respectively. The conversions that have began trading since early-March 1998 were all closed at the top of the super range.

            In examining the current pricing characteristics of institutions completing their conversions during the last three months (see Table 4.3), we note there exists a considerable difference in pricing ratios compared to the universe of all publicly-traded savings institutions. Specifically, the current average P/B ratio of the conversions completed in the most recent three month period of 139.85 percent reflects a discount of 18.0 percent from the average P/B ratio of all publicly-traded savings institutions (equal to 170.54 percent), and the average core P/E ratio of 26.11 times reflects a premium of 26.7 percent from the all public average core P/E ratio of 20.61 times. The pricing ratios of the higher capitalized but lower earning recently converted thrifts (with resulting lower return on equity measures) suggest that the investment community has determined to discount their stocks on a book basis until the earnings improve through redeployment and leveraging of the proceeds over the longer term.

      C. The Acquisition Market

            Also considered in the valuation was the potential impact on Cortland's stock price of recently completed and pending acquisitions of other thrifts operating in the Bank's market area. As shown in Exhibit IV-4, there were 13 New York thrifts acquired in 1996, 1997 and year-to-date 1998, and 5 acquisitions of New York thrifts are currently pending. The recent acquisition activity involving New York savings institutions may imply a certain degree of acquisition speculation for the Bank's stock. To the extent that acquisition speculation may impact the Bank's offering, we have largely taken this into account in selecting largely New York based companies, which operate in markets that have experienced a comparable level of acquisition activity as the Bank's market and, thus, are subject to the same type of acquisition speculation that may influence Cortland's trading price.

RP Financial, LC.

                                    Table 4.2
                 Pricing Characteristics and After-Market Trends
                Recent Conversions Completed (Last Three Months)

------------------------------------------------------------------------------------------------------------------------
                       Institutional Information                                        Pre-Conversion Data
                                                                            --------------------------------------------
                                                                            Financial Info.           Asset Quality
------------------------------------------------------------------------------------------------------------------------
                                             Conversion                                 Equity/       NPAs/        Res.
Institution                      State          Date         Ticker        Assets       Assets       Assets        Cov.
-----------                      -----          ----         ------        ------       ------       ------        ----
                                                                           ($Mil)        (%)         (%)(2)         (%)
------------------------------------------------------------------------------------------------------------------------
Standard Conversions
--------------------
BOC Financial Corp.              NC            05/01/98       Pink        $   25         17.99%       0.19%         64%
Columbia Financial of KY         KY            04/15/98       CFKY           104         12.59%       0.58%         50%
Adirondack Fin. Services         NY*           04/07/98       Pink            60          5.57%       6.10%         44%
Heritage Bancorp, Inc.           SC*           04/07/98       HBSC           252         11.91%       0.54%        106%
Quitman Bancorp, Inc.            GA            04/07/98       Pink            40          7.52%       0.42%        209%
EFC Bancorp, Inc.                IL            04/06/98       EFC            332          9.71%       0.62%         55%
Northeast Penn. Fin. Corp.       PA            04/01/98       NEP            387          7.63%       0.28%        135%
Bay State Bancorp, Inc.          MA            03/31/98       BYS            250          8.08%       0.80%        107%
Independence Community           NY*           03/17/98       ICBC         3,794          8.56%       0.69%        117%
Cavalry Bancorp, Inc.            TN            03/17/98       CAVB           276         10.69%       0.02%         43%
SFSB Holding Company             PA            03/02/98       SFSH            38          9.20%       0.59%         47%

                                   Averages - Standard Conversions:       $  505          9.95%       0.98%         89%
                                    Medians - Standard Conversions:       $  250          9.20%       0.58%         64%

Second-Step Conversions
-----------------------
SouthBanc Shares, Inc.           SC*           04/15/98       SBAN        $  292         10.48%       0.30%        362%
First Source Bancorp, Inc.       NJ            04/09/98       FSLA         1,049          9.69%       0.54%        107%
Peoples Bancorp, Inc.            NJ            04/09/98       TSBS           640         17.18%       0.92%         61%
Pocahontas Bancorp               AR*           04/01/98       PFSL           389          6.36%       0.23%        190%
Harbor Florida Bancshares        FL*           03/19/98       HARB         1,129          8.95%       0.43%        240%

                                   Averages - 2nd Step Conversions:       $  700         10.53%       0.48%        192%
                                    Medians - 2nd Step Conversions:       $  700          9.69%       0.43%        190%

                                        Averages - All Conversions:       $  566         10.13%       0.83%        121%
                                         Medians - All Conversions:       $  284          9.45%       0.54%        106%
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                       Institutional Information                                 Offering Information         Contribution to
                                                                                                              Charitable Found.
------------------------------------------------------------------------------------------------------------------------------------
                                             Conversion                     Gross          % of      Exp./                  % of
Institution                      State          Date         Ticker         Proc.          Mid.      Proc.       Form     Offering
-----------                      -----          ----         ------         -----          ----      -----       ----     --------
                                                                           ($Mil.)         (%)        (%)                   (%)
------------------------------------------------------------------------------------------------------------------------------------
Standard Conversions
--------------------
BOC Financial Corp.              NC            05/01/98       Pink        $    9.3          132%     4.9%          N.A.      N.A.
Columbia Financial of KY         KY            04/15/98       CFKY            26.7          132%     2.8%          N.A.      N.A.
Adirondack Fin. Services         NY*           04/07/98       Pink             6.6          132%     7.7%          N.A.      N.A.
Heritage Bancorp, Inc.           SC*           04/07/98       HBSC            69.4          132%     1.9%          N.A.      N.A.
Quitman Bancorp, Inc.            GA            04/07/98       Pink             6.6          132%     5.7%          N.A.      N.A.
EFC Bancorp, Inc.                IL            04/06/98       EFC             69.4          132%     2.3%         Stock      8.00%
Northeast Penn. Fin. Corp.       PA            04/01/98       NEP             59.5          132%     2.4%         Stock      8.00%
Bay State Bancorp, Inc.          MA            03/31/98       BYS             46.9          132%     3.2%         Stock      8.00%
Independence Community           NY*           03/17/98       ICBC           704.1          132%     2.3%         Stock      8.00%
Cavalry Bancorp, Inc.            TN            03/17/98       CAVB            75.4          132%     1.8%          N.A.      N.A.
SFSB Holding Company             PA            03/02/98       SFSH             7.3          132%     4.4%          N.A.      N.A.

                                   Averages - Standard Conversions:       $   98.3          132%     3.6%          N.A.      N.A.
                                    Medians - Standard Conversions:       $   46.9          132%     2.8%          N.A.      N.A.

Second-Step Conversions
-----------------------
SouthBanc Shares, Inc.           SC*           04/15/98       SBAN        $   45.6          132%     2.7%          N.A.      N.A.
First Source Bancorp, Inc.       NJ            04/09/98       FSLA           165.5          132%     1.4%          N.A.      N.A.
Peoples Bancorp, Inc.            NJ            04/09/98       TSBS           238.1          132%     0.8%          N.A.      N.A.
Pocahontas Bancorp               AR*           04/01/98       PFSL            35.7          132%     2.1%          N.A.      N.A.
Harbor Florida Bancshares        FL*           03/19/98       HARB           166.6          132%     1.1%          N.A.      N.A.

                                   Averages - 2nd Step Conversions:       $  130.3          132%     1.6%          N.A.      N.A.
                                    Medians - 2nd Step Conversions:       $  165.5          132%     1.4%          N.A.      N.A.

                                        Averages - All Conversions:       $  108.3          132%     3.0%          N.A.      N.A.
                                         Medians - All Conversions:       $   53.2          132%     2.4%          N.A.      N.A.

------------------------------------------------------------------------------------------------------------------------------------
                       Institutional Information                     Insider Purchases                     Pro Forma Data
                                                                                                       -----------------------
                                                                                                           Pricing Ratios(4)
                                                                -------------------------              -----------------------
                                                                Benefit Plans                 Initial
                                     Conversion                          Recog.     Mgmt.&    Dividend          Core
Institution                   State     Date         Ticker    ESOP      Plans      Dirs.      Yield     P/TB   P/E(5)    P/A
-----------                   -----     ----         ------    ----      -----      -----      -----     ----   ------    ---
                                                                (%)       (%)       (%)(3)      (%)      (%)      (x)     (%)
------------------------------------------------------------------------------------------------------------------------------------
Standard Conversions
--------------------
BOC Financial Corp.           NC       05/01/98       Pink     8.0%      4.0%       3.1%      0.00%     76.4%    31.4x   28.7%
Columbia Financial of KY      KY       04/15/98       CFKY     8.0%      4.0%       7.5%      0.00%     74.5%    23.3    21.1%
Adirondack Fin. Services      NY*      04/07/98       Pink     8.0%      4.0%      25.5%      0.00%     76.6%    N.M.    10.2%
Heritage Bancorp, Inc.        SC*      04/07/98       HBSC     8.0%      4.0%       3.6%      2.00%     77.3%    19.3    22.3%
Quitman Bancorp, Inc.         GA       04/07/98       Pink     8.0%      4.0%       5.8%      2.00%     78.3%    16.7    14.5%
EFC Bancorp, Inc.             IL       04/06/98       EFC      8.0%      4.0%       4.4%      0.00%     80.5%    18.0    19.1%
Northeast Penn. Fin. Corp.    PA       04/01/98       NEP      8.0%      4.0%       3.6%      0.00%     80.5%    23.7    14.7%
Bay State Bancorp, Inc.       MA       03/31/98       BYS      8.0%      4.0%       2.7%      0.00%     84.5%    19.0    17.5%
Independence Community        NY*      03/17/98       ICBC     8.0%      4.0%       0.1%      0.00%     85.1%    20.2    17.3%
Cavalry Bancorp, Inc.         TN       03/17/98       CAVB     8.0%      4.0%      20.3%      0.00%     79.8%    16.5    21.7%
SFSB Holding Company          PA       03/02/98       SFSH     8.0%      4.0%       7.9%      0.00%     76.1%    N.M.    16.6%

                           Averages - Standard Conversions:    8.0%      4.0%       7.7%      0.36%     79.0%    20.9x   18.5%
                            Medians - Standard Conversions:    8.0%      4.0%       4.4%      0.00%     78.3%    19.3x   17.5%

Second-Step Conversions
-----------------------
SouthBanc Shares, Inc.        SC*      04/15/98       SBAN     0.0%      4.0%      24.1%      0.00%    117.6%    26.7x   25.7%
First Source Bancorp, Inc.    NJ       04/09/98       FSLA     8.0%      4.0%       0.5%      1.00%    129.6%    24.5    26.6%
Peoples Bancorp, Inc.         NJ       04/09/98       TSBS     4.0%      4.0%       0.3%      1.00%    114.5%    26.6    42.3%
Pocahontas Bancorp            AR*      04/01/98       PFSL     8.0%      4.0%       1.8%      0.00%    120.3%    21.2    15.9%
Harbor Florida Bancshares     FL*      03/19/98       HARB     8.0%      4.0%      20.3%      3.50%    126.5%    17.8    24.1%

                           Averages - 2nd Step Conversions:    5.6%      4.0%       9.4%      1.10%    121.7%    23.4x   26.9%
                            Medians - 2nd Step Conversions:    8.0%      4.0%       1.8%      1.00%    120.3%    24.5x   25.7%

                                Averages - All Conversions:    7.3%      4.0%       8.2%      0.59%     92.4%    21.8x   21.1%
                                 Medians - All Conversions:    8.0%      4.0%       4.0%      0.00%     80.5%    20.7x   20.1%
------------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                       Institutional Information
                                                            -----------------------------
                                                                  Financial Charac.
                                                            -----------------------------
                                    Conversion                                              IPO
Institution                   State     Date         Ticker    ROA       TE/A       ROE    Price
-----------                   -----     ----         ------    ---       ----       ---    -----
                                                               (%)        (%)       (%)     ($)
----------------------------------------------------------------------------------------------------
Standard Conversions
--------------------
BOC Financial Corp.           NC       05/01/98       Pink      0.9%     37.5%     2.4%    $ 10.00
Columbia Financial of KY      KY       04/15/98       CFKY      0.9%     28.3%     3.2%      10.00
Adirondack Fin. Services      NY*      04/07/98       Pink     -0.5%     13.3%    -3.7%      10.00
Heritage Bancorp, Inc.        SC*      04/07/98       HBSC      1.2%     28.8%     4.0%      15.00
Quitman Bancorp, Inc.         GA       04/07/98       Pink      0.9%     18.6%     4.7%      10.00
EFC Bancorp, Inc.             IL       04/06/98       EFC       1.1%     23.8%     4.5%      10.00
Northeast Penn. Fin. Corp.    PA       04/01/98       NEP       0.6%     18.3%     3.4%      10.00
Bay State Bancorp, Inc.       MA       03/31/98       BYS       0.9%     20.7%     4.5%      20.00
Independence Community        NY*      03/17/98       ICBC      0.6%     20.3%     3.2%      10.00
Cavalry Bancorp, Inc.         TN       03/17/98       CAVB      1.3%     27.2%     4.8%      10.00
SFSB Holding Company          PA       03/02/98       SFSH     -0.2%     21.8%    -0.9%      10.00

                           Averages - Standard Conversions:     0.7%     23.5%     2.7%    $ 11.36
                            Medians - Standard Conversions:     0.9%     21.8%     3.4%    $ 10.00

Second-Step Conversions
-----------------------
SouthBanc Shares, Inc.        SC*      04/15/98       SBAN      0.9%     21.9%     4.3%    $ 20.00
First Source Bancorp, Inc.    NJ       04/09/98       FSLA      1.1%     20.5%     5.3%      10.00
Peoples Bancorp, Inc.         NJ       04/09/98       TSBS      1.6%     36.9%     4.3%      10.00
Pocahontas Bancorp            AR*      04/01/98       PFSL      0.8%     13.2%     5.7%      10.00
Harbor Florida Bancshares     FL*      03/19/98       HARB      1.4%     19.1%     7.3%      10.00

                           Averages - 2nd Step Conversions:     1.2%     22.3%     5.4%    $ 12.00
                            Medians - 2nd Step Conversions:     1.1%     20.5%     5.3%    $ 10.00

                                Averages - All Conversions:     0.8%     23.1%     3.6%    $ 11.56
                                 Medians - All Conversions:     0.9%     21.2%     4.3%    $ 10.00
----------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                       Institutional Information                                 Post-IPO Pricing Trends
                                                            -------------------------------------------------------------
                                                                                     Closing Price:
                                                            -------------------------------------------------------------
                                                               First                After               After
                                     Conversion                 Trading       %      First       %       First       %
Institution                   State     Date         Ticker     Day       Change   Week(6)    Change   Month(7)   Change
-----------                   -----     ----         ------     ---       ------   -------    ------   --------   ------
                                                                ($)        (%)       ($)       (%)       ($)       (%)
-------------------------------------------------------------------------------------------------------------------------
Standard Conversions
--------------------
BOC Financial Corp.           NC       05/01/98       Pink     $ 13.68    36.8%   $ 14.75    47.5%    $ 13.25      32.5%
Columbia Financial of KY      KY       04/15/98       CFKY       17.13    71.3%     15.94    59.4%      16.00      60.0%
Adirondack Fin. Services      NY*      04/07/98       Pink       12.00    20.0%     12.13    21.3%      12.31      23.1%
Heritage Bancorp, Inc.        SC*      04/07/98       HBSC       22.31    48.7%     22.00    46.7%      22.00      46.7%
Quitman Bancorp, Inc.         GA       04/07/98       Pink       12.81    28.1%     14.31    43.1%      14.75      47.5%
EFC Bancorp, Inc.             IL       04/06/98       EFC        14.75    47.5%     14.94    49.4%      14.69      46.9%
Northeast Penn. Fin. Corp.    PA       04/01/98       NEP        15.50    55.0%     15.38    53.8%      15.44      54.4%
Bay State Bancorp, Inc.       MA       03/31/98       BYS        29.87    49.4%     29.63    48.1%      30.56      52.8%
Independence Community        NY*      03/17/98       ICBC       17.25    72.5%     17.56    75.6%      18.13      81.3%
Cavalry Bancorp, Inc.         TN       03/17/98       CAVB       20.56   105.6%     24.38   143.8%      24.00     140.0%
SFSB Holding Company          PA       03/02/98       SFSH       12.81    28.1%     13.13    31.3%      14.38      43.8%

                           Averages - Standard Conversions:    $ 17.15    51.2%   $ 17.65    56.3%    $ 17.77      57.2%
                            Medians - Standard Conversions:    $ 15.50    48.7%   $ 15.38    48.1%    $ 15.44      47.5%

Second-Step Conversions
-----------------------
SouthBanc Shares, Inc.        SC*      04/15/98       SBAN     $ 22.75    13.8%   $ 22.50    12.5%    $ 20.88       4.4%
First Source Bancorp, Inc.    NJ       04/09/98       FSLA       10.56     5.6%     10.50     5.0%      10.50       5.0%
Peoples Bancorp, Inc.         NJ       04/09/98       TSBS       12.00    20.0%     10.56     5.6%      10.50       5.0%
Pocahontas Bancorp            AR*      04/01/98       PFSL       10.75     7.5%     10.25     2.5%       9.94      -0.6%
Harbor Florida Bancshares     FL*      03/19/98       HARB       12.25    22.5%     11.69    16.9%      12.81      28.1%

                           Averages - 2nd Step Conversions:    $ 13.66    13.9%   $ 13.10     8.5%    $ 12.93       8.4%
                            Medians - 2nd Step Conversions:    $ 12.00    13.8%   $ 10.56     5.6%    $ 10.50       5.0%

                                Averages - All Conversions:    $ 16.06    39.5%   $ 16.23    41.4%    $ 16.26      41.9%
                                 Medians - All Conversions:    $ 14.22    32.5%   $ 14.84    44.9%    $ 14.72       8.4%

---------------------------------------------------------------------------------------------------------------------------

Note: * - Appraisal performed by RP Financial; "NT" - Not Traded; "NA" - Not Applicable, Not Available.

(1)   Non-OTS regulated thrift.
(2)   As reported in summary pages of prospectus.
(3)   As reported in prospectus.
(4)   Does not take into account the adoption of SOP 93-6.
(5)   Excludes impact of special SAIF assessment on earnings.
(6)   Latest price if offering less than one week old.
(7)   Latest price if offering more than one week but less than one month old.
(8)   Simultaneously converted to commercial bank charter.

                                                                    June 1, 1998
--------------------------------------------------------------------------------

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                   Table 4.3
                           Market Pricing Comparatives
                            Prices As of June 5, 1998

                                            Market
                                        Capitalization  Per Share Data           Pricing Ratios(3)
                                        --------------- --------------- -------------------------------
                                                         Core    Book
                                        Price/   Market  12-Mth  Value/
Financial Institution                  Share(1)   Value  EPS(2)  Share     P/E     P/B    P/A     P/TB
---------------------                   ------- ------- ------- ------- ------- ------- ------- -------
                                           ($)   ($Mil)    ($)     ($)     (X)     (%)     (%)     (%)
SAIF-Insured Thrifts                     21.84   174.72   0.96   13.81   20.15  160.44   20.63  166.60
All Public Companies                     22.34   251.09   1.00   13.73   19.90  165.97   20.66  170.54
Special Selection Grouping(8)            15.96   223.55   0.49   12.75   25.84  138.59   30.16  139.85

Comparable Group
----------------
Special Comparative Group(8)
----------------------------
BYS   Bay State Bancorp of MA            27.75    70.35   1.05   23.66   26.43  117.29   24.29  117.29
CAVB  Cavalry Bancorp of TN              22.50   169.61   0.43   13.23      NM  170.07   48.35  170.07
CFKY  Columbia Financial of KY           15.00    40.07   0.15   13.42      NM  111.77   31.61  301.20
EFC   EFC Bancorp Inc of IL              13.50    93.65   0.56   12.42   24.11  108.70   25.84  108.70
FSLA  First Source Bancorp of NJ         10.00   317.40   0.41    7.72   24.39  129.53   26.62  129.53
HARB  Harbor Florida Bancshrs of FL      11.94   366.55   0.45    8.29   25.40  144.03   28.54  145.61
HBSC  Heritage Bancorp, Inc of SC        20.50    94.89   0.78   19.41   26.28  105.62   30.40  105.62
HLFC  Home Loan Financial Corp of OH     15.50    34.84   0.37   13.82      NM  112.16   43.67  112.16
ICBC  Independence Comm Bnk Cp of NY     16.81  1183.61   0.49   12.55      NM  133.94   29.07  143.06
NEP   Northeast PA Fin. Corp of PA       14.50    93.19   0.42   12.43      NM  116.65   21.30  116.65
TSBS  Peoples Bancorp Inc of NJ          10.00   362.37   0.15    3.09      NM  323.62   40.77      NM
PFSL  Pocahontas Bancorp of AR            9.88    65.89   0.35    8.72   27.44  113.30   16.44  113.30
SBAN  SouthBanc Shares Inc. of SC        19.56    13.79   0.73   17.01   26.79  114.99   25.13  114.99

                                                           Dividends(4)                Financial Characteristics(6)
                                           ------- ----------------------- -----   -----------------------------------------------
                                                                                                       Reported         Core
                                                   Amount/         Payout   Total  Equity/  NPAs/  --------------- ---------------
Financial Institution                      P/CORE  Share    Yield Ratio(5) Assets  Assets  Assets    ROA     ROE     ROA     ROE
---------------------                      -------- ------- ------ ------- ------  ------- ------- ------- ------- ------- -------
                                              (x)     ($)     (%)     (%)   ($Mil)     (%)    (%)     (%)     (%)     (%)     (%)
SAIF-Insured Thrifts                        20.81     0.35   1.64   31.79   1,058   13.89    0.67    0.93    7.95    0.88    7.48
All Public Companies                        20.61     0.36   1.62   31.61   1,440   13.52    0.66    0.95    8.43    0.90    7.94
Special Selection Grouping(8)               26.11     0.16   1.07   18.52     763   22.94    0.44    1.00    5.44    0.91    5.00

Comparable Group
----------------
Special Comparative Group(8)
----------------------------
BYS   Bay State Bancorp of MA               26.43     0.00   0.00    0.00     290   20.71    0.77    0.92    4.44    0.92    4.44
CAVB  Cavalry Bancorp of TN                    NM     0.00   0.00    0.00     351   28.43    0.01    1.48    7.18    1.02    4.98
CFKY  Columbia Financial of KY                 NM     0.00   0.00    0.00     127   28.28      NA    0.91    3.20    0.32    1.12
EFC   EFC Bancorp Inc of IL                 24.11     0.00   0.00    0.00     362   23.77    0.46    1.07    4.51    1.07    4.51
FSLA  First Source Bancorp of NJ            24.39     0.12   1.20   29.27   1,192   20.55    0.47    1.09    5.31    1.09    5.31
HARB  Harbor Florida Bancshrs of FL         26.53     0.26   2.18   57.78   1,284   19.81    0.47    1.25   11.33    1.20   10.84
HBSC  Heritage Bancorp, Inc of SC           26.28     0.00   0.00    0.00     312   28.79      NA    1.16    4.02    1.16    4.02
HLFC  Home Loan Financial Corp of OH           NM     0.00   0.00    0.00      80   38.94    0.44    1.30    5.70    1.30    5.70
ICBC  Independence Comm Bnk Cp of NY           NM     0.00   0.00    0.00   4,072   21.70    0.70    0.64    2.95    0.85    3.90
NEP   Northeast PA Fin. Corp of PA             NM     0.00   0.00    0.00     437   18.26    0.22    0.62    3.38    0.62    3.38
TSBS  Peoples Bancorp Inc of NJ                NM     0.10   1.00   66.67     889   12.60    0.64    1.06    6.69    0.79    5.02
PFSL  Pocahontas Bancorp of AR              28.23     0.24   2.43   68.57     401   14.51    0.25    0.62    7.74    0.61    7.53
SBAN  SouthBanc Shares Inc. of SC           26.79     1.40   7.16      NM     117   21.85      NA    0.94    4.29    0.94    4.29

(1)   Average of High/Low or Bid/Ask price per share.
(2) EPS (estimate core basis) is based on actual trailing twelve month data, adjusted to omit non-operating items (including the SAIF assessment) on a tax effected basis.
(3) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.
(4) Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated dividend as a percent of trailing twelve month estimated core earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.
(7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.
(8)   Includes Converted Last 3 Mths (no MHC);

Source: Corporate reports, offering circulars, and RP Financial, LC.
        calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 4.17


8. Management

      Cortland's management team has experience and expertise in all of the key areas of the Bank's operations. Exhibit IV-5 lists Cortland's Board of Trustees and executive management with summary resumes, showing that the Bank has also recently hired experienced professionals for the positions of chief operating officer and chief financial officer. The Bank's operations to date indicates that Cortland's management team, in conjunction with the Board, has developed and implemented an effective operating philosophy. With the recent additions of two senior officers, Cortland currently has no apparent senior management or Board vacancies and there appears to be a well-defined organizational structure.

      Similarly, the financial results of the Peer Group companies indicate that they have been effectively managed, as all of the Peer Group companies maintained capital positions in compliance with regulatory requirements, solid core earnings and favorable credit quality measures. We have therefore concluded that, in general, Cortland is currently being operated at least as effectively as the Peer Group companies and no adjustment for this factor was necessary.

9. Effect of Government Regulation and Regulatory Reform

      The 1996 recapitalization of the SAIF insurance fund has removed the difference in deposit insurance costs between BIF and SAIF-insured institutions. Thus, although five of the Peer Group members are SAIF-insured, the deposit insurance costs are similar. As a fully-converted BIF-insured institution, Cortland will operate in substantially the same regulatory environment as the Peer Group members -- all of whom are adequately capitalized institutions (Exhibit IV-6 reflects the Bank's pro forma regulatory capital ratios). As discussed previously, Cortland has been operating since late 1995 under and MOU with the FDIC to address certain loan origination and compliance matters. Although Cortland believes it has complied with all aspects of the MOU, there is no assurance that the FDIC will terminate the MOU in the near future. The Peer Group members operate with no apparent regulatory restrictions. On balance, RP Financial concluded that a slight downward adjustment to the Bank's value was warranted for this factor.

Summary of Adjustments

      Overall, we believe the Bank's pro forma market value should take into account the valuation adjustments relative to the Peer Group:

RP Financial, LC.
Page 4.18


      Key Valuation Parameters:                          Valuation Adjustment
      -------------------------                          --------------------
      Financial Condition                                Slight Downward
      Profitability, Growth and Viability of Earnings    Moderate Downward
      Asset Growth                                       Slight Downward
      Primary Market Area                                No Adjustment
      Dividends                                          No Adjustment
      Liquidity of the Shares                            No Adjustment
      Marketing of the Issue                             No Adjustment
      Management                                         No Adjustment
      Effect of Government Regulations                   Slight Downward
        and Regulatory Reform

Valuation Approaches

      In applying the accepted valuation methodology promulgated by the OTS and adopted by the FDIC, i.e., the pro forma market value approach, we considered the three key pricing ratios in valuing Cortland's to-be-issued stock -- the price/earnings ("P/E"), price/book ("P/B"), and price/assets ("P/A") approaches -- all performed on a pro forma basis including the effects of the conversion proceeds. In computing the pro forma impact of the conversion and the related pricing ratios, we have incorporated the valuation parameters disclosed in Cortland's prospectus for offering expenses, and the effective tax rate and stock benefit plan assumptions (summarized in Exhibits IV-7 and IV-8). We have utilized the reinvestment rate set forth in the prospectus, the one year T-Bill rate as of March 31, 1998 of 5.39 percent. With regard to the employee stock ownership plan and stock reward plans, we have performed the valuation assuming the ESOP purchases an amount equal to 8.0 percent of the offering (15 year amortization) and the PRRP acquires 4.0 percent of the offering. We also took into account that concurrent with the conversion, Cortland will contribute authorized but unissued shares equal to two percent of the shares issued in the conversion to a charitable foundation. In our estimate of value, we assessed the relationship of the pro forma pricing ratios relative to the Peer Group and the recent conversions.

      RP Financial's valuation placed emphasis on the following:

      o P/E Approach. The P/E approach is generally the best indicator of long-term value for a stock. Since the Bank and the Peer Group reported pro forma core profitability, the P/E approach was heavily considered in this valuation. In applying this approach, we took into account primarily estimated core earnings.

      o P/B Approach. P/B ratios have generally served as a useful benchmark in the valuation of savings institution stocks, with the greater determinant of long term value being earnings. We have also modified the P/B approach to exclude the impact of intangible assets (i.e., price/tangible book value or "P/TB"). RP Financial considered the P/TB approach to be a reliable indicator of value given current market conditions, particularly the market for new conversions, which often exhibit a willingness to pay premium P/E multiples in the expectation that such institutions will implement leveraging strategies to promote earnings growth. At the

RP Financial, LC.
Page 4.19


            same time, with lower ROE ratios, new conversions are typically discounted on a book value basis relative to the market at least until there is partial realization of leveraging strategies.

      o P/A Approach. P/A ratios are generally a less reliable indicator of market value, as investors do not place exclusive weight simply on the size of total assets as a determinant of market value. Furthermore, this approach does not take into account the amount of stock purchases funded by deposit withdrawals, thus understating the pro forma P/A ratio. Investors place significantly greater weight on book value and earnings -- which have received greater weight in our valuation analysis. At the same time, the P/A ratio is an indicator of franchise value and, in the case of a highly capitalized institution, a high P/A ratio limits the investment community's willingness to pay average market multiples for earnings and book value when ROE is low.

      The Bank intends to adopt Statement of Position ("SOP" 93-6), which will cause earnings per share computations to be based on shares issued and outstanding excluding shares owned by an ESOP where there is not a commitment to release such shares. For the purpose of preparing the pro forma pricing tables and exhibits, we have reflected all shares issued in the offering including shares purchased by the ESOP as outstanding to capture the full dilutive impact of such stock to the Bank's shareholders. However, we have considered the impact of adoption of SOP 93-6 on the Bank in the determination of the Bank's pro forma value.

      Based on the application of the three valuation approaches, taking into consideration the valuation adjustments discussed above, and placing the greatest weight on the P/TB and P/E approaches, followed by the P/A approach, RP Financial concluded that the pro forma market value of the Bank's conversion stock is $62,475,000 at the midpoint at this time.

      1. Price-to-Tangible Book ("P/TB"). The application of the P/TB valuation method requires calculating the Bank's pro forma market value by applying a valuation P/TB ratio to Cortland's pro forma tangible book value. Based on the $62,475,000 midpoint valuation, Cortland's pro forma P/TB ratio was 74.49 percent. In comparison to the average P/TB ratio for the Peer Group of 131.68 percent, Cortland's valuation reflected a discount of 43.4 percent. RP Financial considered a discount under the P/TB approach to be reasonable in light of the valuation adjustments discussed previously. Given the historically high P/TB pricing for thrifts in today's market, a valuation discount under the P/TB approach could only be expected and is consistent with the aftermarket trading of new conversion issues.

      2. Price-to-Earnings ("P/E"). The application of the P/E valuation method requires calculating the Bank's pro forma market value by applying a valuation P/E multiple times the pro forma earnings base. Ideally, the pro forma earnings base is composed principally of the Bank's recurring earnings base, that is, earnings adjusted to exclude any one-time non-operating items, plus the estimated after-tax earnings benefit of the reinvestment of net conversion proceeds. Cortland reported net income of $154,000 for the twelve months ended March 31, 1998, which included net non-operating items such as substantial amounts of loan loss provisions,

RP Financial, LC.
Page 4.20


other non-operating expense in the form of expenses on REO, and non-operating income consisting of minor levels of gains on the sale of securities and a recovery on the Nationar investment. Excluding these various non-operating items and normalizing the loan loss provisions to match the Bank's 1998 budgeted figure of $300,000 annually, the Bank's core earnings were calculated to equal the following (Note: the adjustments applied to the Peer Group's earnings in the calculation of core earnings are shown in Exhibit IV-9):

                                                               Est. Core
                                                                Earnings
                                                                --------
                                                                 ($000)

        Net Int. Margin, (12 Mths Ended 3/31/98)               $ 9,287
        Less: Loan Loss Provisions @$300,000 Annualized           (300)
        Plus: Other Operating Income (12 Mths Ended 3/31/98)       825

        Less: Operating Expense (12 Mths Ended 3/31/98)         (6,321)
                                                                ------
        Adjusted Income Before Taxes                           $ 3,491
        Taxes @ 39%                                             (1,361)
                                                                ------
        Estimated Core Earnings                                $ 2,130

      Based on Cortland's trailing twelve month adjusted earnings, and incorporating the impact of the pro forma assumptions previously discussed, the Bank's pro forma core P/E multiple at the $62,475,000 midpoint value equaled
18.75 times. Comparatively, the Peer Group posted an average core P/E multiple of 22.48 times, which indicates a discount of 16.6 percent in the Bank's pro forma earnings multiple at the midpoint. At the supermaximum of the valuation range, the Bank's core P/E multiple equaled 22.12 times, an indicated discount of 1.6 percent. In reaching the valuation conclusion, we also evaluated the Bank's price/earnings multiple on the basis of projected earnings as reflected in the business plan.

      3. Price-to-Assets ("P/A"). The P/A valuation methodology determines market value by applying a valuation P/A ratio to the Bank's pro forma asset base, conservatively assuming no deposit withdrawals are made to fund stock purchases. In all likelihood there will be deposit withdrawals, which results in understating the pro forma P/A ratio which is computed herein. At the midpoint of the valuation range, Cortland's value equaled 21.93 percent of pro forma assets. Comparatively, the Peer Group companies exhibited an average P/A ratio of 23.87 percent, which implies an 8.1 percent discount being applied to the Bank's pro forma P/A ratio.

Comparison to Recent Conversions

      As indicated at the beginning of this chapter, RP Financial's analysis of recent conversion pricing characteristics at conversion (excluding second step conversions) and in the aftermarket has been limited to a "technical" analysis and, thus, the pricing characteristics of recent conversions is not the primary determinate of

RP Financial, LC.
Page 4.21


value herein. Particular focus was placed on the P/B approach in this analysis since the P/E multiples do not reflect the actual impact of reinvestment and the source of conversion funds (i.e., external funds vs. deposit withdrawals). The recent conversions on average closed their offerings at their supermaximum levels given the oversubscribed nature of their offerings and prevailing market conditions at closing, indicating an average price/tangible book ratio of 79.0 percent. On average, the prices of recent conversions appreciated by 56 percent following the first week of trading. In comparison, the Bank's P/TB ratio at the appraised midpoint reflects only a moderate discount relative to the closing ratios and a larger discount to the aftermarket ratios. The closing and aftermarket P/TB ratios are not directly comparable in that the closing ratio reflects the pro forma impact of conversion on equity whereas the aftermarket ratio reflects only price (with no further impact on equity capital).

Valuation Conclusion

      Based on the foregoing, it is our opinion that, as of June 5, 1998, the aggregate pro forma market value of the Bank was $62,475,000 at the midpoint, equal to 6,247,500 shares offered at $10.00 per share. Pursuant to the conversion guidelines, the 15 percent offering range includes a minimum of $53,103,750 and a maximum of $71,846,250. Based on the $10.00 per share offering price, this valuation range equates to an offering of 5,310,375 shares at the minimum to 7,184,625 shares at the maximum. The Holding Company's offering also includes a provision for a super maximum, which would result in an offering size of $82,623,190, equal to 8,262,319 shares at the $10.00 per share offering price.

      Based on this valuation range, incorporating the 2 percent shares issued to the Foundation following consummation of the offering, the offering range is as follows: $52,062,500 at the minimum, $61,250,000 at the midpoint, $70,437,500 at the maximum and $81,003,125 at the supermaximum. Based on a $10.00 per share offering price, the number of offering shares is as follows: 5,206,250 at the minimum, 6,125,000 at the midpoint, 7,043,750 at the maximum and 8,100,313 at the supermaximum.

      The comparative pro forma valuation ratios relative to the Peer Group are shown in Table 4.4, and the key valuation assumptions are detailed in Exhibit IV-7. The pro forma calculations for the range are detailed in Exhibit IV-8.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                    Table 4.4
                              Public Market Pricing
                 Cortland SB of Cortland NY and the Comparables
                               As of June 5, 1998

                                            Market
                                        Capitalization   Per Share Data             Pricing Ratios(3)
                                        ------------------------------- ---------------------------------------
                                                         Core    Book
                                        Price/   Market  12-Mth  Value/
                                       Share(1)   Value  EPS(2)  Share     P/E     P/B    P/A    P/TB   P/CORE
                                        ------- ------- ------- ------- ------- ------- ------- ------- -------
                                           ($)   ($Mil)    ($)     ($)     (X)     (%)     (%)     (%)     (X)
Cortland SB of Cortland NY
--------------------------
 Superrange                               0.00     0.00   0.00    0.00    0.00    0.00    0.00    0.00    0.00
 Range Maximum                            0.00     0.00   0.00    0.00    0.00    0.00    0.00    0.00    0.00
 Range Midpoint                           0.00     0.00   0.00    0.00    0.00    0.00    0.00    0.00    0.00
 Range Minimum                            0.00     0.00   0.00    0.00    0.00    0.00    0.00    0.00    0.00

BIF-Insured Thrifts(7)
----------------------
 Averages                                24.92   628.84   1.21   13.40   18.56  193.05   20.50  191.24   19.53
 Medians                                   ---     ---     ---     ---   16.65  189.11   18.49  195.98   18.52

All Non-MHC State of NY(7)
--------------------------
 Averages                                27.76   604.99   1.19   16.56   21.46  161.11   21.52  169.65   22.15
 Medians                                   ---     ---     ---     ---   21.04  151.26   18.49  152.14   22.24

Comparable Group Averages
-------------------------
 Averages                                19.75    44.15   0.79   14.99   21.98  131.31   23.87  131.68   22.48
 Medians                                   ---     ---     ---     ---   21.79  126.56   26.60  126.56   22.53

State of NY
-----------
AFED AFSALA Bancorp, Inc. of NY(7)      19.75    27.22   0.89   14.58   22.19  135.46   16.97  135.46   22.19
ALBK ALBANK Fin. Corp. of Albany NY     52.38   673.24   3.38   28.54   15.32  183.53   16.46  234.68   15.50
ALBC Albion Banc Corp. of Albion NY      9.50     7.14   0.43    8.28   21.11  114.73    9.80  114.73   22.09
AHCI Ambanc Holding Co., Inc. of NY     18.63    79.33   0.48   14.27     NM   130.55   15.26  130.55     NM
ASFC Astoria Financial Corp. of NY      54.31  1431.94   2.52   32.88   19.82  165.18   13.14  233.39   21.55
CNY  Carver Bancorp, Inc. of NY         13.31    30.80   0.03   15.24     NM    87.34    7.41   90.79     NM
CATB Catskill Fin. Corp. of NY          17.38    77.53   0.85   15.54   20.21  111.84   26.20  111.84   20.45
DME  Dime Bancorp, Inc. of NY           30.13  3442.59   1.03   11.37   23.54  265.00   15.63  323.63   29.25
DIME Dime Community Bancorp of NY       29.00   360.76   0.89   15.22     NM   190.54   22.87  219.03     NM
ESBK Elmira Svgs Bank (The) of NY       29.25    21.26   1.47   19.63   21.04  149.01    9.26  149.01   19.90
FIBC Financial Bancorp, Inc. of NY      27.50    46.94   1.58   16.43   16.98  167.38   15.12  168.09   17.41
FFIC Flushing Fin. Corp. of NY          26.50   207.44   1.14   17.52   23.45  151.26   19.23  157.27   23.25
GOSB GSB Financial Corp. of NY          17.13    38.51   0.37   14.88     NM   115.12   32.40  115.12     NM
GPT  GreenPoint Fin. Corp. of NY        40.94  3458.16   1.74   15.15   24.37  270.23   26.14     NM    23.53
HAVN Haven Bancorp of Woodhaven NY      26.88   237.51   1.11   12.91   24.00  208.21   11.77  208.70   24.22
ICBC Independence Comm Bnk Cp of NY     16.81  1183.61   0.49   12.55     NM   133.94   29.07  143.06     NM
JSB  JSB Financial, Inc. of NY          58.44   577.56   2.64   35.96   19.68  162.51   37.72  162.51   22.14
LISB Long Island Bancorp, Inc of NY(7)  61.50  1471.94   1.77   23.55   28.08  261.15   23.38  263.38     NM
PEEK Peekskill Fin. Corp. of NY         18.00    54.31   0.65   14.92   28.57  120.64   27.73  120.64   27.69
PSBK Progressive Bank, Inc. of NY(7)    42.00   161.95   2.23   20.68   18.92  203.09   18.07  222.58   18.83
QCSB Queens County Bancorp of NY        44.44   663.13   1.48   11.36   29.63     NM    40.87     NM      NM
RELY Reliance Bancorp, Inc. of NY       39.25   377.90   2.04   20.13   20.34  194.98   17.34  282.58   19.24
RCBK Richmond County Fin Corp of NY     18.50   488.84   0.74   12.21     NM   151.52   33.39  152.14   25.00
RSLN Roslyn Bancorp, Inc. of NY         22.13   947.65   0.99   14.51   21.49  152.52   25.57  153.25   22.35

                                             Dividends(4)                 Financial Characteristics(6)
                                       ----------------------- -------------------------------------------------------
                                                                                            Reported          Core
                                       Amount/         Payout  Total   Equity/  NPAs/  _______________ _______________
                                       Share    Yield Ratio(5) Assets  Assets  Assets    ROA     ROE     ROA     ROE
                                       ------- ------- ------- ------- ------- ------- ------- ------- ------- -------
                                          ($)     (%)     (%)  ($Mil)     (%)     (%)     (%)     (%)     (%)     (%)
Cortland SB of Cortland NY
--------------------------
 Superrange                              0.00    0.00    0.00       0    0.00    0.00    0.00    0.00    0.00    0.00
 Range Maximum                           0.00    0.00    0.00       0    0.00    0.00    0.00    0.00    0.00    0.00
 Range Midpoint                          0.00    0.00    0.00       0    0.00    0.00    0.00    0.00    0.00    0.00
 Range Minimum                           0.00    0.00    0.00       0    0.00    0.00    0.00    0.00    0.00    0.00

BIF-Insured Thrifts(7)
----------------------
 Averages                                0.40    1.53   31.00   3,341   11.56    0.64    1.05   10.76    1.01   10.16
 Medians                                  ---     ---     ---     ---     ---     ---     ---     ---     ---     ---

All Non-MHC State of NY(7)
--------------------------
 Averages                                0.42    1.34   31.22   2,942   13.83    0.79    0.85    7.29    0.91    7.55
 Medians                                  ---     ---     ---     ---     ---     ---     ---     ---     ---     ---

Comparable Group Averages
-------------------------
 Averages                                0.28    1.43   36.11     215   18.43    0.71    0.88    5.25    0.91    5.28
 Medians                                  ---     ---     ---     ---     ---     ---     ---     ---     ---     ---

State of NY
-----------
AFED AFSALA Bancorp, Inc. of NY(7)      0.28    1.42   31.46     160   12.52    0.37    0.78    5.89    0.78    5.89
ALBK ALBANK Fin. Corp. of Albany NY     0.84    1.60   24.85   4,089    8.97    0.92    1.16   12.76    1.14   12.61
ALBC Albion Banc Corp. of Albion NY     0.12    1.26   27.91      73    8.54    0.55    0.48    5.58    0.46    5.33
AHCI Ambanc Holding Co., Inc. of NY     0.24    1.29   50.00     520   11.69    0.62    0.51    4.18    0.41    3.34
ASFC Astoria Financial Corp. of NY      0.80    1.47   31.75  10,895    7.96    0.54    0.81   10.29    0.74    9.46
CNY  Carver Bancorp, Inc. of NY         0.00    0.00    0.00     416    8.48     NA    -0.11   -1.33    0.02    0.20
CATB Catskill Fin. Corp. of NY          0.32    1.84   37.65     296   23.42    0.29    1.33    5.36    1.32    5.30
DME  Dime Bancorp, Inc. of NY           0.20    0.66   19.42  22,024    5.90    1.03    0.72   12.65    0.58   10.18
DIME Dime Community Bancorp of NY       0.36    1.24   40.45   1,577   12.01    0.48    0.83    6.19    0.79    5.86
ESBK Elmira Svgs Bank (The) of NY       0.64    2.19   43.54     230    6.21    0.68    0.44    7.04    0.47    7.45
FIBC Financial Bancorp, Inc. of NY      0.50    1.82   31.65     310    9.04    2.19    0.94   10.24    0.92    9.99
FFIC Flushing Fin. Corp. of NY          0.32    1.21   28.07   1,078   12.72    0.31    0.92    6.57    0.93    6.63
GOSB GSB Financial Corp. of NY          0.00    0.00    0.00     119   28.14    0.10    0.73    3.54    0.69    3.36
GPT  GreenPoint Fin. Corp. of NY        0.64    1.56   36.78  13,228    9.67    2.73    1.08   10.71    1.11   11.10
HAVN Haven Bancorp of Woodhaven NY      0.30    1.12   27.03   2,018    5.65    0.57    0.53    9.11    0.53    9.03
ICBC Independence Comm Bnk Cp of NY     0.00    0.00    0.00   4,072   21.70    0.70    0.64    2.95    0.85    3.90
JSB  JSB Financial, Inc. of NY          1.60    2.74   60.61   1,531   23.21     NA     1.92    8.59    1.71    7.64
LISB Long Island Bancorp, Inc of NY(7)  0.60    0.98   33.90   6,296    8.95    0.86    0.87    9.63    0.71    7.78
PEEK Peekskill Fin. Corp. of NY         0.36    2.00   55.38     196   22.99    0.89    1.03    4.09    1.06    4.22
PSBK Progressive Bank, Inc. of NY(7)    0.80    1.90   35.87     896    8.90    0.76    0.97   11.15    0.97   11.20
QCSB Queens County Bancorp of NY        1.00    2.25   67.57   1,622   10.45    0.55    1.47   12.54    1.45   12.37
RELY Reliance Bancorp, Inc. of NY       0.72    1.83   35.29   2,180    8.89     NA     0.90   10.66    0.95   11.27
RCBK Richmond County Fin Corp of NY     0.20    1.08   27.03   1,464   22.04    0.47    0.19    1.11    1.53    9.09
RSLN Roslyn Bancorp, Inc. of NY         0.34    1.54   34.34   3,706   16.76    0.25    1.31    7.08    1.26    6.81

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                   Table 4.4
                              Public Market Pricing
                 Cortland SB of Cortland NY and the Comparables
                               As of June 5, 1998

                                            Market
                                        Capitalization  Per Share Data             Pricing Ratios(3)
                                        --------------- -------------- ---------------------------------------
                                                         Core    Book
                                        Price/   Market  12-Mth  Value/
                                       Share(1)   Value  EPS(2)  Share     P/E     P/B    P/A    P/TB   P/CORE
                                        ------- ------- ------- ------- ------- ------- ------- ------- -------
                                           ($)   ($Mil)    ($)     ($)     (X)     (%)     (%)     (%)     (X)
SFED SFS Bancorp of Schenectady NY      22.00    26.58   0.89   17.95   23.91  122.56   15.15  122.56   24.72
SKAN Skaneateles Bancorp Inc of NY      17.50    25.20   1.09   12.48   15.63  140.22    9.78  143.91   16.06
SIB  Staten Island Bancorp of NY        21.44   967.59   0.79   15.51     NM   138.23   36.22  141.89   27.14
ROSE T R Financial Corp. of NY          42.25   740.64   1.85   14.05   20.22  300.71   18.49  300.71   22.84
TPNZ Tappan Zee Fin., Inc. of NY(7)     20.13    29.75   0.67   14.56   28.76  138.26   23.52  138.26     NM
WSBI Warwick Community Bncrp of NY      16.88   111.53   0.55   12.60     NM   133.97   31.84  133.97     NM
YFCB Yonkers Fin. Corp. of NY           18.94    57.12   1.01   14.90   18.39  127.11   17.22  127.11   18.75

Comparable Group
----------------
AHCI Ambanc Holding Co., Inc. of NY     18.63    79.33   0.48   14.27     NM   130.55   15.26  130.55     NM
CATB Catskill Fin. Corp. of NY          17.38    77.53   0.85   15.54   20.21  111.84   26.20  111.84   20.45
DCBI Delphos Citizens Bancorp of OH     20.50    39.03   0.91   14.76   22.53  138.89   34.66  138.89   22.53
ESBK Elmira Svgs Bank (The) of NY       29.25    21.26   1.47   19.63   21.04  149.01    9.26  149.01   19.90
GOSB GSB Financial Corp. of NY          17.13    38.51   0.37   14.88     NM   115.12   32.40  115.12     NM
PEEK Peekskill Fin. Corp. of NY         18.00    54.31   0.65   14.92   28.57  120.64   27.73  120.64   27.69
PSFC Peoples Sidney Fin. Corp of OH     24.38    43.52   0.71   14.87     NM   163.95   41.24  163.95     NM
SFED SFS Bancorp of Schenectady NY      22.00    26.58   0.89   17.95   23.91  122.56   15.15  122.56   24.72
SKAN Skaneateles Bancorp Inc of NY      17.50    25.20   1.09   12.48   15.63  140.22    9.78  143.91   16.06
WEHO Westwood Hmstd Fin Corp of OH      12.75    36.25   0.49   10.60     NM   120.28   27.00  120.28   26.02

                                            Dividends(4)                 Financial Characteristics(6)
                                      ----------------------- -------------------------------------------------------
                                                                                           Reported          Core
                                       Amount/         Payout  Total   Equity/  NPAs/  --------------- --------------
                                       Share    Yield Ratio(5) Assets  Assets  Assets    ROA     ROE     ROA     ROE
                                       ------- ------- ------- ------- ------- ------- ------- ------- ------- ------
                                          ($)     (%)     (%)  ($Mil)     (%)     (%)     (%)     (%)     (%)     (%)
SFED SFS Bancorp of Schenectady NY      0.32    1.45   35.96     175   12.36    0.72    0.64    5.13    0.62    4.96
SKAN Skaneateles Bancorp Inc of NY      0.28    1.60   25.69     258    6.98    2.01    0.64    9.32    0.63    9.07
SIB  Staten Island Bancorp of NY        0.28    1.31   35.44   2,671   26.20    0.85    0.86    5.00    1.59    9.19
ROSE T R Financial Corp. of NY          0.72    1.70   38.92   4,006    6.15    0.57    0.99   15.97    0.88   14.13
TPNZ Tappan Zee Fin., Inc. of NY(7)     0.28    1.39   41.79     126   17.02    1.24    0.84    4.86    0.81    4.65
WSBI Warwick Community Bncrp of NY      0.00    0.00    0.00     350   23.76    0.52    1.04    4.37    1.04    4.37
YFCB Yonkers Fin. Corp. of NY           0.28    1.48   27.72     332   13.54    0.41    1.05    7.10    1.03    6.96

Comparable Group
----------------
AHCI Ambanc Holding Co., Inc. of NY     0.24    1.29   50.00     520   11.69    0.62    0.51    4.18    0.41    3.34
CATB Catskill Fin. Corp. of NY          0.32    1.84   37.65     296   23.42    0.29    1.33    5.36    1.32    5.30
DCBI Delphos Citizens Bancorp of OH     0.00    0.00    0.00     113   24.95    0.56    1.60    5.91    1.60    5.91
ESBK Elmira Svgs Bank (The) of NY       0.64    2.19   43.54     230    6.21    0.68    0.44    7.04    0.47    7.45
GOSB GSB Financial Corp. of NY          0.00    0.00    0.00     119   28.14    0.10    0.73    3.54    0.69    3.36
PEEK Peekskill Fin. Corp. of NY         0.36    2.00   55.38     196   22.99    0.89    1.03    4.09    1.06    4.22
PSFC Peoples Sidney Fin. Corp of OH     0.28    1.15   39.44     106   25.15    1.10    1.24    5.56    1.24    5.56
SFED SFS Bancorp of Schenectady NY      0.32    1.45   35.96     175   12.36    0.72    0.64    5.13    0.62    4.96
SKAN Skaneateles Bancorp Inc of NY      0.28    1.60   25.69     258    6.98    2.01    0.64    9.32    0.63    9.07
WEHO Westwood Hmstd Fin Corp of OH      0.36    2.82   73.47     134   22.45    0.12    0.67    2.33    1.05    3.68

(1)   Average of high/low or bid/ask price per share.
(2) EPS (core basis) is based on actual trailing twelve month data, adjusted to omit the impact of non-operating items (including the SAIF assessment) on a tax effected basis, and is shown on a pro forma basis where appropriate.
(3) P/E = Price to Earnings; P/B = Price to Book; P/A = Price to Assets; P/TB = Price to Tangible Book; and P/CORE = Price to Core Earnings.
(4) Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated twelve month dividend as a percent of trailing twelve month estimated core earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and total assets balances.
(7) Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source: Corporate reports, offering circulars, and RP Financial, Inc.
        calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

                                    EXHIBITS

RP Financial, LC.

                                LIST OF EXHIBITS

Exhibit

Number            Description
------            -----------

  I-1             Map of Office Locations

  I-2             Cortland's Audited Financial Statements

  I-3             Key Operating Ratios

  I-4             Investment Portfolio Composition

  I-5             Yields and Costs

  I-6             Loan Loss Allowance Activity

  I-7             Fixed Rate and Adjustable Rate Loans

  I-8             Gap Analysis

  I-9             Loan Portfolio Composition

  I-10            Contractual Maturity By Loan Type

  I-11            Loan Originations, Purchases, and Sales

  I-12            Non-Performing Assets

  I-13            Classified Assets

  I-14            Deposit Composition

  II-1            List of Branch Offices

  II-2            Historical Interest Rates

  II-3            Demographic/Economic Reports

  II-4            Sources of Personal Income/Employment Sectors

 III-1            General Characteristics of Publicly-Traded
                    Institutions

 III-2            New York Savings Institutions

 III-3            Selected Ohio Savings Institutions

 IV-1             Stock Prices:  June 5, 1998

 IV-2             Historical Stock Price Indices

 IV-3             Historical Thrift Stock Indices

 IV-4             Market Area Acquisition Activity

 IV-5             Directors and Management Summary Resumes

 IV-6             Pro Forma Regulatory Capital Ratios

 IV-7             Pro Forma Analysis Sheet

 IV-8             Pro Forma Effect of Conversion Proceeds

 IV-9             Peer Group Core Earnings Analysis

  V-1             Firm Qualifications Statement

                                   EXHIBIT I-1

                              Cortland Savings Bank
                             Map of Office Locations

===================
County-Town
NEW YORK
(UPPER)
===================

Explanation of Symbols
====================================================
     * State Capital      [Illegible] MSA Boundary

  Newton County Seat      256 MSA Number

Population Key
====================================================
    o    Under 250             o   20,000-24,999
    o    250-499               o   25,000-49,999
    o    500-999               o   50,000-99,999
    o    1,000-2,499           o   100,000-249,999
    o    2,500-4,999           o   250,000-999,999
    o    5,000-9,999
    o    10,000-19,999

[Map of Upstate New York State depicting office locations of Cortland Savings Bank omitted]

[Map inset of Schenectady/Albany area omitted]

[Map inset of Buffalo area omitted]

                                   EXHIBIT I-2
                              Cortland Savings Bank
                          Audited Financial Statements
                           [Incorporated by Reference]

                                   EXHIBIT I-3
                              Cortland Savings Bank
                              Key Operating Ratios

                                                  At or for the
                                                   Three Months
                                                  Ended March 31,                   At or for the Year Ended December 31,
                                                 -----------------         ---------------------------------------------------------
                                                 1998         1997         1997         1996         1995         1994         1993
                                                 ----         ----         ----         ----         ----         ----         ----
Performance Ratios:

Return on average assets (net income
   to average total assets) .............        0.86%        0.71%        0.03%        0.58%        0.82%        0.92%        1.03%

Return on average net worth equity
   (net income to average equity) .......        6.54%        5.53%        0.23%        4.64%        6.85%        8.41%       10.16%

Average interest-earning assets to
   average interest-bearing liabilities .      115.34%      114.97%      115.80%      113.90%      112.17%      111.39%      109.31%

Net interest rate spread(5) .............        3.70%        3.71%        3.58%        3.48%        3.70%        3.62%        4.41%

Net interest margin(6) ..................        4.27%        4.27%        4.17%        4.02%        4.18%        4.03%        4.84%

Net interest income after provision for
   loan losses to total other expenses ..        1.35x        1.31x        0.88x        1.23x        1.45x        1.55x        1.47x

Capital and Asset Quality Ratios:

Average net worth to average total assets       13.16%       12.78%       13.04%       12.40%       12.00%       10.96%       10.15%

Total net worth to assets end of period .       13.51%       12.96%       13.15%       12.74%       12.32%       11.67%       10.60%

Non-performing assets to total assets ...        0.96%        2.13%        2.04%        1.78%        1.00%        1.32%        1.40%

Non-performing loans to total loans .....        0.94%        2.84%        2.37%        2.28%        1.24%        1.60%        2.22%

Allowance for loan losses to total loans         1.43%        1.30%        1.34%        1.22%        1.25%        1.14%        1.12%

Allowance for loan losses to
   non-performing loans .................      106.62%       45.73%       49.38%       47.93%       55.75%       55.97%       41.84%

Other Data:

Number of real estate loans outstanding .        2,953        3,033        3,029        3,104        3,169        2,936        2,882

Number of deposit accounts ..............       33,548       34,031       34,069       34,213       34,710           NA           NA

Full service offices ....................           3            3            3            3            3            3            2

(1) Shown net of deferred fees and the allowance for loan losses.
(2) In December 1995, the Bank transferred securities classified as held-to-maturity with a fair value of $31,153,000 to available-for-sale.
(3) Includes the cumulative effect of changes in accounting for post-retirement benefits other than pensions and changes in accounting for income taxes.
(4) Asset quality and capital ratios are at end of period. All average balances are daily average balances except for 1995 and prior, for which monthly average balances are used because daily average balances are unavailable. Ratios for the three-month periods have been annualized where appropriate.
(5) The net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(6) The net interest margin, also known as the net yield on average interest-earning assets, represents net interest income as a percentage of average interest-earning assets.
NA The information is not available.

                                   EXHIBIT I-4
                              Cortland Savings Bank
                        Investment Portfolio Composition

                                      At March 31,                           At December 31,
                                      ------------                           ---------------
                                          1998                1997                1996                1995
                                          ----                ----                ----                ----
                                   Amortized    Fair   Amortized    Fair   Amortized    Fair   Amortized    Fair
                                     Cost      Value     Cost      Value     Cost      Value     Cost      Value
                                    -------   -------   -------   -------   -------   -------   -------   -------
                                                                   (In thousands)
Securities Available-for-sale:
U.S. Treasury securities ........   $12,048   $12,137   $15,045   $15,141   $14,497   $14,550   $ 3,053   $ 3,068
U.S. Government agencies ........     4,495     4,485       996     1,005     4,988     4,993     5,502     5,542
Corporate debt obligations ......    14,485    14,512    13,819    13,861    13,233    13,252    24,545    24,679
Mortgage-backed securities ......    11,886    11,981    12,144    12,211    11,833    11,722     7,764     7,752
                                    -------   -------   -------   -------   -------   -------   -------   -------
  Total debt securities .........    42,914    43,115    42,004    42,218    44,551    44,517    40,864    41,041
Equity securities ...............     1,340     2,360     1,192     1,922       628     1,077       418       736
                                    -------   -------   -------   -------   -------   -------   -------   -------
  Total Available-for-sale ......    44,254    45,475    43,196    44,140    45,179    45,594    41,282    41,777
                                    -------   -------   -------   -------   -------   -------   -------   -------

Securities Held-to-maturity:
U.S. Government agencies ........     2,001     1,997     1,992     1,995        --        --        --        --
Corporate debt obligations ......     2,359     2,376     1,854     1,870        --        --        --        --
State and municipal sub-divisions       284       288       425       430       858       867     1,472     1,501
Mortgage-backed securities ......     7,835     7,828     8,279     8,274    10,899    10,766     9,716     9,794
                                    -------   -------   -------   -------   -------   -------   -------   -------
  Total held-to-maturity ........    12,479    12,489    12,550    12,569    11,757    11,633    11,188    11,295
                                    -------   -------   -------   -------   -------   -------   -------   -------

  Total Securities ..............   $56,733   $57,964   $55,746   $56,709   $56,936   $57,227   $52,470   $53,072
                                    =======   =======   =======   =======   =======   =======   =======   =======

                                   EXHIBIT I-5
                              Cortland Savings Bank
                                Yields and Costs

                                                                            For the Three Months Ended March 31,
                                                               -------------------------------------------------------------
                                            At March 3l, 1998            1998(6)                         1997(6)
                                            -----------------  ---------------------------    ------------------------------
                                                                  (Dollars in thousands)

                                                     Average                        Average                           Average
                                                      Yield/   Average               Yield/   Average                  Yield/
                                            Balance    Cost    Balance   Interest     Cost    Balance   Interest        Cost
                                            --------           --------   ------      ----    --------   ------         ----
                                                                                                (Dollars in thousands)
Assets:
  Loans(1)                                  $154,200           $157,134   $3,377      8.72%   $158,434   $3,433         8.79%
                                            --------           --------   ------      ----    --------   ------         ----
  Securities(2)                               58,038             54,852      848      6.27      58,393      898         6.24
  Other short-term investments                 6,791              6,645       86      5.25       6,769       86         5.15
                                            --------           --------   ------              --------   ------
    Total interest-earning assets            219,029            218,631    4,311      8.00     223,596    4,417         8.01
  Non-interest-earning assets                 13,359             13,553                         11,740
                                              ------             ------                         ------
    Total assets                             232,388            232,184                        235,336
                                             =======            =======                        =======
Liabilities:
  Passbook, statement savings and
   club accounts(3)                           64,326             63,748      474      3.02      63,621      467         2.98
  Savings certificates                       107,854            108,067    1,439      5.40     112,578    1,494         5.38
  Money market accounts                        8,314              8,385       57      2.76       8,985       63         2.84
  NOW accounts                                 9,280              9,357       40      1.73       9,298       40         1.74

    Total interest-bearing liabilities       189,774            189,557    2,010      4.30     194,482    2,064         4.30
  Non-interest-bearing liabilities            11,220             12,076                         10,772
                                              ------             ------                         ------
    Total liabilities                        200,994            201,633                        205,254
  Net worth                                   31,394             30,551                         30,082
                                              ------             ------                         ------
    Total liabilities and net worth          232,388            232,184                        235,336
                                             =======            =======                        =======

Net interest income/spread(4)                           0.00%             $2,301      3.70%              $2,353         3.71%
                                                        =====             ======      =====              ======         =====
Net earning assets/net interest margin(5)   $ 29,255    NA     $ 29,074       --      4.27%   $ 29,114                  4.27%
                                            ========           ========               =====   ========                  =====
Ratio of average interest-earning assets
  to average interest-bearing liabilities               l.15x              l.15x                          l.l5x
                                                        =====              =====                          =====

                                                 Notes appear on following page.

                                   EXHIBIT I-5
                              Cortland Savings Bank
                                Yields and Costs

                                            ----------------------------------------------------------------------------------------
                                                                                   December 31,
                                            ----------------------------------------------------------------------------------------
                                                         1997                           1996                          1995
                                            ----------------------------   ---------------------------   ---------------------------
                                                                             (Dollars in thousands)

                                                                 Average                       Average                       Average
                                            Average               Yield/   Average              Yield/   Average              Yield/
                                            Balance    Interest    Cost    Balance    Interest   Cost    Balance    Interest   Cost
                                            --------   --------    ----    --------   --------   ----    --------   --------   ----
Assets:
  Loans(1)                                  $157,713   $ 13,582    8.61%   $158,779   $ 13,805   8.69%   $157,317   $ 14,012   8.91%
  Securities(2)                               60,226      3,769    6.26      58,557      3,620   6.18      56,235      3,404   6.05
  Other short-term investments                 6,019        316    5.25       7,300        362   4.96       6,580        395   6.00
                                            --------   --------            --------   --------           --------   --------
    Total interest-earning assets            223,958     17,667    7.89     224,636     17,787   7.92     220,132     17,811   8.09
                                                       --------                       --------                      --------
  Non-interest-earning assets                 12,254                         12,442                        14,077
                                            --------                       --------                      --------
    Total assets                            $236,212                       $237,078                      $234,209
                                            ========                       ========                      ========
Liabilities:
  Passbook, statement savings and
    club accounts(3)                          64,576      1,936    3.00      64,405      1,922   2.98      66,384      1,991   3.00
  Savings certificates                       110,728      5,983    5.40     113,890      6,354   5.58     108,614      6,005   5.53
  Money market accounts                        8,643        243    2.81       9,635        288   2.99      11,242        339   3.02
  NOW accounts                                 9,457        166    1.76       9,295        194   2.09       9,134        227   2.49
  Other borrowings                                --         --      --          --         --     --         875         51   5.83
                                            --------   --------            --------   --------           --------   --------
    Total interest-bearing liabilities       193,404      8,328    4.31     197,225      8,758   4.44     196,249      8,613   4.39
  Non-interest-bearing liabilities            12,003                         10,464                         9,864
                                            --------                       --------                      --------
    Total liabilities                        205,407                        207,689                       206,113
  Net worth                                   30,806                         29,389                        28,095
                                            --------                       --------                      --------
    Total liabilities and net worth         $236,213                       $237,078                      $234,208
                                            ========                       ========                      ========
  Net interest income/spread(4)                        $  9,339    3.58%              $  9,029   3.48%              $  9,198   3.70%
                                                       ========    =====              ========   =====              ========   =====
  Net earning assets/net interest margin(5) $ 30,554               4.17%   $ 27,411              4.02%   $ 23,883              4.18%
                                            ========               =====   ========              =====   ========              =====

  Ratio of average interest-earning assets
    to average interest-bearing liabilities               1.16x                          1.14x                         1.12x
                                                       =======                        =======                       =======

      (1) Average balances include loans held for sale and non-accrual loans, net of the allowance for loan losses. Interest is recognized on non-accrual loans only as and when received.
      (2) Securities are included at amortized cost, with net unrealized gains or losses on securities available-for-sale included as a component of non-earning assets. Securities include FHLBNY stock.
      (3) Includes advance payments by borrowers for taxes and insurance (mortgage escrow deposits).
      (4) The spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
      (5) The net interest margin, also known as the net yield on average interest-earning assets, represents net interest income as a percentage of average interest-earning assets.
      (6) Yields and related ratios for the three month periods have been annualized when appropriate.

                                   EXHIBIT I-6
                              Cortland Savings Bank
                          Loan Loss Allowance Activity


                                     Three months ended
                                          March 31,                     Year ended December 31,
                                          ---------      ------------------------------------------------------
                                            1998         1997        1996         1995        1994         1993
                                            ----         ----        ----         ----        ----         ----
                                                                   (Dollars in thousands)
Allowance for loan losses, beginning
  of period.............................     $2,143       $1,952      $2,002       $1,752      $1,620     $1,223
Provision for loan losses...............         75        3,300       1,380          600         300        550
                                             ------       ------      ------       ------      ------     -------

Charge-offs:
  Real estate...........................          -        2,484         264          478         110         25
  Commercial............................         23          395         898           31          21         48
  Other.................................         16          400         551           96         137        205
                                             ------       ------      ------       ------      ------     ------
    Total charge-offs...................         39        3,279       1,713          605         268        278

Recoveries:
  Real estate...........................         23            9          24          161           -          -
  Commercial............................          9           61         190            -           -          -
  Other.................................         19          100          69           94         100        125
                                             ------       ------      ------       ------      ------     ------
    Total recoveries....................         51          170         283          255         100        125

Net charge-offs (recoveries)............        (12)       3,109       1,430          350         168        153
                                             ------       ------      ------       ------      ------     ------

Allowance for loan losses, end
  of period.............................     $2,230       $2,143      $1,952       $2,002      $1,752     $1,620
                                             ======       ======      ======       ======      ======     ======

Allowance for loan losses as a
  percent of total loans................      1.43%        1.34%       1.22%        1.25%       1.14%      1.12%

Allowance for loan losses as a
  percent of non-performing loans.......    151.91%       56.48%      53.23%      100.40%      71.13%     50.50%

Ratio of net charge-offs
(recoveries)
  to average loans outstanding..........     (0.01%)       1.97%       0.90%        0.22%       0.12%      0.13%

                                   EXHIBIT I-7
                              Cortland Savings Bank
                      Fixed Rate and Adjustable Rate Loans


                                                                                              At December 31,
                                                            -----------------------------------------------------------------------
                                 At March 31, 1998          1997               1996                1995                 1994
                                 -----------------          ----               ----                ----                 ----
                                          Percent            Percent              Percent              Percent             Percent
                                  Amount  of Total   Amount  of Total    Amount   of Total    Amount   of Total    Amount  of Total
                                  ------  --------   ------  --------    ------   --------    ------   --------    ------  --------
                                                                               (Dollars in thousands)
Fixed-rate loans:
  Real estate loans:
  Residential.................  $ 62,475    39.89%    59,048   37.42%    49,879     31.00      48,292    30.01%    47,433   30.68%
  Construction................       264     0.17        316    0.20        528      0.33         155     0.10      1,065    0.69
  Commercial mortgages........    27,681    17.67     28,077   17.79     31,281     19.44      31,177    19.38     28,370   18.35
                                --------    -----     ------   -----     ------     -----      ------    -----     ------    ----
    Total real estate loans...    90,420    57.73     87,441   55.41     81,688     50.77      79,624    49.49     76,868   49.72

Other loans...................    19,107    12.20     19,167   12.15     17,716     11.01      16,627    10.33     14,719    9.52
                                --------    -----     ------   -----     ------     -----      ------    -----     ------    ----
   Total fixed-rate loans.....   109,527    69.92    106,608   67.56     99,404     61.78      96,251    59.82     91,587   59.24

Adjustable-rate loans:
  Real estate loans:
  Residential.................    34,692    22.15     38,255   24.24     46,218     28.73     47,562     29.56     45,509   29.44
  Home equity.................     6,139     3.92      5,924    3.75      5,882      3.65      6,344      3.94      7,085    4.57
  Commercial mortgages........     2,879     1.83      2,790    1.77      3,838      2.39      3,988      2.48      4,386    2.84
                                --------    -----     ------   -----     ------     -----      ------    -----     ------    ----
    Total real estate loans...    43,710    27.91     46,969   29.76     55,938     34.77     57,894     35.98     56,980   36.85

Other loans...................     3,398     2.17      4,229    2.68      5,554      3.45      6,743      4.20      6,039    3.91
                                 -------    -----     ------   -----     ------     -----      ------    -----     ------    ----
  Total adjustable-rate loans.    47,108    30.08     51,198   32.44     61,492     38.22     64,637     40.18     63,019   40.76
    Total loans...............   156,635   100.00%   157,806  100.00%   160,896    100.00%   160,888    100.00%   154,606  100.00%
                                --------   ======    -------  ======    -------    ======    -------    ======    -------  ======
Less:
  Deferred loan fees, net....        205                 241                333                  379                  378
  Allowance for loan losses..      2,230               2,143              1,952                2,002                1,752
                                --------            --------           --------             --------             --------
    Total loans, net.........   $154,200            $155,422           $158,611             $158,507             $152,476
                                ========            ========           ========             ========             ========

                                At December 31,
                               -----------------
                                    1993
                                    ----
                                        Percent
                                Amount  of Total
                                ------  --------

Fixed-rate loans:
  Real estate loans:
  Residential.................   43,281   29.93%
  Construction................      534    0.37
  Commercial mortgages........   25,403   17.57
                                 ------  ------
    Total real estate loans...   69,218   47.87

Other loans...................   12,749    8.82
                                 ------  ------
 Total fixed-rate loans.......   81,967   56.69

Adjustable-rate loans:
Real estate loans:
  Residential.................   44,761   30.96
  Home equity.................    7,141    4.94
  Commercial mortgages........    4,592    3.18
                                 ------  ------
  Total real estate loans.....   56,494   39.08

Other loans...................    6,122    4.23
                                 ------  ------
 Total adjustable-rate loans..   62,616   43.31
    Total loans...............  144,583  100.00%
                                -------  ======
Less:
Deferred loan fees, net......       363
Allowance for loan losses....     1,620
                               --------
    Total loans, net.........  $142,600
                               ========

                                                    EXHIBIT I-8

                                               Cortland Savings Bank
                                                   Gap Analysis


                                                               Amounts Estimated to Mature or Reprice Within:
                                               -----------------------------------------------------------------------------------
                                             Less than
                                               Three          3-6     6 Months to        1-2        2-3       Over 3
                                               Months      Months        1 Year         Years      Years       Years         Total
                                               ------      ------        ------         -----      -----       -----         -----
                                                                              (Dollars in thousands)
Interest-earning assets:
  Securities                                     $ 7,687   $  4,068    $ 11,280     $ 17,393      $ 9,267      $ 8,343     $ 58,038
  Loans                                           14,556      7,072      14,143       31,418       31,417       55,594      154,200
  Other short-term investments                     6,79l          -           -            -            -            -        6,791
                                                 -------   --------    --------     --------      -------      -------     --------

    Total interest-earning assets                 29,034     11,140      25,423       48,811       40,684       63,937      219,029
                                                 -------   --------    --------     --------      -------      -------     --------

Interest-bearing liabilities:
  Passbook, statement savings
    and club accounts                              3,870      5,160       6,450        5,160        3,870       39,853       64,363
  Money market accounts                            2,744      2,744       2,826            -            -            -        8,314
  NOW accounts                                       556        742         928          742          557        5,755        9,280
  Savings certificates                            15,969     20,337      27,704       17,843       14,481       11,520      107,854
                                                 -------   --------    --------     --------      -------      -------     --------

      Total interest-bearing liabilities          23,139     28,983      37,908       23,745       18,908       57,128      189,811
                                                 -------   --------    --------     --------      -------      -------     --------

Interest sensitivity gap                         $ 5,895   $(17,843)   $(l2,485)    $ 25,066     $ 21,776      $ 6,809     $ 29,218
                                                 =======   ========    ========     ========     ========      =======     ========

Cumulative interest sensitivity gap              $ 5,895   $(11,948)   $(24,433)    $    633     $ 22,409      $29,218
                                                 =======   ========    ========     ========     ========      =======

Ratio of cumulative gap to total
  interest-earning assets                           2.69%     (5.45%)    (1l.16%)       0.29%       10.23%       13.34%
                                                 =======   ========    ========     ========     ========      =======
Ratio of cumulative gap to total assets             2.54%     (5.14%)    (10.51%)       0.27%        9.64%       12.57%
                                                 =======   ========    ========     ========     ========      =======
Ratio of interest-earning assets to
  interest-bearing liabilities                    125.48%     38.44%      67.06%      205.56%      215.17%      111.92%      115.39%
                                                 =======   ========    ========     ========     ========      =======     ========

                                   EXHIBIT I-9
                              Cortland Savings Bank
                           Loan Portfolio Composition

                                      At March 31,                                       At December 31,
                                      ------------                  --------------------------------------------------------------
                                        1998                         1997                      1996                 1995
                                        ----                         ----                      ----                 ----
                                               Percent                     Percent                Percent                   Percent
                                  Amount       of Total      Amount        of Total     Amount    of Total   Amount         of Total
                                  ------       --------      ------        --------     ------    --------   ------         --------
                                                                   (Dollars in thousands)
Real estate loans:
 Residential ...............   $   97,167        62.03%       97,303        61.66%       96,097     59.73%     95,854        59.57%
 Construction ..............          264         0.17%          316         0.20%          528      0.33%        155         0.10%
 Home equity ...............        6,139         3.92%        5,924         3.75%        5,882      3.66%      6,344         3.94%
 Commercial mortgages ......       30,560        19.51%       30,867        19.56%       35,119     21.83%     35,165        21.86%
                                   ------        -----        ------        -----        ------     -----      ------        -----

 Total real estate loans ...      134,130        85.63%      134,410        85.17%      137,626     85.55%    137,518        85.47%

Other loans:
 Guaranteed student loans ..        1,708         1.09%        1,507         0.96%        1,552      0.96%      1,747         1.09%
 Property improvement. loans          828         0.53%          907         0.57%        1,031      0.64%        916         0.57%
 Automobile loans ..........        9,050         5.78%        8,902         5.64%        6,378      3.96%      5,510         3.42%
 Other consumer loans ......        4,391         2.80%        5,031         3.19%        6,289      3.91%      6,174         3.84%
 Commercial loans ..........        6,528         4.17%        7,049         4.47%        8,020      4.98%      9,023         5.61%
                                    -----         ----         -----         ----         -----      ----       -----         ----
 Total other loans .........       22,505        14.37%       23,396        14.83%       23,270     14.45%     23,370        14.53%

 Total loans ...............      156,635       100.00%      157,806       100.00%      160,896    100.00%    160,888       100.00%
                                  -------       ======       -------       ======       -------    ======     -------       ======
Less:
 Deferred loan fees, net ...          205                        241                        333                   379
 Allowance for loan losses .        2,230                      2,143                      1,952                 2,002
                                    -----                      -----                      -----                 -----

   Total loans, net ........   $  l54,200                    155,422                    158,611               158,507
                                  =======                    =======                    =======               =======

                                                     At December 31,
                                    -------------------------------------------
                                         1994                         1993
                                         ----                         ----
                                                Percent                     Percent
                                   Amount       of Total      Amount        of Total
                                   ------       --------      ------        --------
                                                 (Dollars in thousands)
Real estate loans:
 Residential ...............       92,942        60.12%       88,042        60.89%
 Construction ..............        1,065         0.69%          534         0.37%
 Home equity ...............        7,085         4.58%        7,141         4.94%
 Commercial mortgages ......       32,756        21.19%       29,995        20.75%
                                   ------        -----        ------        -----

 Total real estate loans ...      133,848        86.58%      125,712        86.95%

Other loans:
 Guaranteed student loans ..        1,960         1.27%        1,621         1.12%
 Property improvement. loans          822         0.53%          824         0.57%
 Automobile loans ..........        4,617         2.99%        3,775         2.61%
 Other consumer loans ......        5,993         3.88%        5,784         4.00%
 Commercial loans ..........        7,366         4.75%        6,867         4.75%
                                    -----         ----         -----         ----
 Total other loans .........       20,758        13.42%       18,871        13.05%

 Total loans ...............      154,606       100.00%      144,583       100.00%
                                  -------       ======       -------       ======
Less:
 Deferred loan fees, net ...          378                        363
 Allowance for loan losses .        1,752                      1,620
                                    -----                      -----

   Total loans, net ........      152,476                    142,600
                                  =======                    =======

                                  EXHIBIT I-10

                              Cortland Savings Bank
                        Contractual Maturity By Loan Type

                         Residential  Home    Commercial
                         Mortgage(1)  Equity   Mortgage   Commercial  Other loans  Total
                         -----------  ------   --------   ----------  -----------  -----
                                                  (In thousands)
Amounts due:
  Within 3 months ....   $     18   $     --   $    923   $  1,490   $    167   $  2,598
  3 months to one year        194         --      3,050      1,678      1,339      6,261
  l to 3 years .......        762         --      9,720      1,007      5,143     16,632
  3 to 5 years .......      3,402         --      4,998        640      6,706     15,746
  5 to l0 years ......     14,868         --      5,071      1,665        367     21,971
  l0 to 20 years .....     43,366      2,285      5,828         --      1,674     53,153
  Over 20 years ......     34,821      3,854        970         48        581     40,274
                         --------   --------   --------   --------   --------   --------
  Total loans ........   $ 97,431   $  6,139   $ 30,560   $  6,528   $ 15,977   $156,635
                         ========   ========   ========   ========   ========   ========

(1)   Includes construction loans on residential property.

                                  EXHIBIT I-11
                              Cortland Savings Bank
                     Loan Originations, Purchases, and Sales

                                      Three months         Year ended December 31,
                                         ended         ----------------------------------
                                     March 31, 1998      1997         1996         1995
                                     --------------      ----         ----         ----
                                                          (In thousands)
Total loans, beginning of period .....   $ 157,806      160,896      160,888      154,606
                                         ---------      -------      -------      -------
Loans originated:
Residential mortgages ................       3,600       14,732       12,382       10,789
Commercial mortgages .................         496        1,260        2,987        5,436
Commercial loans .....................       1,335        3,940        5,072        5,987
Otherloans ...........................       2,358       12,982       11,227       11,430
                                         ---------      -------      -------      -------
   Total loans originated ............       7,789       32,914       31,668       33,642
Principal repayments .................      (8,316)     (29,089)     (29,236)     (26,110)
Loans transferred to held-for-sale ...        (661)      (2,541)          --           --
Loans transferred from held-for-sale .         101           --           --           --
Loans transferred to real estate owned         (45)      (1,095)        (711)        (645)
Total charge-offs ....................         (39)      (3,279)      (1,713)        (605)
                                         ---------      -------      -------      -------
Net loan activity ....................      (1,171)      (3,090)           8        6,282
                                         ---------      -------      -------      -------
   Total loans, end of period ........   $ 156,635    $ 157,806    $ 160,896    $ 160,888
                                         =========    =========    =========    =========

                                  EXHIBIT I-12
                              Cortland Savings Bank
                              Non-Performing Assets

                                          At March 3l,              At December 3l,
                                                       --------------------------------------------
                                             1998      1997      1996      1995      1994      1993
                                             ----      ----      ----      ----      ----      ----
                                                             (Dollars in thousands)
Non-accrual loans: (1)
 Residential mortgages .................   $  893    $2,010    $1,069    $  772    $1,295    $  299
 Commercial mortgages ..................      363     1,235     1,416       421        --       896
                                           ------    ------    ------    ------    ------    ------
   Total real estate loans .............    1,256     3,245     2,485     1,193     1,295     1,195
 Commercial loans ......................      115       331       790       739        51       243
 Other loans ...........................       87       209       358        62        --        --
                                           ------    ------    ------    ------    ------    ------
   Total non-accrual loans .............    1,458     3,785     3,633     1,994     1,346     1,438

Accruing loans past due 90 days or more:
 Residential mortgages .................       --         2         1        --     1,057     1,141
 Commercial mortgages ..................       --        --        --        --        --     1,132
                                           ------    ------    ------    ------    ------    ------
   Total real estate loans .............       --         2         1        --     1,057     2,273
Commercial loans .......................       --        --        --        --        13        67
Other loans ............................       10         7        33        --        47       108
                                           ------    ------    ------    ------    ------    ------
Total loans past due 90 days or more
and still accruing .....................       10         9        34        --     1,117     2,448
                                           ------    ------    ------    ------    ------    ------
Total non-performing loans .............    1,468     3,794     3,667     1,994     2,463     3,886
Real estate owned ......................      760       964       563       374       572        75
                                           ------    ------    ------    ------    ------    ------
Total non-performing assets ............   $2,228    $4,758    $4,230    $2,368    $3,035    $3,961
                                           ======    ======    ======    ======    ======    ======

Non-performing loans as a percent
of total loans .........................     0.94%     2.37%     2.28%     1.24%     1.60%     2.69%

Non-performing assets as a percent
of total assets ........................     0.96%     2.04%     1.78%     1.00%     1.32%     1.69%

(1) Non-accrual loans at December 31, 1997 include $2.3 million of non-accrual loans held for sale.

                                  EXHIBIT I-13
                              Cortland Savings Bank
                                Classified Assets

      Classified Assets. FDIC regulations require that the Bank classify its assets on a regular basis and establish prudent valuation allowances based on such classifications. In addition, in connection with examinations, FDIC and Banking Department examiners have the authority to identify problem assets and, if appropriate, require that they be classified. There are three adverse classifications for problem assets: Substandard, Doubtful and Loss. Substandard assets have one or more defined weaknesses and are characterized by the distinct possibility that the Bank will sustain some loss if the deficiencies are not corrected. Doubtful assets have the weaknesses of Substandard assets, with the additional characteristics that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions and values questionable, and there is a high probability of loss. An asset classified Loss is considered uncollectible and of such little value that its continuance as an asset of the Bank is not warranted.

      Assets classified as Substandard or Doubtful require the Bank to establish prudent valuation allowances. If an asset or portion thereof is classified as Loss, the Bank must either establish a specific allowance for loss equal to 100% of the portion of the asset classified Loss or charge off such amount. If the Bank does not agree with an examiner's classification of an asset, it may appeal this determination. On the basis of management's review of its loans at March 31, 1998, the Bank had $2.1 million of assets classified substandard, $49,000 classified doubtful, and none classified loss. All classified loans are non-performing and shown in the above table of non-performing loans.

                                  EXHIBIT 1-14
                              Cortland Savings Bank
                               Deposit Composition


                                                                                    At December 31,
                                                                   -------------------------------------------------
                                    At March 31, 1998              1997                   1996                  1995
                                    --------------------           ----                   ----                  ----
                                                 Percent                Percent                Percent                Percent
                                    Amount      of Total      Amount    of Total     Amount    of Total     Amount    of Total
                                    ------      --------      ------    --------     ------    --------     ------    --------
                                                                          (In thousands)
Non-time accounts:
Passbook, statement savings
  and club accounts (2.5-3.0%)..  $  63,658       32.11%    $  62,769     31.42%  $  63,003     30.79%    $  62,138     30.59%
NOW accounts (1.76%)............      9,280        4.69%        9,704      4.86%     10,089      4.93%        9,638      4.75%
Demand accounts.................      9,128        4.60%       10,604      5.31%      9,563      4.67%        8,158      4.02%
Money market accounts (2.76%)...      8,314        4.19%        8,435      4.22%      9,343      4.57%       10,054      4.95%
                                  ---------       ------     --------     ------   --------     ------    ---------     ------
   Total non-time accounts......     90,380       45.59%       91,512     45.81%     91,998     44.96%       89,988     44.31%
                                  =========       ======     ========     ======   ========     ======    =========     ======

Time accounts:
3.00 - 3.99%....................        370        0.19%          164      0.08%        381      0.19%          923      0.45%
4.00 - 4.99%....................      7,004        3.53%        8,066      4.04%     20,750     10.14%        8,518      4.20%
5.00 - 5.99%....................     92,917       46.87%       90,507     45.30%     70,609     34.50%       59,073     29.08%
6.00 - 6.99%....................      7,155        3.62%        9,120      4.57%     20,375      9.96%       37,399     18.41%
7.00 - 7.99%....................        406        0.20%          399      0.20%        525      0.25%        7,207      3.55%
8.00 - 8.99%....................          2        0.00%            2      0.00%          2      0.00%            2      0.00%
                                  ---------       ------    ---------     ------  ---------     ------    ---------     ------
  Total time accounts...........  $ 107,854       54.41%    $ 108,258     54.19%  $ 112,642     55.04%    $ 113,122     55.69%
                                  =========       ======    =========     ======  =========     ======    =========     ======


                                                           Amount Due During the
                                                       Twelve Months Ended March 31,               Due After
                                               -----------------------------------------           March 31,
      Interest Rate                            1999               2000              2001            2001             Total
      -------------                            ----               ----              ----            ----             -----
                                                                            (In Thousands)
      3.00 - 3.99%..............             $    370          $      -          $      -        $       -         $     370
      4.00 - 4.99%..............                7,004                 -                                  -             7,004
      5.00 - 5.99%..............               54,754            13,827            13,200           11,136            92,917
      6.00 - 6.99%..............                1,882             3,608             1,281              384             7,155
      7.00 - 7.99%..............                    -               406                 -                -               406
      8.00 - 8.99%..............                    -                 2                 -                -                 2
                                             --------          --------          --------         --------         ---------
      Total.....................             $ 64,010          $ 17,843          $ 14,481         $ 11,520         $ 107,854
                                             ========          ========          ========         ========         =========

                                  EXHIBIT II-1
                              Cortland Savings Bank
                            List of Office Locations


                                                                     Date         Owned/      Net Book
Location                                                            Acquired      Leased        Value
                                                                                             (In Thousands)

One North Main Street, Cortland, NY 13045                            Various      Owned         $887
and nearby drive through facility at 29-31 North Main Street

12 South Main Street, Homer, NY 13077                                Various      Owned          983

860 Route 13, Cortlandville, NY 13045                                Various      Owned          497

                                  Exhibit II-2

                          Historical Interest Rates(1)

                         Prime         90 Day          One Year        30 Year
Year/Qtr. Ended          Rate          T-Bill           T-Bill          T-Bond
---------------          -----         ------           ------          ------

1991: Quarter 1          8.75%          5.92%            6.24%           8.26%
      Quarter 2          8.50%          5.72%            6.35%           8.43%
      Quarter 3          8.00%          5.22%            5.38%           7.80%
      Quarter 4          6.50%          3.95%            4.10%           7.47%

1992: Quarter 1          6.50%          4.15%            4.53%           7.97%
      Quarter 2          6.50%          3.65%            4.06%           7.79%
      Quarter 3          6.00%          2.75%            3.06%           7.38%
      Quarter 4          6.00%          3.15%            3.59%           7.40%

1993: Quarter 1          6.00%          2.95%            3.18%           6.93%
      Quarter 2          6.00%          3.09%            3.45%           6.67%
      Quarter 3          6.00%          2.97%            3.36%           6.03%
      Quarter 4          6.00%          3.06%            3.59%           6.34%

1994: Quarter 1          6.25%          3.56%            4.44%           7.09%
      Quarter 2          7.25%          4.22%            5.49%           7.61%
      Quarter 3          7.75%          4.79%            5.94%           7.82%
      Quarter 4          8.50%          5.71%            7.21%           7.88%

1995: Quarter 1          9.00%          5.86%            6.47%           7.43%
      Quarter 2          9.00%          5.57%            5.63%           6.63%
      Quarter 3          8.75%          5.42%            5.68%           6.51%
      Quarter 4          8.50%          5.09%            5.14%           5.96%

1996: Quarter 1          8.25%          5.14%            5.38%           6.67%
      Quarter 2          8.25%          5.16%            5.68%           6.87%
      Quarter 3          8.25%          5.03%            5.69%           6.92%
      Quarter 4          8.25%          5.18%            5.49%           6.64%

1997: Quarter 1          8.50%          5.32%            6.00%           7.10%
      Quarter 2          8.50%          5.17%            5.66%           6.78%
      Quarter 3          8.50%          5.10%            5.44%           6.40%
      Quarter 4          8.50%          5.34%            5.48%           5.92%

1998: Quarter 1          8.50%          5.12%            5.39%           5.93%
      June 5,1998        8.50%          5.11%            5.43%           5.79%

(1)   End of period data.

Source: SNL Securities.

                                  EXHIBIT II-3
                              Cortland Savings Bank
                          Demographic/Economic Reports

--------------------------------------------------------------------------------
                            STATE DEMOGRAPHIC REPORT
--------------------------------------------------------------------------------

        State   00
   State Name   UNITED STATES

Population
----------
1980       226,542,204
1990       248,709,873
1997       267,805,150
2002       281,208,787

Population Growth Rate       1

Households
----------
1990        91,947,410
1997        99,019,931
2002       104,000,643

Household Growth Rate        1
Average Household Size    2.64

Families
--------
1990        64,517,947
1997        68,999,546

Family Growth Rate         0.9

Race               1990      1997
----               ----      ----
% White            80.3      78.4
% Black            12.1      12.4
% Asian
 /Pacific Isl.      2.9       3.7

% Hispanic*           9      10.8

1997 Age Distribution
---------------------
 0-4               7.2
 5-9               7.4
10-14              7.1
15-19              7.1
20-24              6.5
25-44             31.4
45-64             20.5
65-84             11.3
 85+               1.4
 18+              74.3

Median Age
----------
1990              32.9
1997              34.8

Male/Female Ratio         95.9

Per Capita Income      $18,100

1997 Household Income*
----------------------
Base                99,019,225
% < $15K                  17.7
% $15K-25K                14.4
% $25K-50K                33.5
% $50K-100K               26.5
% $100K-150K               5.4
% > $150K                  2.6

Median Household Income
-----------------------
1997           $36,961
2002           $42,042

1997 Average Disposable Income
------------------------------
Total                  $35,584
Householder < 35       $30,999
Householder 35-44      $40,281
Householder 45-54      $45,940
Householder 55-64      $39,611
Householder 65+        $22,603

Spending Potential Index*
-------------------------
Auto Loan              100
Home Loan              100
Investments            100
Retirement Plans       100
Home Repair            100
Lawn & Garden          100
Remodeling             100
Appliances             100
Electronics            100
Furniture              100
Restaurants            100
Sporting Goods         100
Theater/Concerts       100
Toys & Hobbies         100
Travel                 100
Video Rental           100
Apparel                100
Auto Aftermarket       100
Health Insurance       100
Pets & Supplies        100

--------------------------------------------------------------------------------
*     Persons of Hispanic Origin may be of any race.
* Income represents the annual income for the preceding year in current dollars, including an adjustment for inflation or cost-of-living increase.
* The Spending Potential Index (SPI) is calculated by CACI from the Consumer Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.
--------------------------------------------------------------------------------

Copyright 1997 CACI      (800) 292-CACI   FAX: (703) 243-6272             5/5/98

--------------------------------------------------------------------------------
                            STATE DEMOGRAPHIC REPORT
--------------------------------------------------------------------------------

          State   36
     State Name   NEW YORK

Population
----------
1980        17,558,165
1990        17,990,455
1997        18,191,341
2002        18,332,121

Population Growth Rate     0.2

Households
----------
1990         6,639,322
1997         6,699,651
2002         6,743,853

Household Growth Rate      0.1
Average Household Size    2.63

Families
--------
1990         4,489,312
1997         4,530,808

Family Growth Rate         0.1

Race               1990      1997
----               ----      ----
% White            74.4      71.6
% Black            15.9      16.5
% Asian
 /Pacific Isl.      3.9         5

% Hispanic*        12.3      15.2


1997 Age Distribution
---------------------
  0-4         6.9
  5-9           7
 10-14        6.7
 15-19        6.6
 20-24        6.4
 25-44       32.3
 45-64       20.9
 65-84       11.7
  85+         1.5
  18+        75.7

Median Age
----------
1990            33.9
1997            35.3

Male/Female Ratio         93.8

Per Capita Income      $18,504

1997 Household Income*
----------------------
Base                 6,699,533
% < $15K                  20.2
% $15K-25K                13.9
% $25K-50K                31.3
% $50K-100K               25.9
% $100K-150K               5.5
% > $150K                  3.2

Median Household Income
-----------------------
1997             $36,341
2002             $38,815

1997 Average Disposable Income
------------------------------
Total                  $33,910
Householder < 35       $30,429
Householder 35-44      $36,263
Householder 45-54      $43,029
Householder 55-64      $39,393
Householder 65+        $21,618

Spending Potential Index*
-------------------------
Auto Loan                  101
Home Loan                  108
Investments                110
Retirement Plans           106
Home Repair                103
Lawn & Garden              103
Remodeling                  96
Appliances                 101
Electronics                101
Furniture                  108
Restaurants                104
Sporting Goods             103
Theater/Concerts           105
Toys & Hobbies             101
Travel                     111
Video Rental               100
Apparel                    105
Auto Aftermarket           103
Health Insurance           100
Pets & Supplies            101

--------------------------------------------------------------------------------
*     Persons of Hispanic Origin may be of any race.
* Income represents the annual income for the preceding year in current dollars, including an adjustment for inflation or cost-of-living increase.
* The Spending Potential Index (SPI) is calculated by CACI from the Consumer Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.
--------------------------------------------------------------------------------

Copyright 1997 CACI      (800) 292-CACI   FAX: (703) 243-6272             5/5/98

--------------------------------------------------------------------------------
                             MSA DEMOGRAPHIC REPORT
--------------------------------------------------------------------------------

        MSA     8160
   MSA Name     SYRACUSE, NY

Population
----------
1980           722,865
1990           742,177
1997           743,412
2002           744,252

Population Growth Rate       0

Households
----------
1990           272,974
1997           273,760
2002           274,110

Household Growth Rate        0
Average Household Size    2.61

Families
--------
1990           187,569
1997           188,309

Family Growth Rate         0.1

Race             1990      1997
----             ----      ----
% White          92.2      90.7
% Black           5.7       6.5
% Asian
 /Pacific Isl.    1.1       1.6

% Hispanic*       1.4       1.9

1997 Age Distribution
---------------------
 0-4               7.3
 5-9               7.4
10-14              7.2
15-19              7.8
20-24              7.3
25-44             30.7
45-64             19.3
65-84             11.4
 85+               1.5
 18+              74.2

Median Age
----------
1990              32.3
1997              33.9

Male/Female Ratio         94.8

Per Capita Income      $14,465

1997 Household Income*
----------------------
Base            273,759
% < $15K           21.5
% $15K-25K         16.7
% $25K-50K         36.1
% $50K-100K        22.2
% $100K-150K        2.5
% > $150K             1

Median Household Income
-----------------------
1997           $31,477
2002           $32,600

1997 Average Disposable Income
------------------------------
Total                  $27,838
Householder < 35       $24,744
Householder 35-44      $31,847
Householder 45-54      $37,260
Householder 55-64      $31,966
Householder 65+        $16,822

Spending Potential Index*
-------------------------
Auto Loan                   99
Home Loan                   94
Investments                 98
Retirement Plans            95
Home Repair                 97
Lawn & Garden               95
Remodeling                  97
Appliances                  98
Electronics                 97
Furniture                   97
Restaurants                 96
Sporting Goods              98
Theater/Concerts            96
Toys & Hobbies             100
Travel                      96
Video Rental                97
Apparel                     96
Auto Aftermarket            96
Health Insurance            99
Pets & Supplies             99

--------------------------------------------------------------------------------
*     Persons of Hispanic Origin may be of any race.
* Income represents the annual income for the preceding year in current dollars, including an adjustment for inflation or cost-of-living increase.
* The Spending Potential Index (SPI) is calculated by CACI from the Consumer Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.
--------------------------------------------------------------------------------

Copyright 1997 CACI      (800) 292-CACI   FAX: (703) 243-6272             5/7/98

--------------------------------------------------------------------------------
                             MSA DEMOGRAPHIC REPORT
--------------------------------------------------------------------------------

       MSA     0960
  MSA Name     BINGHAMTON, NY

Population
----------
1980                   263,460
1990                   264,497
1997                   250,857
2002                   241,958

Population Growth Rate    -0.7

Households
----------
1990           100,681
1997            95,429
2002            91,957

Household Growth Rate     -0.7
Average Household Size    2.54

Families
--------
1990            69,289
1997            65,582

Family Growth Rate        -0.8

Race              1990      1997
----              ----      ----
% White           96.2      95.2
% Black            1.8         2
% Asian
 /Pacific Isl.     1.5       2.2

% Hispanic*        1.1       1.5

1997 Age Distribution
---------------------
 0-4               6.9
 5-9               7.1
10-14              6.9
15-19              7.3
20-24              6.6
25-44             30.4
45-64             20.3
65-84             12.8
 85+               1.7
 18+              75.3

Median Age
----------
1990              33.9
1997              35.5

Male/Female Ratio           95

Per Capita Income      $13,715

1997 Household Income*
----------------------
Base                    95,429
% < $15K                    24
% $15K-25K                18.2
% $25K-50K                35.5
% $50K-100K               19.8
% $100K-150K               1.8
% > $150K                  0.7

Median Household Income
-----------------------
1997           $28,860
2002           $29,396

1997 Average Disposable Income
------------------------------
Total                  $25,909
Householder < 35       $22,941
Householder 35-44      $29,796
Householder 45-54      $35,674
Householder 55-64      $30,035
Householder 65+        $15,822

Spending Potential Index*
-------------------------
Auto Loan                   99
Home Loan                   93
Investments                 99
Retirement Plans            94
Home Repair                 97
Lawn & Garden               95
Remodeling                  98
Appliances                  98
Electronics                 96
Furniture                   97
Restaurants                 96
Sporting Goods              97
Theater/Concerts            96
Toys & Hobbies             100
Travel                      96
Video Rental                97
Apparel                     95
Auto Aftermarket            95
Health Insurance           100
Pets & Supplies             99

--------------------------------------------------------------------------------
*     Persons of Hispanic Origin may be of any race.
* Income represents the annual income for the preceding year in current dollars, including an adjustment for inflation or cost-of-living increase.
* The Spending Potential Index (SPI) is calculated by CACI from the Consumer Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.
--------------------------------------------------------------------------------

Copyright 1997 CACI      (800) 292-CACI   FAX: (703) 243-6272             5/7/98

--------------------------------------------------------------------------------
                            COUNTY DEMOGRAPHIC REPORT
--------------------------------------------------------------------------------

    State/County       36023
     County Name       CORTLAND    NY

Population
----------
1980            48,820
1990            48,963
1997            48,304
2002            47,855

Population Growth Rate    -0.2

Households
----------
1990            17,247
1997            17,114
2002            16,943

Household Growth Rate     -0.1
Average Household Size    2.64

Families
--------
1990            11,799
1997            11,671

Family Growth Rate        -0.2

Race               1990      1997
----               ----      ----
% White            98.3      97.9
% Black             0.7       0.8
% Asian
 /Pacific Isl.      0.5       0.7

% Hispanic*         0.9       1.3

1997 Age Distribution
---------------------
 0-4               7.1
 5-9               6.9
10-14              6.7
15-19              9.4
20-24             10.8
25-44             28.8
45-64             18.4
65-84             10.6
 85+               1.4
 18+              75.3

Median Age
----------
1990              30.3
1997              31.6

Male/Female Ratio         92.5

Per Capita Income      $12,433

1997 Household Income*
----------------------
Base                    17,114
% < $15K                  22.7
% $15K-25K                18.6
% $25K-50K                38.9
% $50K-100K               17.5
% $100K-150K               1.8
% > $150K                  0.6

Median Household Income
-----------------------
1997           $28,991
2002           $31,169

1997 Average Disposable Income
------------------------------
Total                  $25,384
Householder < 35       $22,391
Householder 35-44      $30,233
Householder 45-54      $34,347
Householder 55-64      $29,120
Householder 65+        $14,846

Spending Potential Index*
-------------------------
Auto Loan                   98
Home Loan                   86
Investments                 91
Retirement Plans            88
Home Repair                 93
Lawn & Garden               90
Remodeling                 101
Appliances                  97
Electronics                 94
Furniture                   90
Restaurants                 91
Sporting Goods              95
Theater/Concerts            90
Toys & Hobbies              99
Travel                      89
Video Rental                96
Apparel                     90
Auto Aftermarket            92
Health Insurance            99
Pets & Supplies             99

--------------------------------------------------------------------------------
*     Persons of Hispanic Origin may be of any race.
* Income represents the annual income for the preceding year in current dollars, including an adjustment for inflation or cost-of-living increase.
* The Spending Potential Index (SPI) is calculated by CACI from the Consumer Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.
--------------------------------------------------------------------------------

Copyright 1997 CACI      (800) 292-CACI   FAX: (703) 243-6272             5/5/98

                                  EXHIBIT II-4
                              Cortland Savings Bank
                  Sources of Personal Income/Employment Sectors

           PERSONAL INCOME BY MAJOR SOURCE AND EARNINGS BY INDUSTRY(1)
                             for States and counties
                             (thousands of dollars)

New York [36.000]
------------------------------------------------------------------------------------------------------------------------------------
       Item                                                   1991            1992           1993             1994            1995
------------------------------------------------------------------------------------------------------------------------------------
       Income by place of residence
Personal income (thousands of dollars)                 426,449,104     449,864,254    457,203,969      476,488,152     501,555,050
  Nonfarm personal income                              425,831,123     449,193,087    456,503,357      475,959,923     501,054,661
  Farm income(2)                                           617,981         671,167        700,612          528,229         500,389

Population (number of persons)(3)                       18,036,973      18,099,081     18,170,321       18,196,829      18,190,562
Per capita personal income (dollars)                        23,643          24,856         25,162           26,185          27,572

Derivation of personal income
  Earnings by place of work                            305,441,339     326,475,141    331,289,663      340,128,647     356,642,266
  Less: Personal cont. for social insurance(4)          20,157,669      21,277,343     21,723,056       22,809,811      20,969,575
  Plus: Adjustment for residence(5)                    -14,032,029     -16,253,295    -16,176,404      -16,054,849     -17,458,226
  Equals: Net earnings by place of residence           271,251,641     288,944,503    293,390,203      301,263,987     315,214,465
  Plus: Dividends, interest, and rent(6)                83,100,905      79,683,581     80,332,228       84,364,798      88,221,927
  Plus: Transfer payments                               72,096,558      81,236,170     83,481,538       90,859,367      98,118,658

       Earnings by place of work

Components of earnings
  Wage and salary disbursements                        247,723,582     261,957,013    266,625,813      272,565,079     285,813,769
  Other labor income                                    26,017,929      28,145,814     29,950,705       31,069,418      32,280,796
  Proprietors' income(7)                                31,699,828      36,372,314     34,713,145       36,494,150      38,547,701
    Farm proprietors' income                               286,741         348,667        346,393          179,067         109,167
    Nonfarm proprietors' income                         31,413,087      36,023,647     34,366,752       36,315,083      38,438,534

Earnings by industry
  Farm earnings                                            617,981         671,167        700,612          528,229         500,389
  Nonfarm earnings                                     304,823,358     325,803,974    330,589,051      339,600,418     356,141,877
    Private earnings                                   256,703,602     276,348,868    279,258,676      286,634,354     302,158,622

      Ag. serv., forestry, fishing, and other(8)         1,086,872       1,102,025      1,139,347        1,174,292       1,239,111
      Mining                                               276,048         273,802        281,155          298,633         293,435
      Construction                                      12,677,634      11,765,608     11,856,560       12,667,535      12,766,179
      Manufacturing                                     44,745,691      45,876,270     45,362,772       45,494,376      46,445,386
        Durable goods                                   25,068,221      25,047,552     24,575,906       24,293,517      24,738,903
        Nondurable goods                                19,677,470      20,828,718     20,786,866       21,200,859      21,706,483
      Transportation and public utilities               19,450,794      20,065,314     20,486,738       21,318,786      22,111,552
      Who1esale trade                                   19,119,719      19,824,455     19,800,313       20,338,035      21,278,758
      Retail trade                                      21,686,107      22,345,983     22,588,182       23,592,343      24,447,935
      Finance, insurance, and real estate               44,488,557      54,163,800     53,874,820       52,813,729      58,166,600
      Services                                          93,172,180     100,931,611    103,868,789      108,936,625     115,409,666
    Government and government enterprises               48,119,756      49,455,106     51,330,375       52,966,064      53,983,255
      Federal, civilian                                  6,006,187       6,332,570      6,418,896        6,543,912       6,584,486
      Military                                           1,138,593       1,185,018      1,155,578        1,083,014         979,334
      State and local                                   40,974,976      41,937,518     43,755,901       45,339,138      46,419,435
        State                                            9,418,527       9,580,671     10,046,333       10,577,353      10,448,545
        Local                                           31,556,449      32,356,847     33,709,568       34,761,785      35,970,890

See footnotes at end of table.             REGIONAL ECONOMIC INFORMATION SYSTEM
Table CAO5.1                   August 1997          BUREAU OF ECONOMIC ANALYSIS

           PERSONAL INCOME BY MAJOR SOURCE AND EARNINGS BY INDUSTRY(1)
                             for States and counties
                             (thousands of dollars)

Cortland, New York [36.023]
------------------------------------------------------------------------------------------------------------------------------------
       Item                                                   1991            1992           1993             1994            1995
------------------------------------------------------------------------------------------------------------------------------------
       Income by place of residence
Personal income (thousands of dollars)                     745,879         786,663        802,853          832,919         857,455
 Nonfarm personal income                                   739,439         777,903        794,609          827,594         853,629
 Farm income(2)                                              6,440           8,760          8,244            5,325           3,826

Population (number of persons)(3)                           49,208          49,384         49,416           49,269          48,946
Per capita personal income (dollars)                        15,158          15,930         16,247           16,906          17,518

Derivation of personal income
 Earnings by place of work                                 504,401         539,213        538,732          556,191         557,171
 Less: Personal cont. for social insurance(4)               32,520          34,270         34,447           36,375          36,658
 Plus: Adjustment for residence(5)                          17,846          14,062         16,612           19,823          24,112
 Equals: Net earnings by place of residence                489,727         519,005        520,897          539,639         544,625
 Plus: Dividends, interest, and rent(6)                    116,454         112,436        122,976          121,093         127,093
 Plus: Transfer payments                                   139,698         155,222        158,980          172,187         185,737

       Earnings by place of work

Components of earnings
 Wage and salary disbursements                             402,245         426,195        427,183          432,617         433,252
 Other labor income                                         48,029          52,452         55,385           55,790          55,424
 Proprietors' income(7)                                     54,127          60,566         56,164           67,784          68,495
  Farm proprietors' income                                   2,418           4,911          4,018            1,152            -846
  Nonfarm proprietors' income                               51,709          55,655         52,146           66,632          69,341

Earnings by industry
 Farm earnings                                               6,440           8,760          8,244            5,325           3,826
 Nonfarm earnings                                          497,961         530,453        530,488          550,866         553,345
  Private earnings                                         402,412         430,218        426,925          442,373         442,124

   Ag. serv., forestry, fishing, and other(8)                3,071           2,883          2,750            2,770           2,715
   Mining                                                      165             172            213              216             243
   Construction                                             28,868          29,305         29,152           30,586          27,874
   Manufacturing                                           163,130         174,278        171,342          163,295         155,895
     Durable goods                                         113,915         118,927        116,603          104,547          98,421
     Nondurable goods                                       49,215          55,351         54,739           58,748          57,474
   Transportation and public utilities                      12,465          13,983         15,488           15,520          17,122
   Wholesale trade                                          12,645          12,732         14,023           15,237          14,937
   Retail trade                                             57,927          61,395         60,061           61,252          62,951
   Finance, insurance, and real estate                      11,370          12,137         11,946           12,764          13,992
   Services                                                112,771         123,333        121,950          140,733         146,395
  Government and government enterprises                     95,549         100,235        103,563          108,493         111,221
   Federal, civilian                                         3,634           4,282          4,159            3,991           4,005
   Military                                                    965           1,013            966              979             924
   State and local                                          90,950          94,940         98,438          103,523         106,292
     State                                                  36,541          36,924         37,601           39,918          40,129
     Local                                                  54,409          58,016         60,837           63,605          66,163

See footnotes at end of table.              REGIONAL ECONOMIC INFORMATION SYSTEM
Table CAO5.1                   August 1997           BUREAU OF ECONOMIC ANALYSIS

Footnotes for table CA05
Personal Income by major source and Earnings by Major Industry

(1)   1969-74 based on 1967 SIC. 1975-87 based on 1972 SIC. 1988-95 based on
      1987 SIC.

(2) Farm income consists of proprietors' net income; the cash wages, pay-in-kind, and other labor income of hired farm workers; and the salaries of officers of corporate farms.

(3) Census Bureau midyear population estimates. Estimates for 1990-95 reflect county population estimates available as of March 1997. The population estimates for the United States, Utah, and Cache, UT, 1991-94, have been adjusted by BEA for consistency with a special, upward adjustment made by the Census Bureau to its 1995 estimate for Cache County. Additionally, as a result of special and test censuses conducted in 1995, the Census Bureau reduced substantially the 1995 population estimates for Yuma, AZ; DeSoto, LA; Dorchester, SC; and Montgomery, TN, but made no adjustments to the estimates for the other years. For these counties, BEA was unable to make adjustments to the population estimates in time for this release, and the estimates of per capita personal income are discontinuous between 1994 and 1995. BEA's further adjustments to the population estimates for 1991-94 will be reflected in the release of State per capita personal income on September 19, 1997 and in the release of local area per capita personal income in the Spring of 1998.

(4) Personal contributions for social insurance are included in earnings by type and industry but excluded from personal income.

(5) The adjustment for residence is the net inflow of the earnings of interarea commuters. For the United States, it consists of adjustments for border workers: Earnings of U.S. residents commuting outside U.S. borders to work less earnings of foreign residents commuting inside U.S. borders to work and of certain Caribbean seasonal workers.

(6)   Includes the capital consumption adjustment for rental income of persons.

(7)   Includes the inventory valuation and capital consumption adjustments.

(8) "Other" consists of wage and salary disbursements of U.S. residents employed by international organizations and foreign embassies and consulates in the United States.

(13) Estimates for 1979 forward reflect Alaska Census Areas as defined in the 1980 Decennial Census; those for prior years reflect Alaska Census Divisions as defined in the 1970 Decennial Census. Estimates from 1988 forward separate Aleutian Islands Census Area into Aleutians East Borough and Aleutians West Census Area. Estimates for 1991 forward separate Denali Borough from Yukon-Koyukuk Census Area and Lake and Peninsula Borough from Dillingham Census Area. Estimates from 1993 forward separate Skagway-Yakutat-Angoon Census Area into Skagway-Hoonah-Angoon Census Area and Yakutat Borough.

(14) Cibola, NM was separated from Valencia in June 1981, but in these estimates, Valencia includes Cibola through the end of 1981.

(15) La Paz county, AZ was separated from Yuma county on January 1, 1983. The Yuma, AZ MSA contains La Paz, AZ through 1982.

(16) Shawano, WI and Menominee, WI are combined as Shawano (incl. Menominee), WI for the years prior to 1989.

E The estimate shown here constitutes the major portion of the true estimate.

(D) Not shown to avoid disclosure of confidential information. Estimates are included in totals.

(L)   Less than $50,000. Estimates are included in totals.

(N)   Data not available for this year.

             FULL-TIME AND PART-TIME EMPLOYEES BY MAJOR INDUSTRY(1)
                             for States and counties
                                (number of jobs)

New York [36.000]
------------------------------------------------------------------------------------------------------------------------------------
       Item                                                  1991            1992          1993             1994           1995
------------------------------------------------------------------------------------------------------------------------------------
Employment by place of work
Total full- and part-time employment                    9,619,382       9,587,629     9,600,441        9,692,949      9,740,793

By type
 Wage and salary employment                             8,332,467       8,179,896     8,196,939        8,250,134      8,283,479
 Proprietors' employment                                1,286,915       1,407,733     1,403,502        1,442,815      1,457,314
  Farm proprietors' employment                             39,291          39,417        38,626           36,670         36,674
  Nonfarm proprietors' employment(2)                    1,247,624       1,368,316     1,364,876        1,406,145      1,420,640

By industry

  Farm employment                                          65,040          64,787        63,878           62,579         60,966
  Nonfarm employment                                    9,554,342       9,522,842     9,536,563        9,630,370      9,679,827
   Private employment                                   8,054,500       8,047,730     8,063,842        8,172,340      8,260,522
    Ag. serv., forestry, fishing, and other(3)             56,253          57,490        62,005           64,437         67,572
    Mining                                                 10,964          10,698        10,790           10,897         10,748
    Construction                                          381,720         364,084       358,140          368,762        373,361
    Manufacturing                                       1,091,374       1,049,796     1,017,410          995,564        982,532
    Transportation and public utilities                   475,571         460,298       466,961          472,117        476,424
    Wholesale trade                                       469,070         466,328       455,794          455,376        463,204
    Retail trade                                        1,337,963       1,342,957     1,343,627        1,373,590      1,403,944
    Finance, insurance, and real estate                 1,083,164       1,058,557     1,052,103        1,068,536      1,049,318
    Services                                            3,148,421       3,237,522     3,297,012        3,363,061      3,433,419
   Government and government enterprises                1,499,842       1,475,112     1,472,721        1,458,030      1,419,305
    Federal, civilian                                     156,797         154,683       149,185          146,900        145,670
    Military                                               87,585          84,377        81,039           73,994         65,142
    State and local                                     1,255,460       1,236,052     1,242,497        1,237,136      1,208,493
     State                                                265,674         264,629       266,643          267,737        259,036
     Local                                                989,786         971,423       975,854          969,399        949,457

See footnotes at end of table.              REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA25                     August 1997           BUREAU OF ECONOMIC ANALYSIS

             FULL-TIME AND PART-TIME EMPLOYEES BY MAJOR INDUSTRY(1)
                             for States and counties
                                (number of jobs)

Cortland, New York [36.023]
------------------------------------------------------------------------------------------------------------------------------------
       Item                                                  1991            1992          1993             1994           1995
------------------------------------------------------------------------------------------------------------------------------------

Employment by place of work
Total full- and part-time employment                       25,397          25,587        25,252           25,244         25,132

By type
 Wage and salary employment                                20,745          20,487        2O,227           20,206         20,027
 Proprietors' employment                                    4,652           5,100         5,025            5,038          5,105
  Farm proprietors' employment                                609             616           604              573            573
  Nonfarm proprietors' employment(2)                        4,043           4,484         4,421            4,465          4,532

By industry

  Farm employment                                           1,023           1,008           994              973            948
  Nonfarm employment                                       24,374          24,579        24,258           24,271         24,184
   Private employment                                      20,478          20,960        20,639           20,615         20,567
    Ag. serv., forestry, fishing, and other(3)                222             210           226              236            238
    Mining                                                    (L)             (L)           (L)              (L)             10
    Construction                                            1,138           1,216         1,168            1,122          1,053
    Manufacturing                                           5,670           5,605         5,417            5,057          4,833
    Transportation and public utilities                       456             465           503              496            528
    Wholesale trade                                           533             535           579              597            569
    Retail trade                                            4,659           4,781         4,849            4,952          5,045
    Finance, insurance, and real estate                     1,141           1,217         1,122            1,213          1,215
    Services                                                6,654           6,926         6,767            6,933          7,076
   Government and government enterprises                    3,896           3,619         3,619            3,656          3,617
    Federal, civilian                                         102             111           103              104            103
    Military                                                  152             145           136              123            112
    State and local                                         3,642           3,363         3,380            3,429          3,402
     State                                                  1,300           1,068         1,053            1,073          1,066
     Local                                                  2,342           2,295         2,327            2,356          2,336

See footnotes at end of table.              REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA25                     August 1997           BUREAU OF ECONOMIC ANALYSIS

Footnotes for Table CA25
Total Full- and Part-time Employment by Major Industry

(1)   1969-74 based on 1967 SIC. 1975-87 based on 1972 SIC. 1988-95 based on
      1987 SIC.

(2)   Excludes limited partners.

(3) "Other" consists of the number of jobs held by U.S. residents employed by international organizations and foreign embassies and consulates in the United States.

(4) Cibola, NM was separated from Valencia in June 1981, but in these estimates Valencia includes Cibola through the end of 1981.

(5) La Paz county, AZ was separated from Yuma county on January 1, 1983. The Yuma, AZ MSA includes La Paz, AZ through 1982.

(6) Estimates for 1979 forward reflect Alaska Census Areas as defined in the 1980 Decennial Census; those for prior years reflect Alaska Census Divisions as defined in the 1970 Decennial Census. Estimates from 1988 forward separate Aleutian Islands Census Area into Aleutians East Borough end Aleutians West Census Area. Estimates for 1991 forward separate Denali Borough from Yukon-Koyukuk Census Area and Lake and Peninsula Borough from Dillingham Census Area. Estimates from 1993 forward separate Skagway-Yakutat-Angoon Census Area into Skagway-Hoonah-Angoon Census Area and Yakutat Borough.

(7) Shawano, WI and Menominee, WI are combined as Shawano (incl. Menominee), WI for the years prior to 1989.

E     Estimate shown constitutes the major portion of the true estimate.

(D) Not shown to avoid disclosure of confidential information. Estimates are included in totals.

(L)   Less than 10 jobs. Estimates are included in totals.

(N)   Data not available for this year.

                            REGIONAL ECONOMIC PROFILE
                             for States and counties

New York [36.000]
------------------------------------------------------------------------------------------------------------------------------------
       Item                                                  1991            1992          1993             1994           1995
------------------------------------------------------------------------------------------------------------------------------------
       Place of residence profile

Personal income (thousands of dollars)                426,449,104     449,864,254   457,203,969      476,488,152    501,555,050
  Nonfarm personal income                             425,831,123     449,193,087   456,503,357      475,959,923    501,054,661
  Farm income                                             617,981         671,167       700,612          528,229        500,389

Derivation or personal income
  Net earnings(1)                                     271,251,641     288,944,503   293,390,203      301,263,987    315,214,465
  Transfer payments                                    72,096,558      81,236,170    83,481,538       90,859,367     98,118,658
    Income maintenance(2)                               7,423,158       8,638,524     9,532,421       10,383,993     10,999,344
    Unemployment insurance                              2,654,137       4,716,712     3,424,635        2,250,673      2,085,462
    Retirement and other                               62,019,263      67,880,934    70,524,482       78,224,701     85,033,852
  Dividends, interest, and rent                        83,100,905      79,683,581    80,332,228       84,364,798     88,221,927

  Population (number of persons)(3)                    18,036,973      18,099,081    18,170,321       18,196,829     18,190,562

Per capita incomes (dollars)(4)
  Per capita personal income                               23,643          24,856        25,162           26,185         27,572
  Per capita net earnings                                  15,039          15,965        16,147           16,556         17,328
  Per capita transfer payments                              3,997           4,488         4,594            4,993          5,394
   Per capita income maintenance                              412             477           525              571            605
   Per capita unemployment insurance                          147             261           188              124            115
   Per capita retirement & other                            3,438           3,751         3,881            4,299          4,675
  Per capita dividends, interest, & rent                    4,607           4,403         4,421            4,636          4,850

      Place of work profile

 Total earnings (place of work, $000)                 305,441,339     326,475,141   331,289,663      340,128,647    356,642,266
    Wages and salary disbursements                    247,723,582     261,957,013   266,625,813      272,565,079    285,813,769
    Other labor income                                 26,017,929      28,145,814    29,950,705       31,069,418     32,280,796
    Proprietors' income                                31,699,828      36,372,314    34,713,145       36,494,150     38,547,701
      Nonfarm proprietors' income                      31,413,087      36,023,647    34,366,752       36,315,083     38,438,534
      Farm proprietors' income                            286,741         348,667       346,393          179,067        109,167

  Total full- and part-time employment                  9,619,382       9,587,629     9,600,441        9,692,949      9,740,793
   Wage and salary jobs                                 8,332,467       8,179,896     8,196,939        8,250,134      8,283,479
   Number of proprietors                                1,286,915       1,407,733     1,403,502        1,442,815      1,457,314
     Number of nonfarm proprietors(5)                   1,247,624       1,368,316     1,364,876        1,406,145      1,420,640
     Number of farm proprietors                            39,291          39,417        38,626           36,670         36,674

Average earnings per job (dollars)                         31,753          34,052        34,508           35,090         36,613
 Wage & salary earnings per job                            29,730          32,024        32,527           33,038         34,504
 Average earnings per nonfarm proprietor                   25,178          26,327        25,179           25,826         27,057

See footnotes at end of table.              REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA3O                     August 1997           BUREAU OF ECONOMIC ANALYSIS

                            REGIONAL ECONOMIC PROFILE
                             for States and counties

Cortland, New York [36.023]
------------------------------------------------------------------------------------------------------------------------------------
       Item                                                  1991            1992          1993             1994           1995
------------------------------------------------------------------------------------------------------------------------------------
       Place of residence profile

Personal income (thousands of dollars)                    745,879         786,663       802,853          832,919        857,455
  Nonfarm personal income                                 739,439         777,903       794,609          827,594        853,629
  Farm income                                               6,440           8,760         8,244            5,325          3,326

Derivation of personal income
  Net earnings(1)                                         489,727         519,005       520,897          539,639        544,625
  Transfer payments                                       139,698         155,222       158,980          172,187        185,737
   Income maintenance(2)                                   14,306          15,755        17,144           18,120         19,239
   Unemployment insurance                                   7,362          11,913         8,997            6,459          5,794
   Retirement and other                                   118,030         127,554       132,839          147,608        160,704
  Dividends, interest, and rent                           116,454         112,436       122,976          121,093        127,093

  Population (number of persons)(3)                        49,208          49,384        49,416           49,269         48,946

Per capita incomes (dollars)(4)
 Per capita personal income                                15,158          15,930        16,247           16,906         17,518
 Per capita net earnings                                    9,952          10,510        10,541           10,953         11,127
 Per capita transfer payments                               2,839           3,143         3,217            3,495          3,795
  Per capita income maintenance                               291             319           347              368            393
  Per capita unemployment insurance                           150             241           182              131            118
  Per capita retirement & other                             2,399           2,583         2,688            2,996          3,283
 Per capita dividends, interest, & rent                     2,367           2,277         2,489            2,458          2,597

      Place of work profile

  Total earnings (place of work, $000)                    504,401         539,213       538,732          556,191        557,171
    Wages end salary disbursements                        402,245         426,195       427,183          432,617        433,252
    Other labor income                                     48,029          52,452        55,385           55,790         55,424
    Proprietors' income                                    54,127          60,566        56,164           67,784         68,495
      Nonfarm proprietors' income                          51,709          55,655        52,146           66,632         69,341
      Farm proprietors' income                              2,418           4,911         4,018            1,152           -846

  Total full- and part-time employment                     25,397          25,587        25,252           25,244         25,132
   Wage and salary jobs                                    20,745          20,487        20,227           20,206         20,027
   Number of proprietors                                    4,652           5,100         5,025            5,038          5,105
    Number of nonfarm proprietors(5)                        4,043           4,484         4,421            4,465          4,532
    Number of farm proprietors                                609             616           604              573            573

Average earnings per job (dollars)                         19,861          21,074        21,334           22,033         22,170
 Wage & salary earnings per job                            19,390          20,803        21,119           21,410         21,633
 Average earnings per nonfarm proprietor                   12,790          12,412        11,795           14,923         15,300

See footnotes at end of table.              REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA3O                     August 1997           BUREAU OF ECONOMIC ANALYSIS

Footnotes for Table CA3O, Regional Economic Profiles

(1) Total earnings less personal contributions for social insurance adjusted to place of residence.

(2) Consists largely of supplemental security income payments, payments to families with dependent children (AFDC), general assistance payments, food stamp payments, and other assistance payments, including emergency assistance.

(3) Census Bureau midyear population estimates. Estimates for 1990-95 reflect county population estimates available as of March 1997. The population estimates for the United States, Utah, and Cache, UT, 1991-94, have been adjusted by BEA for consistency with a special, upward adjustment made by the Census Bureau to its 1995 estimate for Cache County. Additionally, as a result of special and test censuses conducted in 1995, the Census Bureau reduced substantially the 1995 population estimates for Yuma, AZ; DeSoto, LA; Dorchester, SC; and Montgomery, TN, but made no adjustments to the estimates for the other years. For these counties, BEA was unable to make adjustments to the population estimates in time for this release, and the estimates of per capita personal income are discontinuous between 1994 and 1995. BEA's further adjustments to the population estimates for 1991-94 will be reflected in the release of State per capita personal income on September 19, 1997 and in the release of local area per capita personal income in the Spring of 1998.

(4) Type of income divided by population yields a per capita for that type of income.

(5)   Excludes limited partners.

(6) Cibola, NM was separated from Valencia in June 1981, but in these estimates Valencia includes Cibola through the end of 1981.

(7) La Paz county, AZ was separated from Yuma county on January 1, 1983. The Yuma, AZ MSA includes La Paz, AZ through 1982.

(8) Estimates for 1979 forward reflect Alaska Census Areas as defined in the 1980 Decennial Census; those for prior years reflect Alaska Census Divisions as defined in the 1970 Decennial Census. Estimates from 1988 forward separate Aleutian Islands Census Area into Aleutians East Borough and Aleutians West Census Area. Estimates for 1991 forward separate Denali Borough from Yukon-Koyukuk Census Area and Lake and Peninsula Borough from Dillingham Census Area. Estimates from 1993 forward separate Skagway-Yakutat-Angoon Census Area into Skagway-Hoonah-Angoon Census Area and Yakutat Borough.

(9) Shawano, WI and Menominee, WI are combined as Shawano (incl. Menominee), WI for the years prior to 1989.

(L) Less than $50,000 or less than 10 jobs, as appropriate. Estimates are included in totals.

(N)   Data not available for this year.

                                 EXHIBIT III-1
                             Cortland Savings Bank
            General Characteristics of Publicly-Traded Institutions

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                                June 16, 1998(1)

                                                  Primary           Operating  Total           Fiscal    Conv.  Stock  Market
Ticker Financial Institution               Exchg. Market            Strat.(2)  Assets  Offices   Year    Date   Price   Value
------ ----------------------------------- ------ ----------------- --------   ------  -------   ----    -----  -----  ------
                                                                               ($Mil)                             ($)   ($Mil)
California Companies
--------------------
AHM    Ahmanson and Co. H.F. of CA         NYSE   Nationwide         M.B.     54,520      371    12-31   10/72  75.63  8,299
GDW    Golden West Fin. Corp. of CA        NYSE   Nationwide         M.B.     39,669      249    12-31   05/59 106.06  6,066
GSB    Golden State Bancorp of CA          NYSE   California         Div.     16,029 D    178    06-30   10/83  34.50  1,771
DSL    Downey Financial Corp. of CA        NYSE   Southern CA        Thrift    5,872       85    12-31   01/71  34.31    964
BVCC   Bay View Capital Corp. of CA        OTC    San Francisco CA   M.B.      5,341       37    12-31   05/86  32.25    653
BPLS   Bank Plus Corp. of CA               OTC    Los Angeles CA     R.E.      4,220       37    12-31     /    13.25    257
FED    FirstFed Fin. Corp. of CA           NYSE   Los Angeles CA     R.E.      4,067       24    12-31   12/83  50.38    534
WES    Westcorp Inc. of Orange CA          NYSE   California         Div.      3,729 D     26    12-31   05/86  12.00    316
PFFB   PFF Bancorp of Pomona CA            OTC    Southern CA        Thrift    2,812       23    03-31   03/96  19.44    332
HEMT   HF Bancorp of Hemet CA              OTC    Southern CA        Thrift    1,066       19    06-30   06/95  16.75    106
HTHR   Hawthorne Fin. Corp. of CA          OTC    Southern CA        Thrift    1,047        6    12-31     /    17.25     55
REDF   RedFed Bancorp of Redlands CA       OTC    Southern CA        Thrift    1,034       14    12-31   04/94  20.31    150
ITLA   ITLA Capital Corp of CA (3)         OTC    Los Angeles CA     R.E.      1,011        6    12-31   10/95  22.13    170
QCBC   Quaker City Bancorp of CA           OTC    Los Angeles CA     R.E.        860        8    06-30   12/93  22.00    103
PROV   Provident Fin. Holdings of CA       OTC    Southern CA        M.B.        765       10    06-30   06/96  22.75    106
HBNK   Highland Bancorp of CA              OTC    Los Angeles CA     R.E.        556        7    12-31     /    42.75     99
MBBC   Monterey Bay Bancorp of CA          OTC    West Central CA    Thrift      403        7    12-31   02/95  21.38     68
SGVB   SGV Bancorp of W. Covina CA         OTC    Los Angeles CA     Thrift      401        8    06-30   06/95  18.13     43
LFCO   Life Financial Corp of CA           OTC    Southern CA        Thrift      387        5    12-31     /    21.38    140
BYFC   Broadway Fin. Corp. of CA           OTC    Los Angeles CA     Thrift      128        3    12-31   01/96  11.00      9

Florida Companies
-----------------
BANC   BankAtlantic Bancorp of FL          OTC    Southeastern FL    M.B.      3,527       60    12-31   11/83  13.50    445
OCN    Ocwen Financial Corp. of FL         NYSE   Southeast FL       Div.      3,421        1    12-31     /    24.63  1,495
BKUNA  BankUnited Fin. Corp. of FL         OTC    Miami FL           Thrift    3,327       16    09-30   12/85  17.13    265
FFPB   First Palm Beach Bancorp of FL      OTC    Southeast FL       Thrift    1,821 D     47    09-30   09/93  43.88    222
FFFL   Fidelity Bcsh MHC of FL (47.7)      OTC    Southeast FL       Thrift    1,321       20    12-31   01/94  28.75    196
HARB   Harbor Florida Bancshrs of FL       OTC    Eastern FL         Thrift    1,284       23    09-30   03/98  11.94    367
CMSV   Commty. Svgs, MHC of FL (48.5)      OTC    Southeast FL       Thrift      761       21    12-31   10/94  34.50    176

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                 Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                                June 16, 1998(1)

                                                  Primary           Operating  Total           Fiscal    Conv.  Stock  Market
Ticker Financial Institution               Exchg. Market            Strat.(2)  Assets  Offices   Year    Date   Price   Value
------ ----------------------------------- ------ ----------------- --------   ------  -------   ----    -----  -----  ------
                                                                               ($Mil)                            ($)   ($Mil)
Florida Companies (continued)
-----------------------------
FFLC   FFLC Bancorp of Leesburg FL         OTC    Central FL         Thrift      409        9    12-31   01/94  20.13     75

Mid-Atlantic Companies
----------------------
DME    Dime Bancorp, Inc. of NY (3)        NYSE   NY,NJ,FL           M.B.     22,024       91    12-31   08/86  30.13  3,443
SVRN   Sovereign Bancorp, Inc. of PA       OTC    PA,NJ,DE           M.B.     18,096      150    12-31   08/86  17.38  2,310
GPT    GreenPoint Fin. Corp. of NY (3)     NYSE   New York City NY   Thrift   13,228       74    12-31   01/94  40.94  3,458
ASFC   Astoria Financial Corp. of NY       OTC    New York City NY   Thrift   10,895       61    12-31   11/93  54.31  1,432
LISB   Long Island Bancorp, Inc of NY      OTC    Long Island NY     M.B.      6,296       35    09-30   04/94  61.50  1,472
ALBK   ALBANK Fin. Corp. of Albany NY      OTC    Upstate NY,MA,VT   Thrift    4,089      108    12-31   04/92  52.38    673
ICBC   Independence Comm Bnk Cp of NY      OTC    New York City      Thrift    4,072 P     34    March   03/98  16.81  1,184
ROSE   T R Financial Corp. of NY (3)       OTC    New York City NY   Thrift    4,006       15    12-31   06/93  42.25    741
RSLN   Roslyn Bancorp, Inc. of NY (3)      OTC    Long Island NY     M.B.      3,706        8    12-31   01/97  22.13    948
NBCP   Niagara Bancorp of NY MHC(45.4 (3)  OTC    Northern NY        Thrift    3,145 P     15    12/31   04/98  14.56    433
SIB    Staten Island Bancorp of NY (3)     NYSE   New York City NY   Thrift    2,671       16    12-31   12/97  21.44    968
NWSB   Northwest Bcrp MHC of PA (30.7      OTC    Northwest PA       Thrift    2,409       67    06-30   11/94  16.00    749
CMSB   Commonwealth Bancorp Inc of PA      OTC    Philadelphia PA    M.B.      2,390       56    12-31   06/96  24.00    390
HARS   Harris Fin. MHC of PA (24.3)        OTC    Harrisburg PA      M.B.      2,260       33    12-31   01/94  24.31    825
RELY   Reliance Bancorp, Inc. of NY        OTC    New York City NY   Thrift    2,180       30    06-30   03/94  39.25    378
HAVN   Haven Bancorp of Woodhaven NY       OTC    New York City NY   Thrift    2,018       33    12-31   09/93  26.88    238
QCSB   Queens County Bancorp of NY (3)     OTC    New York City NY   Thrift    1,622       11    12-31   11/93  44.44    663
DIME   Dime Community Bancorp of NY (3)    OTC    New York City NY   Thrift    1,577       15    06-30   06/96  29.00    361
JSB    JSB Financial, Inc. of NY (3)       NYSE   New York City NY   Thrift    1,531 S     13    12-31   06/90  58.44    578
OCFC   Ocean Fin. Corp. of NJ              OTC    Eastern NJ         Thrift    1,518       10    12-31   07/96  19.50    303
WSFS   WSFS Financial Corp. of DE (3)      OTC    Wilmington         Div.      1,515 D     16    12-31   11/86  21.25    265
PFSB   PennFed Fin. Services of NJ         OTC    Northern NJ        Thrift    1,469       18    06-30   07/94  17.00    164
RCBK   Richmond County Fin Corp of NY      OTC    New York City      Thrift    1,464       13    June    02/98  18.50    489
FSLA   First Source Bancorp of NJ          OTC    Eastern NJ         Thrift    1,192 P     17    12-31   04/98  10.00    317
MFSL   Maryland Fed. Bancorp of MD         OTC    Southern MD        Thrift    1,192       27    02-28   06/87  39.00    254
YFED   York Financial Corp. of PA          OTC    PA,MD              Thrift    1,182 D     22    06-30   02/84  21.75    194
FFIC   Flushing Fin. Corp. of NY (3)       OTC    New York City NY   Thrift    1,078        7    12-31   11/95  26.50    207
PVSA   Parkvale Financial Corp of PA       OTC    Southwestern PA    Thrift    1,055       29    06-30   07/87  31.75    164

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                 Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                                June 16, 1998(1)

                                                  Primary           Operating Total           Fiscal   Conv.  Stock  Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices   Year   Date   Price   Value
------ ----------------------------------- ------ ----------------- --------  ------  -------   ----   -----  -----  ------
                                                                              ($Mil)                           ($)   ($Mil)
Mid-Atlantic Companies (continued)
----------------------------------
ESBF   ESB Financial Corp of PA            OTC    Western PA         Thrift     946       11    12-31  06/90  18.13    104
PSBK   Progressive Bank, Inc. of NY (3)    OTC    Southeast NY       Thrift     896       17    12-31  08/84  42.00    162
TSBS   Peoples Bancorp Inc of NJ (3)       OTC    Central NJ         Thrift     889       14    12-31  04/98  10.00    362
GAF    GA Financial Corp. of PA            AMEX   Pittsburgh PA      Thrift     818       13    12-31  03/96  20.25    154
IBSF   IBS Financial Corp. of NJ           OTC    Southwest NJ       Thrift     752       10    09-30  10/94  18.06    198
SFIN   Statewide Fin. Corp. of NJ          OTC    Northern NJ        Thrift     671       16    12-31  10/95  22.25    101
FMCO   FMS Financial Corp. of NJ           OTC    Southern NJ        Thrift     669       20    12-31  12/88  45.00    108
FBBC   First Bell Bancorp of PA            OTC    Pittsburgh PA      Thrift     665        7    12-31  06/95  19.69    128
THRD   TF Financial Corp. of PA            OTC    PA, NJ             Thrift     639       14    12-31  07/94  26.00     83
FSNJ   Bayonne Banchsares of NJ            OTC    Northern NJ        Thrift     611 D      4    03-31  08/97  16.25    147
FSPG   First Home Bancorp of NJ            OTC    NJ,DE              Thrift     546       10    12-31  04/87  31.13     84
PULS   Pulse Bancorp of S. River NJ        OTC    Central NJ         Thrift     540        4    09-30  09/86  27.63     86
AHCI   Ambanc Holding Co., Inc. of NY (3)  OTC    East-Central NY    Thrift     520       12    12-31  12/95  18.63     79
PFNC   Progress Financial Corp. of PA      OTC    Southeastern PA    Thrift     485       10    12-31  07/83  19.50     82
LVSB   Lakeview Financial of NJ            OTC    Northern NJ        Thrift     473 D      8    07-31  12/93  24.25     94
NEP    Northeast PA Fin. Corp of PA        AMEX   Northeast PA       Thrift     437 P     10    DEC    04/98  14.50     93
RARB   Raritan Bancorp of Raritan NJ (3)   OTC    Central NJ         Thrift     419        6    12-31  03/87  30.00     72
CNY    Carver Bancorp, Inc. of NY          AMEX   New York, NY       Thrift     416 D      7    03-31  10/94  13.31     31
SHEN   First Shenango Bancorp of PA        OTC    Western PA         Thrift     403        4    12-31  04/93  41.25     85
FSBI   Fidelity Bancorp, Inc. of PA        OTC    Southwestern PA    Thrift     403        8    09-30  06/88  24.00     47
FKFS   First Keystone Fin. Corp of PA      OTC    Philadelphia PA    Thrift     385        5    09-30  01/95  18.75     45
PBCI   Pamrapo Bancorp, Inc. of NJ         OTC    Northern NJ        Thrift     381       10    12-31  11/89  28.25     80
FOBC   Fed One Bancorp of Wheeling WV      OTC    Northern WV,OH     Thrift     368       11    12-31  01/95  36.25     87
HARL   Harleysville SB of PA               OTC    Southeastern PA    Thrift     368        4    09-30  08/87  32.38     54
LFBI   Little Falls Bancorp of NJ          OTC    New Jersey         Thrift     355        6    12-31  01/96  19.50     48
WSBI   Warwick Community Bncrp of NY (3)   OTC    Southeast NY       Thrift     350 P      4    05-31  12/97  16.88    112
CVAL   Chester Valley Bancorp of PA        OTC    Southeastern PA    Thrift     344        7    06-30  03/87  31.88     70
PHFC   Pittsburgh Home Fin Corp of PA      OTC    Pittsburgh PA      Thrift     338        9    09-30  04/96  17.63     35
EQSB   Equitable FSB of Wheaton MD         OTC    Central MD         Thrift     335        4    09-30  09/93  30.50     37
YFCB   Yonkers Fin. Corp. of NY            OTC    Yonkers NY         Thrift     332 D      4    09-30  04/96  18.94     57
FBER   1st Bergen Bancorp of NJ            OTC    Northern NJ        Thrift     316        4    12-31  04/96  19.13     52
FIBC   Financial Bancorp, Inc. of NY       OTC    New York City NY   Thrift     310        5    09-30  08/94  27.50     47
LFED   Leeds Fed Bksr MHC of MD (36.3      OTC    Baltimore MD       Thrift     299        1    06-30  05/94  19.75    102

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                 Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                                June 16, 1998(1)

                                                  Primary           Operating  Total           Fiscal    Conv.  Stock  Market
Ticker Financial Institution               Exchg. Market            Strat.(2)  Assets  Offices   Year    Date   Price   Value
------ ----------------------------------- ------ ----------------- --------   ------  -------   ----    -----  -----  ------
                                                                               ($Mil)                           ($)    ($Mil)
Mid-Atlantic Companies (continued)
----------------------------------
CATB   Catskill Fin. Corp. of NY (3)       OTC    Albany NY          Thrift      296        4    09-30   04/96  17.38     78
WVFC   WVS Financial Corp. of PA           OTC    Pittsburgh PA      Thrift      292 D      5    06-30   11/93  18.50     67
ALLB   Alliance Bank MHC of PA (19.9)      OTC    Southeast PA       Thrift      273        7    12-31   03/95  34.00    111
WYNE   Wayne Bancorp, Inc. of NJ           OTC    Northern NJ        Thrift      270 D      5    12-31   06/96  31.38     63
WSB    Washington SB, FSB of MD            AMEX   Southeastern MD    Thrift      266 D      5    12-31     /     7.13     31
SKAN   Skaneateles Bancorp Inc of NY (3)   OTC    Northwest NY       Thrift      258        9    12-31   06/86  17.50     25
IFSB   Independence FSB of DC              OTC    Washington DC      Ret.        252 S      2    12-31   06/85  18.25     23
SBFL   SB Fngr Lakes MHC of NY (33.1)      OTC    Western NY         Thrift      251        5    12-31   11/94  19.63     70
HRBF   Harbor Federal Bancorp of MD        OTC    Baltimore MD       Thrift      231        9    03-31   08/94  21.50     36
ESBK   Elmira Svgs Bank (The) of NY (3)    OTC    NY,PA              Thrift      230        6    12-31   03/85  29.25     21
PHSB   Ppls Home SB, MHC of PA (45.0)      OTC    Western PA         Thrift      223        9    12-31   07/97  20.13     56
LARL   Laurel Capital Group of PA          OTC    Southwestern PA    Thrift      217        6    06-30   02/87  20.50     45
PBHC   Pathfinder BC MHC of NY (46.1) (3)  OTC    Upstate NY         Thrift      196        5    12-31   11/95  22.25     63
PEEK   Peekskill Fin. Corp. of NY          OTC    Southeast NY       Thrift      196        3    06-30   12/95  18.00     54
PLSK   Pulaski SB, MHC of NJ (46.0)        OTC    New Jersey         Thrift      191        6    12-31   04/97  18.25     38
SFED   SFS Bancorp of Schenectady NY       OTC    Eastern NY         Thrift      175        4    12-31   06/95  22.00     27
PRBC   Prestige Bancorp of PA              OTC    Southwestern PA    Thrift      161        4    12-31   06/96  20.50     22
AFED   AFSALA Bancorp, Inc. of NY          OTC    Central NY         Thrift      160 D      5    09-30   10/96  19.75     27
SKBO   First Carnegie MHC of PA(45.0)      OTC    Western PA         Thrift      144 D      3    03-31   04/97  19.50     45
CFKY   Columbia Financial of KY            ***    NorthCentral KY    Thrift      127 P      5    12-31   04/98  15.00     40
TPNZ   Tappan Zee Fin., Inc. of NY         OTC    Southeast NY       Thrift      126 D      1    03-31   10/95  20.13     30
GOSB   GSB Financial Corp. of NY (3)       OTC    Southeast NY       Thrift      119        2    09-30   07/97  17.13     39
AFBC   Advance Fin. Bancorp of WV          OTC    Northern Neck WV   Thrift      111        2    06-30   01/97  18.50     20
USAB   USABancshares, Inc of PA (3)        OTC    Philadelphia PA    Thrift      103        1    12-31     /    14.50     22
WHGB   WHG Bancshares of MD                OTC    Baltimore MD       Thrift      101 D      5    09-30   04/96  16.00     22
ALBC   Albion Banc Corp. of Albion NY      OTC    Western NY         Thrift       73        2    09-30   07/93   9.50      7
PWBK   Pennwood Bancorp, Inc. of PA        OTC    Pittsburgh PA      Thrift       46        3    06-30   07/96  14.00     10

Mid-West Companies
------------------
COFI   Charter One Financial of OH         OTC    OH,MI,NY           Div.     19,457      221    12-31   01/88  35.50  4,549
CFB    Commercial Federal Corp. of NE      NYSE   NE,CO,KS,OK,IA     M.B.      8,529      108    06-30   12/84  33.13  1,335

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                 Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                                June 16, 1998(1)

                                                  Primary           Operating Total           Fiscal    Conv.  Stock  Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices   Year    Date   Price   Value
------ ----------------------------------- ------ ----------------- --------  ------  -------   ----    -----  -----  ------
                                                                              ($Mil)                           ($)    ($Mil)
Mid-West Companies (continued)
------------------------------
SPBC   St. Paul Bancorp, Inc. of IL        OTC    Chicago IL         Div.     4,583       52    12-31   05/87  24.88    854
CTZN   CitFed Bancorp of Dayton OH         OTC    Dayton OH          M.B.     3,533       35    03-31   01/92  49.25    645
MAFB   MAF Bancorp, Inc. of IL             OTC    Chicago IL         Thrift   3,511       21    12-31   01/90  38.13    573
FLGS   Flagstar Bancorp, Inc of MI         OTC    MI                 Thrift   2,564       19    12/31     /    23.94    327
ABCW   Anchor Bancorp Wisconsin of WI      OTC    Wisconsin          M.B.     1,999       35    03-31   07/92  40.94    367
DNFC   D&N Financial Corp. of MI           OTC    Northern MI        Ret.     1,868       37    12-31   02/85  26.25    240
FISB   First Indiana Corp. of IN           OTC    Central IN         M.B.     1,688       26    12-31   08/83  25.75    328
STFR   St. Francis Cap. Corp. of WI        OTC    Milwaukee WI       Thrift   1,648       23    09-30   06/93  42.25    221
FTFC   First Fed. Capital Corp. of WI      OTC    Southern WI        M.B.     1,580       49    12-31   11/89  35.00    324
ABCL   Alliance Bancorp, Inc. of IL        OTC    Chicago IL         M.B.     1,537       14    12-31   07/92  26.75    215
JSBA   Jefferson Svgs Bancorp of MO        OTC    St. Louis MO,TX    Thrift   1,238 D     32    12-31   04/93  30.25    303
METF   Metropolitan Fin. Corp. of OH       OTC    Northeast OH       Thrift     990       15    12-31     /    15.00    106
OFCP   Ottawa Financial Corp. of MI        OTC    Western MI         Thrift     915       26    12-31   08/94  29.00    154
CFSB   CFSB Bancorp of Lansing MI          OTC    Central MI         Thrift     846       17    12-31   06/90  26.75    220
GSBC   Great Southern Bancorp of MO        OTC    Southwest MO       Thrift     815       25    06-30   12/89  25.00    201
HMNF   HMN Financial, Inc. of MN           OTC    Southeast MN       Thrift     732        7    12-31   06/94  18.00    112
HOMF   Home Fed Bancorp of Seymour IN      OTC    Southern IN        Thrift     705       16    06-30   01/88  30.00    154
SFSL   Security First Corp. of OH          OTC    Northeastern OH    R.E.       685       14    03-31   01/88  25.00    189
FNGB   First Northern Cap. Corp of WI      OTC    Northeast WI       Thrift     677       19    12-31   12/83  13.50    120
MSBK   Mutual SB, FSB of Bay City MI       OTC    Michigan           M.B.       657       22    12-31   07/92  11.75     50
FFYF   FFY Financial Corp. of OH           OTC    Youngstown OH      Thrift     645       10    06-30   06/93  32.88    133
EMLD   Emerald Financial Corp. of OH       OTC    Cleveland OH       Thrift     616       14    12-31     /    13.25    136
AVND   Avondale Fin. Corp. of IL           OTC    Chicago IL         Ret.       607        5    12-31   04/95  17.38     58
FDEF   First Defiance Fin.Corp. of OH      OTC    Northwest OH       Thrift     577       10    12-31   10/95  14.94    121
CAFI   Camco Fin. Corp. of OH              OTC    Eastern OH         M.B.       576       11    12-31     /    29.50    108
FFSX   First FSB MHC Sxld of IA(46.1)      OTC    Western IA         Thrift     571       13    06-30   07/92  36.50    104
HFFC   HF Financial Corp. of SD            OTC    South Dakota       Thrift     570       19    06-30   04/92  23.75    105
HFGI   Harrington Fin. Group of IN         OTC    Eastern IN         Thrift     553        4    06-30     /    11.38     38
FFOH   Fidelity Financial of OH            OTC    Cincinnati OH      Thrift     540       12    12-31   03/96  17.38     97
FCBF   FCB Fin. Corp. of Neenah WI         OTC    Eastern WI         Thrift     520 D     13    03-31   09/93  32.00    124
CBCI   Calumet Bancorp of Chicago IL       OTC    Chicago IL         Thrift     490        5    12-31   02/92  36.75    115
FBCI   Fidelity Bancorp of Chicago IL      OTC    Chicago IL         Thrift     484        5    09-30   12/93  23.13     65
SFSB   SuburbFed Fin. Corp. of IL          OTC    IL,IN              Thrift     446       12    12-31   03/92  47.25     60

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                 Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                                June 16, 1998(1)

                                                  Primary           Operating  Total           Fiscal    Conv.  Stock  Market
Ticker Financial Institution               Exchg. Market            Strat.(2)  Assets  Offices   Year    Date   Price   Value
------ ----------------------------------- ------ ----------------- --------   ------  -------   ----    -----  -----  ------
                                                                               ($Mil)                           ($)    ($Mil)
Mid-West Companies (continued)
------------------------------
HALL   Hallmark Capital Corp. of WI        OTC    Milwaukee WI       Thrift      421        3    06-30   01/94  15.00     44
PERM   Permanent Bancorp, Inc. of IN       OTC    Southwest IN       Thrift      420 D     11    03-31   04/94  16.00     67
PVFC   PVF Capital Corp. of OH             OTC    Cleveland OH       R.E.        419        9    06-30   12/92  26.50     70
FFHH   FSF Financial Corp. of MN           OTC    Southern MN        Thrift      411       11    09-30   10/94  19.00     56
FFKY   First Fed. Fin. Corp. of KY         OTC    Central KY         Thrift      407        8    06-30   07/87  26.50    110
CASH   First Midwest Fin., Inc. of OH      OTC    IA,SD              R.E.        405       12    09-30   09/93  23.25     62
KNK    Kankakee Bancorp, Inc. of IL        AMEX   Illinois           Thrift      399        9    12-31   01/93  35.50     49
SWBI   Southwest Bancshares of IL          OTC    Chicago IL         Thrift      393        6    12-31   06/92  31.75     89
FMBD   First Mutual Bancorp Inc of IL      OTC    Central IL         Thrift      390       14    12-31   07/95  17.63     62
ASBI   Ameriana Bancorp of IN              OTC    Eastern IN,OH      Thrift      388        8    12-31   03/87  19.75     64
INBI   Industrial Bancorp of OH            OTC    Northern OH        Thrift      374       10    12-31   08/95  19.25     98
WOFC   Western Ohio Fin. Corp. of OH       OTC    Western OH         Thrift      372 D     10    12-31   07/94  25.50     60
HBEI   Home Bancorp of Elgin IL            OTC    Northern IL        Thrift      369        4    12-31   09/96  16.00    110
EFC    EFC Bancorp Inc of IL               AMEX   Southeast IL       Thrift      362 P      6    DEC     04/98  13.50     94
HBFW   Home Bancorp of Fort Wayne IN       OTC    Northeast IN       Thrift      353        9    09-30   03/95  31.88     75
FFFD   North Central Bancshares of IA      OTC    Central IA         Thrift      333        4    12-31   03/96  22.13     72
WFI    Winton Financial Corp. of OH        AMEX   Cincinnati OH      R.E.        324 S      5    09-30   08/88  16.44     66
WCBI   WestCo Bancorp, Inc. of IL          OTC    Chicago IL         Thrift      316 D      1    12-31   06/92  30.50     75
FSFF   First SecurityFed Fin of IL         OTC    Chicago, IL        Thrift      316 D      5    12-31   10/97  16.69    107
EFBI   Enterprise Fed. Bancorp of OH       OTC    Cincinnati OH      Thrift      301 D      5    09-30   10/94  28.00     62
PFDC   Peoples Bancorp of Auburn IN        OTC    Northeastern IN    Thrift      301        7    09-30   07/87  22.75     77
GFCO   Glenway Financial Corp. of OH       OTC    Cincinnati OH      Thrift      300        5    06-30   11/90  24.00     55
MFBC   MFB Corp. of Mishawaka IN           OTC    Northern IN        Thrift      291        5    09-30   03/94  26.50     44
CBK    Citizens First Fin.Corp. of IL      AMEX   Central IL         Thrift      280        7    12-31   05/96  20.13     51
FBCV   1st Bancorp of Vincennes IN         OTC    Southwestern IN    M.B.        260        2    06-30   04/87  28.00     31
WAYN   Wayne Svgs Bks MHC of OH (47.8      OTC    Central OH         Thrift      255 D      6    03-31   06/93  28.00     70
OHSL   OHSL Financial Corp. of OH          OTC    Cincinnati, OH     Thrift      251        5    12-31   02/93  17.25     43
GFED   Guaranty Fed Bancshares of MO       OTC    Southwest MO       Thrift      246        4    06-30   12/97  12.94     81
FFHS   First Franklin Corp. of OH          OTC    Cincinnati OH      Thrift      232        7    12-31   01/88  17.13     31
CAPS   Capital Savings Bancorp of MO       OTC    Central MO         Thrift      232        8    06-30   12/93  20.75     39
LARK   Landmark Bancshares, Inc of KS      OTC    Central KS         Thrift      231        5    09-30   03/94  27.13     45
EBI    Equality Bancorp, Inc. of MO        AMEX   St Louis           Thrift      229 D      3    03-31   12/97  13.31     33
MFFC   Milton Fed. Fin. Corp. of OH        OTC    Southwest OH       Thrift      227        3    09-30   10/94  16.13     36

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                 Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                                June 16, 1998(1)

                                                  Primary           Operating  Total           Fiscal    Conv.  Stock   Market
Ticker Financial Institution               Exchg. Market            Strat.(2)  Assets  Offices   Year    Date   Price    Value
------ ----------------------------------- ------ ----------------- --------   ------  -------   ----    -----  -----   ------
                                                                               ($Mil)                           ($)     ($Mil)
Mid-West Companies (continued)
------------------------------
MBLF   MBLA Financial Corp. of MO          OTC    Northeast MO       Thrift      224 D      2    06-30   06/93  24.13     30
HFBC   HopFed Bancorp of KY                OTC    Southwest KY       Thrift      221        5    09-30   02/98  20.38     82
CMRN   Cameron Fin. Corp. of MO            OTC    Northwest MO       Thrift      221        3    09-30   04/95  20.38     52
LSBI   LSB Fin. Corp. of Lafayette IN      OTC    Central IN         Thrift      216        4    12-31   02/95  30.00     29
FFBZ   First Federal Bancorp of OH         OTC    Eastern OH         Thrift      212        6    09-30   07/92  24.38     38
BFFC   Big Foot Fin. Corp. of IL           OTC    Chicago IL         Thrift      209        3    06-30   12/96  19.38     49
WEFC   Wells Fin. Corp. of Wells MN        OTC    Southcentral MN    Thrift      201 D      8    12-31   04/95  21.50     42
NEIB   Northeast Indiana Bncrp of IN       OTC    Northeast IN       Thrift      200        3    12-31   06/95  21.50     36
FFWC   FFW Corporation of Wabash IN        OTC    Central IN         Thrift      199        4    06-30   04/93  17.00     25
FFED   Fidelity Fed. Bancorp of IN         OTC    Southwestern IN    Thrift      197        4    06-30   08/87   7.38     23
PFED   Park Bancorp of Chicago IL          OTC    Chicago IL         Thrift      197        3    12-31   08/96  18.75     44
MARN   Marion Capital Holdings of IN       OTC    Central IN         Thrift      193        2    06-30   03/93  28.25     50
HMLK   Hemlock Fed. Fin. Corp. of IL       OTC    Chicago IL         Thrift      191        3    12-31   04/97  18.38     37
PULB   Pulaski Bk,SB MHC of MO (29.8)      OTC    St. Louis MO       Thrift      180 D      5    09-30   05/94  45.25     95
EGLB   Eagle BancGroup of IL               OTC    Central IL         Thrift      180        3    12-31   07/96  19.75     23
BWFC   Bank West Fin. Corp. of MI          OTC    Southeast MI       Thrift      180        3    06-30   03/95  14.38     38
FBSI   First Bancshares, Inc. of MO        OTC    Southcentral MO    Thrift      178        6    06-30   12/93  12.75     28
JXSB   Jcksnville SB,MHC of IL (45.6)      OTC    Central IL         Thrift      170        4    12-31   04/95  21.50     41
FFWD   Wood Bancorp of OH                  OTC    Northern OH        Thrift      165        7    06-30   08/93  17.50     47
MWBI   Midwest Bancshares, Inc. of IA      OTC    Southeast IA       Thrift      159        4    12-31   11/92  15.75     16
SMBC   Southern Missouri Bncrp of MO       OTC    Southeast MO       Thrift      157        8    06-30   04/94  21.50     35
QCFB   QCF Bancorp of Virginia MN          OTC    Northeast MN       Thrift      153 D      2    06-30   04/95  30.25     41
MIFC   Mid Iowa Financial Corp. of IA      OTC    Central IA         Thrift      147        7    09-30   10/92  11.88     20
GTPS   Great American Bancorp of IL        OTC    East Central IL    Thrift      146        3    12-31   06/95  21.88     35
RIVR   River Valley Bancorp of IN          OTC    Southeast IN       Thrift      137 D      6    12-31   12/96  19.00     23
WEHO   Westwood Hmstd Fin Corp of OH       OTC    Cincinnati OH      Thrift      134 D      2    12-31   09/96  12.75     36
FKKY   Frankfort First Bancorp of KY       OTC    Frankfort KY       Thrift      133        3    06-30   07/95  16.25     26
CLAS   Classic Bancshares, Inc. of KY      OTC    Eastern KY         Thrift      133 D      3    03-31   12/95  14.88     19
PTRS   Potters Financial Corp of OH        OTC    Northeast OH       Thrift      127        4    12-31   12/93  18.75     18
FFSL   First Independence Corp. of KS      OTC    Southeast KS       Thrift      124        2    09-30   10/93  14.00     13
HFSA   Hardin Bancorp of Hardin MO         OTC    Western MO         Thrift      121        3    03-31   09/95  19.38     16
NBSI   North Bancshares of Chicago IL      OTC    Chicago IL         Thrift      118        2    12-31   12/93  16.25     21
CBES   CBES Bancorp, Inc. of MO            OTC    Western MO         Thrift      116        2    06-30   09/96  20.63     19

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                                June 16, 1998(1)

                                                   Primary           Operating  Total           Fiscal    Conv.  Stock   Market
Ticker Financial Institution               Exchg.  Market            Strat.(2)  Assets  Offices   Year    Date   Price    Value
------ ----------------------------------- ------  ----------------- --------   ------  -------   ----    -----  -----   ------
                                                                                ($Mil)                           ($)     ($Mil)
Mid-West Companies (continued)
------------------------------
ASBP   ASB Financial Corp. of OH           OTC     Southern OH        Thrift      115        1    06-30   05/95  16.50     27
BDJI   First Fed. Bancorp. of MN           OTC     Northern MN        Thrift      113        5    09-30   04/95  19.25     19
DCBI   Delphos Citizens Bancorp of OH      OTC     Northwest OH       Thrift      113        1    09-30   11/96  20.50     39
FTNB   Fulton Bancorp, Inc. of MO          OTC     Central MO         Thrift      110        2    06-30   10/96  19.75     34
MONT   Montgomery Fin. Corp. of IN         OTC     Westcentral IN     Thrift      109        4    06-30   07/97  12.69     21
HFFB   Harrodsburg 1st Fin Bcrp of KY      OTC     Central KY         Thrift      109        2    09-30   10/95  16.25     32
UCBC   Union Community Bancorp of IN       OTC     W.Central IN       Thrift      108        1    12-31   12/97  14.88     45
AMFC   AMB Financial Corp. of IN           OTC     Northwest IN       Thrift      106        4    12-31   04/96  18.25     18
PSFC   Peoples Sidney Fin. Corp of OH      OTC     WestCentral OH     Thrift      106        1    06-30   04/97  24.38     44
CIBI   Community Inv. Bancorp of OH        OTC     NorthCentral OH    Thrift      102        3    06-30   02/95  20.50     18
FTSB   Fort Thomas Fin. Corp. of KY        OTC     Northern KY        Thrift      102        2    09-30   06/95  15.00     22
FFDF   FFD Financial Corp. of OH           OTC     Northeast OH       Thrift      100        1    06-30   04/96  23.50     34
NWEQ   Northwest Equity Corp. of WI        OTC     Northwest WI       Thrift      100 D      3    03-31   10/94  20.38     17
CNSB   CNS Bancorp, Inc. of MO             OTC     Central MO         Thrift       98        5    12-31   06/96  17.52     29
THR    Three Rivers Fin. Corp. of MI       AMEX    Southwest MI       Thrift       97 D      4    06-30   08/95  19.44     16
WCFB   Wbstr Cty FSB MHC of IA (45.2)      OTC     Central IA         Thrift       95 D      1    12-31   08/94  18.88     40
LXMO   Lexington B&L Fin. Corp. of MO      OTC     West Central MO    Thrift       95        1    09-30   06/96  15.88     18
HHFC   Harvest Home Fin. Corp. of OH       OTC     Southwest OH       Thrift       93 D      3    09-30   10/94  15.00     13
HZFS   Horizon Fin'l. Services of IA       OTC     Central IA         Thrift       93        3    06-30   06/94  16.88     15
SOBI   Sobieski Bancorp of S. Bend IN      OTC     Northern IN        Thrift       90        3    06-30   03/95  19.50     15
SFFC   StateFed Financial Corp. of IA      OTC     Des Moines IA      Thrift       90        2    06-30   01/94  14.38     22
LOGN   Logansport Fin. Corp. of IN         OTC     Northern IN        Thrift       89        1    12-31   06/95  17.25     22
PCBC   Perry Co. Fin. Corp. of MO          OTC     EastCentral MO     Thrift       86        1    09-30   02/95  23.38     19
PSFI   PS Financial of Chicago IL          OTC     Chicago IL         Thrift       84        1    12-31   11/96  13.13     27
PFFC   Peoples Fin. Corp. of OH            OTC     Northeast OH       Thrift       82        2    09-30   09/96  13.63     19
KYF    Kentucky First Bancorp of KY        AMEX    Central KY         Thrift       82        2    06-30   08/95  15.75     20
HLFC   Home Loan Financial Corp of OH      OTC     Central Ohio       Thrift       80        0            03/98  15.50     35
MSBF   MSB Financial, Inc of MI            OTC     Southcentral MI    Thrift       79        2    06-30   02/95  17.00     21
HCFC   Home City Fin. Corp. of OH          OTC     Southwest OH       Thrift       76        1    06-30   12/96  14.75     13
CKFB   CKF Bancorp of Danville KY          OTC     Central KY         Thrift       63        1    12-31   01/95  19.00     16
NSLB   NS&L Bancorp, Inc of Neosho MO      OTC     Southwest MO       Thrift       61        2    09-30   06/95  17.59     12
MRKF   Market Fin. Corp. of OH             OTC     Cincinnati OH      Thrift       58        2    09-30   03/97  13.88     19
FLKY   First Lancaster Bncshrs of KY       OTC     Central KY         Thrift       53        1    06-30   07/96  15.50     15

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                                June 16, 1998(1)

                                                  Primary            Operating  Total           Fiscal    Conv.  Stock  Market
Ticker Financial Institution               Exchg. Market             Strat.(2)  Assets  Offices   Year    Date   Price   Value
------ ----------------------------------- ------ -----------------  --------   ------  -------   ----    -----  -----  ------
                                                                                ($Mil)                           ($)    ($Mil)
Mid-West Companies (continued)
------------------------------
CSBF   CSB Financial Group Inc of IL       OTC    Centralia IL        Thrift       49 S      2    09-30   10/95  13.75     12
RELI   Reliance Bancshares Inc of WI       OTC    Milwaukee WI        Thrift       44        1    06-30   04/96   8.50     20
HWEN   Home Financial Bancorp of IN        OTC    Central IN          Thrift       41        1    06-30   07/96   9.13      8
JOAC   Joachim Bancorp, Inc. of MO         OTC    Eastern MO          Thrift       34 D      1    03-31   12/95  17.00     12

New England Companies
---------------------
PBCT   Peoples Bank, MHC of CT (40.1) (3)  OTC    Southwestern CT     Div.      9,150      111    12-31   07/88  38.06  2,439
PHBK   Peoples Heritage Fin Grp of ME (3)  OTC    ME,NH,MA            Div.      7,310      141    12-31   12/86  23.56  1,311
WBST   Webster Financial Corp. of CT       OTC    Central CT          Thrift    7,020 D     84    12-31   12/86  32.88    901
SISB   SIS Bancorp, Inc. of MA (3)         OTC    Central MA          Div.      1,794       25    12-31   02/95  41.13    287
BRKL   Brookline Bncp MHC of MA(47.0)      OTC    Brookline           Thrift    1,451 P      5    08-31   03/98  16.31    475
ANDB   Andover Bancorp, Inc. of MA (3)     OTC    MA,NH               M.B.      1,386       12    12-31   05/86  34.13    221
FESX   First Essex Bancorp of MA (3)       OTC    MA,NH               Div.      1,293       15    12-31   08/87  22.63    171
FAB    FirstFed America Bancorp of MA      AMEX   MA,RI               M.B.      1,160 D     13    03-31   01/97  20.25    176
AFCB   Affiliated Comm BC, Inc of MA       OTC    MA                  Thrift    1,141       12    12-31   10/95  38.34    252
MDBK   Medford Bancorp, Inc. of MA (3)     OTC    Eastern MA          Thrift    1,120       16    12-31   03/86  41.63    189
BFD    BostonFed Bancorp of MA             AMEX   Boston MA           M.B.      1,032       10    12-31   10/95  23.50    127
DIBK   Dime Financial Corp. of CT (3)      OTC    Central CT          Thrift    1,016       11    12-31   07/86  34.63    182
FFES   First Fed of E. Hartford CT         OTC    Central CT          Thrift      991       12    12-31   06/87  36.50     99
MECH   MECH Financial Inc of CT (3)        OTC    Hartford CT         Thrift      946       14    12-31   06/96  28.88    153
MASB   MassBank Corp. of Reading MA (3)    OTC    Eastern MA          Thrift      929       15    12-31   05/86  51.00    183
PBKB   People's Bancshares of MA (3)       OTC    Southeastern MA     Thrift      862       14    12-31   10/86  26.19     87
NSSY   NSS Bancorp of CT (3)               OTC    Southwest CT        Thrift      669        8    12-31   06/94  43.25    103
BKC    American Bank of Waterbury CT (3)   AMEX   Western CT          Thrift      651       14    12-31   12/81  27.63    129
MWBX   MetroWest Bank of MA (3)            OTC    Eastern MA          Thrift      647       12    12-31   10/86   7.75    110
ABBK   Abington Bancorp of MA (3)          OTC    Southeastern MA     M.B.        550        8    12-31   06/86  18.50     66
SOSA   Somerset Savings Bank of MA (3)     OTC    Eastern MA          R.E.        533        5    12-31   07/86   5.06     85
SWCB   Sandwich Bancorp of MA (3)          OTC    Southeastern MA     Thrift      527       11    12-31   07/86  64.00    125
BKCT   Bancorp Connecticut of CT (3)       OTC    Central CT          Thrift      480        3    12-31   07/86  20.13    103
WRNB   Warren Bancorp of Peabody MA (3)    OTC    Eastern MA          R.E.        371 D      6    12-31   07/86  12.00     92
NMSB   Newmil Bancorp, Inc. of CT (3)      OTC    Western CT          Thrift      370       15    06-30   02/86  13.25     51

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                                June 16, 1998(1)

                                                  Primary           Operating  Total           Fiscal    Conv.  Stock  Market
Ticker Financial Institution               Exchg. Market            Strat.(2)  Assets  Offices   Year    Date   Price   Value
------ ----------------------------------- ------ ----------------- --------   ------  -------   ----    -----  -----  ------
                                                                               ($Mil)                            ($)   ($Mil)
New England Companies (continued)
---------------------------------
CEBK   Central Co-Op. Bank of MA (3)       OTC    Eastern MA         Thrift      367 D      8    03-31   10/86  27.88     55
LSBX   Lawrence Savings Bank of MA (3)     OTC    Northeastern MA    Thrift      355        5    12-31   05/86  15.63     67
NHTB   NH Thrift Bancshares of NH          OTC    Central NH         Thrift      321       10    12-31   05/86  19.50     41
BYS    Bay State Bancorp of MA (3)         NYSE   Brookline          Thrift      290 P      0    DEC     03/98  27.75     70
NBN    Northeast Bancorp of ME (3)         AMEX   Eastern ME         Thrift      279 D     11    06-30   08/87  16.25     36
ANE    Alliance Bncp of New Eng of CT (3)  AMEX   Northern CT        Thrift      247        7    12-31   12/86  15.13     38
IPSW   Ipswich SB of Ipswich MA (3)        OTC    Northwest MA       Thrift      238        6    12-31   05/93  17.13     41
HIFS   Hingham Inst. for Sav. of MA (3)    OTC    Eastern MA         Thrift      232        5    12-31   12/88  35.00     46
HPBC   Home Port Bancorp, Inc. of MA (3)   OTC    Southeastern MA    Thrift      226        2    12-31   08/88  26.75     49
MYST   Mystic Financial of MA (3)          OTC    Medford            Thrift      188        3    06-30   01/98  15.25     41
FCME   First Coastal Corp. of ME (3)       OTC    Southern ME        Thrift      150        7    12-31     /    14.00     19
KSBK   KSB Bancorp of Kingfield ME (3)     OTC    Western ME         M.B.        150 S      8    12-31   06/93  19.00     24
MFLR   Mayflower Co-Op. Bank of MA (3)     OTC    Southeastern MA    Thrift      132 D      4    04-30   12/87  23.75     21
NTMG   Nutmeg FS&LA of CT                  OTC    Eastern CT         M.B.        112        3    12-31     /    10.88     11
FCB    Falmouth Bancorp, Inc. of MA (3)    AMEX   Southeast MA       Thrift      105        2    09-30   03/96  20.00     29
MCBN   Mid-Coast Bancorp of ME             OTC    Eastern ME         Thrift       63        2    03-31   11/89  12.00      9

North-West Companies
--------------------
WAMU   Washington Mutual, Inc. of WA (3)   OTC    CA,WA,FL,OR,UT     Div.     96,983 D    914    12-31   03/83  46.50 17,988
WFSL   Washington Federal, Inc. of WA      OTC    Western US         Thrift    5,713 D    104    09-30   11/82  28.25  1,480
IWBK   Interwest Bancorp of WA             OTC    Western WA         Div.      2,091       39    09-30     /    47.00    396
STSA   Sterling Financial Corp. of WA      OTC    WA,OR              M.B.      1,888       41    12-31     /    25.88    197
FWWB   First Savings Bancorp of WA         OTC    Central WA         Thrift    1,137 D     20    03-31   11/95  25.00    254
KFBI   Klamath First Bancorp of OR         OTC    Southern OR        Thrift      994       33    09-30   10/95  19.38    193
HRZB   Horizon Financial Corp. of WA (3)   OTC    Northwest WA       Thrift      547       12    03-31   08/86  17.50    131
FMSB   First Mutual SB of Bellevue WA (3)  OTC    Western WA         M.B.        451 S      8    12-31   12/85  17.00     71
CASB   Cascade Financial Corp. of WA       OTC    Seattle WA         Thrift      435       11    06-30   09/92  19.25     65
HFWA   Heritage Financial Corp of WA       OTC    NW Washington      Thrift      323       10    06-30   01/98  14.88    145
RVSB   Riverview Bancorp of WA             OTC    Southwest WA       Thrift      273        9    03-31   10/97  16.75    103
TSBK   Timberland Bancorp of WA            OTC    Grays Harbor       Thrift      261        5    06-30   01/98  16.88    103
OTFC   Oregon Trail Fin. Corp. of OR       OTC    Baker City         Thrift      257 D      7    03-31   10/97  16.63     72

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                                June 16, 1998(1)

                                                  Primary           Operating  Total           Fiscal    Conv.  Stock  Market
Ticker Financial Institution               Exchg. Market            Strat.(2)  Assets  Offices   Year    Date   Price   Value
------ ----------------------------------- ------ ----------------- --------   ------  -------   ----    -----  -----  ------
                                                                               ($Mil)                            ($)   ($Mil)
North-West Companies (continued)
--------------------------------
FBNW   FirstBank Corp of Clarkston WA      OTC    West. WA/East ID   Thrift      184        5    03-31   07/97  20.75     41
EFBC   Empire Federal Bancorp of MT        OTC    Southern MT        Thrift      110 D      3    12-31   01/97  16.63     43

South-East Companies
--------------------
BNKU   Bank United Corp. of TX             OTC    TX,AZ              Thrift   13,109       71    09-30   08/96  50.63  1,600
FFCH   First Fin. Holdings Inc. of SC      OTC    Charleston SC      Div.      1,858       34    09-30   11/83  23.00    313
FLFC   First Liberty Fin. Corp. of GA      OTC    Georgia            M.B.      1,275 D     31    09-30   12/83  23.88    278
HFNC   HFNC Financial Corp. of NC          OTC    Charlotte NC       Thrift      979       10    06-30   12/95  12.31    212
EBSI   Eagle Bancshares of Tucker GA       OTC    Atlanta GA         Thrift      934 D     14    03-31   04/86  23.63    135
CNIT   Cenit Bancorp of Norfolk VA         OTC    Southeastern VA    Thrift      734       19    12-31   08/92  23.25    116
FCBK   First Coastal Bankshares of VA      OTC    Southeast VA       M.B.        625       14    12-31   11/80  17.94     89
CFCP   Coastal Fin. Corp. of SC            OTC    South Carolina     Thrift      583        9    09-30   09/90  20.00    125
FFBH   First Fed. Bancshares of AR         OTC    Northern AR        Thrift      570       13    12-31   05/96  27.38    134
FSPT   FirstSpartan Fin. Corp. of SC       OTC    Northwestern SC    Thrift      503        7    06-30   07/97  44.50    197
TSH    Teche Holding Company of LA         AMEX   Southern LA        Thrift      407        9    09-30   04/95  19.63     68
PFSL   Pocahontas Bancorp of AR            OTC    Northeast AR       Thrift      401        6    09-30   04/98   9.88     66
COOP   Cooperative Bancshares of NC        OTC    Eastern NC         Thrift      381       16    12-31   08/91  18.00     54
CAVB   Cavalry Bancorp of TN               OTC    Murfreesburg       Thrift      351        0    Sept    03/98  22.50    170
FSTC   First Citizens Corp of GA           OTC    Western GA         M.B.        337 S      9    03-31   03/86  31.00     86
HBSC   Heritage Bancorp, Inc of SC         OTC    Laurens            Thrift      312 P      4    Sept    04/98  20.50     95
UFRM   United FSB of Rocky Mount NC        OTC    Eastern NC         M.B.        306       13    12-31   07/80  18.00     59
SOPN   First Svgs Bancorp of NC            OTC    Central NC         Thrift      300        5    06-30   01/94  23.25     86
ANA    Acadiana Bancshares, Inc of LA      AMEX   Southern LA        Thrift      293        5    12-31   07/96  23.38     60
CFTP   Community Fed. Bancorp of MS        OTC    Northeast MS       Thrift      254        2    09-30   03/96  17.50     79
FLAG   Flag Financial Corp of GA           OTC    Western GA         M.B.        248 D      4    12-31   12/86  18.50     85
SSFC   South Street Fin. Corp. of NC (3)   OTC    South Central NC   Thrift      217        2    09-30   10/96   9.75     46
HCBB   HCB Bancshares of Camden AR         OTC    Southern AR        Thrift      205 D      7    06-30   05/97  15.13     40
ESX    Essex Bancorp of Norfolk VA         AMEX   VA,NC              M.B.        193        4    12-31   07/90   3.63      4
FTF    Texarkana Fst. Fin. Corp of AR      AMEX   Southwest AR       Thrift      185        5    09-30   07/95  29.75     52
CFFC   Community Fin. Corp. of VA          OTC    Central VA         Thrift      183 D      4    03-31   03/88  15.50     40
FFDB   FirstFed Bancorp, Inc. of AL        OTC    Central AL         Thrift      179 D      8    03-31   11/91  25.00     29

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                                June 16, 1998(1)

                                                  Primary           Operating  Total           Fiscal    Conv.  Stock  Market
Ticker Financial Institution               Exchg. Market            Strat.(2)  Assets  Offices   Year    Date   Price   Value
------ ----------------------------------- ------ ----------------- --------   ------  -------   ----    -----  -----  ------
                                                                               ($Mil)                            ($)   ($Mil)
South-East Companies (continued)
--------------------------------
GSFC   Green Street Fin. Corp. of NC       OTC    Southern NC        Thrift      178        3    09-30   04/96  16.38     70
FGHC   First Georgia Hold. Corp of GA      OTC    Southeastern GA    Thrift      176        7    09-30   02/87  13.25     42
GBNK   Gaston Fed Bncp MHC of NC(47.0      OTC    Southwest NC       Thrift      171 P      4    9-30    04/98  15.75     71
SZB    SouthFirst Bancshares of AL         AMEX   Central AL         Thrift      162        2    09-30   02/95  19.50     19
BFSB   Bedford Bancshares, Inc. of VA      OTC    Southern VA        Thrift      153        3    09-30   08/94  29.00     33
HBS    Haywood Bancshares, Inc. of NC (3)  AMEX   Northwest NC       Thrift      152        4    12-31   12/87  22.75     28
CCFH   CCF Holding Company of GA           OTC    Atlanta GA         Thrift      143        5    12-31   07/95  22.00     20
PDB    Piedmont Bancorp, Inc. of NC        AMEX   Central NC         Thrift      133        1    06-30   12/95   9.63     26
GSLA   GS Financial Corp. of LA            OTC    New Orleans LA     Thrift      129        3    12-31   04/97  17.38     58
CFNC   Carolina Fincorp of NC (3)          OTC    Southcentral NC    Thrift      118        4    06-30   11/96  16.94     32
SBAN   SouthBanc Shares Inc. of SC         OTC    Northwest SC       Thrift      117 P      6    09-30   04/98  19.56     30
SSM    Stone Street Bancorp of NC          AMEX   Central NC         Thrift      111        2    12-31   04/96  19.94     38
TWIN   Twin City Bancorp, Inc. of TN       OTC    Northeast TN       Thrift      110        3    12-31   01/95  13.75     17
SRN    Southern Banc Company of AL         AMEX   Northeast AL       Thrift      106 S      4    06-30   10/95  16.13     20
CENB   Century Bancorp, Inc. of NC         OTC    Charlotte NC       Thrift      104        1    06-30   12/96  20.25     26
PEDE   Great Pee Dee Bancorp of SC         OTC    Northeast SC       Thrift       79 P      1    06-30   12/97  15.50     34
UTBI   United Tenn. Bancshares of TN       OTC    Eastern TN         Thrift       75        2    12-31   01/98  14.88     22
SCBS   Southern Commun. Bncshrs of AL      OTC    NorthCentral AL    Thrift       71 S      1    09-30   12/96  17.25     20
SSB    Scotland Bancorp, Inc. of NC        AMEX   S. Central NC      Thrift       61        2    09-30   04/96   9.00     17
SCCB   S. Carolina Comm. Bnshrs of SC      OTC    Central SC         Thrift       46        3    06-30   07/94  21.75     13
MBSP   Mitchell Bancorp, Inc. of NC        OTC    Western NC         Thrift       37        1    06-30   07/96  16.75     16

South-West Companies
--------------------
CBSA   Coastal Bancorp of Houston TX       OTC    Houston TX         M.B.      2,966       37    12-31     /    38.94    196
FBHC   Fort Bend Holding Corp. of TX       OTC    Eastcentral TX     M.B.        303 D      6    03-31   06/93  23.75     40
JXVL   Jacksonville Bancorp of TX          OTC    East Central TX    Thrift      237        6    09-30   04/96  20.75     51
ETFS   East Texas Fin. Serv. of TX         OTC    Northeast TX       Thrift      121        2    09-30   01/95  15.75     24
GUPB   GFSB Bancorp, Inc of Gallup NM      OTC    Northwest NM       Thrift      118        1    06-30   06/95  15.50     19
AABC   Access Anytime Bancorp of NM        OTC    Eastern NM         Thrift      114        3    12-31   08/86  11.50     14

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                                June 16, 1998(1)

                                                  Primary           Operating  Total           Fiscal    Conv.  Stock  Market
Ticker Financial Institution               Exchg. Market            Strat.(2)  Assets  Offices   Year    Date   Price   Value
------ ----------------------------------- ------ ----------------- --------   ------  -------   ----    -----  -----  ------
                                                                               ($Mil)                           ($)    ($Mil)
FFBA   First Colorado Bancorp of CO        OTC    Colorado           Thrift    1,555 D     27    12-31   01/96  28.63    482
WSTR   WesterFed Fin. Corp. of MT          OTC    Montana            Thrift    1,035 D     36    06-30   01/94  24.88    139
UBMT   United Fin. Corp. of MT             OTC    Central MT         Thrift       96 D      4    12-31   09/86  27.88     47
HCBC   High Country Bancorp of CO          OTC    Salida             Thrift       92        2    12-31   12/97  15.00     20
TRIC   Tri-County Bancorp of WY            OTC    Southeastern WY    Thrift       89        2    12-31   09/93  14.75     17
CRZY   Crazy Woman Creek Bncorp of WY      OTC    Northeast WY       Thrift       62        1    09-30   03/96  17.75     17

Other Areas
-----------

NOTES: (1)   Or most recent date available (M=March, S=September, D=December,
             J=June, E=Estimated, and P=Pro Forma)

       (2) Operating strategies are: Thrift=Traditional Thrift, M.B.=Mortgage Banker, R.E.=Real Estate Developer, Div.=Diversified, and Ret.=Retail Banking.

       (3)   FDIC savings bank.

Source: Corporate offering circulars, SNL Securities Quarterly Thrift Report, and financial reports of publicly Traded Thrifts.

Date of Last Update: 06/16/98

                                 EXHIBIT III-2
                             Cortland Savings Bank
                         New York Savings Institutions

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                 Exhibit III-2
                           Market Pricing Comparatives
                            Prices As of June 5, 1998


                                             Market
                                         Capitalization   Per Share Data            Pricing Ratios(3)
                                         --------------- ---------------  -------------------------------------
                                                          Core    Book
                                         Price/   Market  12-Mth  Value/
Financial Institution                   Share(1)   Value  EPS(2)  Share    P/E    P/B      P/A    P/TB   P/CORE
---------------------                   -------- ------- ------- -------  -----  ------   -----  ------  ------
                                            ($)   ($Mil)   ($)     ($)     (X)    (%)      (%)    (%)      (x)
SAIF-Insured Thrifts                      21.84   174.72   0.96   13.81   20.15  160.44   20.63  166.60   20.81
BIF-Insured Thrifts                       24.92   628.84   1.21   13.40   18.56  193.05   20.50  191.24   19.53
State of NY                               26.86   552.47   1.12   15.80   21.64  168.90   21.83  178.56   22.29

Comparable Group
----------------
State of NY
-----------
AFED  AFSALA Bancorp, Inc. of NY(7)       19.75    27.22   0.89   14.58   22.19  135.46   16.97  135.46   22.19
ALBK  ALBANK Fin. Corp. of Albany NY      52.38   673.24   3.38   28.54   15.32  183.53   16.46  234.68   15.50
ALBC  Albion Banc Corp. of Albion NY       9.50     7.14   0.43    8.28   21.11  114.73    9.80  114.73   22.09
AHCI  Ambanc Holding Co., Inc. of NY      18.63    79.33   0.48   14.27      NM  130.55   15.26  130.55      NM
------------------------------------------------------------------------------------------------------------------
ASFC  Astoria Financial Corp. of NY       54.31  1431.94   2.52   32.88   19.82  165.18   13.14  233.39   21.55
CNY   Carver Bancorp, Inc. of NY          13.31    30.80   0.03   15.24      NM   87.34    7.41   90.79      NM
CATB  Catskill Fin. Corp. of NY           17.38    77.53   0.85   15.54   20.21  111.84   26.20  111.84   20.45
------------------------------------------------------------------------------------------------------------------
DME   Dime Bancorp, Inc. of NY            30.13  3442.59   1.03   11.37   23.54  265.00   15.63  323.63   29.25
DIME  Dime Community Bancorp of NY        29.00   360.76   0.89   15.22      NM  190.54   22.87  219.03      NM
ESBK  Elmira Svgs Bank (The) of NY        29.25    21.26   1.47   19.63   21.04  149.01    9.26  149.01   19.90
------------------------------------------------------------------------------------------------------------------
FIBC  Financial Bancorp, Inc. of NY       27.50    46.94   1.58   16.43   16.98  167.38   15.12  168.09   17.41
FFIC  Flushing Fin. Corp. of NY           26.50   207.44   1.14   17.52   23.45  151.26   19.23  157.27   23.25
GOSB  GSB Financial Corp. of NY           17.13    38.51   0.37   14.88      NM  115.12   32.40  115.12      NM
------------------------------------------------------------------------------------------------------------------
GPT   GreenPoint Fin. Corp. of NY         40.94  3458.16   1.74   15.15   24.37  270.23   26.14      NM   23.53
HAVN  Haven Bancorp of Woodhaven NY       26.88   237.51   1.11   12.91   24.00  208.21   11.77  208.70   24.22
ICBC  Independence Comm Bnk Cp of NY      16.81  1183.61   0.49   12.55      NM  133.94   29.07  143.06      NM
JSB   JSB Financial, Inc. of NY           58.44   577.56   2.64   35.96   19.68  162.51   37.72  162.51   22.14
LISB  Long Island Bancorp, Inc of NY(7)   61.50  1471.94   1.77   23.55   28.08  261.15   23.38  263.38      NM
NBCP  Niagara Bancorp of NY MHC(45.4      14.56   196.59   0.58   12.71   25.10  114.56   13.78  114.56   25.10
PBHC  Pathfinder BC MHC of NY (46.1)      22.25    19.62   0.50    8.15      NM  273.01   32.11  322.00      NM
PEEK  Peekskill Fin. Corp. of NY          18.00    54.31   0.65   14.92   28.57  120.64   27.73  120.64   27.69
------------------------------------------------------------------------------------------------------------------
PSBK  Progressive Bank, Inc. of NY(7)     42.00   161.95   2.23   20.68   18.92  203.09   18.07  222.58   18.83
QCSB  Queens County Bancorp of NY         44.44   663.13   1.48   11.36   29.63      NM   40.87      NM      NM
RELY  Reliance Bancorp, Inc. of NY        39.25   377.90   2.04   20.13   20.34  194.98   17.34  282.58   19.24
RCBK  Richmond County Fin Corp of NY      18.50   488.84   0.74   12.21      NM  151.52   33.39  152.14   25.00
RSLN  Roslyn Bancorp, Inc. of NY          22.13   947.65   0.99   14.51   21.49  152.52   25.57  153.25   22.35
SBFL  SB Fngr Lakes MHC of NY (33.1)      19.63    23.20   0.22    6.10      NM  321.80   27.94  321.80      NM
SFED  SFS Bancorp of Schenectady NY       22.00    26.58   0.89   17.95   23.91  122.56   15.15  122.56   24.72
------------------------------------------------------------------------------------------------------------------
SKAN  Skaneateles Bancorp Inc of NY       17.50    25.20   1.09   12.48   15.63  140.22    9.78  143.91   16.06
------------------------------------------------------------------------------------------------------------------
SIB   Staten Island Bancorp of NY         21.44   967.59   0.79   15.51      NM  138.23   36.22  141.89   27.14
ROSE  T R Financial Corp. of NY           42.25   740.64   1.85   14.05   20.22  300.71   18.49  300.71   22.84
TPNZ  Tappan Zee Fin., Inc. of NY(7)      20.13    29.75   0.67   14.56   28.76  138.26   23.52  138.26      NM
WSBI  Warwick Community Bncrp of NY       16.88   111.53   0.55   12.60      NM  133.97   31.84  133.97      NM
YFCB  Yonkers Fin. Corp. of NY            18.94    57.12   1.01   14.90   18.39  127.11   17.22  127.11   18.75

                                             Dividends(4)                     Financial Characteristics(6)
                                        -----------------------  -------------------------------------------------------
                                                                                              Reported         Core
                                        Amount/         Payout    Total   Equity/   NPAs/  -------------   -------------
Financial Institution                    Share  Yield  Ratio(5)  Assets  Assets   Assets    ROA     ROE     ROA     ROE
---------------------                    -----  -----  --------  ------  ------   ------   -----  ------   -----   -----
                                           ($)    (%)    (%)     ($Mil)    (%)      (%)     (%)     (%)     (%)     (%)
SAIF-Insured Thrifts                      0.35   1.64   31.79    1,058    13.89     0.67    0.93    7.95    0.88    7.48
BIF-Insured Thrifts                       0.40   1.53   31.00    3,341    11.56     0.64    1.05   10.76    1.01   10.16
State of NY                               0.39   1.28   29.50    2,768    13.53     0.77    0.83    7.12    0.88    7.28

Comparable Group
----------------
State of NY
-----------
AFED  AFSALA Bancorp, Inc. of NY(7)       0.28   1.42   31.46      160    12.52     0.37    0.78    5.89    0.78    5.89
ALBK  ALBANK Fin. Corp. of Albany NY      0.84   1.60   24.85    4,089     8.97     0.92    1.16   12.76    1.14   12.61
ALBC  Albion Banc Corp. of Albion NY      0.12   1.26   27.91       73     8.54     0.55    0.48    5.58    0.46    5.33
AHCI  Ambanc Holding Co., Inc. of NY      0.24   1.29   50.00      520    11.69     0.62    0.51    4.18    0.41    3.34
------------------------------------------------------------------------------------------------------------------------
ASFC  Astoria Financial Corp. of NY       0.80   1.47   31.75   10,895     7.96     0.54    0.81   10.29    0.74    9.46
CNY   Carver Bancorp, Inc. of NY          0.00   0.00    0.00      416     8.48       NA   -0.11   -1.33    0.02    0.20
CATB  Catskill Fin. Corp. of NY           0.32   1.84   37.65      296    23.42     0.29    1.33    5.36    1.32    5.30
------------------------------------------------------------------------------------------------------------------------
DME   Dime Bancorp, Inc. of NY            0.20   0.66   19.42   22,024     5.90     1.03    0.72   12.65    0.58   10.18
DIME  Dime Community Bancorp of NY        0.36   1.24   40.45    1,577    12.01     0.48    0.83    6.19    0.79    5.86
ESBK  Elmira Svgs Bank (The) of NY        0.64   2.19   43.54      230     6.21     0.68    0.44    7.04    0.47    7.45
------------------------------------------------------------------------------------------------------------------------
FIBC  Financial Bancorp, Inc. of NY       0.50   1.82   31.65      310     9.04     2.19    0.94   10.24    0.92    9.99
FFIC  Flushing Fin. Corp. of NY           0.32   1.21   28.07    1,078    12.72     0.31    0.92    6.57    0.93    6.63
GOSB  GSB Financial Corp. of NY           0.00   0.00    0.00      119    28.14     0.10    0.73    3.54    0.69    3.36
------------------------------------------------------------------------------------------------------------------------
GPT   GreenPoint Fin. Corp. of NY         0.64   1.56   36.78   13,228     9.67     2.73    1.08   10.71    1.11   11.10
HAVN  Haven Bancorp of Woodhaven NY       0.30   1.12   27.03    2,018     5.65     0.57    0.53    9.11    0.53    9.03
ICBC  Independence Comm Bnk Cp of NY      0.00   0.00    0.00    4,072    21.70     0.70    0.64    2.95    0.85    3.90
JSB   JSB Financial, Inc. of NY           1.60   2.74   60.61    1,531    23.21       NA    1.92    8.59    1.71    7.64
LISB  Long Island Bancorp, Inc of NY(7)   0.60   0.98   33.90    6,296     8.95     0.86    0.87    9.63    0.71    7.78
NBCP  Niagara Bancorp of NY MHC(45.4      0.00   0.00    0.00    3,145    12.03     0.25    0.55    4.56    0.55    4.56
PBHC  Pathfinder BC MHC of NY (46.1)      0.20   0.90   12.46      196    11.76     1.33    0.91    7.74    0.73    6.24
PEEK  Peekskill Fin. Corp. of NY          0.36   2.00   55.38      196    22.99     0.89    1.03    4.09    1.06    4.22
------------------------------------------------------------------------------------------------------------------------
PSBK  Progressive Bank, Inc. of NY(7)     0.80   1.90   35.87      896     8.90     0.76    0.97   11.15    0.97   11.20
QCSB  Queens County Bancorp of NY         1.00   2.25   67.57    1,622    10.45     0.55    1.47   12.54    1.45   12.37
RELY  Reliance Bancorp, Inc. of NY        0.72   1.83   35.29    2,180     8.89       NA    0.90   10.66    0.95   11.27
RCBK  Richmond County Fin Corp of NY      0.20   1.08   27.03    1,464    22.04     0.47    0.19    1.11    1.53    9.09
RSLN  Roslyn Bancorp, Inc. of NY          0.34   1.54   34.34    3,706    16.76     0.25    1.31    7.08    1.26    6.81
SBFL  SB Fngr Lakes MHC of NY (33.1)      0.24   1.22      NM      251     8.68     0.27    0.40    4.39    0.34    3.72
SFED  SFS Bancorp of Schenectady NY       0.32   1.45   35.96      175    12.36     0.72    0.64    5.13    0.62    4.96
------------------------------------------------------------------------------------------------------------------------
SKAN  Skaneateles Bancorp Inc of NY       0.28   1.60   25.69      258     6.98     2.01    0.64    9.32    0.63    9.07
------------------------------------------------------------------------------------------------------------------------
SIB   Staten Island Bancorp of NY         0.28   1.31   35.44    2,671    26.20     0.85    0.86    5.00    1.59    9.19
ROSE  T R Financial Corp. of NY           0.72   1.70   38.92    4,006     6.15     0.57    0.99   15.97    0.88   14.13
TPNZ  Tappan Zee Fin., Inc. of NY(7)      0.28   1.39   41.79      126    17.02     1.24    0.84    4.86    0.81    4.65
WSBI  Warwick Community Bncrp of NY       0.00   0.00    0.00      350    23.76     0.52    1.04    4.37    1.04    4.37
YFCB  Yonkers Fin. Corp. of NY            0.28   1.48   27.72      332    13.54     0.41    1.05    7.10    1.03    6.96

(1) Average of High/Low or Bid/Ask price per share.
(2) EPS (estimate core basis) is based on actual trailing twelve month data, adjusted to omit non-operating items (including the SAIF assessment) on a tax effected basis.
(3) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.
(4) Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated dividend as a percent of trailing twelve month estimated core earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.
(7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.


Source: Corporate reports, offering circulars, and RP Financial, LC.
        calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

                                 EXHIBIT III-3
                             Cortland Savings Bank
                       Selected Ohio Savings Institutions

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                  Exhibit III-3
                           Market Pricing Comparatives
                            Prices As of June 5, 1998


                                             Market
                                         Capitalization   Per Share Data             Pricing Ratios(3)
                                        ----------------  --------------  -------------------------------------
                                                           Core   Book
                                        Price/    Market  12-Mth  Value/
Financial Institution                   Share(1)   Value  EPS(2)  Share    P/E    P/B      P/A    P/TB   P/CORE
---------------------                   --------  ------  ------  -----   -----  ------   -----  -----   ------
                                          ($)     ($Mil)   ($)     ($)     (X)    (%)      (%)     (%)     (x)
SAIF-Insured Thrifts                     21.84    174.72   0.96   13.81   20.15  160.44   20.63  166.60   20.81
BIF-Insured Thrifts                      24.92    628.84   1.21   13.40   18.56  193.05   20.50  191.24   19.53
State of OH                              20.36    195.71   0.84   12.44   20.58  174.40   22.23  177.96   21.70

Comparable Group
----------------
State of OH
-----------
ASBP  ASB Financial Corp. of OH          16.50     26.98   0.65   10.68   25.00  154.49   23.48  154.49   25.38
CAFI  Camco Fin. Corp. of OH             29.50    107.56   1.34   15.62   16.67  188.86   18.69  201.23   22.01
COFI  Charter One Financial of OH        35.50   4548.83   1.57   11.19      NM  317.25   23.38  338.42   22.61
CTZN  CitFed Bancorp of Dayton OH(7)     49.25    644.53   2.24   16.89   22.29  291.59   18.24  316.52   21.99
CIBI  Community Inv. Bancorp of OH       20.50     18.25   1.02   12.56   20.10  163.22   17.93  163.22   20.10
DCBI  Delphos Citizens Bancorp of OH     20.50     39.03   0.91   14.76   22.53  138.89   34.66  138.89   22.53
------------------------------------------------------------------------------------------------------------------
EMLD  Emerald Financial Corp. of OH      13.25    135.97   0.59    4.96   20.70  267.14   22.08  270.96   22.46
EFBI  Enterprise Fed. Bancorp of OH      28.00     61.91   0.90   14.65   28.28  191.13   20.55  191.26      NM
FFDF  FFD Financial Corp. of OH          23.50     33.96   0.49   15.43   21.56  152.30   33.92  152.30      NM
FFYF  FFY Financial Corp. of OH          32.88    133.33   1.90   20.82   17.04  157.93   20.68  157.93   17.31
FFOH  Fidelity Financial of OH           17.38     97.24   0.84   11.64   19.98  149.31   17.99  168.57   20.69
FDEF  First Defiance Fin.Corp. of OH     14.94    121.36   0.63   12.54   22.64  119.14   21.02  119.14   23.71
FFBZ  First Federal Bancorp of OH        24.38     38.40   1.15   10.24   21.02  238.09   18.14  238.32   21.20
FFHS  First Franklin Corp. of OH         17.13     30.63   0.91   12.01   16.31  142.63   13.18  143.35   18.82
CASH  First Midwest Fin., Inc. of OH     23.25     61.52   0.77   15.92   26.42  146.04   15.17  164.19      NM
GFCO  Glenway Financial Corp. of OH      24.00     54.77   1.10   12.60   21.62  190.48   18.23  192.15   21.82
HHFC  Harvest Home Fin. Corp. of OH      15.00     13.37   0.66   11.62   19.74  129.09   14.35  129.09   22.73
HCFC  Home City Fin. Corp. of OH         14.75     13.35   1.02   15.68   14.46   94.07   17.48   94.07   14.46
HLFC  Home Loan Financial Corp of OH     15.50     34.84   0.37   13.82      NM  112.16   43.67  112.16      NM
INBI  Industrial Bancorp of OH           19.25     97.75   1.03   12.14   18.69  158.57   26.13  158.57   18.69
MRKF  Market Fin. Corp. of OH            13.88     18.54   0.48   15.25   28.92   91.02   32.11   91.02   28.92
METF  Metropolitan Fin. Corp. of OH      15.00    105.77   0.82    5.42   16.13  276.75   10.69  299.40   18.29
MFFC  Milton Fed. Fin. Corp. of OH       16.13     36.08   0.56   11.50   25.60  140.26   15.92  140.26   28.80
OHSL  OHSL Financial Corp. of OH         17.25     42.95   0.76   10.64   21.04  162.12   17.10  162.12   22.70
PVFC  PVF Capital Corp. of OH            26.50     70.49   1.83   11.34   13.66  233.69   16.83  233.69   14.48
PFFC  Peoples Fin. Corp. of OH           13.63     19.31   0.29   11.11   18.17  122.68   23.49  122.68      NM
PSFC  Peoples Sidney Fin. Corp of OH     24.38     43.52   0.71   14.87      NM  163.95   41.24  163.95      NM
------------------------------------------------------------------------------------------------------------------
PTRS  Potters Financial Corp of OH       18.75     18.13   0.98   11.40   18.56  164.47   14.32  164.47   19.13
SFSL  Security First Corp. of OH(7)      25.00    188.88   1.23    8.56   20.33  292.06   27.55  296.21   20.33
WAYN  Wayne Svgs Bks MHC of OH (47.8     28.00     30.10   0.71    9.74      NM  287.47   27.26  287.47      NM
WOFC  Western Ohio Fin. Corp. of OH      25.50     59.98   0.14   23.21      NM  109.87   16.12  117.57      NM
WEHO  Westwood Hmstd Fin Corp of OH      12.75     36.25   0.49   10.60      NM  120.28   27.00  120.28   26.02
------------------------------------------------------------------------------------------------------------------
WFI   Winton Financial Corp. of OH       16.44     65.99   0.66    5.80   20.55  283.45   20.34  289.44   24.91
FFWD  Wood Bancorp of OH                 17.50     46.59   0.76    8.18   19.66  213.94   28.23  213.94   23.03

                                              Dividends(4)                   Financial Characteristics(6)
                                         ---------------------- ------------------------------------------------------
                                                                                             Reported         Core
                                         Amount/        Payout   Total  Equity/   NPAs/   -------------   -------------
Financial Institution                    Share  Yield  Ratio(5) Assets  Assets   Assets    ROA    ROE      ROA     ROE
---------------------                    -----  -----  -------  ------  ------   ------   -----  -----    -----   -----
                                          ($)    (%)     (%)    ($Mil)    (%)     (%)      (%)    (%)     (%)     (%)
SAIF-Insured Thrifts                      0.35   1.64   31.79    1,058   13.89    0.67    0.93    7.95    0.88    7.48
BIF-Insured Thrifts                       0.40   1.53   31.00    3,341   11.56    0.64    1.05   10.76    1.01   10.16
State of OH                               0.40   1.97   39.07      888   14.46    0.42    1.01    8.44    0.93    7.83

Comparable Group
----------------
State of OH
-----------
ASBP  ASB Financial Corp. of OH           0.40   2.42   61.54      115   15.20    0.14    0.96    6.17    0.94    6.08
CAFI  Camco Fin. Corp. of OH              0.58   1.97   43.28      576    9.89    0.68    1.26   13.08    0.95    9.90
COFI  Charter One Financial of OH         0.56   1.58   35.67   19,457    7.37    0.38    0.87   12.46    1.21   17.31
CTZN  CitFed Bancorp of Dayton OH(7)      0.36   0.73   16.07    3,533    6.26    0.32    0.89   14.17    0.90   14.36
CIBI  Community Inv. Bancorp of OH        0.32   1.56   31.37      102   10.99    0.56    0.94    8.15    0.94    8.15
DCBI  Delphos Citizens Bancorp of OH      0.00   0.00    0.00      113   24.95    0.56    1.60    5.91    1.60    5.91
----------------------------------------------------------------------------------------------------------------------
EMLD  Emerald Financial Corp. of OH       0.14   1.06   23.73      616    8.27    0.38    1.09   13.88    1.00   12.80
EFBI  Enterprise Fed. Bancorp of OH       1.00   3.57      NM      301   10.75    0.01    0.81    6.91    0.74    6.28
FFDF  FFD Financial Corp. of OH           0.30   1.28   61.22      100   22.27    0.08    1.73    7.25    0.78    3.26
FFYF  FFY Financial Corp. of OH           0.80   2.43   42.11      645   13.10    0.53    1.28    9.36    1.26    9.21
FFOH  Fidelity Financial of OH            0.32   1.84   38.10      540   12.05    0.18    0.92    7.30    0.89    7.05
FDEF  First Defiance Fin.Corp. of OH      0.36   2.41   57.14      577   17.64    0.31    0.95    4.82    0.90    4.60
FFBZ  First Federal Bancorp of OH         0.28   1.15   24.35      212    7.62    0.46    0.90   11.79    0.89   11.69
FFHS  First Franklin Corp. of OH          0.27   1.58   29.67      232    9.24    0.49    0.82    9.03    0.71    7.82
CASH  First Midwest Fin., Inc. of OH      0.48   2.06   62.34      405   10.39    1.11    0.59    5.41    0.52    4.73
GFCO  Glenway Financial Corp. of OH       0.44   1.83   40.00      300    9.57    0.19    0.86    9.12    0.86    9.04
HHFC  Harvest Home Fin. Corp. of OH       0.44   2.93   66.67       93   11.12    0.23    0.77    6.53    0.67    5.67
HCFC  Home City Fin. Corp. of OH          0.36   2.44   35.29       76   18.58    0.65    1.29    6.57    1.29    6.57
HLFC  Home Loan Financial Corp of OH      0.00   0.00    0.00       80   38.94    0.44    1.30    5.70    1.30    5.70
INBI  Industrial Bancorp of OH            0.60   3.12   58.25      374   16.48    0.25    1.48    8.53    1.48    8.53
MRKF  Market Fin. Corp. of OH             0.28   2.02   58.33       58   35.28    0.33    1.13    3.21    1.13    3.21
METF  Metropolitan Fin. Corp. of OH       0.00   0.00    0.00      990    3.86    0.92    0.74   18.94    0.66   16.70
MFFC  Milton Fed. Fin. Corp. of OH        0.60   3.72      NM      227   11.35    0.28    0.68    5.39    0.61    4.79
OHSL  OHSL Financial Corp. of OH          0.50   2.90   65.79      251   10.55    0.17    0.86    7.92    0.80    7.34
PVFC  PVF Capital Corp. of OH             0.00   0.00    0.00      419    7.20    0.69    1.34   18.73    1.26   17.66
PFFC  Peoples Fin. Corp. of OH            0.60   4.40      NM       82   19.15    0.01    1.29    6.79    0.50    2.63
PSFC  Peoples Sidney Fin. Corp of OH      0.28   1.15   39.44      106   25.15    1.10    1.24    5.56    1.24    5.56
----------------------------------------------------------------------------------------------------------------------
PTRS  Potters Financial Corp of OH        0.24   1.28   24.49      127    8.71    0.13    0.80    9.05    0.78    8.78
SFSL  Security First Corp. of OH(7)       0.36   1.44   29.27      685    9.43    0.42    1.39   14.89    1.39   14.89
WAYN  Wayne Svgs Bks MHC of OH (47.8      0.56   2.00      NM      255    9.48      NA    0.75    8.03    0.70    7.51
WOFC  Western Ohio Fin. Corp. of OH       1.00   3.92      NM      372   14.68    0.91    0.04    0.26    0.08    0.61
WEHO  Westwood Hmstd Fin Corp of OH       0.36   2.82   73.47      134   22.45    0.12    0.67    2.33    1.05    3.68
----------------------------------------------------------------------------------------------------------------------
WFI   Winton Financial Corp. of OH        0.25   1.52   37.88      324    7.17      NA    1.05   14.60    0.86   12.04
FFWD  Wood Bancorp of OH                  0.34   1.94   44.74      165   13.20    0.35    1.44   11.31    1.23    9.66

(1) Average of High/Low or Bid/Ask price per share.
(2) EPS (estimate core basis) is based on actual trailing twelve month data, adjusted to omit non-operating items (including the SAIF assessment) on a tax effected basis.
(3) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.
(4) Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated dividend as a percent of trailing twelve month estimated core earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.
(7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.


Source: Corporate reports, offering circulars, and RP Financial, LC.
        calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

                                 EXHIBIT IV-1
                             Cortland Savings Bank
                                 Stock Prices:
                               As of June 5, 1998

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                  Exhibit IV-1A
                      Weekly Thrift Market Line - Part One
                            Prices As Of June 5, 1998

                                                   Market Capitalization                      Price Change Data
                                                ---------------------------      -----------------------------------------------
                                                                                   52 Week(1)                 % Change From
                                                          Shares    Market       --------------           -----------------------
                                                 Price/   Outst-   Capital-                       Last    Last   52 Wks   Dec 31,
Financial Institution                           Share(1)  anding  ization(9)      High     Low    Week    Week   Ago(2)   1997(2)
---------------------                           -------  -------  ---------      ------   -----   -----   -----  ------   -------
                                                  ($)     (000)    ($Mil)          ($)     ($)     ($)     (%)     (%)     (%)
Market Averages. SAIF-Insured Thrifts(no MHC)
---------------------------------------------
SAIF-Insured Thrifts(291)                        21.75    6,764      181.1        24.54   15.59   21.93   -0.89   42.54     4.06
NYSE Traded Companies(8)                         43.42   37,199    1,784.9        48.53   27.89   43.34    0.64   46.72     4.37
AMEX Traded Companies(22)                        18.09    3,372       59.1        21.14   14.27   18.18   -0.60   29.92     1.90
NASDAQ Listed OTC Companies(260)                 21.55    6,309      151.8        24.26   15.40   21.75   -0.94   43.53     4.04
California Companies(19)                         29.31   13,758      647.2        32.87   19.73   29.50   -1.15   39.21     2.81
Florida Companies(6)                             21.87   24,780      478.3        24.46   14.70   22.06   -1.45   49.35    -1.46
Mid-Atlantic Companies(58)                       22.71    9,699      209.7        25.50   15.52   22.97   -1.25   50.85     6.06
Mid-West Companies(133)                          20.71    4,710      122.7        23.50   14.98   20.84   -0.63   38.93     2.70
New England Companies(8)                         22.22    6,864      194.9        24.97   14.91   22.35    0.00   53.46     2.22
North-West Companies(11)                         22.78   10,609      271.8        24.77   18.01   22.91   -1.05   42.03    17.18
South-East Companies(44)                         20.96    4,239      112.4        23.99   15.68   21.18   -0.99   41.55     4.08
South-West Companies(6)                          20.49    2,287       60.7        21.90   14.10   20.55   -0.89   50.78     3.00
Western Companies (Excl CA)(6)                   20.05    2,145       48.1        22.10   16.69   20.53   -2.19   36.55     2.75
Thrift Strategy(244)                             20.70    4,667      108.4        23.46   15.18   20.92   -1.06   40.42     3.64
Mortgage Banker Strategy(29)                     29.07   18,151      631.0        32.09   18.87   29.20   -0.30   54.19     3.79
Real Estate Strategy(8)                          27.80    6,612      170.1        29.82   16.20   27.63    0.39   71.79    23.56
Diversified Strategy(7)                          27.84   45,244    1,320.3        32.13   19.65   27.46    0.76   34.67    -2.29
Retail Banking Strategy(3)                       20.63    4,580      107.0        23.42   12.70   20.34    1.55   64.10     4.45
Companies Issuing Dividends(243)                 22.18    6,611      186.7        25.05   15.86   22.37   -0.86   41.29     2.20
Companies Without Dividends(48)                  19.53    7,550      152.1        21.89   14.18   19.69   -1.03   48.94    13.56
Equity/Assets < 6%(21)                           25.52   16,225      397.4        28.58   15.52   25.78   -1.41   63.23     7.53
Equity/Assets 6-12%(132)                         23.95    7,370      242.7        26.77   16.11   24.14   -0.89   47.64     2.95
Equity/Assets > 12%(138)                         19.21    4,825       93.8        21.94   15.13   19.38   -0.81   34.86     4.54
Converted Last 3 Mths (no MHC)(11)               15.43   15,589      224.9        17.59   12.84   15.85   -2.54   72.19    34.20
Actively Traded Companies(34)                    30.26   23,631      801.7        33.67   20.64   30.60   -1.27   48.69     0.99
Market Value Below $20 Million(46)               16.17    1,002       15.9        18.92   12.59   16.42   -1.46   29.70    -1.77
Holding Company Structure(266)                   22.05    6,759      185.6        24.87   15.89   22.24   -0.90   40.98     4.53
Assets Over $1 Billion(59)                       29.59   23,340      705.9        32.80   20.23   29.63   -0.40   47.85     5.54
Assets $500 Million-$1 Billion(40)               23.97    5,500      121.6        26.63   16.13   24.39   -1.71   50.87     4.65
Assets $250-$500 Million(70)                     21.76    3,359       67.8        24.59   15.37   21.91   -0.64   48.94     8.23
Assets less than $250 Million(122)               17.63    1,677       28.8        20.25   13.50   17.81   -0.98   34.21     0.96
Goodwill Companies(118)                          24.52   12,267      316.5        27.51   16.92   24.65   -0.70   46.43     3.92
Non-Goodwill Companies(173)                      19.95    3,187       93.1        22.61   14.73   20.16   -1.00   40.00     4.14
Acquirors of FSLIC Cases(8)                      39.96   30,421    1,655.5        43.47   26.69   39.83    1.69   54.43     5.64

                                                          Current Per Share Financials
                                                   ------------------------------------------
                                                                            Tangible
                                                   Trailing  12 Mo.   Book    Book
                                                    12 Mo.    Core   Value/  Value/   Assets/
Financial Institution                               EPS(3)   EPS(3)  Share  Share(4)  Share
---------------------                               ------   ------  ------ --------  -------
                                                     ($)      ($)     ($)      ($)     ($)
Market Averages. SAIF-Insured Thrifts(no MHC)
---------------------------------------------
SAIF-Insured Thrifts(291)                            1.04     0.99   14.06    13.58   127.87
NYSE Traded Companies(8)                             2.51     2.08   20.39    19.95   282.73
AMEX Traded Companies(22)                            0.80     0.76   13.82    13.51   108.48
NASDAQ Listed OTC Companies(260)                     1.03     0.98   13.92    13.46   125.99
California Companies(19)                             1.63     1.52   17.85    17.10   240.60
Florida Companies(6)                                 0.99     0.63   11.41    10.86   148.21
Mid-Atlantic Companies(58)                           1.12     1.08   13.91    12.97   145.26
Mid-West Companies(133)                              0.97     0.92   13.92    13.60   113.21
New England Companies(8)                             1.05     1.15   13.65    13.08   185.62
North-West Companies(11)                             1.08     0.97   13.92    13.50   110.52
South-East Companies(44)                             0.92     0.87   13.65    13.43    97.60
South-West Companies(6)                              1.34     1.33   13.93    13.33   191.37
Western Companies (Excl CA)(6)                       0.83     0.83   14.94    14.22    90.57
Thrift Strategy(244)                                 0.99     0.95   14.06    13.63   116.54
Mortgage Banker Strategy(29)                         1.38     1.32   14.81    13.73   206.80
Real Estate Strategy(8)                              1.57     1.46   14.21    13.81   202.40
Diversified Strategy(7)                              1.48     1.01   11.63    11.39   144.78
Retail Banking Strategy(3)                           0.44     0.30   13.08    12.52   194.44
Companies Issuing Dividends(243)                     1.09     1.03   14.14    13.65   127.23
Companies Without Dividends(48)                      0.78     0.78   13.61    13.21   131.16
Equity/Assets < 6%(21)                               1.28     1.37   12.13    11.46   245.04
Equity/Assets 6-12%(132)                             1.23     1.13   13.78    13.05   159.83
Equity/Assets > 12%(138)                             0.84     0.80   14.59    14.37    81.86
Converted Last 3 Mths (no MHC)(11)                   0.50     0.47   12.64    11.79    53.85
Actively Traded Companies(34)                        1.61     1.67   15.30    14.63   187.05
Market Value Below $20 Million(46)                   0.77     0.70   13.20    13.10    95.02
Holding Company Structure(266)                       1.05     1.00   14.27    13.79   127.92
Assets Over $1 Billion(59)                           1.55     1.49   15.24    13.91   207.35
Assets $500 Million-$1 Billion(40)                   1.10     1.06   13.62    13.25   145.41
Assets $250-$500 Million(70)                         1.07     1.00   14.32    13.89   126.83
Assets less than $250 Million(122)                   0.79     0.74   13.52    13.37    88.18
Goodwill Companies(118)                              1.23     1.15   14.22    13.09   161.47
Non-Goodwill Companies(173)                          0.92     0.88   13.95    13.90   106.02
Acquirors of FSLIC Cases(8)                          2.35     2.27   20.32    19.50   256.52

(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1996 or 1997. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

* All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1A (continued)
                      Weekly Thrift Market Line - Part One
                            Prices As Of June 5, 1998

                                                   Market Capitalization                      Price Change Data
                                                ---------------------------      -----------------------------------------------
                                                                                   52 Week(1)                 % Change From
                                                          Shares    Market       --------------           -----------------------
                                                 Price/   Outst-   Capital-                       Last    Last   52 Wks   Dec 31,
Financial Institution                           Share(1)  anding  ization(9)      High     Low    Week    Week   Ago(2)   1997(2)
---------------------                           -------  -------  ---------      ------   -----   -----   -----  ------   -------
                                                  ($)     (000)    ($Mil)          ($)     ($)     ($)     (%)     (%)     (%)
Market Averages. BIF-Insured Thrifts(no MHC)
--------------------------------------------
BIF-Insured Thrifts(58)                          24.92    18,466     642.5        27.71   16.90   25.11   -0.85   51.42      4.14
NYSE Traded Companies(5)                         35.74    51,255   1,703.3        37.79   26.78   35.86   -0.78   49.94     14.07
AMEX Traded Companies(5)                         20.35     2,417      52.0        23.20   13.58   20.78   -2.35   51.90      7.01
NASDAQ Listed OTC Companies(48)                  24.21    16,564     589.1        27.08   16.16   24.38   -0.69   51.54      2.68
California Companies(1)                          22.13     7,700     170.4        24.00   15.00   22.63   -2.21   45.11     14.96
Mid-Atlantic Companies(20)                       26.73    22,190     654.7        28.82   18.06   26.91   -0.74   57.78      5.24
New England Companies(31)                        24.47     5,770     135.4        27.56   16.12   24.66   -0.84   54.83      5.90
North-West Companies(3)                          27.00   132,825   6,063.1        30.11   21.04   27.17   -0.81   27.65     -0.07
South-East Companies(3)                          16.48     2,611      35.4        20.96   13.38   16.71   -1.26    5.24    -18.67
Thrift Strategy(44)                              24.77     8,288     235.2        27.38   16.77   25.01   -1.07   53.24      5.39
Mortgage Banker Strategy(6)                      23.48    28,757     795.3        27.28   15.22   23.46    0.15   50.46     -5.80
Real Estate Strategy(3)                          17.07     7,682     131.2        19.19   11.82   17.51   -2.64   38.27      9.65
Diversified Strategy(5)                          31.01    93,893   4,004.2        34.39   22.10   31.00    0.43   42.92      3.53
Companies Issuing Dividends(50)                  25.90    20,658     727.6        28.78   17.33   26.09   -0.86   49.97      3.05
Companies Without Dividends(8)                   18.29     3,752      71.3        20.59   14.06   18.53   -0.82   61.19     11.46
Equity/Assets < 6%(5)                            28.24   103,851   4,364.5        31.07   17.55   28.29   -0.52   73.99      6.82
Equity/Assets 6-12%(36)                          26.28     8,961     275.7        29.09   16.93   26.45   -0.63   51.94      3.03
Equity/Assets > 12%(17)                          21.37    11,245     238.3        24.14   16.67   21.66   -1.37   43.81      5.43
Converted Last 3 Mths (no MHC)(2)                18.88    19,386     216.4        22.23   16.36   19.35   -1.84   66.27     11.64
Actively Traded Companies(17)                    31.59    43,915   1,754.3        34.29   20.98   31.64   -0.44   49.99      5.54
Market Value Below $20 Million(1)                14.00     1,359      19.0        15.75    8.88   13.56    3.24   49.25     -5.91
Holding Company Structure(46)                    24.42    17,939     639.2        27.16   16.96   24.55   -0.66   49.70      4.59
Assets Over $1 Billion(18)                       33.43    49,262   1,880.4        36.01   22.71   33.73   -0.95   50.58      8.31
Assets $500 Million-$1 Billion(13)               24.93     8,497     140.2        27.66   15.95   24.90   -0.20   57.50      1.76
Assets $250-$500 Million(12)                     19.30     3,893      69.3        22.38   14.11   19.55   -1.45   45.89     -1.09
Assets less than $250 Million(15)                19.76     1,868      33.1        22.61   13.20   19.94   -0.71   52.76      5.16
Goodwill Companies(30)                           26.34    31,512   1,138.1        29.20   17.29   26.42   -0.46   57.56      4.76
Non-Goodwill Companies(27)                       23.33     5,531     149.9        25.99   16.09   23.62   -1.18   45.54      2.15

                                                           Current Per Share Financials
                                                    ------------------------------------------
                                                                             Tangible
                                                    Trailing  12 Mo.   Book    Book
                                                     12 Mo.    Core   Value/  Value/   Assets/
Financial Institution                                EPS(3)   EPS(3)  Share  Share(4)  Share
---------------------                                ------   ------  ------ --------  -------
                                                      ($)      ($)     ($)      ($)     ($)
Market Averages. BIF-Insured Thrifts(no MHC)
--------------------------------------------
BIF-Insured Thrifts(58)                               1.29     1.25   13.52    13.05   135.71
NYSE Traded Companies(5)                              1.48     1.45   20.33    18.50   135.55
AMEX Traded Companies(5)                              1.17     0.99   12.84    12.42   111.53
NASDAQ Listed OTC Companies(48)                       1.28     1.25   12.82    12.50   138.48
California Companies(1)                               1.70     1.70   13.36    13.32   131.30
Mid-Atlantic Companies(20)                            1.12     1.08   14.31    13.64   127.93
New England Companies(31)                             1.47     1.38   13.34    12.95   146.58
North-West Companies(3)                               1.01     1.24   10.66    10.36   144.06
South-East Companies(3)                               0.88     0.91   13.11    12.92    76.72
Thrift Strategy(44)                                   1.28     1.22   14.22    13.80   130.28
Mortgage Banker Strategy(6)                           1.32     1.23   11.44    10.87   145.79
Real Estate Strategy(3)                               1.33     1.28    9.29     9.27    89.86
Diversified Strategy(5)                               1.30     1.50   11.94    11.04   186.52
Companies Issuing Dividends(50)                       1.34     1.29   13.55    13.01   142.90
Companies Without Dividends(8)                        0.96     0.95   13.33    13.31    87.48
Equity/Assets < 6%(5)                                 1.23     1.08    9.31     8.64   184.99
Equity/Assets 6-12%(36)                               1.53     1.48   13.33    12.77   156.70
Equity/Assets > 12%(17)                               0.86     0.85   15.11    14.88    81.73
Converted Last 3 Mths (no MHC)(2)                     0.63     0.60   13.38    13.23    69.40
Actively Traded Companies(17)                         1.77     1.65   15.83    15.10   175.01
Market Value Below $20 Million(1)                     0.94     0.82   11.10    11.10   110.39
Holding Company Structure(46)                         1.25     1.21   13.67    13.33   127.86
Assets Over $1 Billion(18)                            1.53     1.54   15.50    14.46   163.32
Assets $500 Million-$1 Billion(13)                    1.53     1.38   13.36    13.07   153.96
Assets $250-$500 Million(12)                          1.12     1.07   12.08    11.82   110.73
Assets less than $250 Million(15)                     1.00     0.96   12.53    12.43   112.24
Goodwill Companies(30)                                1.36     1.31   13.53    12.60   153.83
Non-Goodwill Companies(27)                            1.23     1.19   13.11    13.11   117.72

(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1996 or 1997. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

* All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1A (continued)
                      Weekly Thrift Market Line - Part One
                            Prices As Of June 5, 1998

                                            Market Capitalization                      Price Change Data
                                         ---------------------------      -----------------------------------------------
                                                                            52 Week(1)                 % Change From
                                                   Shares    Market       --------------           -----------------------
                                          Price/   Outst-   Capital-                       Last    Last   52 Wks   Dec 31,
Financial Institution                    Share(1)  anding  ization(9)      High     Low    Week    Week   Ago(2)   1997(2)
---------------------                    -------  -------  ---------      ------   -----   -----   -----  ------   -------
                                           ($)     (000)    ($Mil)          ($)     ($)     ($)     (%)     (%)     (%)

Market Averages. MHC Institutions
---------------------------------
SAIF-Insured Thrifts(17)                  23.24    9,676     69.7          26.84   13.71   23.83   -2.53    89.36   12.11
BIF-Insured Thrifts(3)                    24.96   32,223    382.3          28.09   15.78   25.55   -3.39    82.98   19.00
NASDAQ Listed OTC Companies(20)           23.51   13,236    119.1          27.04   14.03   24.10   -2.67    88.35   13.20
Florida Companies(2)                      31.63    5,951     89.0          38.07   20.25   32.72   -3.42    55.98   -7.01
Mid-Atlantic Companies(10)                20.84   13,256     78.9          24.39   10.91   21.41   -2.72   111.70   12.10
Mid-West Companies(5)                     26.22    2,336     27.0          29.13   15.26   26.66   -1.88    68.27    5.77
New England Companies(2)                  27.19   46,589    576.9          29.56   20.10   27.47   -1.58    59.61   31.63
South-East Companies(1)                   15.75    4,497     33.3          18.06   15.75   16.75   -5.97    57.50   57.50
Thrift Strategy(18)                       22.60    9,027     66.7          26.16   13.87   23.19   -2.70    80.66   13.43
Mortgage Banker Strategy(1)               24.31   33,942    198.6          27.88    6.71   25.50   -4.67   251.30   22.28
Diversified Strategy(1)                   38.06   64,083    930.7          41.13   24.19   38.13   -0.18    56.11    0.16
Companies Issuing Dividends(17)           25.00   11,758    113.1          28.79   13.77   25.53   -2.09    94.53    5.29
Companies Without Dividends(3)            15.54   21,116    151.0          17.68   15.44   16.48   -5.75    55.40   55.40
Equity/Assets 6-12%(12)                   26.81   14,648    142.4          31.00   13.97   27.37   -2.06   106.07    7.40
Equity/Assets > 12%(8)                    17.84   10,815     79.0          20.24   14.15   18.49   -3.72    57.97   23.15
Holding Company Structure(3)              21.60   11,690     82.1          24.38   12.87   21.92   -2.41    88.52   21.02
Assets Over $1 Billion(6)                 23.00   35,086    311.9          26.23   14.57   23.77   -3.67    97.71   22.14
Assets $500 Million-$1 Billion(2)         35.50    3,969     66.4          39.88   21.25   36.32   -2.25    66.22    6.24
Assets $250-$500 Million(4)               25.35    3,627     28.1          29.31   11.98   25.63   -1.11   110.69    7.35
Assets less than $250 Million(8)          19.47    2,645     20.8          22.76   12.68   20.02   -2.82    73.90   10.87
Goodwill Companies(6)                     27.65   26,222    253.1          31.25   14.36   28.30   -2.41   116.43    8.39
Non-Goodwill Companies(14)                21.60    7,242     57.2          25.09   13.88   22.16   -2.79    75.39   15.42
MHC Institutions(20)                      23.51   13,236    119.1          27.04   14.03   24.10   -2.67    88.35   13.20
MHC Converted Last 3 Months(3)            15.54   21,116    151.0          17.68   15.44   16.48   -5.75    55.40   55.40

                                                  Current Per Share Financials
                                           ------------------------------------------
                                                                    Tangible
                                           Trailing  12 Mo.   Book    Book
                                            12 Mo.    Core   Value/  Value/   Assets/
Financial Institution                       EPS(3)   EPS(3)  Share  Share(4)  Share
---------------------                       ------   ------  ------ --------  -------
                                             ($)      ($)     ($)      ($)     ($)
Market Averages. MHC Institutions
---------------------------------
SAIF-Insured Thrifts(17)                     0.63     0.59    9.77     9.49    89.53
BIF-Insured Thrifts(3)                       0.90     0.63   11.35    10.30   105.92
NASDAQ Listed OTC Companies(20)              0.67     0.60   10.02     9.62    92.11
Florida Companies(2)                         1.05     0.94   14.56    14.37   171.65
Mid-Atlantic Companies(10)                   0.53     0.50    8.69     8.46    73.82
Mid-West Companies(5)                        0.77     0.72   11.02    10.26   109.48
New England Companies(2)                     0.94     0.60   10.87     9.93    96.33
South-East Companies(1)                      0.43     0.43    8.56     8.56    38.07
Thrift Strategy(18)                          0.63     0.60   10.10     9.80    90.64
Mortgage Banker Strategy(1)                  0.55     0.45    5.41     4.86    66.59
Diversified Strategy(1)                      1.49     0.80   13.18    11.29   142.78
Companies Issuing Dividends(17)              0.71     0.62   10.03     9.56    97.28
Companies Without Dividends(3)               0.47     0.47    9.94     9.94    64.55
Equity/Assets 6-12%(12)                      0.76     0.64    9.95     9.32   109.20
Equity/Assets > 12%(8)                       0.54     0.53   10.14    10.14    62.83
Holding Company Structure(3)                 0.65     0.60   10.20     9.79    92.57
Assets Over $1 Billion(6)                    0.75     0.60    9.57     9.02   101.76
Assets $500 Million-$1 Billion(2)            1.10     1.06   15.31    13.80   175.21
Assets $250-$500 Million(4)                  0.58     0.55    8.57     8.57    78.50
Assets less than $250 Million(8)             0.54     0.50    9.72     9.54    67.89
Goodwill Companies(6)                        0.89     0.71    9.80     8.54   120.92
Non-Goodwill Companies(14)                   0.58     0.55   10.12    10.12    78.82
MHC Institutions(20)                         0.67     0.60   10.02     9.62    92.11
MHC Converted Last 3 Months(3)               0.47     0.47    9.94     9.94    64.55

(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1996 or 1997. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

* All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1A (continued)
                      Weekly Thrift Market Line - Part One
                            Prices As Of June 5, 1998

                                             Market Capitalization                      Price Change Data
                                          ---------------------------      -----------------------------------------------
                                                                             52 Week(1)                 % Change From
                                                    Shares    Market       --------------           -----------------------
                                           Price/   Outst-   Capital-                       Last    Last   52 Wks   Dec 31,
Financial Institution                     Share(1)  anding  ization(9)      High     Low    Week    Week   Ago(2)   1997(2)
---------------------                     -------  -------  ---------      ------   -----   -----   -----  ------   -------
                                            ($)     (000)    ($Mil)          ($)     ($)     ($)     (%)     (%)     (%)
NYSE Traded Companies
---------------------
AHM   Ahmanson and Co. H.F. of CA(8)        75.63  109,737   8,299.4         82.81  43.19    76.25  -0.81    77.41    12.98
BYS   Bay State Bancorp of MA*              27.75    2,535      70.3         32.63  27.75    28.63  -3.07    38.75    38.75
CFB   Commercial Federal Corp. of NE        33.13   40,306   1,335.3         38.19  23.75    33.31  -0.54    40.98    -6.83
DME   Dime Bancorp, Inc. of NY*             30.13  114,258   3,442.6         32.06  17.00    29.19   3.22    70.90    -0.40
DSL   Downey Financial Corp. of CA          34.31   28,094     963.9         34.47  20.00    33.13   3.56    72.59    26.70
FED   FirstFed Fin. Corp. of CA             50.38   10,592     533.6         50.38  28.38    49.06   2.69    79.93    30.01
GSB   Golden State Bancorp of CA(8)         34.50   51,328   1,770.8         41.81  25.13    38.31  -9.95    31.43    -7.85
GDW   Golden West Fin. Corp. of CA         106.06   57,190   6,065.6        114.25  69.13   108.00  -1.80    54.83     8.43
GPT   GreenPoint Fin. Corp. of NY*          40.94   84,469   3,458.2         42.06  29.34    41.19  -0.61    31.51    12.84
JSB   JSB Financial, Inc. of NY*            58.44    9,883     577.6         58.56  41.00    57.84   1.04    29.87    16.74
OCN   Ocwen Financial Corp. of FL           24.63   60,709   1,495.3         30.38  14.56    24.38   1.03    60.88    -3.18
SIB   Staten Island Bancorp of NY*          21.44   45,130     967.6         23.63  18.81    22.44  -4.46    78.67     2.39
WES   Westcorp Inc. of Orange CA            12.00   26,301     315.6         23.50  11.50    12.13  -1.07   -28.91   -28.91

AMEX Traded Companies
---------------------
ANA   Acadiana Bancshares, Inc of LA        23.38    2,575      60.2         25.63  19.25    23.00   1.65    17.61     0.00
ANE   Alliance Bncp of New Eng of CT*       15.13    2,493      37.7         16.08   8.78    16.00  -5.44    68.11    37.55
BKC   American Bank of Waterbury CT*        27.63    4,652     128.5         32.56  17.50    28.00  -1.32    57.89    13.33
BFD   BostonFed Bancorp of MA               23.50    5,423     127.4         24.88  16.88    23.38   0.51    40.30     7.40
CNY   Carver Bancorp, Inc. of NY            13.31    2,314      30.8         17.13  10.00    13.63  -2.35    29.85   -18.09
CBK   Citizens First Fin.Corp. of IL        20.13    2,536      51.0         22.38  15.38    20.00   0.65    25.81    -0.59
EFC   EFC Bancorp Inc of IL                 13.50    6,937      93.6         14.94  13.50    14.00  -3.57    35.00    35.00
EBI   Equality Bancorp, Inc. of MO          13.31    2,486      33.1         16.00  12.50    13.56  -1.84    33.10    -8.21
ESX   Essex Bancorp of Norfolk VA(8)         3.63    1,059       3.8          7.94   1.00     3.88  -6.44   190.40    -7.87
FCB   Falmouth Bancorp, Inc. of MA*         20.00    1,455      29.1         23.88  15.75    20.00   0.00    25.00    -2.44
FAB   FirstFed America Bancorp of MA        20.25    8,707     176.3         23.25  14.63    20.31  -0.30    38.41    -7.45
GAF   GA Financial Corp. of PA              20.25    7,595     153.8         22.25  16.50    20.38  -0.64    22.73     7.26
HBS   Haywood Bancshares, Inc. of NC*       22.75    1,250      28.4         24.00  16.38    22.88  -0.57    38.89     1.11
KNK   Kankakee Bancorp, Inc. of IL          35.50    1,378      48.9         37.75  28.50    34.75   2.16    22.92    -5.96
KYF   Kentucky First Bancorp of KY          15.75    1,240      19.5         15.88  10.56    15.75   0.00    43.97     5.42
NBN   Northeast Bancorp of ME*              16.25    2,237      36.4         19.50   9.50    17.00  -4.41    69.62   -14.47
NEP   Northeast PA Fin. Corp of PA          14.50    6,427      93.2         16.00  14.00    14.88  -2.55    45.00    45.00
PDB   Piedmont Bancorp, Inc. of NC           9.63    2,751      26.5         11.63   9.63    10.00  -3.70    -6.05   -11.49
SSB   Scotland Bancorp, Inc. of NC           9.00    1,914      17.2         19.25   8.63     8.63   4.29   -43.32    -9.46
SZB   SouthFirst Bancshares of AL           19.50      976      19.0         22.75  14.88    19.75  -1.27    30.00   -14.29
SRN   Southern Banc Company of AL           16.13    1,230      19.8         19.13  14.38    16.13   0.00    12.17    -9.13
SSM   Stone Street Bancorp of NC            19.94    1,881      37.5         27.25  19.25    19.94   0.00   -23.86   -10.14
TSH   Teche Holding Company of LA           19.63    3,439      67.5         23.50  17.50    20.00  -1.85     6.11   -13.71
FTF   Texarkana Fst. Fin. Corp of AR        29.75    1,759      52.3         30.63  17.63    30.38  -2.07    70.00    19.00
THR   Three Rivers Fin. Corp. of MI         19.44      825      16.0         23.50  14.88    20.00  -2.80    29.60   -10.62
WSB   Washington SB, FSB of MD               7.13    4,406      31.4          9.50   4.88     7.13   0.00    46.11   -21.30
WFI   Winton Financial Corp. of OH          16.44    4,014      66.0         20.63   6.25    16.25   1.17   152.92    61.33

NASDAQ Listed OTC Companies
---------------------------
FBCV  1st Bancorp of Vincennes IN           28.00    1,090      30.5         34.50  18.41    28.00   0.00    43.44    -4.40
FBER  1st Bergen Bancorp of NJ              19.13    2,729      52.2         20.75  13.63    19.25  -0.62    40.35     0.00
AFED  AFSALA Bancorp, Inc. of NY(8)         19.75    1,378      27.2         20.75  13.50    20.25  -2.47    41.07     2.60
ALBK  ALBANK Fin. Corp. of Albany NY        52.38   12,853     673.2         54.50  36.75    52.00   0.73    42.03     1.83
AMFC  AMB Financial Corp. of IN             18.25      964      17.6         19.38  14.00    18.38  -0.71    21.67    14.92
ASBP  ASB Financial Corp. of OH             16.50    1,635      27.0         16.75  11.75    14.56  13.32    40.43    24.53
ABBK  Abington Bancorp of MA*               18.50    3,564      65.9         22.25  12.13    18.00   2.78    51.76   -11.90

                                                    Current Per Share Financials
                                             ------------------------------------------
                                                                      Tangible
                                             Trailing  12 Mo.   Book    Book
                                              12 Mo.    Core   Value/  Value/   Assets/
Financial Institution                         EPS(3)   EPS(3)  Share  Share(4)  Share
---------------------                         ------   ------  ------ --------  -------
                                               ($)      ($)     ($)      ($)     ($)
NYSE Traded Companies
---------------------
AHM   Ahmanson and Co. H.F. of CA(8)            3.64    3.43   27.07    19.91   496.82
BYS   Bay State Bancorp of MA*                  1.05    1.05   23.66    23.66   114.26
CFB   Commercial Federal Corp. of NE            1.49    1.74   14.63    12.79   211.60
DME   Dime Bancorp, Inc. of NY*                 1.28    1.03   11.37     9.31   192.76
DSL   Downey Financial Corp. of CA              1.80    1.84   15.88    15.70   209.01
FED   FirstFed Fin. Corp. of CA                 2.46    2.38   21.95    21.80   384.00
GSB   Golden State Bancorp of CA(8)             2.04    2.21   18.85    17.01   312.29
GDW   Golden West Fin. Corp. of CA              6.52    6.55   49.22    49.22   693.64
GPT   GreenPoint Fin. Corp. of NY*              1.68    1.74   15.15     8.45   156.60
JSB   JSB Financial, Inc. of NY*                2.97    2.64   35.96    35.96   154.92
OCN   Ocwen Financial Corp. of FL               1.39    0.27    7.37     6.98    56.35
SIB   Staten Island Bancorp of NY*              0.43    0.79   15.51    15.11    59.19
WES   Westcorp Inc. of Orange CA                1.40   -0.28   13.26    13.23   141.78

AMEX Traded Companies
---------------------
ANA   Acadiana Bancshares, Inc of LA            1.14    1.07   17.49    17.49   113.98
ANE   Alliance Bncp of New Eng of CT*           0.87    0.51    7.91     7.72    99.21
BKC   American Bank of Waterbury CT*            1.77    1.48   12.62    12.23   139.99
BFD   BostonFed Bancorp of MA                   1.30    1.10   14.98    14.44   190.23
CNY   Carver Bancorp, Inc. of NY               -0.20    0.03   15.24    14.66   179.67
CBK   Citizens First Fin.Corp. of IL            0.78    0.49   15.27    15.27   110.35
EFC   EFC Bancorp Inc of IL                     0.56    0.56   12.42    12.42    52.24
EBI   Equality Bancorp, Inc. of MO              0.46    0.10   10.31    10.31    92.23
ESX   Essex Bancorp of Norfolk VA(8)           -0.20   -0.19    0.03    -0.14   182.29
FCB   Falmouth Bancorp, Inc. of MA*             0.68    0.54   16.19    16.19    72.26
FAB   FirstFed America Bancorp of MA            0.20    0.63   14.87    14.87   133.17
GAF   GA Financial Corp. of PA                  1.10    1.04   15.09    14.95   107.71
HBS   Haywood Bancshares, Inc. of NC*           1.76    1.76   18.06    17.49   121.60
KNK   Kankakee Bancorp, Inc. of IL              2.20    2.14   27.96    23.26   289.90
KYF   Kentucky First Bancorp of KY              0.79    0.78   11.24    11.24    65.97
NBN   Northeast Bancorp of ME*                  0.76    0.67    9.40     8.48   124.60
NEP   Northeast PA Fin. Corp of PA              0.42    0.42   12.43    12.43    68.06
PDB   Piedmont Bancorp, Inc. of NC              0.57    0.56    7.77     7.77    48.28
SSB   Scotland Bancorp, Inc. of NC              0.50    0.50    7.91     7.91    32.02
SZB   SouthFirst Bancshares of AL               0.69    0.65   16.75    16.34   166.27
SRN   Southern Banc Company of AL               0.41    0.41   14.74    14.61    86.31
SSM   Stone Street Bancorp of NC                0.78    0.78   16.51    16.51    58.99
TSH   Teche Holding Company of LA               1.09    1.08   16.38    16.38   118.43
FTF   Texarkana Fst. Fin. Corp of AR            1.77    1.74   15.99    15.99   105.05
THR   Three Rivers Fin. Corp. of MI             1.00    0.95   15.91    15.86   118.17
WSB   Washington SB, FSB of MD                  0.46    0.33    5.23     5.23    60.31
WFI   Winton Financial Corp. of OH              0.80    0.66    5.80     5.68    80.84

NASDAQ Listed OTC Companies
---------------------------
FBCV  1st Bancorp of Vincennes IN               1.82    1.24   21.48    21.13   238.13
FBER  1st Bergen Bancorp of NJ                  0.78    0.78   13.54    13.54   115.82
AFED  AFSALA Bancorp, Inc. of NY(8)             0.89    0.89   14.58    14.58   116.41
ALBK  ALBANK Fin. Corp. of Albany NY            3.42    3.38   28.54    22.32   318.17
AMFC  AMB Financial Corp. of IN                 1.05    0.60   15.54    15.54   110.17
ASBP  ASB Financial Corp. of OH                 0.66    0.65   10.68    10.68    70.28
ABBK  Abington Bancorp of MA*                   1.25    1.06    9.70     8.82   154.28

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1A (continued)
                      Weekly Thrift Market Line - Part One
                            Prices As Of June 5, 1998

                                                   Market Capitalization                      Price Change Data
                                                ---------------------------      -----------------------------------------------
                                                                                   52 Week(1)                 % Change From
                                                          Shares    Market       --------------           -----------------------
                                                 Price/   Outst-   Capital-                       Last    Last   52 Wks   Dec 31,
Financial Institution                           Share(1)  anding  ization(9)      High     Low    Week    Week   Ago(2)   1997(2)
---------------------                           -------  -------  ---------      ------   -----   -----   -----  ------   -------
                                                  ($)     (000)    ($Mil)          ($)     ($)     ($)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
AABC  Access Anytime Bancorp of NM               11.50     1,217      14.0        13.00    5.52   12.00   -4.17   103.90     4.55
AFBC  Advance Fin. Bancorp of WV                 18.50     1,074      19.9        20.88   13.63   18.13    2.04    32.14     6.44
AFCB  Affiliated Comm BC, Inc of MA(8)           38.34     6,581     252.3        41.88   23.50   38.44   -0.26    55.66     1.56
ALBC  Albion Banc Corp. of Albion NY              9.50       752       7.1        14.17    7.33   10.50   -9.52    34.18   -28.73
ABCL  Alliance Bancorp, Inc. of IL               26.75     8,024     214.6        29.25   19.75   27.31   -2.05    33.08     0.94
ALLB  Alliance Bank MHC of PA (19.9)             34.00     3,273      22.1        39.00   12.50   35.00   -2.86   163.98     9.68
AHCI  Ambanc Holding Co., Inc. of NY*            18.63     4,258      79.3        20.00   14.13   19.19   -2.92    34.22    -0.64
ASBI  Ameriana Bancorp of IN                     19.75     3,252      64.2        22.00   15.50   19.75    0.00    27.42    -0.65
ABCW  Anchor Bancorp Wisconsin of WI             40.94     8,963     366.9        46.50   21.56   42.38   -3.40    91.49    12.53
ANDB  Andover Bancorp, Inc. of MA*               34.13     6,474     221.0        36.20   23.50   34.25   -0.35    42.80     5.99
ASFC  Astoria Financial Corp. of NY              54.31    26,366   1,431.9        62.50   42.31   55.03   -1.31    30.08    -2.58
AVND  Avondale Fin. Corp. of IL                  17.38     3,324      57.8        18.88   13.25   18.13   -4.14    27.51     6.95
BKCT  Bancorp Connecticut of CT*                 20.13     5,100     102.7        25.00   12.25   20.38   -1.23    56.29    -4.14
BPLS  Bank Plus Corp. of CA                      13.25    19,383     256.8        16.13    9.88   12.94    2.40    26.19     4.91
BNKU  Bank United Corp. of TX                    50.63    31,596   1,599.7        56.00   35.00   50.00    1.26    42.62     3.45
BWFC  Bank West Fin. Corp. of MI                 14.38     2,624      37.7        17.50    8.83   14.25    0.91    59.78   -10.85
BANC  BankAtlantic Bancorp of FL                 13.50    32,996     445.4        17.00   12.50   13.75   -1.82    -2.74   -19.40
BKUNA BankUnited Fin. Corp. of FL                17.13    15,468     265.0        18.13    9.38   18.03   -4.99    73.38    11.16
BVCC  Bay View Capital Corp. of CA               32.25    20,243     652.8        38.00   24.69   32.13    0.37    28.33   -11.03
FSNJ  Bayonne Banchsares of NJ                   16.25     9,050     147.1        17.38    8.78   16.25    0.00    87.86    21.45
BFSB  Bedford Bancshares, Inc. of VA             29.00     1,149      33.3        34.75   19.88   29.38   -1.29    46.84   -14.71
BFFC  Big Foot Fin. Corp. of IL                  19.38     2,513      48.7        23.94   15.63   19.38    0.00    20.15    -7.71
BYFC  Broadway Fin. Corp. of CA                  11.00       863       9.5        13.75   10.50   12.00   -8.33     2.33   -16.98
BRKL  Brookline Bncp MHC of MA(47.0)             16.31    29,095     223.0        17.98   16.00   16.81   -2.97    63.10    63.10
CBES  CBES Bancorp, Inc. of MO                   20.63       940      19.4        26.00   16.13   21.25   -2.92    25.03    -7.28
CCFH  CCF Holding Company of GA                  22.00       897      19.7        24.00   14.32   23.94   -8.10    50.07     9.29
CFSB  CFSB Bancorp of Lansing MI                 26.75     8,220     219.9        28.30   13.94   27.38   -2.30    85.89    12.11
CKFB  CKF Bancorp of Danville KY                 19.00       855      16.2        21.25   17.75   19.00    0.00    -1.30     2.70
CNSB  CNS Bancorp, Inc. of MO                    17.52     1,645      28.8        21.50   15.63   17.63   -0.62    13.03   -14.54
CSBF  CSB Financial Group Inc of IL              13.75       840      11.6        14.00   11.75   13.75    0.00    13.36     1.85
CBCI  Calumet Bancorp of Chicago IL              36.75     3,141     115.4        39.00   24.83   36.00    2.08    45.08    10.53
CAFI  Camco Fin. Corp. of OH                     29.50     3,646     107.6        31.00   17.14   29.00    1.72    67.42    15.69
CMRN  Cameron Fin. Corp. of MO                   20.38     2,563      52.2        22.19   16.25   20.88   -2.39    25.42    -0.59
CAPS  Capital Savings Bancorp of MO(8)           20.75     1,891      39.2        25.25   15.50   22.50   -7.78    27.69   -17.82
CFNC  Carolina Fincorp of NC*                    16.94     1,906      32.3        18.88   14.38   17.50   -3.20    16.83    -8.43
CASB  Cascade Financial Corp. of WA              19.25     3,399      65.4        20.00   12.00   19.50   -1.28    26.64    45.28
CATB  Catskill Fin. Corp. of NY*                 17.38     4,461      77.5        19.13   15.25   17.75   -2.08    12.13    -7.94
CAVB  Cavalry Bancorp of TN                      22.50     7,538     169.6        25.25   20.56   23.50   -4.26   125.00   125.00
CNIT  Cenit Bancorp of Norfolk VA                23.25     4,977     115.7        28.58   14.83   24.50   -5.10    55.00   -12.26
CEBK  Central Co-Op. Bank of MA*                 27.88     1,965      54.8        33.50   17.13   28.44   -1.97    62.76    -2.18
CENB  Century Bancorp, Inc. of NC(8)             20.25     1,271      25.7        39.00   19.75   19.75    2.53   -10.99   -28.32
COFI  Charter One Financial of OH                35.50   128,136   4,548.8        36.38   22.86   34.25    3.65    57.36    12.48
CVAL  Chester Valley Bancorp of PA               31.88     2,185      69.7        37.00   17.86   32.19   -0.96    69.48     8.99
CTZN  CitFed Bancorp of Dayton OH(8)             49.25    13,087     644.5        58.00   24.50   49.44   -0.38   101.02    26.28
CLAS  Classic Bancshares, Inc. of KY             14.88     1,300      19.3        21.50   13.88   16.13   -7.75     1.71   -11.16
CBSA  Coastal Bancorp of Houston TX              38.94     5,035     196.1        40.00   27.00   38.50    1.14    43.21    11.64
CFCP  Coastal Fin. Corp. of SC                   20.00     6,248     125.0        20.81   14.72   20.00    0.00    16.55     8.81
CMSB  Commonwealth Bancorp Inc of PA             24.00    16,264     390.3        24.00   15.13   23.63    1.57    58.63    20.72
CMSV  Commty. Svgs, MHC of FL (48.5)             34.50     5,100      85.2        40.75   21.75   35.38   -2.49    58.62    -2.49
CFTP  Community Fed. Bancorp of MS               17.50     4,527      79.2        21.00   16.38   18.00   -2.78    -0.74   -13.58
CFFC  Community Fin. Corp. of VA                 15.50     2,554      39.6        16.38   10.75   14.88    4.17    37.78    12.24
CIBI  Community Inv. Bancorp of OH               20.50       890      18.2        22.88   12.67   21.38   -4.12    61.80    26.86
COOP  Cooperative Bancshares of NC               18.00     2,984      53.7        25.00   10.50   18.25   -1.37    63.64   -26.53
CRZY  Crazy Woman Creek Bncorp of WY             17.75       955      17.0        20.00   13.13   18.13   -2.10    30.23    18.33
DNFC  D&N Financial Corp. of MI                  26.25     9,135     239.8        29.75   16.36   25.88    1.43    59.28    -0.94

                                                        Current Per Share Financials
                                                 ------------------------------------------
                                                                          Tangible
                                                 Trailing  12 Mo.   Book    Book
                                                  12 Mo.    Core   Value/  Value/   Assets/
Financial Institution                             EPS(3)   EPS(3)  Share  Share(4)  Share
---------------------                             ------   ------  ------ --------  -------
                                                   ($)      ($)     ($)      ($)     ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
AABC  Access Anytime Bancorp of NM                  1.28     1.19   7.58     7.58    93.71
AFBC  Advance Fin. Bancorp of WV                    0.89     0.84  14.52    14.52   103.04
AFCB  Affiliated Comm BC, Inc of MA(8)              1.84     1.76  17.62    17.54   173.34
ALBC  Albion Banc Corp. of Albion NY                0.45     0.43   8.28     8.28    96.94
ABCL  Alliance Bancorp, Inc. of IL                  1.55     1.59  16.46    16.27   191.56
ALLB  Alliance Bank MHC of PA (19.9)                0.62     0.62   8.93     8.93    83.33
AHCI  Ambanc Holding Co., Inc. of NY*               0.60     0.48  14.27    14.27   122.08
ASBI  Ameriana Bancorp of IN                        1.16     0.99  13.90    13.64   119.46
ABCW  Anchor Bancorp Wisconsin of WI                2.29     2.04  14.28    14.05   223.06
ANDB  Andover Bancorp, Inc. of MA*                  2.12     2.06  16.97    16.97   214.01
ASFC  Astoria Financial Corp. of NY                 2.74     2.52  32.88    23.27   413.24
AVND  Avondale Fin. Corp. of IL                    -1.41    -1.01  13.87    13.87   182.51
BKCT  Bancorp Connecticut of CT*                    1.22     1.05   9.44     9.44    94.07
BPLS  Bank Plus Corp. of CA                         0.62     0.72   9.57     8.76   217.72
BNKU  Bank United Corp. of TX                       3.29     3.13  20.67    18.68   414.91
BWFC  Bank West Fin. Corp. of MI                    0.41     0.33   8.93     8.93    68.66
BANC  BankAtlantic Bancorp of FL                    0.81     0.35   6.58     5.51   106.88
BKUNA BankUnited Fin. Corp. of FL                   0.42     0.32   9.43     8.18   215.09
BVCC  Bay View Capital Corp. of CA                  0.68     1.06  19.20    12.29   263.86
FSNJ  Bayonne Banchsares of NJ                      0.30     0.43  10.63    10.63    67.47
BFSB  Bedford Bancshares, Inc. of VA                1.45     1.44  17.71    17.71   133.29
BFFC  Big Foot Fin. Corp. of IL                     0.44     0.38  15.24    15.24    83.36
BYFC  Broadway Fin. Corp. of CA                     0.69     0.48  15.08    15.08   148.83
BRKL  Brookline Bncp MHC of MA(47.0)                0.39     0.39   8.56     8.56    49.88
CBES  CBES Bancorp, Inc. of MO                      1.17     0.97  17.63    17.63   123.86
CCFH  CCF Holding Company of GA                     0.18    -0.16  12.91    12.91   159.49
CFSB  CFSB Bancorp of Lansing MI                    1.36     1.24   7.95     7.95   102.94
CKFB  CKF Bancorp of Danville KY                    1.34     1.01  15.61    15.61    73.18
CNSB  CNS Bancorp, Inc. of MO                       0.54     0.50  14.63    14.63    59.28
CSBF  CSB Financial Group Inc of IL                 0.29     0.25  13.87    13.09    57.78
CBCI  Calumet Bancorp of Chicago IL                 3.25     3.26  27.30    27.30   156.09
CAFI  Camco Fin. Corp. of OH                        1.77     1.34  15.62    14.66   157.86
CMRN  Cameron Fin. Corp. of MO                      0.95     0.93  17.91    17.91    86.18
CAPS  Capital Savings Bancorp of MO(8)              1.39     1.19  12.42    12.42   122.61
CFNC  Carolina Fincorp of NC*                       0.55     0.63  13.89    13.89    62.16
CASB  Cascade Financial Corp. of WA                 0.91     0.86   8.93     8.93   127.89
CATB  Catskill Fin. Corp. of NY*                    0.86     0.85  15.54    15.54    66.34
CAVB  Cavalry Bancorp of TN                         0.62     0.43  13.23    13.23    46.54
CNIT  Cenit Bancorp of Norfolk VA                   1.29     1.20  10.15     9.36   147.56
CEBK  Central Co-Op. Bank of MA*                    1.42     1.30  18.35    16.59   186.82
CENB  Century Bancorp, Inc. of NC(8)                1.06     1.06  14.58    14.58    82.12
COFI  Charter One Financial of OH                   1.13     1.57  11.19    10.49   151.85
CVAL  Chester Valley Bancorp of PA                  1.52     1.38  13.64    13.64   157.38
CTZN  CitFed Bancorp of Dayton OH(8)                2.21     2.24  16.89    15.56   270.00
CLAS  Classic Bancshares, Inc. of KY                0.84     0.98  15.38    13.12   102.15
CBSA  Coastal Bancorp of Houston TX                 2.83     2.91  21.95    18.92   589.12
CFCP  Coastal Fin. Corp. of SC                      1.03     0.85   5.63     5.63    93.35
CMSB  Commonwealth Bancorp Inc of PA                0.96     0.72  13.41    10.72   146.98
CMSV  Commty. Svgs, MHC of FL (48.5)                1.03     0.95  16.11    16.11   149.14
CFTP  Community Fed. Bancorp of MS                  0.59     0.56  13.25    13.25    56.12
CFFC  Community Fin. Corp. of VA                    0.73     0.74   9.76     9.72    71.60
CIBI  Community Inv. Bancorp of OH                  1.02     1.02  12.56    12.56   114.31
COOP  Cooperative Bancshares of NC                  0.76     0.69   9.76     9.76   127.83
CRZY  Crazy Woman Creek Bncorp of WY                0.77     0.78  15.23    15.23    64.59
DNFC  D&N Financial Corp. of MI                     1.63     1.45  11.13    11.03   204.44

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1A (continued)
                      Weekly Thrift Market Line - Part One
                            Prices As Of June 5, 1998

                                                   Market Capitalization                      Price Change Data
                                                ---------------------------      -----------------------------------------------
                                                                                   52 Week(1)                 % Change From
                                                          Shares    Market       --------------           -----------------------
                                                 Price/   Outst-   Capital-                       Last    Last   52 Wks   Dec 31,
Financial Institution                           Share(1)  anding  ization(9)      High     Low    Week    Week   Ago(2)   1997(2)
---------------------                           -------  -------  ---------      ------   -----   -----   -----  ------   -------
                                                  ($)     (000)    ($Mil)          ($)     ($)     ($)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
DCBI  Delphos Citizens Bancorp of OH             20.50    1,904     39.0          24.25   14.00   20.75   -1.20    46.43    -1.20
DIME  Dime Community Bancorp of NY*              29.00   12,440    360.8          29.13   17.88   29.00    0.00    64.49    22.11
DIBK  Dime Financial Corp. of CT(8)*             34.63    5,248    181.7          37.00   23.00   35.63   -2.81    45.02    13.54
ESBF  ESB Financial Corp of PA                   18.13    5,751    104.3          20.00   11.16   18.75   -3.31    56.70     3.60
EGLB  Eagle BancGroup of IL                      19.75    1,177     23.2          21.13   15.00   19.38    1.91    29.51     4.61
EBSI  Eagle Bancshares of Tucker GA              23.63    5,719    135.1          27.25   16.13   23.00    2.74    46.50     7.41
ETFS  East Texas Fin. Serv. of TX                15.75    1,539     24.2          16.25   11.50   15.88   -0.82    36.96    -0.51
ESBK  Elmira Svgs Bank (The) of NY*              29.25      727     21.3          32.25   18.33   29.00    0.86    48.03    -2.50
EMLD  Emerald Financial Corp. of OH              13.25   10,262    136.0          16.00    6.69   13.25    0.00    85.83    19.80
EFBC  Empire Federal Bancorp of MT               16.63    2,592     43.1          18.25   13.00   16.88   -1.48    26.08    -2.92
EFBI  Enterprise Fed. Bancorp of OH              28.00    2,211     61.9          35.00   18.00   29.38   -4.70    47.37   -11.11
EQSB  Equitable FSB of Wheaton MD                30.50    1,218     37.1          34.00   17.00   31.00   -1.61    79.41    15.09
FCBF  FCB Fin. Corp. of Neenah WI                32.00    3,863    123.6          34.00   24.13   32.75   -2.29    29.29     8.47
FFDF  FFD Financial Corp. of OH                  23.50    1,445     34.0          23.75   13.38   23.50    0.00    70.91    30.56
FFLC  FFLC Bancorp of Leesburg FL                20.13    3,747     75.4          23.50   16.05   20.03    0.50    22.00    -7.45
FFWC  FFW Corporation of Wabash IN               17.00    1,450     24.7          21.50   13.00   17.25   -1.45    30.77   -10.53
FFYF  FFY Financial Corp. of OH                  32.88    4,055    133.3          35.38   25.50   32.50    1.17    25.83    -0.75
FMCO  FMS Financial Corp. of NJ                  45.00    2,395    107.8          50.00   19.75   47.38   -5.02   127.85    26.76
FFHH  FSF Financial Corp. of MN                  19.00    2,949     56.0          21.25   16.63   19.25   -1.30    14.25    -9.26
FOBC  Fed One Bancorp of Wheeling WV(8)          36.25    2,394     86.8          40.63   20.00   37.75   -3.97    75.71    31.82
FBCI  Fidelity Bancorp of Chicago IL             23.13    2,822     65.3          26.00   18.50   23.75   -2.61    23.36    -9.75
FSBI  Fidelity Bancorp, Inc. of PA               24.00    1,966     47.2          28.00   16.00   24.88   -3.54    42.86     3.45
FFFL  Fidelity Bcsh MHC of FL (47.7)             28.75    6,802     92.7          35.38   18.75   30.06   -4.36    53.33   -11.54
FFED  Fidelity Fed. Bancorp of IN                 7.38    3,127     23.1          10.50    7.38    7.63   -3.28   -18.00   -28.42
FFOH  Fidelity Financial of OH                   17.38    5,595     97.2          19.88   14.50   17.38    0.00    16.80    12.13
FIBC  Financial Bancorp, Inc. of NY              27.50    1,707     46.9          28.00   17.00   27.38    0.44    59.42    13.97
FBSI  First Bancshares, Inc. of MO               12.75    2,211     28.2          17.50    9.50   13.38   -4.71    34.21   -18.43
FBBC  First Bell Bancorp of PA                   19.69    6,524    128.5          21.63   14.50   20.25   -2.77    35.79     3.63
SKBO  First Carnegie MHC of PA(45.0)             19.50    2,300     20.2          21.00   13.25   19.88   -1.91    45.74     4.00
FSTC  First Citizens Corp of GA                  31.00    2,765     85.7          35.50   16.50   31.88   -2.76    87.88    -8.82
FCBK  First Coastal Bankshares of VA(8)          17.94    4,982     89.4          17.94   17.94   17.94    0.00   ***.**   ***.**
FCME  First Coastal Corp. of ME*                 14.00    1,359     19.0          15.75    8.88   13.56    3.24    49.25    -5.91
FFBA  First Colorado Bancorp of CO(8)            28.63   16,827    481.8          30.13   17.38   28.50    0.46    62.39    20.55
FDEF  First Defiance Fin.Corp. of OH             14.94    8,123    121.4          16.25   13.50   15.50   -3.61     6.26    -6.63
FESX  First Essex Bancorp of MA*                 22.63    7,535    170.5          26.13   16.38   22.75   -0.53    37.15    -2.67
FFSX  First FSB MHC Sxld of IA(46.1)             36.50    2,838     47.6          39.00   20.75   37.25   -2.01    73.81    14.96
FFES  First Fed of E. Hartford CT                36.50    2,713     99.0          42.25   25.25   37.00   -1.35    43.81    -2.01
BDJI  First Fed. Bancorp. of MN                  19.25      998     19.2          22.00   12.33   18.75    2.67    54.00   -12.50
FFBH  First Fed. Bancshares of AR                27.38    4,896    134.1          30.25   19.00   27.75   -1.33    41.28    15.28
FTFC  First Fed. Capital Corp. of WI             35.00    9,258    324.0          35.75   19.83   34.75    0.72    72.84     3.31
FFKY  First Fed. Fin. Corp. of KY                26.50    4,133    109.5          28.75   18.25   27.50   -3.64    37.66    16.48
FFBZ  First Federal Bancorp of OH                24.38    1,575     38.4          25.75   17.00   25.75   -5.32    39.31    15.38
FFCH  First Fin. Holdings Inc. of SC             23.00   13,587    312.5          27.00   13.38   23.13   -0.56    71.90   -13.40
FFHS  First Franklin Corp. of OH                 17.13    1,788     30.6          20.83   13.17   17.25   -0.70    26.89   -17.76
FGHC  First Georgia Hold. Corp of GA             13.25    3,199     42.4          14.50    7.00   14.50   -8.62    76.67    39.47
FSPG  First Home Bancorp of NJ(8)                31.13    2,708     84.3          37.50   18.13   31.13    0.00    61.71     3.32
FFSL  First Independence Corp. of KS             14.00      956     13.4          15.63   11.19   14.13   -0.92    24.44     0.00
FISB  First Indiana Corp. of IN                  25.75   12,737    328.0          30.00   17.08   24.25    6.19    48.50     2.14
FKFS  First Keystone Fin. Corp of PA             18.75    2,413     45.2          21.75   11.25   19.00   -1.32    64.76     4.87
FLKY  First Lancaster Bncshrs of KY              15.50      947     14.7          16.38   15.00   15.56   -0.39     1.64    -2.76
FLFC  First Liberty Fin. Corp. of GA             23.88   11,622    277.5          25.25   14.17   23.50    1.62    68.53    11.95
CASH  First Midwest Fin., Inc. of OH             23.25    2,646     61.5          24.88   15.13   24.25   -4.12    45.31     3.33
FMBD  First Mutual Bancorp Inc of IL             17.63    3,531     62.3          25.00   14.75   17.25    2.20    19.53   -29.48
FMSB  First Mutual SB of Bellevue WA*            17.00    4,166     70.8          20.17   11.50   17.13   -0.76    37.65    -8.11
FNGB  First Northern Cap. Corp of WI             13.50    8,917    120.4          14.00    9.81   13.50    0.00    33.27    -3.57

                                                       Current Per Share Financials
                                                ------------------------------------------
                                                                         Tangible
                                                Trailing  12 Mo.   Book    Book
                                                 12 Mo.    Core   Value/  Value/   Assets/
Financial Institution                            EPS(3)   EPS(3)  Share  Share(4)  Share
---------------------                            ------   ------  ------ --------  -------
                                                  ($)      ($)     ($)      ($)     ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
DCBI  Delphos Citizens Bancorp of OH               0.91    0.91   14.76    14.76    59.15
DIME  Dime Community Bancorp of NY*                0.94    0.89   15.22    13.24   126.78
DIBK  Dime Financial Corp. of CT(8)*               2.97    2.95   15.71    15.33   193.67
ESBF  ESB Financial Corp of PA                     1.02    1.01   11.83    10.56   164.41
EGLB  Eagle BancGroup of IL                        0.50    0.25   17.56    17.56   153.11
EBSI  Eagle Bancshares of Tucker GA                0.96    0.97   12.80    12.80   163.40
ETFS  East Texas Fin. Serv. of TX                  0.45    0.41   13.70    13.70    78.59
ESBK  Elmira Svgs Bank (The) of NY*                1.39    1.47   19.63    19.63   315.97
EMLD  Emerald Financial Corp. of OH                0.64    0.59    4.96     4.89    60.01
EFBC  Empire Federal Bancorp of MT                 0.61    0.61   15.66    15.66    42.36
EFBI  Enterprise Fed. Bancorp of OH                0.99    0.90   14.65    14.64   136.26
EQSB  Equitable FSB of Wheaton MD                  1.86    1.80   14.25    14.25   275.09
FCBF  FCB Fin. Corp. of Neenah WI                  1.25    0.92   18.97    18.97   134.59
FFDF  FFD Financial Corp. of OH                    1.09    0.49   15.43    15.43    69.28
FFLC  FFLC Bancorp of Leesburg FL                  1.01    0.95   13.86    13.86   109.06
FFWC  FFW Corporation of Wabash IN                 1.27    1.23   13.13    12.05   137.04
FFYF  FFY Financial Corp. of OH                    1.93    1.90   20.82    20.82   158.98
FMCO  FMS Financial Corp. of NJ                    2.25    2.24   16.60    16.44   279.17
FFHH  FSF Financial Corp. of MN                    1.10    1.06   14.49    14.49   139.39
FOBC  Fed One Bancorp of Wheeling WV(8)            1.29    1.28   17.26    16.57   153.58
FBCI  Fidelity Bancorp of Chicago IL               0.37    1.08   18.51    18.48   171.63
FSBI  Fidelity Bancorp, Inc. of PA                 1.42    1.40   14.01    14.01   204.94
FFFL  Fidelity Bcsh MHC of FL (47.7)               1.07    0.92   13.01    12.62   194.16
FFED  Fidelity Fed. Bancorp of IN                 -0.25   -0.19    4.28     4.28    63.14
FFOH  Fidelity Financial of OH                     0.87    0.84   11.64    10.31    96.59
FIBC  Financial Bancorp, Inc. of NY                1.62    1.58   16.43    16.36   181.82
FBSI  First Bancshares, Inc. of MO                 0.83    0.79   10.80    10.35    80.48
FBBC  First Bell Bancorp of PA                     1.15    1.12   11.43    11.43   101.87
SKBO  First Carnegie MHC of PA(45.0)               0.41    0.46   10.74    10.74    62.46
FSTC  First Citizens Corp of GA                    2.15    1.92   12.34     9.73   121.95
FCBK  First Coastal Bankshares of VA(8)            0.85    0.65    8.96     8.96   125.50
FCME  First Coastal Corp. of ME*                   0.94    0.82   11.10    11.10   110.39
FFBA  First Colorado Bancorp of CO(8)              1.18    1.12   12.44    12.19    92.43
FDEF  First Defiance Fin.Corp. of OH               0.66    0.63   12.54    12.54    71.09
FESX  First Essex Bancorp of MA*                   1.36    1.24   12.09    10.66   171.64
FFSX  First FSB MHC Sxld of IA(46.1)               1.16    1.17   14.51    11.48   201.27
FFES  First Fed of E. Hartford CT                  2.09    2.32   25.26    25.26   365.27
BDJI  First Fed. Bancorp. of MN                    0.77    0.77   12.35    12.35   113.39
FFBH  First Fed. Bancshares of AR                  1.11    1.05   17.20    17.20   116.50
FTFC  First Fed. Capital Corp. of WI               1.99    1.51   12.24    11.61   170.70
FFKY  First Fed. Fin. Corp. of KY                  1.52    1.48   13.02    12.33    98.56
FFBZ  First Federal Bancorp of OH                  1.16    1.15   10.24    10.23   134.38
FFCH  First Fin. Holdings Inc. of SC               1.12    1.08    8.70     8.70   136.76
FFHS  First Franklin Corp. of OH                   1.05    0.91   12.01    11.95   129.94
FGHC  First Georgia Hold. Corp of GA               0.57    0.57    4.44     4.14    54.87
FSPG  First Home Bancorp of NJ(8)                  1.71    1.68   14.10    13.92   201.54
FFSL  First Independence Corp. of KS               0.79    0.79   12.09    12.09   130.22
FISB  First Indiana Corp. of IN                    1.42    1.07   12.27    12.14   132.52
FKFS  First Keystone Fin. Corp of PA               1.13    1.00   10.64    10.64   159.62
FLKY  First Lancaster Bncshrs of KY                0.51    0.51   14.91    14.91    55.97
FLFC  First Liberty Fin. Corp. of GA               0.82    0.85    8.33     7.57   109.74
CASH  First Midwest Fin., Inc. of OH               0.88    0.77   15.92    14.16   153.22
FMBD  First Mutual Bancorp Inc of IL               0.37    0.29   15.64    12.11   110.52
FMSB  First Mutual SB of Bellevue WA*              1.05    1.03    7.35     7.35   108.29
FNGB  First Northern Cap. Corp of WI               0.70    0.66    8.43     8.43    75.93

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1A (continued)
                      Weekly Thrift Market Line - Part One
                            Prices As Of June 5, 1998

                                                   Market Capitalization                      Price Change Data
                                                ---------------------------      -----------------------------------------------
                                                                                   52 Week(1)                 % Change From
                                                          Shares    Market       --------------           -----------------------
                                                 Price/   Outst-   Capital-                       Last    Last   52 Wks   Dec 31,
Financial Institution                           Share(1)  anding  ization(9)      High     Low    Week    Week   Ago(2)   1997(2)
---------------------                           -------  -------  ---------      ------   -----   -----   -----  ------   -------
                                                  ($)     (000)    ($Mil)          ($)     ($)     ($)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
FFPB  First Palm Beach Bancorp of FL             43.88    5,058    221.9          44.94   29.63   43.81    0.16    48.75     1.74
FWWB  First Savings Bancorp of WA                25.00   10,156    253.9          28.56   21.19   25.88   -3.40    17.65    -9.09
FSFF  First SecurityFed Fin of IL                16.69    6,408    106.9          17.25   14.50   16.75   -0.36    66.90     5.97
SHEN  First Shenango Bancorp of PA(8)            41.25    2,069     85.3          46.25   24.50   43.50   -5.17    68.37    11.49
FSLA  First Source Bancorp of NJ                 10.00   31,740    317.4          13.93    5.52   10.13   -1.28    73.91   -28.21
SOPN  First Svgs Bancorp of NC                   23.25    3,710     86.3          26.00   20.00   23.25    0.00    12.05    -8.82
FBNW  FirstBank Corp of Clarkston WA             20.75    1,984     41.2          23.50   15.50   21.13   -1.80   107.50     9.90
FFDB  FirstFed Bancorp, Inc. of AL               25.00    1,155     28.9          25.50   16.53   24.50    2.04    40.85    15.58
FSPT  FirstSpartan Fin. Corp. of SC              44.50    4,430    197.1          47.25   35.00   45.81   -2.86   122.50    10.56
FLAG  Flag Financial Corp of GA                  18.50    4,574     84.6          18.50    8.50   18.40    0.54   117.65    29.10
FLGS  Flagstar Bancorp, Inc of MI                23.94   13,670    327.3          28.38   15.44   23.88    0.25    45.09    20.91
FFIC  Flushing Fin. Corp. of NY*                 26.50    7,828    207.4          28.00   18.88   27.13   -2.32    40.36    10.97
FBHC  Fort Bend Holding Corp. of TX(8)           23.75    1,668     39.6          28.00   13.25   23.00    3.26    79.25     9.20
FTSB  Fort Thomas Fin. Corp. of KY               15.00    1,474     22.1          15.75   10.13   15.25   -1.64    42.86    -2.47
FKKY  Frankfort First Bancorp of KY              16.25    1,619     26.3          24.50   15.75   16.50   -1.52   -26.97    -7.83
FTNB  Fulton Bancorp, Inc. of MO                 19.75    1,701     33.6          26.50   19.25   19.88   -0.65     1.28   -10.75
GUPB  GFSB Bancorp, Inc of Gallup NM             15.50    1,201     18.6          17.00   12.00   15.50    0.00    29.17    10.09
GSLA  GS Financial Corp. of LA                   17.38    3,350     58.2          21.00   14.38   18.00   -3.44    21.96   -17.24
GOSB  GSB Financial Corp. of NY*                 17.13    2,248     38.5          18.94   14.25   17.75   -3.49    71.30    -5.15
GBNK  Gaston Fed Bncp MHC of NC(47.0             15.75    4,497     33.3          18.06   15.75   16.75   -5.97    57.50    57.50
GFCO  Glenway Financial Corp. of OH              24.00    2,282     54.8          24.25   11.50   22.25    7.87    93.86    28.00
GTPS  Great American Bancorp of IL               21.88    1,588     34.7          23.00   15.50   21.50    1.77    38.92    15.16
PEDE  Great Pee Dee Bancorp of SC                15.50    2,202     34.1          16.25   14.75   15.50    0.00    55.00    -3.91
GSBC  Great Southern Bancorp of MO               25.00    8,036    200.9          26.38   16.00   25.91   -3.51    47.58     2.04
GSFC  Green Street Fin. Corp. of NC              16.38    4,298     70.4          20.75   16.25   16.38    0.00    -8.39   -10.25
GFED  Guaranty Fed Bancshares of MO              12.94    6,226     80.6          14.44    8.67   13.25   -2.34    48.05     0.47
HCBB  HCB Bancshares of Camden AR                15.13    2,645     40.0          16.13   12.88   15.63   -3.20    15.23     4.34
HEMT  HF Bancorp of Hemet CA                     16.75    6,312    105.7          18.25   13.31   17.75   -5.63    25.19    -4.29
HFFC  HF Financial Corp. of SD                   23.75    4,402    104.5          24.17   12.83   24.01   -1.08    83.82    34.41
HFNC  HFNC Financial Corp. of NC(8)              12.31   17,193    211.6          17.63   12.13   12.63   -2.53   -29.17   -15.10
HMNF  HMN Financial, Inc. of MN                  18.00    6,217    111.9          21.67   14.08   18.38   -2.07    25.61   -16.94
HALL  Hallmark Capital Corp. of WI               15.00    2,934     44.0          18.00    9.63   14.88    0.81    50.00   -11.76
HRBF  Harbor Federal Bancorp of MD               21.50    1,693     36.4          25.75   17.00   23.50   -8.51    24.64   -14.85
HARB  Harbor Florida Bancshrs of FL              11.94   30,699    366.5          12.81    6.10   12.38   -3.55    93.83     8.35
HFSA  Hardin Bancorp of Hardin MO                19.38      824     16.0          19.75   14.63   19.38    0.00    32.47     6.19
HARL  Harleysville SB of PA                      32.38    1,672     54.1          35.00   21.75   32.75   -1.13    47.18    17.75
HFGI  Harrington Fin. Group of IN                11.38    3,311     37.7          13.75   10.75   11.50   -1.04    -5.17   -12.46
HARS  Harris Fin. MHC of PA (24.3)               24.31   33,942    198.6          27.88    6.71   25.50   -4.67   251.30    22.28
HFFB  Harrodsburg 1st Fin Bcrp of KY             16.25    1,947     31.6          18.00   14.75   16.88   -3.73     8.33    -2.99
HHFC  Harvest Home Fin. Corp. of OH              15.00      891     13.4          16.75   10.50   15.00    0.00    41.11    -4.76
HAVN  Haven Bancorp of Woodhaven NY              26.88    8,836    237.5          28.75   16.75   26.50    1.43    58.12    19.47
HTHR  Hawthorne Fin. Corp. of CA                 17.25    3,164     54.6          24.00   11.00   19.13   -9.83    51.58   -14.31
HMLK  Hemlock Fed. Fin. Corp. of IL              18.38    2,000     36.8          19.00   12.88   18.88   -2.65    41.38     7.30
HBSC  Heritage Bancorp, Inc of SC                20.50    4,629     94.9          22.38   20.13   21.00   -2.38    36.67    36.67
HFWA  Heritage Financial Corp of WA              14.88    9,755    145.2          15.94   13.00   15.25   -2.43    48.80    48.80
HCBC  High Country Bancorp of CO                 15.00    1,323     19.8          15.50   14.44   15.25   -1.64    50.00    -3.23
HBNK  Highland Bancorp of CA                     42.75    2,323     99.3          43.50   21.50   42.25    1.18    97.64    30.53
HIFS  Hingham Inst. for Sav. of MA*              35.00    1,304     45.6          37.00   18.25   36.75   -4.76    89.19    21.74
HBEI  Home Bancorp of Elgin IL(8)                16.00    6,856    109.7          19.31   15.75   17.38   -7.94     0.00   -10.51
HBFW  Home Bancorp of Fort Wayne IN              31.88    2,358     75.2          37.63   20.13   32.50   -1.91    54.53     8.07
HCFC  Home City Fin. Corp. of OH                 14.75      905     13.3          22.75   13.25   16.63  -11.30    11.32   -20.27
HOMF  Home Fed Bancorp of Seymour IN             30.00    5,127    153.8          33.75   18.00   32.38   -7.35    66.67    15.38
HWEN  Home Financial Bancorp of IN                9.13      929      8.5           9.75    7.44    8.75    4.34    15.86    -1.30
HLFC  Home Loan Financial Corp of OH             15.50    2,248     34.8          16.75   15.25   15.75   -1.59    55.00    55.00
HPBC  Home Port Bancorp, Inc. of MA*             26.75    1,842     49.3          27.63   19.25   25.00    7.00    33.75    15.65

                                                       Current Per Share Financials
                                                ------------------------------------------
                                                                         Tangible
                                                Trailing  12 Mo.   Book    Book
                                                 12 Mo.    Core   Value/  Value/   Assets/
Financial Institution                            EPS(3)   EPS(3)  Share  Share(4)  Share
---------------------                            ------   ------  ------ --------  -------
                                                  ($)      ($)     ($)      ($)     ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
FFPB  First Palm Beach Bancorp of FL               1.86    1.43   22.94    22.43   360.04
FWWB  First Savings Bancorp of WA                  1.26    1.19   14.97    13.87   111.92
FSFF  First SecurityFed Fin of IL                  0.28    0.55   14.34    14.29    49.29
SHEN  First Shenango Bancorp of PA(8)              2.10    2.14   23.34    23.34   194.85
FSLA  First Source Bancorp of NJ                   0.41    0.41    7.72     7.72    37.57
SOPN  First Svgs Bancorp of NC                     1.40    1.40   18.61    18.61    80.81
FBNW  FirstBank Corp of Clarkston WA               0.86    0.52   15.13    15.13    92.50
FFDB  FirstFed Bancorp, Inc. of AL                 1.48    1.48   15.00    13.77   154.80
FSPT  FirstSpartan Fin. Corp. of SC                1.52    1.51   29.87    29.87   113.62
FLAG  Flag Financial Corp of GA                    0.44    0.31    4.82     4.82    54.22
FLGS  Flagstar Bancorp, Inc of MI                  1.83    1.83    9.77     9.46   187.56
FFIC  Flushing Fin. Corp. of NY*                   1.13    1.14   17.52    16.85   137.77
FBHC  Fort Bend Holding Corp. of TX(8)             1.41    1.04   12.29    11.52   181.49
FTSB  Fort Thomas Fin. Corp. of KY                 0.82    0.82   10.87    10.87    68.93
FKKY  Frankfort First Bancorp of KY                0.20    0.65   13.96    13.96    82.34
FTNB  Fulton Bancorp, Inc. of MO                   0.75    0.58   15.06    15.06    64.45
GUPB  GFSB Bancorp, Inc of Gallup NM               0.79    0.79   12.14    12.14    98.40
GSLA  GS Financial Corp. of LA                     0.56    0.50   16.08    16.08    38.63
GOSB  GSB Financial Corp. of NY*                   0.39    0.37   14.88    14.88    52.87
GBNK  Gaston Fed Bncp MHC of NC(47.0               0.43    0.43    8.56     8.56    38.07
GFCO  Glenway Financial Corp. of OH                1.11    1.10   12.60    12.49   131.66
GTPS  Great American Bancorp of IL                 0.58    0.58   16.88    16.88    92.09
PEDE  Great Pee Dee Bancorp of SC                  0.56    0.56   13.51    13.51    35.68
GSBC  Great Southern Bancorp of MO                 1.73    1.55    8.31     8.25   101.40
GSFC  Green Street Fin. Corp. of NC                0.66    0.66   14.81    14.81    41.39
GFED  Guaranty Fed Bancshares of MO                0.39    0.38   11.21    11.21    39.56
HCBB  HCB Bancshares of Camden AR                  0.22    0.22   14.45    13.94    77.48
HEMT  HF Bancorp of Hemet CA                      -0.07    0.21   13.27    11.26   168.84
HFFC  HF Financial Corp. of SD                     1.41    1.31   12.60    12.60   129.58
HFNC  HFNC Financial Corp. of NC(8)                0.70    0.48    9.82     9.82    56.97
HMNF  HMN Financial, Inc. of MN                    0.93    0.66   13.66    12.71   117.76
HALL  Hallmark Capital Corp. of WI                 0.95    0.90   11.02    11.02   143.47
HRBF  Harbor Federal Bancorp of MD                 0.99    0.95   17.32    17.32   136.53
HARB  Harbor Florida Bancshrs of FL                0.47    0.45    8.29     8.20    41.84
HFSA  Hardin Bancorp of Hardin MO                  1.06    0.91   16.36    16.36   147.02
HARL  Harleysville SB of PA                        2.08    2.08   14.66    14.66   219.85
HFGI  Harrington Fin. Group of IN                 -0.03    0.07    7.39     7.39   167.06
HARS  Harris Fin. MHC of PA (24.3)                 0.55    0.45    5.41     4.86    66.59
HFFB  Harrodsburg 1st Fin Bcrp of KY               0.76    0.76   14.79    14.79    55.89
HHFC  Harvest Home Fin. Corp. of OH                0.76    0.66   11.62    11.62   104.54
HAVN  Haven Bancorp of Woodhaven NY                1.12    1.11   12.91    12.88   228.36
HTHR  Hawthorne Fin. Corp. of CA                   2.81    3.29   14.07    14.07   330.88
HMLK  Hemlock Fed. Fin. Corp. of IL                0.85    0.85   15.47    15.47    95.51
HBSC  Heritage Bancorp, Inc of SC                  0.78    0.78   19.41    19.41    67.43
HFWA  Heritage Financial Corp of WA                0.37    0.19    9.53     9.53    33.09
HCBC  High Country Bancorp of CO                   0.53    0.53   13.64    13.64    69.73
HBNK  Highland Bancorp of CA                       2.91    2.53   18.76    18.76   239.20
HIFS  Hingham Inst. for Sav. of MA*                2.10    2.10   16.84    16.84   177.69
HBEI  Home Bancorp of Elgin IL(8)                  0.36    0.36   13.95    13.95    53.82
HBFW  Home Bancorp of Fort Wayne IN                1.25    1.22   18.03    18.03   149.86
HCFC  Home City Fin. Corp. of OH                   1.02    1.02   15.68    15.68    84.39
HOMF  Home Fed Bancorp of Seymour IN               1.95    1.58   12.65    12.31   137.54
HWEN  Home Financial Bancorp of IN                 0.42    0.33    8.03     8.03    44.64
HLFC  Home Loan Financial Corp of OH               0.37    0.37   13.82    13.82    35.49
HPBC  Home Port Bancorp, Inc. of MA*               1.63    1.81   11.98    11.98   122.53

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1A (continued)
                      Weekly Thrift Market Line - Part One
                            Prices As Of June 5, 1998

                                                   Market Capitalization                      Price Change Data
                                                ---------------------------      -----------------------------------------------
                                                                                   52 Week(1)                 % Change From
                                                          Shares    Market       --------------           -----------------------
                                                 Price/   Outst-   Capital-                       Last    Last   52 Wks   Dec 31,
Financial Institution                           Share(1)  anding  ization(9)      High     Low    Week    Week   Ago(2)   1997(2)
---------------------                           -------  -------  ---------      ------   -----   -----   -----  ------   -------
                                                  ($)     (000)    ($Mil)          ($)     ($)     ($)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
HFBC  HopFed Bancorp of KY                       20.38    4,034       82.2        21.88   16.00   20.50   -0.59   103.80   103.80
HZFS  Horizon Fin'l. Services of IA              16.88      880       14.9        16.88    9.38   16.13    4.65    75.29    40.67
HRZB  Horizon Financial Corp. of WA*             17.50    7,478      130.9        19.25   14.88   17.75   -1.41    17.61    -1.41
IBSF  IBS Financial Corp. of NJ(8)               18.06   10,960      197.9        21.19   15.00   18.75   -3.68    21.37     2.09
ITLA  ITLA Capital Corp of CA*                   22.13    7,700      170.4        24.00   15.00   22.63   -2.21    45.11    14.96
ICBC  Independence Comm Bnk Cp of NY             16.81   70,411    1,183.6        19.13   16.81   17.38   -3.28    68.10    68.10
IFSB  Independence FSB of DC                     18.25    1,281       23.4        21.63    8.50   17.00    7.35   105.52     7.35
INBI  Industrial Bancorp of OH                   19.25    5,078       97.8        25.00   12.50   20.94   -8.07    50.98     8.45
IWBK  Interwest Bancorp of WA                    47.00    8,419      395.7        47.00   34.00   45.63    3.00    32.84    24.50
IPSW  Ipswich SB of Ipswich MA*                  17.13    2,390       40.9        20.75    7.88   18.00   -4.83   110.70     3.82
JXVL  Jacksonville Bancorp of TX                 20.75    2,444       50.7        23.25   14.50   20.88   -0.62    40.68   -10.75
JXSB  Jcksnville SB,MHC of IL (45.6)             21.50    1,908       12.5        25.50   10.83   22.50   -4.44    98.52     7.50
JSBA  Jefferson Svgs Bancorp of MO               30.25   10,020      303.1        31.88   14.13   31.75   -4.72   110.36    47.56
JOAC  Joachim Bancorp, Inc. of MO(8)             17.00      722       12.3        17.00   14.25   16.38    3.79    14.25     6.25
KSBK  KSB Bancorp of Kingfield ME*               19.00    1,259       23.9        22.50    9.75   18.63    1.99    72.73   -15.56
KFBI  Klamath First Bancorp of OR                19.38    9,970      193.2        24.25   18.50   19.81   -2.17     2.65    -9.86
LSBI  LSB Fin. Corp. of Lafayette IN             30.00      962       28.9        31.43   18.57   31.75   -5.51    61.55    10.54
LVSB  Lakeview Financial of NJ                   24.25    3,882       94.1        26.56   14.75   23.50    3.19    62.97    -4.90
LARK  Landmark Bancshares, Inc of KS             27.13    1,665       45.2        29.25   19.75   27.00    0.48    35.65     9.04
LARL  Laurel Capital Group of PA                 20.50    2,187       44.8        23.50   14.00   20.50    0.00    43.06    -5.40
LSBX  Lawrence Savings Bank of MA*               15.63    4,316       67.5        19.31   10.63   16.13   -3.10    46.21    -4.58
LFED  Leeds Fed Bksr MHC of MD (36.3             19.75    5,182       37.2        23.50   11.83   20.25   -2.47    64.58    -9.20
LXMO  Lexington B&L Fin. Corp. of MO             15.88    1,121       17.8        17.88   14.75   15.75    0.83     7.66   -10.54
LFCO  Life Financial Corp of CA(8)               21.38    6,547      140.0        25.38   10.75   19.50    9.64     N.A.    69.28
LFBI  Little Falls Bancorp of NJ                 19.50    2,478       48.3        22.25   13.00   20.63   -5.48    46.51    -4.88
LOGN  Logansport Fin. Corp. of IN                17.25    1,261       21.8        19.63   13.25   18.50   -6.76    23.21    -4.17
LISB  Long Island Bancorp, Inc of NY(8)          61.50   23,934    1,471.9        67.63   34.75   61.78   -0.45    75.06    23.92
MAFB  MAF Bancorp, Inc. of IL                    38.13   15,030      573.1        43.25   27.33   37.75    1.01    39.52     7.77
MBLF  MBLA Financial Corp. of MO                 24.13    1,251       30.2        30.63   23.25   24.13    0.00     3.78   -20.89
MECH  MECH Financial Inc of CT*                  28.88    5,294      152.9        31.50   18.38   29.88   -3.35    61.52    10.82
MFBC  MFB Corp. of Mishawaka IN                  26.50    1,652       43.8        30.38   19.00   27.00   -1.85    35.90   -12.77
MSBF  MSB Financial, Inc of MI                   17.00    1,231       20.9        19.50   11.00   16.25    4.62    54.55   -10.53
MARN  Marion Capital Holdings of IN              28.25    1,774       50.1        29.50   22.00   28.25    0.00    25.56     4.13
MRKF  Market Fin. Corp. of OH                    13.88    1,336       18.5        20.25   12.75   14.00   -0.86     6.77   -11.20
MFSL  Maryland Fed. Bancorp of MD(8)             39.00    6,501      253.5        40.00   21.00   39.00    0.00    86.78    11.43
MASB  MassBank Corp. of Reading MA*              51.00    3,587      182.9        54.25   31.88   49.50    3.03    59.97     7.08
MFLR  Mayflower Co-Op. Bank of MA*               23.75      899       21.4        27.50   15.75   25.00   -5.00    46.15   -11.21
MDBK  Medford Bancorp, Inc. of MA*               41.63    4,540      189.0        44.25   27.25   42.50   -2.05    52.77     6.06
MWBX  MetroWest Bank of MA*                       7.75   14,220      110.2         9.50    5.38    7.69    0.78    44.05   -13.89
METF  Metropolitan Fin. Corp. of OH              15.00    7,051      105.8        18.88    6.69   15.63   -4.03   124.22    -3.23
MIFC  Mid Iowa Financial Corp. of IA             11.88    1,724       20.5        12.75    8.50   11.75    1.11    32.00     3.30
MCBN  Mid-Coast Bancorp of ME                    12.00      712        8.5        14.00    6.50   11.50    4.35    84.62    20.00
MWBI  Midwest Bancshares, Inc. of IA             15.75    1,028       16.2        19.50   10.42   15.88   -0.82    50.00   -13.70
MFFC  Milton Fed. Fin. Corp. of OH               16.13    2,237       36.1        17.00   13.63   16.00    0.81    18.34     4.88
MBSP  Mitchell Bancorp, Inc. of NC               16.75      931       15.6        18.00   16.38   16.75    0.00     3.08    -1.47
MBBC  Monterey Bay Bancorp of CA                 21.38    3,166       67.7        26.75   16.00   21.75   -1.70    31.57     9.64
MONT  Montgomery Fin. Corp. of IN                12.69    1,653       21.0        13.63   11.00   12.88   -1.48    26.90    -1.48
MSBK  Mutual SB, FSB of Bay City MI              11.75    4,290       50.4        14.63    8.13   12.38   -5.09    40.21    -9.62
MYST  Mystic Financial of MA*                    15.25    2,711       41.3        18.56   14.44   15.25    0.00    52.50    52.50
NHTB  NH Thrift Bancshares of NH                 19.50    2,091       40.8        22.75   15.00   19.63   -0.66    25.81    -4.88
NSLB  NS&L Bancorp, Inc of Neosho MO             17.59      686       12.1        19.50   16.50   17.50    0.51     6.61    -6.83
NSSY  NSS Bancorp of CT*                         43.25    2,373      102.6        47.75   26.88   42.50    1.76    60.19    14.57
NMSB  Newmil Bancorp, Inc. of CT*                13.25    3,839       50.9        14.63    9.50   13.50   -1.85    37.59     1.92
NBCP  Niagara Bancorp of NY MHC(45.4*            14.56   29,756      196.6        17.00   14.56   15.88   -8.31    45.60    45.60
NBSI  North Bancshares of Chicago IL             16.25    1,280       20.8        18.83   12.83   16.94   -4.07    25.00    -9.12

                                                        Current Per Share Financials
                                                 ------------------------------------------
                                                                          Tangible
                                                 Trailing  12 Mo.   Book    Book
                                                  12 Mo.    Core   Value/  Value/   Assets/
Financial Institution                             EPS(3)   EPS(3)  Share  Share(4)  Share
---------------------                             ------   ------  ------ --------  -------
                                                   ($)      ($)     ($)      ($)     ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
HFBC  HopFed Bancorp of KY                          0.65    0.65   14.26    14.26    54.89
HZFS  Horizon Fin'l. Services of IA                 0.90    0.69    9.60     9.60   105.35
HRZB  Horizon Financial Corp. of WA*                1.10    1.09   11.22    11.22    73.17
IBSF  IBS Financial Corp. of NJ(8)                  0.55    0.55   11.91    11.91    68.62
ITLA  ITLA Capital Corp of CA*                      1.70    1.70   13.36    13.32   131.30
ICBC  Independence Comm Bnk Cp of NY                0.37    0.49   12.55    11.75    57.83
IFSB  Independence FSB of DC                        1.09    0.45   14.23    12.67   196.38
INBI  Industrial Bancorp of OH                      1.03    1.03   12.14    12.14    73.66
IWBK  Interwest Bancorp of WA                       2.40    2.03   16.79    16.53   248.37
IPSW  Ipswich SB of Ipswich MA*                     1.06    0.80    5.25     5.25    99.40
JXVL  Jacksonville Bancorp of TX                    1.37    1.37   14.29    14.29    97.01
JXSB  Jcksnville SB,MHC of IL (45.6)                0.51    0.33    9.23     9.23    88.91
JSBA  Jefferson Svgs Bancorp of MO                  1.02    0.95   11.60     9.22   123.56
JOAC  Joachim Bancorp, Inc. of MO(8)                0.37    0.37   13.71    13.71    47.41
KSBK  KSB Bancorp of Kingfield ME*                  1.20    1.20    8.75     8.32   118.87
KFBI  Klamath First Bancorp of OR                   0.85    0.85   14.97    13.74    99.72
LSBI  LSB Fin. Corp. of Lafayette IN                1.72    1.54   18.90    18.90   224.60
LVSB  Lakeview Financial of NJ                      1.82    1.14   11.75     9.64   121.76
LARK  Landmark Bancshares, Inc of KS                1.49    1.31   19.61    19.61   138.90
LARL  Laurel Capital Group of PA                    1.39    1.36   10.54    10.54    99.12
LSBX  Lawrence Savings Bank of MA*                  2.03    2.00    9.16     9.16    82.27
LFED  Leeds Fed Bksr MHC of MD (36.3                0.66    0.66    9.52     9.52    57.70
LXMO  Lexington B&L Fin. Corp. of MO                0.62    0.62   15.19    14.25    84.31
LFCO  Life Financial Corp of CA(8)                  2.17    2.25    8.94     8.94    59.14
LFBI  Little Falls Bancorp of NJ                    0.75    0.72   14.63    13.51   143.44
LOGN  Logansport Fin. Corp. of IN                   1.00    1.02   13.31    13.31    70.58
LISB  Long Island Bancorp, Inc of NY(8)             2.19    1.77   23.55    23.35   263.05
MAFB  MAF Bancorp, Inc. of IL                       2.52    2.45   18.08    16.04   233.61
MBLF  MBLA Financial Corp. of MO                    1.43    1.46   22.66    22.66   178.70
MECH  MECH Financial Inc of CT*                     2.49    2.49   17.14    17.14   178.69
MFBC  MFB Corp. of Mishawaka IN                     1.31    1.29   20.71    20.71   175.93
MSBF  MSB Financial, Inc of MI                      0.97    0.86   10.77    10.77    64.51
MARN  Marion Capital Holdings of IN                 1.37    1.37   22.30    21.83   108.53
MRKF  Market Fin. Corp. of OH                       0.48    0.48   15.25    15.25    43.23
MFSL  Maryland Fed. Bancorp of MD(8)                1.14    1.60   16.07    15.91   183.36
MASB  MassBank Corp. of Reading MA*                 2.94    2.65   29.85    29.44   259.12
MFLR  Mayflower Co-Op. Bank of MA*                  1.56    1.48   14.31    14.10   146.73
MDBK  Medford Bancorp, Inc. of MA*                  2.60    2.45   22.79    21.54   246.77
MWBX  MetroWest Bank of MA*                         0.54    0.53    3.28     3.28    45.47
METF  Metropolitan Fin. Corp. of OH                 0.93    0.82    5.42     5.01   140.36
MIFC  Mid Iowa Financial Corp. of IA                0.89    0.96    7.55     7.54    85.29
MCBN  Mid-Coast Bancorp of ME                       0.67    0.62    7.50     7.50    88.50
MWBI  Midwest Bancshares, Inc. of IA                1.29    1.13   10.64    10.64   154.34
MFFC  Milton Fed. Fin. Corp. of OH                  0.63    0.56   11.50    11.50   101.35
MBSP  Mitchell Bancorp, Inc. of NC                  0.54    0.54   15.60    15.60    39.67
MBBC  Monterey Bay Bancorp of CA                    0.55    0.51   14.87    13.91   127.33
MONT  Montgomery Fin. Corp. of IN                   0.50    0.50   12.05    12.05    66.02
MSBK  Mutual SB, FSB of Bay City MI                -2.01   -0.71    7.76     7.76   153.06
MYST  Mystic Financial of MA*                       0.52    0.48   13.20    13.20    69.27
NHTB  NH Thrift Bancshares of NH                    1.36    1.26   12.41    10.78   153.32
NSLB  NS&L Bancorp, Inc of Neosho MO                0.59    0.59   16.74    16.62    89.13
NSSY  NSS Bancorp of CT*                            2.83    3.20   22.87    22.26   281.78
NMSB  Newmil Bancorp, Inc. of CT*                   0.74    0.73    8.59     8.59    96.45
NBCP  Niagara Bancorp of NY MHC(45.4*               0.58    0.58   12.71    12.71   105.69
NBSI  North Bancshares of Chicago IL                0.44    0.41   10.60    10.60    92.56

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                           Exhibit IV-1A (continued)
                      Weekly Thrift Market Line - Part One
                            Prices As Of June 5, 1998

                                                   Market Capitalization                      Price Change Data
                                                ---------------------------      -----------------------------------------------
                                                                                   52 Week(1)                 % Change From
                                                          Shares    Market       --------------           -----------------------
                                                 Price/   Outst-   Capital-                       Last    Last   52 Wks   Dec 31,
Financial Institution                           Share(1)  anding  ization(9)      High     Low    Week    Week   Ago(2)   1997(2)
---------------------                           -------  -------  ---------      ------   -----   -----   -----  ------   -------
                                                  ($)     (000)    ($Mil)          ($)     ($)     ($)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
FFFD  North Central Bancshares of IA             22.13    3,266       72.3        24.88   15.13   21.50    2.93    43.33    11.32
NEIB  Northeast Indiana Bncrp of IN              21.50    1,689       36.3        22.75   14.75   22.00   -2.27    38.71    -2.85
NWSB  Northwest Bcrp MHC of PA (30.7             16.00   46,838      229.6        18.00    7.19   16.25   -1.54   116.80    13.23
NWEQ  Northwest Equity Corp. of WI               20.38      839       17.1        22.25   14.25   20.69   -1.50    39.30    -1.78
NTMG  Nutmeg FS&LA of CT                         10.88      989       10.8        11.38    5.53   10.88    0.00    81.33     3.62
OHSL  OHSL Financial Corp. of OH                 17.25    2,490       43.0        18.38   11.63   16.75    2.99    45.20    27.78
OCFC  Ocean Fin. Corp. of NJ                     19.50   15,534      302.9        20.00   15.56   19.25    1.30    23.81     4.67
OTFC  Oregon Trail Fin. Corp. of OR              16.63    4,333       72.1        18.50   15.63   16.63    0.00    66.30    -4.32
OFCP  Ottawa Financial Corp. of MI               29.00    5,317      154.2        34.00   19.43   29.13   -0.45    50.10   -14.71
PFFB  PFF Bancorp of Pomona CA                   19.44   17,067      331.8        21.50   15.13   19.56   -0.61    25.42    -2.21
PSFI  PS Financial of Chicago IL                 13.13    2,074       27.2        22.38   13.13   13.75   -4.51    -7.86   -41.33
PVFC  PVF Capital Corp. of OH                    26.50    2,660       70.5        28.25   16.36   26.50    0.00    61.98    31.25
PBCI  Pamrapo Bancorp, Inc. of NJ                28.25    2,843       80.3        29.00   19.75   28.50   -0.88    43.04     3.67
PFED  Park Bancorp of Chicago IL                 18.75    2,333       43.7        19.75   14.50   18.20    3.02    27.12     0.64
PVSA  Parkvale Financial Corp of PA              31.75    5,150      163.5        34.25   21.40   31.75    0.00    43.02    -7.30
PBHC  Pathfinder BC MHC of NY (46.1)*            22.25    2,831       19.6        26.13    8.58   22.63   -1.68   147.22    11.25
PEEK  Peekskill Fin. Corp. of NY                 18.00    3,017       54.3        18.25   14.00   17.50    2.86    27.39     7.46
PFSB  PennFed Fin. Services of NJ                17.00    9,647      164.0        19.00   12.59   17.50   -2.86    38.78    -0.76
PWBK  Pennwood Bancorp, Inc. of PA               14.00      734       10.3        17.44   11.06   14.75   -5.08    24.44    -5.47
PBKB  People's Bancshares of MA*                 26.19    3,309       86.7        27.75   13.38   26.38   -0.72    94.00    15.12
TSBS  Peoples Bancorp Inc of NJ*                 10.00   36,237      362.4        11.83    4.97   10.06   -0.60    93.80   -15.47
PFDC  Peoples Bancorp of Auburn IN               22.75    3,378       76.8        25.00   14.50   22.00    3.41    49.97     3.41
PBCT  Peoples Bank, MHC of CT (40.1)*            38.06   64,083      930.7        41.13   24.19   38.13   -0.18    56.11     0.16
PFFC  Peoples Fin. Corp. of OH                   13.63    1,417       19.3        19.00   12.75   15.38  -11.38    -9.91    -9.91
PHBK  Peoples Heritage Fin Grp of ME*            23.56   55,662    1,311.4        26.50   17.00   22.50    4.71    37.54     2.43
PSFC  Peoples Sidney Fin. Corp of OH             24.38    1,785       43.5        24.38   13.00   20.50   18.93    87.54    36.35
PERM  Permanent Bancorp, Inc. of IN              16.00    4,206       67.3        18.25   11.38   16.50   -3.03    30.61     2.83
PCBC  Perry Co. Fin. Corp. of MO                 23.38      828       19.4        25.00   19.50   24.00   -2.58    17.61    -3.11
PHFC  Pittsburgh Home Fin Corp of PA             17.63    1,969       34.7        20.81   14.38   17.75   -0.68    18.48    -2.06
PFSL  Pocahontas Bancorp of AR                    9.88    6,669       65.9        11.43    4.85    9.94   -0.60   109.77   -10.67
PTRS  Potters Financial Corp of OH               18.75      967       18.1        22.25   10.13   18.75    0.00    85.09    -6.25
PHSB  Ppls Home SB, MHC of PA (45.0)             20.13    2,760       25.0        22.13   13.63   20.25   -0.59   101.30     6.62
PRBC  Prestige Bancorp of PA                     20.50    1,052       21.6        22.07   13.48   21.25   -3.53    49.64    17.88
PFNC  Progress Financial Corp. of PA             19.50    4,201       81.9        22.75    8.57   19.50    0.00   118.37    18.18
PSBK  Progressive Bank, Inc. of NY(8)*           42.00    3,856      162.0        44.50   27.25   41.13    2.12    54.13     9.80
PROV  Provident Fin. Holdings of CA              22.75    4,669      106.2        24.25   16.13   22.75    0.00    42.19     3.98
PULB  Pulaski Bk,SB MHC of MO (29.8)(8)          45.25    2,106       28.2        51.00   17.38   45.50   -0.55   156.66    44.20
PLSK  Pulaski SB, MHC of NJ (46.0)               18.25    2,108       17.4        24.50   12.75   18.50   -1.35    38.99    -5.19
PULS  Pulse Bancorp of S. River NJ               27.63    3,111       86.0        29.75   18.25   27.63    0.00    51.40     5.74
QCFB  QCF Bancorp of Virginia MN                 30.25    1,365       41.3        31.75   20.50   30.25    0.00    46.63     1.68
QCBC  Quaker City Bancorp of CA                  22.00    4,665      102.6        25.00   15.88   22.13   -0.59    38.54     3.53
QCSB  Queens County Bancorp of NY*               44.44   14,922      663.1        47.13   27.75   44.00    1.00    60.61     9.73
RARB  Raritan Bancorp of Raritan NJ*             30.00    2,388       71.6        30.00   19.50   29.00    3.45    47.57     7.14
REDF  RedFed Bancorp of Redlands CA(8)           20.31    7,388      150.1        21.13   15.13   20.19    0.59    38.82     2.16
RELY  Reliance Bancorp, Inc. of NY               39.25    9,628      377.9        42.25   24.63   38.19    2.78    60.20     7.15
RELI  Reliance Bancshares Inc of WI               8.50    2,371       20.2        10.13    7.25    8.13    4.55    11.40   -10.53
RCBK  Richmond County Fin Corp of NY             18.50   26,424      488.8        19.75   15.69   19.00   -2.63    85.00    85.00
RIVR  River Valley Bancorp of IN                 19.00    1,190       22.6        20.75   14.50   18.38    3.37    33.33     1.33
RVSB  Riverview Bancorp of WA                    16.75    6,154      103.1        19.13    7.49   16.75    0.00   109.64    -5.63
RSLN  Roslyn Bancorp, Inc. of NY*                22.13   42,822      947.7        30.50   17.44   23.53   -5.95    26.89    -4.82
SCCB  S. Carolina Comm. Bnshrs of SC             21.75      580       12.6        25.25   18.25   21.50    1.16    14.47    -3.33
SBFL  SB Fngr Lakes MHC of NY (33.1)             19.63    3,570       23.2        24.75    8.13   20.00   -1.85   141.45    22.69
SFED  SFS Bancorp of Schenectady NY              22.00    1,208       26.6        27.25   16.50   22.00    0.00    32.29   -18.15
SGVB  SGV Bancorp of W. Covina CA                18.13    2,345       42.5        19.38   12.88   17.75    2.14    40.76     2.14
SISB  SIS Bancorp, Inc. of MA*                   41.13    6,970      286.7        44.50   27.63   41.88   -1.79    45.59     2.34

                                                     Current Per Share Financials
                                              ------------------------------------------
                                                                       Tangible
                                              Trailing  12 Mo.   Book    Book
                                               12 Mo.    Core   Value/  Value/   Assets/
Financial Institution                          EPS(3)   EPS(3)  Share  Share(4)  Share
---------------------                          ------   ------  ------ --------  -------
                                                ($)      ($)     ($)      ($)     ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
FFFD  North Central Bancshares of IA             1.16    1.16   15.72    13.68   101.90
NEIB  Northeast Indiana Bncrp of IN              1.33    1.33   15.82    15.82   118.59
NWSB  Northwest Bcrp MHC of PA (30.7             0.44    0.44    4.55     4.07    51.44
NWEQ  Northwest Equity Corp. of WI               1.22    1.17   13.77    13.77   118.66
NTMG  Nutmeg FS&LA of CT                         0.57    0.40    6.58     6.58   112.78
OHSL  OHSL Financial Corp. of OH                 0.82    0.76   10.64    10.64   100.87
OCFC  Ocean Fin. Corp. of NJ                     0.90    0.90   13.90    13.90    97.75
OTFC  Oregon Trail Fin. Corp. of OR              0.68    0.69   15.34    15.34    59.32
OFCP  Ottawa Financial Corp. of MI               1.44    1.33   14.55    11.92   172.18
PFFB  PFF Bancorp of Pomona CA                   0.94    0.88   14.90    14.75   164.78
PSFI  PS Financial of Chicago IL                 0.44    0.74   11.24    11.24    40.42
PVFC  PVF Capital Corp. of OH                    1.94    1.83   11.34    11.34   157.49
PBCI  Pamrapo Bancorp, Inc. of NJ                1.73    1.67   17.20    17.11   134.17
PFED  Park Bancorp of Chicago IL                 0.69    0.74   16.84    16.84    84.59
PVSA  Parkvale Financial Corp of PA              2.11    2.11   16.02    15.94   204.95
PBHC  Pathfinder BC MHC of NY (46.1)*            0.62    0.50    8.15     6.91    69.30
PEEK  Peekskill Fin. Corp. of NY                 0.63    0.65   14.92    14.92    64.91
PFSB  PennFed Fin. Services of NJ                1.15    1.12   10.96     9.50   152.28
PWBK  Pennwood Bancorp, Inc. of PA               0.50    0.60   11.59    11.59    63.21
PBKB  People's Bancshares of MA*                 1.59    0.70    9.56     9.23   260.50
TSBS  Peoples Bancorp Inc of NJ*                 0.20    0.15    3.09     2.80    24.53
PFDC  Peoples Bancorp of Auburn IN               1.29    1.29   13.43    13.43    89.00
PBCT  Peoples Bank, MHC of CT (40.1)*            1.49    0.80   13.18    11.29   142.78
PFFC  Peoples Fin. Corp. of OH                   0.75    0.29   11.11    11.11    58.02
PHBK  Peoples Heritage Fin Grp of ME*            1.37    1.36    8.82     6.71   131.32
PSFC  Peoples Sidney Fin. Corp of OH             0.71    0.71   14.87    14.87    59.12
PERM  Permanent Bancorp, Inc. of IN              0.63    0.62    9.98     9.86    99.81
PCBC  Perry Co. Fin. Corp. of MO                 1.04    1.03   19.69    19.69   103.96
PHFC  Pittsburgh Home Fin Corp of PA             1.12    0.95   12.77    12.62   171.82
PFSL  Pocahontas Bancorp of AR                   0.36    0.35    8.72     8.72    60.08
PTRS  Potters Financial Corp of OH               1.01    0.98   11.40    11.40   130.90
PHSB  Ppls Home SB, MHC of PA (45.0)             0.63    0.56   10.33    10.33    80.94
PRBC  Prestige Bancorp of PA                     0.70    0.68   15.00    15.00   152.64
PFNC  Progress Financial Corp. of PA             0.89    0.80    6.37     5.65   115.40
PSBK  Progressive Bank, Inc. of NY(8)*           2.22    2.23   20.68    18.87   232.39
PROV  Provident Fin. Holdings of CA              1.06    0.52   18.16    18.16   163.75
PULB  Pulaski Bk,SB MHC of MO (29.8)(8)          0.91    0.78   11.49    11.49    85.70
PLSK  Pulaski SB, MHC of NJ (46.0)               0.55    0.55   10.44    10.44    90.50
PULS  Pulse Bancorp of S. River NJ               1.81    1.83   14.47    14.47   173.58
QCFB  QCF Bancorp of Virginia MN                 1.82    1.82   19.65    19.65   111.84
QCBC  Quaker City Bancorp of CA                  1.35    1.31   16.14    16.14   184.35
QCSB  Queens County Bancorp of NY*               1.50    1.48   11.36    11.36   108.73
RARB  Raritan Bancorp of Raritan NJ*             1.65    1.62   13.22    13.05   175.38
REDF  RedFed Bancorp of Redlands CA(8)           1.53    1.58   12.00    11.96   139.90
RELY  Reliance Bancorp, Inc. of NY               1.93    2.04   20.13    13.89   226.40
RELI  Reliance Bancshares Inc of WI              0.20    0.20    9.31     9.31    18.63
RCBK  Richmond County Fin Corp of NY             0.09    0.74   12.21    12.16    55.40
RIVR  River Valley Bancorp of IN                 1.10    0.92   15.12    14.91   115.17
RVSB  Riverview Bancorp of WA                    0.64    0.61    9.93     9.60    44.39
RSLN  Roslyn Bancorp, Inc. of NY*                1.03    0.99   14.51    14.44    86.55
SCCB  S. Carolina Comm. Bnshrs of SC             0.80    0.80   16.27    16.27    79.84
SBFL  SB Fngr Lakes MHC of NY (33.1)             0.26    0.22    6.10     6.10    70.26
SFED  SFS Bancorp of Schenectady NY              0.92    0.89   17.95    17.95   145.22
SGVB  SGV Bancorp of W. Covina CA                0.66    0.75   13.49    13.31   171.03
SISB  SIS Bancorp, Inc. of MA*                   1.55    2.00   18.39    18.39   257.38

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                           Exhibit IV-1A (continued)
                      Weekly Thrift Market Line - Part One
                            Prices As Of June 5, 1998

                                                   Market Capitalization                      Price Change Data
                                                ---------------------------      -----------------------------------------------
                                                                                   52 Week(1)                 % Change From
                                                          Shares    Market       --------------           -----------------------
                                                 Price/   Outst-   Capital-                       Last    Last   52 Wks   Dec 31,
Financial Institution                           Share(1)  anding  ization(9)      High     Low    Week    Week   Ago(2)   1997(2)
---------------------                           -------  -------  ---------      ------   -----   -----   -----  ------   -------
                                                  ($)     (000)    ($Mil)          ($)     ($)     ($)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
SWCB  Sandwich Bancorp of MA(8)*                 64.00     1,946      124.5       64.50   30.25   63.50    0.79   108.13    45.45
SFSL  Security First Corp. of OH(8)              25.00     7,555      188.9       27.88   14.00   24.13    3.61    76.43    19.73
SKAN  Skaneateles Bancorp Inc of NY*             17.50     1,440       25.2       22.25   12.33   17.25    1.45    41.93   -20.92
SOBI  Sobieski Bancorp of S. Bend IN             19.50       764       14.9       24.25   14.75   19.25    1.30    32.20    -4.32
SOSA  Somerset Savings Bank of MA(8)*             5.06    16,727       84.6        5.94    2.56    5.13   -1.36    90.23     1.20
SSFC  South Street Fin. Corp. of NC*              9.75     4,676       45.6       20.00    9.38    9.75    0.00   -40.00   -48.68
SBAN  SouthBanc Shares Inc. of SC                19.56     1,509       13.8       23.76    9.47   19.88   -1.61   101.86    -8.00
SCBS  Southern Commun. Bncshrs of AL             17.25     1,137       19.6       20.75   13.75   16.75    2.99    25.45    -5.48
SMBC  Southern Missouri Bncrp of MO              21.50     1,605       34.5       23.25   17.00   21.56   -0.28    22.86     4.88
SWBI  Southwest Bancshares of IL(8)              31.75     2,788       88.5       34.25   20.19   31.75    0.00    58.75     6.72
SVRN  Sovereign Bancorp, Inc. of PA              17.38   132,925    2,310.2       22.19   11.25   17.69   -1.75    55.87     0.52
STFR  St. Francis Cap. Corp. of WI               42.25     5,223      220.7       50.75   29.50   41.25    2.42    40.83   -16.34
SPBC  St. Paul Bancorp, Inc. of IL               24.88    34,311      853.7       28.50   21.58   25.25   -1.47    13.97    -5.22
SFFC  StateFed Financial Corp. of IA             14.38     1,563       22.5       15.00    9.25   14.38    0.00    55.46    -2.51
SFIN  Statewide Fin. Corp. of NJ                 22.25     4,519      100.5       26.69   16.25   23.00   -3.26    34.85    -7.29
STSA  Sterling Financial Corp. of WA             25.88     7,596      196.6       27.63   17.50   26.25   -1.41    39.89    18.99
SFSB  SuburbFed Fin. Corp. of IL(8)              47.25     1,270       60.0       50.00   24.00   48.75   -3.08    96.88    -5.50
ROSE  T R Financial Corp. of NY*                 42.25    17,530      740.6       44.75   21.63   44.75   -5.59   101.19    27.07
THRD  TF Financial Corp. of PA                   26.00     3,189       82.9       30.00   17.94   26.38   -1.44    45.41   -13.33
TPNZ  Tappan Zee Fin., Inc. of NY(8)             20.13     1,478       29.8       22.63   16.50   20.13    0.00    15.82     7.36
TSBK  Timberland Bancorp of WA                   16.88     6,092      102.8       18.50   14.50   17.25   -2.14    68.80    68.80
TRIC  Tri-County Bancorp of WY                   14.75     1,167       17.2       16.50   10.13   15.25   -3.28    43.90    -1.67
TWIN  Twin City Bancorp, Inc. of TN              13.75     1,260       17.3       15.50   12.33   14.00   -1.79    11.52   -11.29
USAB  USABancshares, Inc of PA*                  14.50     1,502       21.8       15.50    6.56   14.00    3.57   108.93    45.00
UCBC  Union Community Bancorp of IN              14.88     3,042       45.3       15.81   13.94   14.69    1.29    48.80     1.71
UFRM  United FSB of Rocky Mount NC(8)            18.00     3,263       58.7       21.00   10.50   17.69    1.75    65.44    -8.30
UBMT  United Fin. Corp. of MT                    27.88     1,698       47.3       31.50   25.63   29.50   -5.49     N.A.     N.A.
UTBI  United Tenn. Bancshares of TN              14.88     1,455       21.7       16.00   13.63   14.88    0.00    48.80    48.80
WHGB  WHG Bancshares of MD                       16.00     1,389       22.2       19.00   13.75   16.75   -4.48    12.28   -14.67
WSFS  WSFS Financial Corp. of DE*                21.25    12,464      264.9       23.88   12.75   21.25    0.00    66.67     6.25
WVFC  WVS Financial Corp. of PA                  18.50     3,616       66.9       20.13   12.22   18.75   -1.33    51.76     4.93
WRNB  Warren Bancorp of Peabody MA*              12.00     7,664       92.0       14.38    8.63   12.38   -3.07    31.43     4.35
WSBI  Warwick Community Bncrp of NY*             16.88     6,607      111.5       18.00   15.38   17.00   -0.71    68.80    -2.88
WFSL  Washington Federal, Inc. of WA             28.25    52,405    1,480.4       30.29   23.24   27.81    1.58    25.22    -1.15
WAMU  Washington Mutual, Inc. of WA*             46.50   386,832   17,987.7       50.92   36.75   46.62   -0.26    27.68     9.31
WYNE  Wayne Bancorp, Inc. of NJ                  31.38     2,013       63.2       32.00   18.13   31.63   -0.79    79.31    17.31
WAYN  Wayne Svgs Bks MHC of OH (47.8             28.00     2,484       30.1       30.00   15.46   27.25    2.75    72.73     6.22
WCFB  Wbstr Cty FSB MHC of IA (45.2)             18.88     2,112       17.9       22.00   14.00   19.63   -3.82    28.00    -5.60
WBST  Webster Financial Corp. of CT              32.88    27,411      901.3       36.25   20.56   33.75   -2.58    59.92    -1.11
WEFC  Wells Fin. Corp. of Wells MN               21.50     1,959       42.1       22.00   14.00   21.00    2.38    45.76    20.25
WCBI  WestCo Bancorp, Inc. of IL                 30.50     2,462       75.1       30.50   23.81   30.38    0.39    29.07    11.93
WSTR  WesterFed Fin. Corp. of MT                 24.88     5,584      138.9       27.00   20.13   24.50    1.55    22.08    -2.43
WOFC  Western Ohio Fin. Corp. of OH              25.50     2,352       60.0       29.25   21.00   26.00   -1.92    18.60    -5.13
WEHO  Westwood Hmstd Fin Corp of OH              12.75     2,843       36.2       18.13   12.63   13.50   -5.56    -3.77   -25.00
FFWD  Wood Bancorp of OH                         17.50     2,662       46.6       27.00    8.53   17.00    2.94   105.16    -6.91
YFCB  Yonkers Fin. Corp. of NY                   18.94     3,016       57.1       22.00   14.63   18.38    3.05    24.20    -1.61
YFED  York Financial Corp. of PA                 21.75     8,924      194.1       27.25   15.50   22.19   -1.98    37.66   -15.53

                                                          Current Per Share Financials
                                                   ------------------------------------------
                                                                            Tangible
                                                   Trailing  12 Mo.   Book    Book
                                                    12 Mo.    Core   Value/  Value/   Assets/
Financial Institution                               EPS(3)   EPS(3)  Share  Share(4)  Share
---------------------                               ------   ------  ------ --------  -------
                                                     ($)      ($)     ($)      ($)     ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
SWCB  Sandwich Bancorp of MA(8)*                      2.57    2.47    21.87   21.18   270.57
SFSL  Security First Corp. of OH(8)                   1.23    1.23     8.56    8.44    90.73
SKAN  Skaneateles Bancorp Inc of NY*                  1.12    1.09    12.48   12.16   178.89
SOBI  Sobieski Bancorp of S. Bend IN                  0.64    0.64    16.58   16.58   117.60
SOSA  Somerset Savings Bank of MA(8)*                 0.46    0.44     2.31    2.31    31.87
SSFC  South Street Fin. Corp. of NC*                  0.32    0.33     7.37    7.37    46.40
SBAN  SouthBanc Shares Inc. of SC                     0.73    0.73    17.01   17.01    77.85
SCBS  Southern Commun. Bncshrs of AL                  0.70    0.70    12.73   12.73    62.34
SMBC  Southern Missouri Bncrp of MO                   0.70    0.66    16.45   16.45    98.09
SWBI  Southwest Bancshares of IL(8)                   1.54    1.51    16.38   16.38   140.95
SVRN  Sovereign Bancorp, Inc. of PA                   0.46    0.70     6.70    5.75   136.14
STFR  St. Francis Cap. Corp. of WI                    2.48    2.39    25.25   22.56   315.50
SPBC  St. Paul Bancorp, Inc. of IL                    1.44    1.41    12.48   12.43   133.58
SFFC  StateFed Financial Corp. of IA                  0.70    0.70    10.16   10.16    57.31
SFIN  Statewide Fin. Corp. of NJ                      1.22    1.21    14.59   14.56   148.39
STSA  Sterling Financial Corp. of WA                  1.26    1.10    13.93   12.98   248.58
SFSB  SuburbFed Fin. Corp. of IL(8)                   2.15    1.64    23.65   23.58   351.56
ROSE  T R Financial Corp. of NY*                      2.09    1.85    14.05   14.05   228.51
THRD  TF Financial Corp. of PA                        1.47    1.24    15.99   13.46   200.52
TPNZ  Tappan Zee Fin., Inc. of NY(8)                  0.70    0.67    14.56   14.56    85.57
TSBK  Timberland Bancorp of WA                        0.63    0.60    13.79   13.79    42.92
TRIC  Tri-County Bancorp of WY                        0.77    0.80    12.03   12.03    76.49
TWIN  Twin City Bancorp, Inc. of TN                   0.88    0.73    11.17   11.17    87.59
USAB  USABancshares, Inc of PA*                       0.09    0.16     8.53    8.48    68.27
UCBC  Union Community Bancorp of IN                   0.47    0.47    14.22   14.22    35.53
UFRM  United FSB of Rocky Mount NC(8)                 0.54    0.35     7.02    7.02    93.67
UBMT  United Fin. Corp. of MT                         0.80    0.80    14.52   14.52    56.69
UTBI  United Tenn. Bancshares of TN                   0.57    0.57    13.92   13.92    51.58
WHGB  WHG Bancshares of MD                            0.54    0.55    14.34   14.34    72.95
WSFS  WSFS Financial Corp. of DE*                     1.31    1.30     6.96    6.92   121.57
WVFC  WVS Financial Corp. of PA                       1.03    1.04     8.61    8.61    80.76
WRNB  Warren Bancorp of Peabody MA*                   0.95    0.85     5.22    5.22    48.41
WSBI  Warwick Community Bncrp of NY*                  0.55    0.55    12.60   12.60    53.02
WFSL  Washington Federal, Inc. of WA                  2.06    2.04    14.06   12.97   109.02
WAMU  Washington Mutual, Inc. of WA*                  0.89    1.59    13.42   12.50   250.71
WYNE  Wayne Bancorp, Inc. of NJ                       0.97    0.97    16.86   16.86   134.15
WAYN  Wayne Svgs Bks MHC of OH (47.8                  0.76    0.71     9.74    9.74   102.71
WCFB  Wbstr Cty FSB MHC of IA (45.2)                  0.65    0.65    10.58   10.58    45.04
WBST  Webster Financial Corp. of CT                   1.15    1.75    13.94   12.16   256.09
WEFC  Wells Fin. Corp. of Wells MN                    1.13    1.10    15.13   15.13   102.83
WCBI  WestCo Bancorp, Inc. of IL                      1.91    1.78    19.73   19.73   128.33
WSTR  WesterFed Fin. Corp. of MT                      1.30    1.26    19.28   15.67   185.37
WOFC  Western Ohio Fin. Corp. of OH                   0.06    0.14    23.21   21.69   158.16
WEHO  Westwood Hmstd Fin Corp of OH                   0.31    0.49    10.60   10.60    47.22
FFWD  Wood Bancorp of OH                              0.89    0.76     8.18    8.18    61.99
YFCB  Yonkers Fin. Corp. of NY                        1.03    1.01    14.90   14.90   110.01
YFED  York Financial Corp. of PA                      1.25    1.04    11.74   11.74   132.48

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                  Exhibit IV-1B
                      Weekly Thrift Market Line - Part Two
                            Prices As Of June 5, 1998

                                                                 Key Financial Ratios                        Asset Quality Ratios
                                                --------------------------------------------------------    ----------------------
                                                          Tang.      Reported Earnings     Core Earnings
                                                Equity/  Equity/  ----------------------   --------------    NPAs   Resvs/  Resvs/
Financial Institution                           Assets   Assets   ROA(5)  ROE(5)  ROI(5)   ROA(5)  ROE(5)   Assets   NPAs    Loans
---------------------                           -------  ------   ------  ------  ------   ------  ------   ------  ------  ------
                                                  (%)      (%)     (%)     (%)      (%)      (%)     (%)     (%)      (%)     (%)
Market Averages. SAIF-Insured Thrifts(no MHCs)
----------------------------------------------
SAIF-Insured Thrifts(291)                        13.96    13.63    0.93    8.02    4.57     0.88    7.55     0.67   137.69   0.79
NYSE Traded Companies(8)                          8.29     8.01    1.19   14.44    6.35     0.63    9.34     1.64   103.88   1.32
AMEX Traded Companies(22)                        14.52    14.38    0.87    6.21    4.30     0.83    5.68     0.46   179.35   0.73
NASDAQ Listed OTC Companies(260)                 14.00    13.72    0.93    8.03    4.56     0.89    7.69     0.66   135.57   0.79
California Companies(19)                          8.00     7.65    0.65    9.01    5.70     0.56    8.35     1.41    96.13   1.26
Florida Companies(6)                             10.42     9.98    1.13   12.18    4.55     0.62    6.78     1.44    87.72   0.83
Mid-Atlantic Companies(58)                       11.31    10.58    0.82    8.34    4.73     0.81    8.13     0.75   107.46   0.93
Mid-West Companies(133)                          14.59    14.36    0.95    7.47    4.40     0.91    7.13     0.56   144.07   0.68
New England Companies(8)                          7.69     7.39    0.60    8.35    4.79     0.64    8.97     0.45   194.08   1.01
North-West Companies(11)                         18.25    17.91    1.16    9.70    4.50     1.03    8.67     0.68   249.01   0.76
South-East Companies(44)                         17.81    17.65    1.08    7.75    4.26     1.03    7.25     0.62   133.35   0.79
South-West Companies(6)                          11.26    11.16    0.98   10.39    6.59     0.95   10.16     0.45   117.24   0.59
Western Companies (Excl CA)(6)                   18.98    18.59    1.05    6.07    4.24     1.06    6.09     0.45   214.01   0.94
Thrift Strategy(244)                             15.02    14.70    0.96    7.61    4.62     0.92    7.28     0.63   139.02   0.75
Mortgage Banker Strategy(29)                      7.67     7.11    0.72    9.55    3.85     0.67    9.16     0.73   143.92   0.93
Real Estate Strategy(8)                           7.35     7.11    0.85   11.94    5.50     0.78   11.07     1.26   106.47   1.62
Diversified Strategy(7)                           8.71     8.49    1.29   14.90    6.04     0.72    9.74     1.46   136.93   1.09
Retail Banking Strategy(3)                        6.76     6.48    0.21    4.77    1.36     0.15    3.51     1.04    67.45   1.16
Companies Issuing Dividends(243)                 13.77    13.49    0.97    8.28    4.77     0.91    7.75     0.63   140.47   0.77
Companies Without Dividends(48)                  14.94    14.36    0.77    6.66    3.57     0.72    6.51     0.92   122.35   0.93
Equity/Assets < 6%(21)                            5.03     4.77    0.53   10.80    4.25     0.59   11.79     1.07    95.39   0.93
Equity/Assets 6-12%(132)                          8.87     8.49    0.83    9.57    4.99     0.75    8.71     0.69   138.41   0.90
Equity/Assets > 12%(138)                         19.86    19.56    1.09    6.21    4.25     1.04    5.88     0.61   143.22   0.68
Converted Last 3 Mths (no MHC)(11)               24.08    22.32    1.01    5.42    3.32     0.92    5.05     0.38   128.91   0.83
Actively Traded Companies(34)                     9.61     9.29    1.00   11.11    4.84     1.02   11.87     0.86   155.81   0.98
Market Value Below $20 Million(46)               15.77    15.65    0.92    6.25    4.88     0.84    5.64     0.61   107.56   0.67
Holding Company Structure(266)                   14.20    13.87    0.94    7.95    4.60     0.89    7.49     0.69   135.35   0.79
Assets Over $1 Billion(59)                        8.77     8.14    0.86   11.10    5.12     0.80   10.54     0.92   119.95   0.99
Assets $500 Million-$1 Billion(40)               10.10     9.85    0.86    8.84    4.05     0.81    8.54     0.58   160.79   0.87
Assets $250-$500 Million(70)                     13.17    12.86    0.94    8.33    4.73     0.88    7.77     0.66   162.69   0.82
Assets less than $250 Million(122)               17.84    17.60    0.99    6.25    4.41     0.93    5.81     0.60   125.22   0.67
Goodwill Companies(118)                          10.25     9.59    0.87    9.67    4.86     0.81    9.01     0.75   120.96   0.88
Non-Goodwill Companies(173)                      16.37    16.26    0.98    6.94    4.39     0.93    6.60     0.62   149.15   0.74
Acquirors of FSLIC Cases(8)                       8.90     8.40    1.00   11.89    5.84     0.95   11.29     0.89    56.32   0.59

                                                              Pricing Ratios                     Dividend Data(6)
                                                  ----------------------------------------   ------------------------
                                                                          Price/   Price/      Ind.   Divi-
                                                  Price/  Price/  Price/   Tang.    Core      Div./   dend    Payout
Financial Institution                            Earning   Book   Assets   Book   Earnings    Share   Yield   Ratio(7)
---------------------                            -------  ------  ------  ------  --------   -------  ------  -------
                                                   (X)      (%)     (%)     (%)     (x)        ($)     (%)     (%)
Market Averages. SAIF-Insured Thrifts(no MHCs)
----------------------------------------------
SAIF-Insured Thrifts(291)                         20.04   157.56   20.10  163.73    20.73      0.34    1.64    30.64
NYSE Traded Companies(8)                          17.39   218.70   18.78  202.97    18.76      0.21    0.62     9.08
AMEX Traded Companies(22)                         20.64   134.94   18.86  137.16    21.11      0.31    1.73    33.40
NASDAQ Listed OTC Companies(260)                  20.07   158.22   20.19  164.69    20.74      0.35    1.67    31.16
California Companies(19)                          17.37   151.86   11.80  161.66    18.25      0.18    0.61    13.38
Florida Companies(6)                              20.66   200.26   20.58  188.18    23.86      0.24    1.05    23.49
Mid-Atlantic Companies(58)                        19.76   164.56   17.31  178.37    20.57      0.34    1.47    30.41
Mid-West Companies(133)                           19.66   154.60   20.45  158.64    20.36      0.34    1.69    29.94
New England Companies(8)                          19.24   165.13   12.33  174.29    19.65      0.36    1.61    29.45
North-West Companies(11)                          22.03   164.45   26.01  169.88    22.91      0.32    1.36    30.72
South-East Companies(44)                          22.42   155.16   25.21  160.21    22.80      0.43    2.21    40.55
South-West Companies(6)                           14.38   143.39   15.21  149.08    14.45      0.29    1.33    26.42
Western Companies (Excl CA)(6)                    22.41   134.04   26.18  139.98    22.31      0.53    2.57    51.04
Thrift Strategy(244)                              20.32   150.03   20.79  155.66    20.75      0.35    1.75    32.16
Mortgage Banker Strategy(29)                      18.80   197.80   15.67  218.64    21.23      0.28    1.01    23.07
Real Estate Strategy(8)                           19.07   199.33   14.48  204.84    18.78      0.25    0.85    17.17
Diversified Strategy(7)                           16.74   247.60   21.65  235.60    21.18      0.39    1.38    26.80
Retail Banking Strategy(3)                        16.42   163.14   10.55  169.11    18.10      0.15    0.71    17.60
Companies Issuing Dividends(243)                  20.10   159.35   20.10  166.09    20.88      0.41    1.96    36.73
Companies Without Dividends(48)                   19.58   148.45   20.06  151.47    19.54      0.00    0.00     0.00
Equity/Assets < 6%(21)                            18.20   210.71   10.71  224.53    18.99      0.17    0.61    12.41
Equity/Assets 6-12%(132)                          18.91   176.87   15.58  186.89    19.98      0.35    1.52    27.57
Equity/Assets > 12%(138)                          21.53   132.67   25.54  134.09    21.81      0.36    1.90    36.31
Converted Last 3 Mths (no MHC)(11)                25.74   123.71   29.72  141.90    26.06      0.18    1.18    15.13
Actively Traded Companies(34)                     17.56   206.88   18.90  218.57    18.66      0.44    1.51    29.13
Market Value Below $20 Million(46)                20.27   125.09   18.85  125.87    21.70      0.33    1.98    35.79
Holding Company Structure(266)                    20.10   157.14   20.39  163.20    20.76      0.35    1.64    30.64
Assets Over $1 Billion(59)                        18.92   197.07   16.51  213.20    19.60      0.34    1.15    23.48
Assets $500 Million-$1 Billion(40)                19.26   181.99   17.72  188.01    20.46      0.38    1.54    32.93
Assets $250-$500 Million(70)                      19.90   157.94   19.52  163.63    20.54      0.32    1.44    26.94
Assets less than $250 Million(122)                20.94   132.61   22.70  135.11    21.47      0.35    2.00    35.67
Goodwill Companies(118)                           19.29   179.68   17.01  193.70    20.27      0.36    1.45    26.71
Non-Goodwill Companies(173)                       20.56   143.00   22.10  144.20    21.05      0.34    1.77    33.21
Acquirors of FSLIC Cases(8)                       17.51   188.21   16.52  199.95    17.54      0.47    1.63    26.84

(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

* All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                            Exhibit IV-1B (continued)
                      Weekly Thrift Market Line - Part Two
                            Prices As Of June 5, 1998

                                                                 Key Financial Ratios                        Asset Quality Ratios
                                                --------------------------------------------------------    ----------------------
                                                          Tang.      Reported Earnings     Core Earnings
                                                Equity/  Equity/  ----------------------   --------------    NPAs   Resvs/  Resvs/
Financial Institution                           Assets   Assets   ROA(5)  ROE(5)  ROI(5)   ROA(5)  ROE(5)   Assets   NPAs    Loans
---------------------                           -------  ------   ------  ------  ------   ------  ------   ------  ------  ------
                                                  (%)      (%)     (%)     (%)      (%)      (%)     (%)     (%)      (%)     (%)
Market Averages. BIF-Insured Thrifts(no MHCs)
---------------------------------------------
BIF-Insured Thrifts(58)                          11.59    11.27    1.06   10.88    5.24     1.03   10.39     0.64   176.97   1.29
NYSE Traded Companies(5)                         17.14    15.93    1.10    8.28    3.84     1.18    8.51     1.35    65.41   1.00
AMEX Traded Companies(5)                         12.36    12.02    1.07   10.24    5.59     0.90    8.34     1.05    84.96   1.20
NASDAQ Listed OTC Companies(48)                  10.87    10.66    1.06   11.24    5.36     1.02   10.84     0.53   194.59   1.33
California Companies(1)                          10.18    10.14    1.43   13.51    7.68     1.43   13.51     1.31   102.95   1.63
Mid-Atlantic Companies(20)                       13.77    13.26    0.96    8.49    3.95     0.95    8.34     0.75   130.00   1.17
New England Companies(31)                         9.77     9.53    1.13   12.86    6.13     1.05   11.74     0.61   200.27   1.47
North-West Companies(3)                           9.16     9.04    1.03   11.77    4.79     1.16   14.26     0.31   399.42   1.01
South-East Companies(3)                          17.69    17.54    1.01    5.73    4.76     1.06    5.96     0.25   148.78   0.51
Thrift Strategy(44)                              12.73    12.43    1.06   10.01    5.11     1.02    9.32     0.62   166.83   1.20
Mortgage Banker Strategy(6)                       8.50     8.16    1.01   12.66    5.73     0.95   11.77     0.41   304.65   1.20
Real Estate Strategy(3)                          10.48    10.46    1.72   16.49    7.80     1.61   15.47     1.16   105.13   1.63
Diversified Strategy(5)                           6.40     5.83    0.88   13.62    4.73     0.98   15.49     0.81   151.00   1.95
Companies Issuing Dividends(50)                  10.84    10.47    1.06   11.17    5.23     1.02   10.62     0.65   175.99   1.28
Companies Without Dividends(8)                   16.64    16.62    1.09    8.87    5.33     1.09    8.86     0.55   182.73   1.29
Equity/Assets < 6%(5)                             5.19     4.87    0.87   16.45    4.92     0.77   14.51     0.88    92.00   1.34
Equity/Assets 6-12%(36)                           8.69     8.34    1.11   12.75    6.09     1.06   12.19     0.76   198.48   1.46
Equity/Assets > 12%(17)                          18.94    18.67    1.03    5.72    3.74     1.03    5.81     0.34   162.76   0.95
Converted Last 3 Mths (no MHC)(2)                16.65    16.06    0.99    5.56    2.89     0.86    4.73     0.71    86.68   0.98
Actively Traded Companies(17)                     9.79     9.39    1.24   13.44    6.12     1.17   12.62     0.52   166.76   1.09
Market Value Below $20 Million(1)                10.06    10.06    0.85    8.88    6.71     0.74    7.75     0.50   358.51   2.48
Holding Company Structure(46)                    12.61    12.36    1.07   10.25    5.12     1.04    9.84     0.53   177.30   1.27
Assets Over $1 Billion(18)                       10.73    10.05    1.06   11.30    4.69     1.10   11.70     0.80   154.49   1.39
Assets $500 Million-$1 Billion(13)                9.50     9.25    1.11   12.19    5.86     0.99   10.56     0.62   159.32   1.26
Assets $250-$500 Million(12)                     12.29    12.12    1.18   11.36    6.03     1.12   10.77     0.66   207.44   1.46
Assets less than $250 Million(15)                13.40    13.32    0.94    9.13    4.82     0.89    8.49     0.45   189.72   1.04
Goodwill Companies(30)                            9.74     9.10    0.96   11.01    5.13     0.93   10.49     0.83   148.94   1.29
Non-Goodwill Companies(27)                       13.16    13.16    1.17   10.98    5.41     1.13   10.52     0.44   209.12   1.29

                                                              Pricing Ratios                     Dividend Data(6)
                                                  ----------------------------------------   ------------------------
                                                                          Price/   Price/      Ind.   Divi-
                                                  Price/  Price/  Price/   Tang.    Core      Div./   dend    Payout
Financial Institution                            Earning   Book   Assets   Book   Earnings    Share   Yield   Ratio(7)
---------------------                            -------  ------  ------  ------  --------   -------  ------  -------
                                                   (X)      (%)     (%)     (%)     (x)        ($)     (%)     (%)
Market Averages. BIF-Insured Thrifts(no MHCs)
---------------------------------------------
BIF-Insured Thrifts(58)                           18.25   191.21   20.29  187.16    19.40      0.41    1.56    29.55
NYSE Traded Companies(5)                          23.50   190.65   28.00  186.33    25.70      0.54    1.25    34.54
AMEX Traded Companies(5)                          19.34   166.52   18.88  173.43    21.38      0.39    1.75    30.98
NASDAQ Listed OTC Companies(48)                   17.50   194.15   19.58  188.96    18.27      0.39    1.57    28.78
California Companies(1)                           13.02   165.64   16.85  166.14    13.02      0.00    0.00     0.00
Mid-Atlantic Companies(20)                        21.14   190.98   24.43  184.42    21.81      0.41    1.30    32.49
New England Companies(31)                         17.55   193.47   17.49  195.65    17.91      0.41    1.63    27.95
North-West Companies(3)                           16.05   244.59   19.39  193.63    20.60      0.48    1.80    29.52
South-East Companies(3)                           12.93   126.74   22.32  128.11    23.12      0.41    2.72    38.86
Thrift Strategy(44)                               18.53   178.78   21.22  175.90    19.57      0.42    1.60    31.22
Mortgage Banker Strategy(6)                       17.99   209.63   16.80  224.57    19.66      0.29    1.18    21.00
Real Estate Strategy(3)                           12.82   197.76   20.82  198.01    13.57      0.18    1.50    18.95
Diversified Strategy(5)                           19.15   265.95   16.63  247.67    20.35      0.51    1.64    30.94
Companies Issuing Dividends(50)                   18.53   198.60   19.95  194.54    19.73      0.47    1.79    34.14
Companies Without Dividends(8)                    15.51   142.68   22.61  142.90    16.08      0.00    0.00     0.00
Equity/Assets < 6%(5)                             18.10   303.41   15.79  310.19    24.06      0.36    1.17    18.15
Equity/Assets 6-12%(36)                           17.16   195.97   17.43  195.43    17.67      0.46    1.69    30.21
Equity/Assets > 12%(17)                           22.09   149.54   27.00  141.41    22.72      0.32    1.41    31.08
Converted Last 3 Mths (no MHC)(2)                 26.43   220.46   32.53  117.29    26.43      0.05    0.50    25.00
Actively Traded Companies(17)                     16.58   212.37   19.14  206.85    18.85      0.59    1.83    30.73
Market Value Below $20 Million(1)                 14.89   126.13   12.68  126.13    17.07      0.00    0.00     0.00
Holding Company Structure(46)                     18.15   183.47   21.22  177.48    19.44      0.41    1.56    29.94
Assets Over $1 Billion(18)                        20.29   219.39   22.09  212.45    21.25      0.56    1.55    35.12
Assets $500 Million-$1 Billion(13)                15.17   205.85   19.00  197.58    15.88      0.45    1.74    32.03
Assets $250-$500 Million(12)                      17.49   171.20   19.32  174.66    18.45      0.26    1.43    24.43
Assets less than $250 Million(15)                 18.66   167.42   19.90  168.99    20.07      0.32    1.53    25.79
Goodwill Companies(30)                            17.62   205.62   18.75  199.48    20.01      0.41    1.46    28.69
Non-Goodwill Companies(27)                        18.53   178.62   21.74  178.62    18.34      0.42    1.71    31.62

(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

* All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                            Exhibit IV-1B (continued)
                      Weekly Thrift Market Line - Part Two
                            Prices As Of June 5, 1998

                                                                 Key Financial Ratios                        Asset Quality Ratios
                                                --------------------------------------------------------    ----------------------
                                                          Tang.      Reported Earnings     Core Earnings
                                                Equity/  Equity/  ----------------------   --------------    NPAs   Resvs/  Resvs/
Financial Institution                           Assets   Assets   ROA(5)  ROE(5)  ROI(5)   ROA(5)  ROE(5)   Assets   NPAs    Loans
---------------------                           -------  ------   ------  ------  ------   ------  ------   ------  ------  ------
                                                  (%)      (%)     (%)     (%)      (%)      (%)     (%)     (%)      (%)     (%)
Market Averages. MHC Institutions
---------------------------------
SAIF-Insured Thrifts(17)                         12.63    12.41    0.82     6.90   2.71     0.78   6.46      0.52   154.92   0.88
BIF-Insured Thrifts(3)                           11.01     9.97    0.88     8.58   3.56     0.64   6.01      0.75   139.39   1.19
NASDAQ Listed OTC Companies(20)                  12.37    12.03    0.83     7.16   2.84     0.76   6.39      0.56   152.33   0.93
Florida Companies(2)                              8.75     8.65    0.70     7.55   3.35     0.62   6.70      0.29   105.15   0.46
Mid-Atlantic Companies(10)                       11.81    11.46    0.78     6.98   2.65     0.73   6.54      0.65   145.53   0.90
Mid-West Companies(5)                            12.64    12.26    0.87     7.05   2.93     0.81   6.44      0.45   176.48   0.64
New England Companies(2)                         13.20    12.53    0.98     9.00   3.15     0.71   5.88      0.64   206.44   2.03
South-East Companies(1)                          22.48    22.48    1.13     5.02   2.73     1.13   5.02      0.32   134.01   0.92
Thrift Strategy(18)                              12.81    12.55    0.80     6.57   2.81     0.76   6.19      0.54   157.13   0.88
Mortgage Banker Strategy(1)                       8.12     7.30    0.88    10.93   2.26     0.72   8.95      0.66    60.87   0.99
Diversified Strategy(1)                           9.23     7.91    1.18    13.44   3.91     0.63   7.21      0.66   166.94   1.76
Companies Issuing Dividends(17)                  11.46    11.05    0.83     7.62   2.80     0.74   6.70      0.59   142.99   0.83
Companies Without Dividends(3)                   17.22    17.22    0.82     4.71   3.03     0.82   4.71      0.40   199.04   1.44
Equity/Assets 6-12%(12)                           9.46     8.91    0.76     8.06   2.74     0.65   6.84      0.68    92.57   0.85
Equity/Assets > 12%(8)                           17.37    17.37    0.94     5.63   3.02     0.93   5.60      0.35   246.24   1.07
Holding Company Structure(3)                     11.09    10.49    0.73     6.78   3.16     0.66   6.10      0.79   125.62   0.90
Assets Over $1 Billion(6)                        10.35     9.80    0.83     8.69   3.17     0.70   7.12      0.53   142.65   1.22
Assets $500 Million-$1 Billion(2)                 9.01     8.25    0.71     7.44   3.08     0.68   7.22      0.31   128.55   0.58
Assets $250-$500 Million(4)                      11.35    11.35    0.78     6.68   2.30     0.76   6.38      0.56   257.76   0.75
Assets less than $250 Million(8)                 15.66    15.40    0.88     6.05   2.80     0.82   5.52      0.64   122.24   0.86
Goodwill Companies(6)                             8.65     7.55    0.88     9.85   3.10     0.72   8.04      0.67    91.51   0.88
Non-Goodwill Companies(14)                       14.09    14.09    0.80     5.93   2.72     0.77   5.62      0.50   182.74   0.96
MHC Institutions(20)                             12.37    12.03    0.83     7.16   2.84     0.76   6.39      0.56   152.33   0.93
MHC Converted Last 3 Months(3)                   17.22    17.22    0.82     4.71   3.03     0.82   4.71      0.40   199.04   1.44

                                                     Pricing Ratios                     Dividend Data(6)
                                         ----------------------------------------   ------------------------
                                                                 Price/   Price/      Ind.   Divi-
                                         Price/  Price/  Price/   Tang.    Core      Div./   dend    Payout
Financial Institution                   Earning   Book   Assets   Book   Earnings    Share   Yield   Ratio(7)
---------------------                   -------  ------  ------  ------  --------   -------  ------  -------
                                          (X)      (%)     (%)     (%)     (x)        ($)     (%)     (%)
Market Averages. MHC Institutions
---------------------------------
SAIF-Insured Thrifts(17)                 28.61   218.51   29.40  224.14    29.49      0.40    1.63    43.10
BIF-Insured Thrifts(3)                   25.32   225.44   24.18  257.89    25.10      0.35    1.04    29.54
NASDAQ Listed OTC Companies(20)          27.30   219.81   28.57  230.47    28.02      0.39    1.54    40.20
Florida Companies(2)                     26.87   217.57   18.97  220.98     0.00      0.90    2.87     0.00
Mid-Atlantic Companies(10)               27.51   209.72   29.27  216.72    27.51      0.26    1.23    41.56
Mid-West Companies(5)                    29.05   237.60   27.87  254.20    29.05      0.54    2.24    57.96
New England Companies(2)                 25.54   239.65   29.68  263.82     0.00      0.42    1.10    28.19
South-East Companies(1)                   0.00   184.00   41.37  184.00     0.00      0.00    0.00     0.00
Thrift Strategy(18)                      27.74   215.21   28.22  223.36    28.02      0.37    1.53    38.87
Mortgage Banker Strategy(1)               0.00     0.00   36.51    0.00     0.00      0.22    0.90    40.00
Diversified Strategy(1)                  25.54   288.77   26.66  337.11     0.00      0.84    2.21    56.38
Companies Issuing Dividends(17)          27.85   232.91   28.44  246.03    29.49      0.46    1.82    51.16
Companies Without Dividends(3)           25.10   163.03   29.28  163.03    25.10      0.00    0.00     0.00
Equity/Assets 6-12%(12)                  26.21   251.72   26.90  270.67     0.00      0.46    1.62    50.17
Equity/Assets > 12%(8)                   28.02   178.78   31.44  178.78    28.02      0.27    1.40    22.25
Holding Company Structure(3)             25.10   225.01   24.38  241.34    25.10      0.25    0.97    35.31
Assets Over $1 Billion(6)                25.84   203.71   25.92  217.50    25.10      0.35    1.21    26.55
Assets $500 Million-$1 Billion(2)         0.00   232.85   20.63  266.05     0.00      0.69    1.96    41.38
Assets $250-$500 Million(4)              29.92   272.25   32.56  272.25    29.92      0.43    1.78    65.87
Assets less than $250 Million(8)         29.05   202.80   30.83  209.80    29.05      0.31    1.56    42.82
Goodwill Companies(6)                    26.21   258.58   26.55  301.22     0.00      0.47    1.58    41.28
Non-Goodwill Companies(14)               28.02   206.88   29.51  206.88    28.02      0.35    1.52    39.60
MHC Institutions(20)                     27.30   219.81   28.57  230.47    28.02      0.39    1.54    40.20
MHC Converted Last 3 Months(3)           25.10   163.03   29.28  163.03    25.10      0.00    0.00     0.00

(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

* All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                            Exhibit IV-1B (continued)
                      Weekly Thrift Market Line - Part Two
                            Prices As Of June 5, 1998

                                                                 Key Financial Ratios                        Asset Quality Ratios
                                                --------------------------------------------------------    ----------------------
                                                          Tang.      Reported Earnings     Core Earnings
                                                Equity/  Equity/  ----------------------   --------------    NPAs   Resvs/  Resvs/
Financial Institution                           Assets   Assets   ROA(5)  ROE(5)  ROI(5)   ROA(5)  ROE(5)   Assets   NPAs    Loans
---------------------                           -------  ------   ------  ------  ------   ------  ------   ------  ------  ------
                                                  (%)      (%)     (%)     (%)      (%)      (%)     (%)     (%)      (%)     (%)
NYSE Traded Companies
---------------------
AHM   Ahmanson and Co. H.F. of CA(8)              5.45     4.01    0.82   18.69     4.81     0.77   17.61    2.14    41.19    1.32
BYS   Bay State Bancorp of MA*                   20.71    20.71    0.92    4.44     3.78     0.92    4.44    0.77   110.27    1.10
CFB   Commercial Federal Corp. of NE              6.91     6.04    0.81   12.90     4.50     0.95   15.06    0.83    79.52    0.88
DME   Dime Bancorp, Inc. of NY*                   5.90     4.83    0.72   12.65     4.25     0.58   10.18    1.03    48.09    0.66
DSL   Downey Financial Corp. of CA                7.60     7.51    0.87   12.02     5.25     0.89   12.29    0.85    63.98    0.59
FED   FirstFed Fin. Corp. of CA                   5.72     5.68    0.63   12.23     4.88     0.61   11.83    0.89   236.92    2.68
GSB   Golden State Bancorp of CA(8)               6.04     5.45    0.66   11.61     5.91     0.72   12.58    0.99    92.79    1.22
GDW   Golden West Fin. Corp. of CA                7.10     7.10    0.95   14.35     6.15     0.96   14.41    1.02    58.45    0.72
GPT   GreenPoint Fin. Corp. of NY*                9.67     5.40    1.08   10.71     4.10     1.11   11.10    2.73    30.41    1.22
JSB   JSB Financial, Inc. of NY*                 23.21    23.21    1.92    8.59     5.08     1.71    7.64     NA       NA     0.56
OCN   Ocwen Financial Corp. of FL                13.08    12.39    2.83   24.05     5.64     0.55    4.67    5.68    12.11    1.19
SIB   Staten Island Bancorp of NY*               26.20    25.53    0.86    5.00     2.01     1.59    9.19    0.85    72.87    1.44
WES   Westcorp Inc. of Orange CA                  9.35     9.33    1.03   11.08    11.67    -0.21   -2.22    0.55   172.31    1.88

AMEX Traded Companies
---------------------
ANA   Acadiana Bancshares, Inc of LA             15.34    15.34    1.07    6.44     4.88     1.00    6.04    0.33   292.15    1.28
ANE   Alliance Bncp of New Eng of CT*             7.97     7.78    0.89   12.20     5.75     0.52    7.15    1.51    82.82    1.96
BKC   American Bank of Waterbury CT*              9.01     8.74    1.33   15.40     6.41     1.11   12.88    2.28    40.39    1.54
BFD   BostonFed Bancorp of MA                     7.87     7.59    0.72    8.51     5.53     0.61    7.20    0.15   467.89    0.84
CNY   Carver Bancorp, Inc. of NY                  8.48     8.16   -0.11   -1.33    -1.50     0.02    0.20     NA       NA     1.04
CBK   Citizens First Fin.Corp. of IL             13.84    13.84    0.72    5.13     3.87     0.45    3.22    0.71    47.08    0.41
EFC   EFC Bancorp Inc of IL                      23.77    23.77    1.07    4.51     4.15     1.07    4.51    0.46    57.60    0.45
EBI   Equality Bancorp, Inc. of MO               11.18    11.18    0.53    7.30     3.46     0.12    1.59    0.39    31.69    0.25
ESX   Essex Bancorp of Norfolk VA(8)              0.02    -0.08   -0.11     NM     -5.51    -0.11     NM     1.69    71.25    1.33
FCB   Falmouth Bancorp, Inc. of MA*              22.41    22.41    1.02    4.33     3.40     0.81    3.44    0.05      NA     0.74
FAB   FirstFed America Bancorp of MA             11.17    11.17    0.17    1.58     0.99     0.53    4.99    0.31   275.70    1.16
GAF   GA Financial Corp. of PA                   14.01    13.88    1.09    7.23     5.43     1.03    6.84    0.21    81.02    0.42
HBS   Haywood Bancshares, Inc. of NC*            14.85    14.38    1.46   10.18     7.74     1.46   10.18    0.37   131.68    0.65
KNK   Kankakee Bancorp, Inc. of IL                9.64     8.02    0.86    7.99     6.20     0.83    7.77    1.12    55.72    0.98
KYF   Kentucky First Bancorp of KY               17.04    17.04    1.13    6.76     5.02     1.11    6.68    0.18   263.19    0.76
NBN   Northeast Bancorp of ME*                    7.54     6.81    0.66    9.10     4.68     0.58    8.02     NA       NA     1.12
NEP   Northeast PA Fin. Corp of PA               18.26    18.26    0.62    3.38     2.90     0.62    3.38    0.22   178.76    0.64
PDB   Piedmont Bancorp, Inc. of NC               16.09    16.09    1.24    7.56     5.92     1.22    7.43    0.48   142.37    0.82
SSB   Scotland Bancorp, Inc. of NC               24.70    24.70    1.47    5.01     5.56     1.47    5.01     NA       NA     0.60
SZB   SouthFirst Bancshares of AL                10.07     9.83    0.55    4.64     3.54     0.52    4.37    1.04    46.23    0.75
SRN   Southern Banc Company of AL                17.08    16.93    0.48    2.77     2.54     0.48    2.77     NA       NA     0.19
SSM   Stone Street Bancorp of NC                 27.99    27.99    1.37    4.54     3.91     1.37    4.54    0.28   191.69    0.62
TSH   Teche Holding Company of LA                13.83    13.83    0.93    6.90     5.55     0.92    6.84    0.20   423.05    0.98
FTF   Texarkana Fst. Fin. Corp of AR             15.22    15.22    1.76   11.39     5.95     1.73   11.20    0.23   267.38    0.76
THR   Three Rivers Fin. Corp. of MI              13.46    13.42    0.88    6.42     5.14     0.84    6.10    1.00    48.12    0.74
WSB   Washington SB, FSB of MD                    8.67     8.67    0.77    9.15     6.45     0.55    6.56     NA       NA     0.99
WFI   Winton Financial Corp. of OH                7.17     7.03    1.05   14.60     4.87     0.86   12.04     NA       NA      NA

NASDAQ Listed OTC Companies
---------------------------
FBCV  1st Bancorp of Vincennes IN                 9.02     8.87    0.75    8.78     6.50     0.51    5.98    1.71    26.55    0.62
FBER  1st Bergen Bancorp of NJ                   11.69    11.69    0.75    5.40     4.08     0.75    5.40    0.95   104.08    2.38
AFED  AFSALA Bancorp, Inc. of NY(8)              12.52    12.52    0.78    5.89     4.51     0.78    5.89    0.37   185.39    1.46
ALBK  ALBANK Fin. Corp. of Albany NY              8.97     7.02    1.16   12.76     6.53     1.14   12.61    0.92    78.98    1.05
AMFC  AMB Financial Corp. of IN                  14.11    14.11    1.02    6.89     5.75     0.58    3.93    0.33   122.66    0.52
ASBP  ASB Financial Corp. of OH                  15.20    15.20    0.96    6.17     4.00     0.94    6.08    0.14   513.38    1.03
ABBK  Abington Bancorp of MA*                     6.29     5.72    0.86   12.72     6.76     0.73   10.78    0.14   310.69    0.72
AABC  Access Anytime Bancorp of NM                8.09     8.09    1.45   18.31    11.13     1.35   17.02    0.14   335.63    0.77

                                                              Pricing Ratios                     Dividend Data(6)
                                                  ----------------------------------------   ------------------------
                                                                          Price/   Price/      Ind.   Divi-
                                                  Price/  Price/  Price/   Tang.    Core      Div./   dend    Payout
Financial Institution                            Earning   Book   Assets   Book   Earnings    Share   Yield   Ratio(7)
---------------------                            -------  ------  ------  ------  --------   -------  ------  -------
                                                   (X)      (%)     (%)     (%)     (x)        ($)     (%)     (%)
NYSE Traded Companies
---------------------
AHM   Ahmanson and Co. H.F. of CA(8)              20.78   279.39   15.22     NM     22.05      0.88    1.16    24.18
BYS   Bay State Bancorp of MA*                    26.43   117.29   24.29  117.29    26.43      0.00    0.00     0.00
CFB   Commercial Federal Corp. of NE              22.23   226.45   15.66  259.03    19.04      0.22    0.66    14.77
DME   Dime Bancorp, Inc. of NY*                   23.54   265.00   15.63  323.63    29.25      0.20    0.66    15.63
DSL   Downey Financial Corp. of CA                19.06   216.06   16.42  218.54    18.65      0.32    0.93    17.78
FED   FirstFed Fin. Corp. of CA                   20.48   229.52   13.12  231.10    21.17      0.00    0.00     0.00
GSB   Golden State Bancorp of CA(8)               16.91   183.02   11.05  202.82    15.61      0.00    0.00     0.00
GDW   Golden West Fin. Corp. of CA                16.27   215.48   15.29  215.48    16.19      0.50    0.47     7.67
GPT   GreenPoint Fin. Corp. of NY*                24.37   270.23   26.14     NM     23.53      0.64    1.56    38.10
JSB   JSB Financial, Inc. of NY*                  19.68   162.51   37.72  162.51    22.14      1.60    2.74    53.87
OCN   Ocwen Financial Corp. of FL                 17.72   334.19   43.71     NM       NM       0.00    0.00     0.00
SIB   Staten Island Bancorp of NY*                  NM    138.23   36.22  141.89    27.14      0.28    1.31    65.12
WES   Westcorp Inc. of Orange CA                   8.57    90.50    8.46   90.70      NM       0.20    1.67    14.29

AMEX Traded Companies
---------------------
ANA   Acadiana Bancshares, Inc of LA              20.51   133.68   20.51  133.68    21.85      0.44    1.88    38.60
ANE   Alliance Bncp of New Eng of CT*             17.39   191.28   15.25  195.98    29.67      0.13    0.86    14.94
BKC   American Bank of Waterbury CT*              15.61   218.94   19.74  225.92    18.67      0.76    2.75    42.94
BFD   BostonFed Bancorp of MA                     18.08   156.88   12.35  162.74    21.36      0.40    1.70    30.77
CNY   Carver Bancorp, Inc. of NY                    NM     87.34    7.41   90.79      NM       0.00    0.00      NM
CBK   Citizens First Fin.Corp. of IL              25.81   131.83   18.24  131.83      NM       0.00    0.00     0.00
EFC   EFC Bancorp Inc of IL                       24.11   108.70   25.84  108.70    24.11      0.00    0.00     0.00
EBI   Equality Bancorp, Inc. of MO                28.93   129.10   14.43  129.10      NM       0.24    1.80    52.17
ESX   Essex Bancorp of Norfolk VA(8)                NM       NM     1.99     NM       NM       0.00    0.00      NM
FCB   Falmouth Bancorp, Inc. of MA*               29.41   123.53   27.68  123.53      NM       0.24    1.20    35.29
FAB   FirstFed America Bancorp of MA                NM    136.18   15.21  136.18      NM       0.00    0.00     0.00
GAF   GA Financial Corp. of PA                    18.41   134.19   18.80  135.45    19.47      0.56    2.77    50.91
HBS   Haywood Bancshares, Inc. of NC*             12.93   125.97   18.71  130.07    12.93      0.60    2.64    34.09
KNK   Kankakee Bancorp, Inc. of IL                16.14   126.97   12.25  152.62    16.59      0.48    1.35    21.82
KYF   Kentucky First Bancorp of KY                19.94   140.12   23.87  140.12    20.19      0.50    3.17    63.29
NBN   Northeast Bancorp of ME*                    21.38   172.87   13.04  191.63    24.25      0.21    1.29    27.63
NEP   Northeast PA Fin. Corp of PA                  NM    116.65   21.30  116.65      NM       0.00    0.00     0.00
PDB   Piedmont Bancorp, Inc. of NC                16.89   123.94   19.95  123.94    17.20      0.40    4.15    70.18
SSB   Scotland Bancorp, Inc. of NC                18.00   113.78   28.11  113.78    18.00      0.20    2.22    40.00
SZB   SouthFirst Bancshares of AL                 28.26   116.42   11.73  119.34    30.00      0.60    3.08      NM
SRN   Southern Banc Company of AL                   NM    109.43   18.69  110.40      NM       0.35    2.17      NM
SSM   Stone Street Bancorp of NC                  25.56   120.78   33.80  120.78    25.56      0.46    2.31    58.97
TSH   Teche Holding Company of LA                 18.01   119.84   16.58  119.84    18.18      0.50    2.55    45.87
FTF   Texarkana Fst. Fin. Corp of AR              16.81   186.05   28.32  186.05    17.10      0.56    1.88    31.64
THR   Three Rivers Fin. Corp. of MI               19.44   122.19   16.45  122.57    20.46      0.44    2.26    44.00
WSB   Washington SB, FSB of MD                    15.50   136.33   11.82  136.33    21.61      0.10    1.40    21.74
WFI   Winton Financial Corp. of OH                20.55   283.45   20.34  289.44    24.91      0.25    1.52    31.25

NASDAQ Listed OTC Companies
---------------------------
FBCV  1st Bancorp of Vincennes IN                 15.38   130.35   11.76  132.51    22.58      0.27    0.96    14.84
FBER  1st Bergen Bancorp of NJ                    24.53   141.29   16.52  141.29    24.53      0.20    1.05    25.64
AFED  AFSALA Bancorp, Inc. of NY(8)               22.19   135.46   16.97  135.46    22.19      0.28    1.42    31.46
ALBK  ALBANK Fin. Corp. of Albany NY              15.32   183.53   16.46  234.68    15.50      0.84    1.60    24.56
AMFC  AMB Financial Corp. of IN                   17.38   117.44   16.57  117.44      NM       0.28    1.53    26.67
ASBP  ASB Financial Corp. of OH                   25.00   154.49   23.48  154.49    25.38      0.40    2.42    60.61
ABBK  Abington Bancorp of MA*                     14.80   190.72   11.99  209.75    17.45      0.20    1.08    16.00
AABC  Access Anytime Bancorp of NM                 8.98   151.72   12.27  151.72     9.66      0.00    0.00     0.00

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                            Exhibit IV-1B (continued)
                      Weekly Thrift Market Line - Part Two
                            Prices As Of June 5, 1998

                                                                 Key Financial Ratios                        Asset Quality Ratios
                                                --------------------------------------------------------    ----------------------
                                                          Tang.      Reported Earnings     Core Earnings
                                                Equity/  Equity/  ----------------------   --------------    NPAs   Resvs/  Resvs/
Financial Institution                           Assets   Assets   ROA(5)  ROE(5)  ROI(5)   ROA(5)  ROE(5)   Assets   NPAs    Loans
---------------------                           -------  ------   ------  ------  ------   ------  ------   ------  ------  ------
                                                  (%)      (%)     (%)     (%)      (%)      (%)     (%)     (%)      (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
AFBC  Advance Fin. Bancorp of WV                 14.09    14.09    0.90    5.94     4.81     0.85    5.61    0.60    51.29   0.35
AFCB  Affiliated Comm BC, Inc of MA(8)           10.16    10.12    1.09   11.03     4.80     1.04   10.55    0.41   186.48   1.24
ALBC  Albion Banc Corp. of Albion NY              8.54     8.54    0.48    5.58     4.74     0.46    5.33    0.55    67.74   0.50
ABCL  Alliance Bancorp, Inc. of IL                8.59     8.49    0.89    9.72     5.79     0.91    9.97    0.22   156.51   0.56
ALLB  Alliance Bank MHC of PA (19.9)             10.72    10.72    0.80    7.09     1.82     0.80    7.09    1.38    41.98   1.02
AHCI  Ambanc Holding Co., Inc. of NY*            11.69    11.69    0.51    4.18     3.22     0.41    3.34    0.62   122.28   1.37
ASBI  Ameriana Bancorp of IN                     11.64    11.42    0.96    8.54     5.87     0.82    7.28    0.47    64.16   0.41
ABCW  Anchor Bancorp Wisconsin of WI              6.40     6.30    1.06   16.56     5.59     0.94   14.75    0.68   160.68   1.34
ANDB  Andover Bancorp, Inc. of MA*                7.93     7.93    1.06   13.22     6.21     1.03   12.84    0.49   184.92   1.24
ASFC  Astoria Financial Corp. of NY               7.96     5.63    0.81   10.29     5.05     0.74    9.46    0.54    67.50   0.85
AVND  Avondale Fin. Corp. of IL                   7.60     7.60   -0.78   -9.53    -8.11    -0.56   -6.82    1.14    84.08   2.31
BKCT  Bancorp Connecticut of CT*                 10.04    10.04    1.42   13.66     6.06     1.22   11.76    0.74   151.22   2.06
BPLS  Bank Plus Corp. of CA                       4.40     4.02    0.31    6.79     4.68     0.36    7.89    1.64    69.52   1.66
BNKU  Bank United Corp. of TX                     4.98     4.50    0.87   17.22     6.50     0.82   16.38    0.65    52.00   0.44
BWFC  Bank West Fin. Corp. of MI                 13.01    13.01    0.66    4.68     2.85     0.53    3.76    0.44    35.64   0.23
BANC  BankAtlantic Bancorp of FL                  6.16     5.16    0.89   15.06     6.00     0.39    6.51    1.17    72.73   1.12
BKUNA BankUnited Fin. Corp. of FL                 4.38     3.80    0.28    6.84     2.45     0.21    5.21    0.44    32.93   0.19
BVCC  Bay View Capital Corp. of CA                7.28     4.66    0.38    6.07     2.11     0.60    9.46    0.37   244.94   1.22
FSNJ  Bayonne Banchsares of NJ                   15.76    15.76    0.46    3.99     1.85     0.65    5.73    1.01    48.09   1.27
BFSB  Bedford Bancshares, Inc. of VA             13.29    13.29    1.20    8.51     5.00     1.19    8.45    0.43   112.25   0.60
BFFC  Big Foot Fin. Corp. of IL                  18.28    18.28    0.52    2.95     2.27     0.45    2.55    0.09   150.75   0.28
BYFC  Broadway Fin. Corp. of CA                  10.13    10.13    0.48    4.65     6.27     0.33    3.23    1.22    69.07   1.01
BRKL  Brookline Bncp MHC of MA(47.0)             17.16    17.16    0.78    4.56     2.39     0.78    4.56    0.62   245.94   2.30
CBES  CBES Bancorp, Inc. of MO                   14.23    14.23    1.04    6.29     5.67     0.86    5.22    0.53    92.07   0.54
CCFH  CCF Holding Company of GA                   8.09     8.09    0.14    1.36     0.82    -0.13   -1.21    0.41   123.98   0.67
CFSB  CFSB Bancorp of Lansing MI                  7.72     7.72    1.32   17.09     5.08     1.20   15.58    0.08   724.89   0.65
CKFB  CKF Bancorp of Danville KY                 21.33    21.33    1.87    8.17     7.05     1.41    6.16    0.43    48.87   0.23
CNSB  CNS Bancorp, Inc. of MO                    24.68    24.68    0.91    3.68     3.08     0.84    3.41    0.10   422.34   0.59
CSBF  CSB Financial Group Inc of IL              24.00    22.65    0.50    2.01     2.11     0.43    1.73    0.95    39.74   0.66
CBCI  Calumet Bancorp of Chicago IL              17.49    17.49    2.08   12.69     8.84     2.08   12.72    1.45    82.15   1.53
CAFI  Camco Fin. Corp. of OH                      9.89     9.29    1.26   13.08     6.00     0.95    9.90    0.68    43.07   0.35
CMRN  Cameron Fin. Corp. of MO                   20.78    20.78    1.16    5.38     4.66     1.13    5.26    0.81    95.78   0.94
CAPS  Capital Savings Bancorp of MO(8)           10.13    10.13    1.10   11.90     6.70     0.94   10.19    0.38    91.74   0.43
CFNC  Carolina Fincorp of NC*                    22.35    22.35    0.92    4.05     3.25     1.06    4.64    0.15   226.37   0.49
CASB  Cascade Financial Corp. of WA               6.98     6.98    0.77   11.70     4.73     0.73   11.05    0.42   226.15   1.08
CATB  Catskill Fin. Corp. of NY*                 23.42    23.42    1.33    5.36     4.95     1.32    5.30    0.29   219.08   1.49
CAVB  Cavalry Bancorp of TN                      28.43    28.43    1.48    7.18     2.76     1.02    4.98    0.01      NA    1.23
CNIT  Cenit Bancorp of Norfolk VA                 6.88     6.34    0.90   12.81     5.55     0.84   11.92    0.36   145.18   0.72
CEBK  Central Co-Op. Bank of MA*                  9.82     8.88    0.81    8.09     5.09     0.74    7.40    0.42   185.68   1.08
CENB  Century Bancorp, Inc. of NC(8)             17.75    17.75    1.33    4.81     5.23     1.33    4.81    0.37   144.73   0.82
COFI  Charter One Financial of OH                 7.37     6.91    0.87   12.46     3.18     1.21   17.31    0.38   151.36   0.87
CVAL  Chester Valley Bancorp of PA                8.67     8.67    1.02   11.89     4.77     0.93   10.80    0.24   390.28   1.21
CTZN  CitFed Bancorp of Dayton OH(8)              6.26     5.76    0.89   14.17     4.49     0.90   14.36    0.32   137.85   0.78
CLAS  Classic Bancshares, Inc. of KY             15.06    12.84    0.83    5.60     5.65     0.97    6.53    0.42   148.74   0.92
CBSA  Coastal Bancorp of Houston TX               3.73     3.21    0.49   13.88     7.27     0.50   14.27    0.57    50.93   0.64
CFCP  Coastal Fin. Corp. of SC                    6.03     6.03    1.22   19.88     5.15     1.01   16.41    0.91    98.94   1.22
CMSB  Commonwealth Bancorp Inc of PA              9.12     7.29    0.68    7.23     4.00     0.51    5.43    0.42    90.64   0.64
CMSV  Commty. Svgs, MHC of FL (48.5)             10.80    10.80    0.74    6.58     2.99     0.68    6.07    0.26   134.87   0.55
CFTP  Community Fed. Bancorp of MS               23.61    23.61    1.20    4.37     3.37     1.14    4.15    0.49    48.59   0.44
CFFC  Community Fin. Corp. of VA                 13.63    13.58    1.06    7.80     4.71     1.08    7.91    0.44   129.75   0.65
CIBI  Community Inv. Bancorp of OH               10.99    10.99    0.94    8.15     4.98     0.94    8.15    0.56    89.73   0.61
COOP  Cooperative Bancshares of NC                7.64     7.64    0.63    8.22     4.22     0.57    7.46    0.16   167.34   0.35
CRZY  Crazy Woman Creek Bncorp of WY             23.58    23.58    1.27    5.13     4.34     1.29    5.20    0.09   511.11   0.94
DNFC  D&N Financial Corp. of MI                   5.44     5.40    0.87   15.78     6.21     0.77   14.04    0.56   101.76   0.77
DCBI  Delphos Citizens Bancorp of OH             24.95    24.95    1.60    5.91     4.44     1.60    5.91    0.56    17.75   0.12
DIME  Dime Community Bancorp of NY*              12.01    10.44    0.83    6.19     3.24     0.79    5.86    0.48   159.03   1.36

                                                              Pricing Ratios                     Dividend Data(6)
                                                  ----------------------------------------   ------------------------
                                                                          Price/   Price/      Ind.   Divi-
                                                  Price/  Price/  Price/   Tang.    Core      Div./   dend    Payout
Financial Institution                            Earning   Book   Assets   Book   Earnings    Share   Yield   Ratio(7)
---------------------                            -------  ------  ------  ------  --------   -------  ------  -------
                                                   (X)      (%)     (%)     (%)     (x)        ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
AFBC  Advance Fin. Bancorp of WV                  20.79   127.41   17.95  127.41    22.02      0.32    1.73    35.96
AFCB  Affiliated Comm BC, Inc of MA(8)            20.84   217.59   22.12  218.59    21.78      0.60    1.56    32.61
ALBC  Albion Banc Corp. of Albion NY              21.11   114.73    9.80  114.73    22.09      0.12    1.26    26.67
ABCL  Alliance Bancorp, Inc. of IL                17.26   162.52   13.96  164.41    16.82      0.44    1.64    28.39
ALLB  Alliance Bank MHC of PA (19.9)                NM       NM    40.80     NM       NM       0.36    1.06    58.06
AHCI  Ambanc Holding Co., Inc. of NY*               NM    130.55   15.26  130.55      NM       0.24    1.29    40.00
ASBI  Ameriana Bancorp of IN                      17.03   142.09   16.53  144.79    19.95      0.64    3.24    55.17
ABCW  Anchor Bancorp Wisconsin of WI              17.88   286.69   18.35  291.39    20.07      0.36    0.88    15.72
ANDB  Andover Bancorp, Inc. of MA*                16.10   201.12   15.95  201.12    16.57      0.72    2.11    33.96
ASFC  Astoria Financial Corp. of NY               19.82   165.18   13.14  233.39    21.55      0.80    1.47    29.20
AVND  Avondale Fin. Corp. of IL                     NM    125.31    9.52  125.31      NM       0.00    0.00      NM
BKCT  Bancorp Connecticut of CT*                  16.50   213.24   21.40  213.24    19.17      0.54    2.68    44.26
BPLS  Bank Plus Corp. of CA                       21.37   138.45    6.09  151.26    18.40      0.00    0.00     0.00
BNKU  Bank United Corp. of TX                     15.39   244.94   12.20  271.04    16.18      0.64    1.26    19.45
BWFC  Bank West Fin. Corp. of MI                    NM    161.03   20.94  161.03      NM       0.24    1.67    58.54
BANC  BankAtlantic Bancorp of FL                  16.67   205.17   12.63  245.01      NM       0.10    0.74    12.35
BKUNA BankUnited Fin. Corp. of FL                   NM    181.65    7.96  209.41      NM       0.00    0.00     0.00
BVCC  Bay View Capital Corp. of CA                  NM    167.97   12.22  262.41      NM       0.40    1.24    58.82
FSNJ  Bayonne Banchsares of NJ                      NM    152.87   24.08  152.87      NM       0.17    1.05    56.67
BFSB  Bedford Bancshares, Inc. of VA              20.00   163.75   21.76  163.75    20.14      0.56    1.93    38.62
BFFC  Big Foot Fin. Corp. of IL                     NM    127.17   23.25  127.17      NM       0.00    0.00     0.00
BYFC  Broadway Fin. Corp. of CA                   15.94    72.94    7.39   72.94    22.92      0.20    1.82    28.99
BRKL  Brookline Bncp MHC of MA(47.0)                NM    190.54   32.70  190.54      NM       0.00    0.00     0.00
CBES  CBES Bancorp, Inc. of MO                    17.63   117.02   16.66  117.02    21.27      0.40    1.94    34.19
CCFH  CCF Holding Company of GA                     NM    170.41   13.79  170.41      NM       0.64    2.91      NM
CFSB  CFSB Bancorp of Lansing MI                  19.67   336.48   25.99  336.48    21.57      0.47    1.76    34.56
CKFB  CKF Bancorp of Danville KY                  14.18   121.72   25.96  121.72    18.81      0.50    2.63    37.31
CNSB  CNS Bancorp, Inc. of MO                       NM    119.75   29.55  119.75      NM       0.24    1.37    44.44
CSBF  CSB Financial Group Inc of IL                 NM     99.13   23.80  105.04      NM       0.00    0.00     0.00
CBCI  Calumet Bancorp of Chicago IL               11.31   134.62   23.54  134.62    11.27      0.00    0.00     0.00
CAFI  Camco Fin. Corp. of OH                      16.67   188.86   18.69  201.23    22.01      0.58    1.97    32.77
CMRN  Cameron Fin. Corp. of MO                    21.45   113.79   23.65  113.79    21.91      0.28    1.37    29.47
CAPS  Capital Savings Bancorp of MO(8)            14.93   167.07   16.92  167.07    17.44      0.24    1.16    17.27
CFNC  Carolina Fincorp of NC*                       NM    121.96   27.25  121.96    26.89      0.24    1.42    43.64
CASB  Cascade Financial Corp. of WA               21.15   215.57   15.05  215.57    22.38      0.00    0.00     0.00
CATB  Catskill Fin. Corp. of NY*                  20.21   111.84   26.20  111.84    20.45      0.32    1.84    37.21
CAVB  Cavalry Bancorp of TN                         NM    170.07   48.35  170.07      NM       0.00    0.00     0.00
CNIT  Cenit Bancorp of Norfolk VA                 18.02   229.06   15.76  248.40    19.38      0.40    1.72    31.01
CEBK  Central Co-Op. Bank of MA*                  19.63   151.93   14.92  168.05    21.45      0.32    1.15    22.54
CENB  Century Bancorp, Inc. of NC(8)              19.10   138.89   24.66  138.89    19.10      0.68    3.36    64.15
COFI  Charter One Financial of OH                   NM    317.25   23.38  338.42    22.61      0.56    1.58    49.56
CVAL  Chester Valley Bancorp of PA                20.97   233.72   20.26  233.72    23.10      0.44    1.38    28.95
CTZN  CitFed Bancorp of Dayton OH(8)              22.29   291.59   18.24  316.52    21.99      0.36    0.73    16.29
CLAS  Classic Bancshares, Inc. of KY              17.71    96.75   14.57  113.41    15.18      0.28    1.88    33.33
CBSA  Coastal Bancorp of Houston TX               13.76   177.40    6.61  205.81    13.38      0.48    1.23    16.96
CFCP  Coastal Fin. Corp. of SC                    19.42      NM    21.42     NM     23.53      0.27    1.35    26.21
CMSB  Commonwealth Bancorp Inc of PA              25.00   178.97   16.33  223.88      NM       0.32    1.33    33.33
CMSV  Commty. Svgs, MHC of FL (48.5)                NM    214.15   23.13  214.15      NM       0.90    2.61      NM
CFTP  Community Fed. Bancorp of MS                29.66   132.08   31.18  132.08      NM       0.32    1.83    54.24
CFFC  Community Fin. Corp. of VA                  21.23   158.81   21.65  159.47    20.95      0.28    1.81    38.36
CIBI  Community Inv. Bancorp of OH                20.10   163.22   17.93  163.22    20.10      0.32    1.56    31.37
COOP  Cooperative Bancshares of NC                23.68   184.43   14.08  184.43    26.09      0.00    0.00     0.00
CRZY  Crazy Woman Creek Bncorp of WY              23.05   116.55   27.48  116.55    22.76      0.40    2.25    51.95
DNFC  D&N Financial Corp. of MI                   16.10   235.85   12.84  237.99    18.10      0.20    0.76    12.27
DCBI  Delphos Citizens Bancorp of OH              22.53   138.89   34.66  138.89    22.53      0.00    0.00     0.00
DIME  Dime Community Bancorp of NY*                 NM    190.54   22.87  219.03      NM       0.36    1.24    38.30

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                           Exhibit IV-1B (continued)
                      Weekly Thrift Market Line - Part Two
                            Prices As Of June 5, 1998

                                                                 Key Financial Ratios                        Asset Quality Ratios
                                                --------------------------------------------------------    ----------------------
                                                          Tang.      Reported Earnings     Core Earnings
                                                Equity/  Equity/  ----------------------   --------------    NPAs   Resvs/  Resvs/
Financial Institution                           Assets   Assets   ROA(5)  ROE(5)  ROI(5)   ROA(5)  ROE(5)   Assets   NPAs    Loans
---------------------                           -------  ------   ------  ------  ------   ------  ------   ------  ------  ------
                                                  (%)      (%)     (%)     (%)      (%)      (%)     (%)     (%)      (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
DIBK  Dime Financial Corp. of CT(8)*              8.11     7.92    1.70   21.06    8.58     1.69   20.92     0.29   396.36   3.17
ESBF  ESB Financial Corp of PA                    7.20     6.42    0.70    9.13    5.63     0.69    9.04     0.44   116.49   1.37
EGLB  Eagle BancGroup of IL                      11.47    11.47    0.34    2.87    2.53     0.17    1.43     1.27    41.32   0.77
EBSI  Eagle Bancshares of Tucker GA               7.83     7.83    0.66    8.05    4.06     0.67    8.14     1.18    56.90   0.92
ETFS  East Texas Fin. Serv. of TX                17.43    17.43    0.60    3.31    2.86     0.54    3.01     0.41    47.58   0.38
ESBK  Elmira Svgs Bank (The) of NY*               6.21     6.21    0.44    7.04    4.75     0.47    7.45     0.68    97.63   0.85
EMLD  Emerald Financial Corp. of OH               8.27     8.15    1.09   13.88    4.83     1.00   12.80     0.38    73.95   0.37
EFBC  Empire Federal Bancorp of MT               36.97    36.97    1.45    4.91    3.67     1.45    4.91     0.01      NA    0.43
EFBI  Enterprise Fed. Bancorp of OH              10.75    10.74    0.81    6.91    3.54     0.74    6.28     0.01      NA    0.29
EQSB  Equitable FSB of Wheaton MD                 5.18     5.18    0.72   14.03    6.10     0.70   13.57     0.39      NA     NA
FCBF  FCB Fin. Corp. of Neenah WI                14.09    14.09    1.15    7.62    3.91     0.84    5.61     0.26   269.82   0.89
FFDF  FFD Financial Corp. of OH                  22.27    22.27    1.73    7.25    4.64     0.78    3.26     0.08   329.27   0.40
FFLC  FFLC Bancorp of Leesburg FL                12.71    12.71    0.98    7.28    5.02     0.92    6.84     0.31   147.07   0.56
FFWC  FFW Corporation of Wabash IN                9.58     8.79    1.01   10.48    7.47     0.98   10.15     0.33   113.70   0.57
FFYF  FFY Financial Corp. of OH                  13.10    13.10    1.28    9.36    5.87     1.26    9.21     0.53    81.15   0.60
FMCO  FMS Financial Corp. of NJ                   5.95     5.89    0.90   14.36    5.00     0.90   14.29     0.70    68.15   1.05
FFHH  FSF Financial Corp. of MN                  10.40    10.40    0.83    7.50    5.79     0.80    7.23     0.18   131.50   0.34
FOBC  Fed One Bancorp of Wheeling WV(8)          11.24    10.79    0.86    7.66    3.56     0.85    7.60     0.29   141.57   0.90
FBCI  Fidelity Bancorp of Chicago IL             10.78    10.77    0.21    2.04    1.60     0.62    5.95     0.29    33.82   0.12
FSBI  Fidelity Bancorp, Inc. of PA                6.84     6.84    0.75   10.93    5.92     0.74   10.78     0.08   658.57   1.05
FFFL  Fidelity Bcsh MHC of FL (47.7)              6.70     6.50    0.66    8.52    3.72     0.57    7.32     0.32    75.42   0.36
FFED  Fidelity Fed. Bancorp of IN                 6.78     6.78   -0.34   -5.64   -3.39    -0.26   -4.29     0.38   613.16   2.77
FFOH  Fidelity Financial of OH                   12.05    10.67    0.92    7.30    5.01     0.89    7.05     0.18   174.24   0.39
FIBC  Financial Bancorp, Inc. of NY               9.04     9.00    0.94   10.24    5.89     0.92    9.99     2.19    23.74   0.93
FBSI  First Bancshares, Inc. of MO               13.42    12.86    1.11    7.98    6.51     1.06    7.60     0.87    33.59   0.36
FBBC  First Bell Bancorp of PA                   11.22    11.22    1.09   10.37    5.84     1.06   10.10     0.07   156.05   0.13
SKBO  First Carnegie MHC of PA(45.0)             17.20    17.20    0.64    4.58    2.10     0.71    5.13     0.78    47.72   0.85
FSTC  First Citizens Corp of GA                  10.12     7.98    1.96   20.63    6.94     1.75   18.43     1.12    99.21   1.46
FCBK  First Coastal Bankshares of VA(8)           7.14     7.14    0.69    9.82    4.74     0.53    7.51     1.34    51.28   0.93
FCME  First Coastal Corp. of ME*                 10.06    10.06    0.85    8.88    6.71     0.74    7.75     0.50   358.51   2.48
FFBA  First Colorado Bancorp of CO(8)            13.46    13.19    1.31    9.83    4.12     1.24    9.33     0.18   176.16   0.41
FDEF  First Defiance Fin.Corp. of OH             17.64    17.64    0.95    4.82    4.42     0.90    4.60     0.31   158.28   0.62
FESX  First Essex Bancorp of MA*                  7.04     6.21    0.84   11.58    6.01     0.77   10.56     0.54   152.35   1.49
FFSX  First FSB MHC Sxld of IA(46.1)              7.21     5.70    0.68    8.30    3.18     0.69    8.38     0.36   122.22   0.61
FFES  First Fed of E. Hartford CT                 6.92     6.92    0.58    8.72    5.73     0.64    9.68     0.31    85.02   1.32
BDJI  First Fed. Bancorp. of MN                  10.89    10.89    0.68    6.36    4.00     0.68    6.36     0.24   161.48   0.81
FFBH  First Fed. Bancshares of AR                14.76    14.76    1.00    6.61    4.05     0.94    6.25     0.85    21.71   0.24
FTFC  First Fed. Capital Corp. of WI              7.17     6.80    1.18   17.50    5.69     0.90   13.28     0.21   229.95   0.61
FFKY  First Fed. Fin. Corp. of KY                13.21    12.51    1.63   12.01    5.74     1.59   11.69     0.47    94.14   0.52
FFBZ  First Federal Bancorp of OH                 7.62     7.61    0.90   11.79    4.76     0.89   11.69     0.46   219.63   1.18
FFCH  First Fin. Holdings Inc. of SC              6.36     6.36    0.88   14.12    4.87     0.85   13.62     1.26    51.68   0.80
FFHS  First Franklin Corp. of OH                  9.24     9.20    0.82    9.03    6.13     0.71    7.82     0.49    92.09   0.68
FGHC  First Georgia Hold. Corp of GA              8.09     7.55    1.13   13.67    4.30     1.13   13.67     1.64    38.60   0.72
FSPG  First Home Bancorp of NJ(8)                 7.00     6.91    0.88   12.87    5.49     0.86   12.64     0.80    82.62   1.30
FFSL  First Independence Corp. of KS              9.28     9.28    0.66    6.57    5.64     0.66    6.57     0.51   102.98   0.76
FISB  First Indiana Corp. of IN                   9.26     9.16    1.15   12.13    5.51     0.87    9.14     1.38   103.15   1.70
FKFS  First Keystone Fin. Corp of PA              6.67     6.67    0.77   11.25    6.03     0.68    9.96     1.34    34.27   0.89
FLKY  First Lancaster Bncshrs of KY              26.64    26.64    1.03    3.44    3.29     1.03    3.44     1.70    18.91   0.36
FLFC  First Liberty Fin. Corp. of GA              7.59     6.90    0.76   10.21    3.43     0.78   10.59     0.82   114.75   1.38
CASH  First Midwest Fin., Inc. of OH             10.39     9.24    0.59    5.41    3.78     0.52    4.73     1.11    78.58   1.40
FMBD  First Mutual Bancorp Inc of IL             14.15    10.96    0.32    2.39    2.10     0.25    1.87     0.43    85.81   0.47
FMSB  First Mutual SB of Bellevue WA*             6.79     6.79    1.03   15.35    6.18     1.01   15.06     0.15   714.97   1.23
FNGB  First Northern Cap. Corp of WI             11.10    11.10    0.96    8.56    5.19     0.90    8.07     0.12   405.46   0.54
FFPB  First Palm Beach Bancorp of FL              6.37     6.23    0.56    8.55    4.24     0.43    6.57     0.57    62.53   0.61
FWWB  First Savings Bancorp of WA                13.38    12.39    1.21    8.51    5.04     1.14    8.04     0.25   263.53   0.97
FSFF  First SecurityFed Fin of IL                29.09    28.99    0.66    4.22    1.68     1.29    8.28     0.37   158.47   0.96

                                                              Pricing Ratios                     Dividend Data(6)
                                                  ----------------------------------------   ------------------------
                                                                          Price/   Price/      Ind.   Divi-
                                                  Price/  Price/  Price/   Tang.    Core      Div./   dend    Payout
Financial Institution                            Earning   Book   Assets   Book   Earnings    Share   Yield   Ratio(7)
---------------------                            -------  ------  ------  ------  --------   -------  ------  -------
                                                   (X)      (%)     (%)     (%)     (x)        ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
DIBK  Dime Financial Corp. of CT(8)*              11.66   220.43   17.88  225.90    11.74      0.48    1.39    16.16
ESBF  ESB Financial Corp of PA                    17.77   153.25   11.03  171.69    17.95      0.33    1.82    32.35
EGLB  Eagle BancGroup of IL                         NM    112.47   12.90  112.47      NM       0.00    0.00     0.00
EBSI  Eagle Bancshares of Tucker GA               24.61   184.61   14.46  184.61    24.36      0.64    2.71    66.67
ETFS  East Texas Fin. Serv. of TX                   NM    114.96   20.04  114.96      NM       0.20    1.27    44.44
ESBK  Elmira Svgs Bank (The) of NY*               21.04   149.01    9.26  149.01    19.90      0.64    2.19    46.04
EMLD  Emerald Financial Corp. of OH               20.70   267.14   22.08  270.96    22.46      0.14    1.06    21.88
EFBC  Empire Federal Bancorp of MT                27.26   106.19   39.26  106.19    27.26      0.32    1.92    52.46
EFBI  Enterprise Fed. Bancorp of OH               28.28   191.13   20.55  191.26      NM       1.00    3.57      NM
EQSB  Equitable FSB of Wheaton MD                 16.40   214.04   11.09  214.04    16.94      0.00    0.00     0.00
FCBF  FCB Fin. Corp. of Neenah WI                 25.60   168.69   23.78  168.69      NM       0.88    2.75    70.40
FFDF  FFD Financial Corp. of OH                   21.56   152.30   33.92  152.30      NM       0.30    1.28    27.52
FFLC  FFLC Bancorp of Leesburg FL                 19.93   145.24   18.46  145.24    21.19      0.36    1.79    35.64
FFWC  FFW Corporation of Wabash IN                13.39   129.47   12.41  141.08    13.82      0.42    2.47    33.07
FFYF  FFY Financial Corp. of OH                   17.04   157.93   20.68  157.93    17.31      0.80    2.43    41.45
FMCO  FMS Financial Corp. of NJ                   20.00   271.08   16.12  273.72    20.09      0.36    0.80    16.00
FFHH  FSF Financial Corp. of MN                   17.27   131.12   13.63  131.12    17.92      0.50    2.63    45.45
FOBC  Fed One Bancorp of Wheeling WV(8)           28.10   210.02   23.60  218.77    28.32      0.62    1.71    48.06
FBCI  Fidelity Bancorp of Chicago IL                NM    124.96   13.48  125.16    21.42      0.40    1.73      NM
FSBI  Fidelity Bancorp, Inc. of PA                16.90   171.31   11.71  171.31    17.14      0.36    1.50    25.35
FFFL  Fidelity Bcsh MHC of FL (47.7)              26.87   220.98   14.81  227.81      NM       0.90    3.13      NM
FFED  Fidelity Fed. Bancorp of IN                   NM    172.43   11.69  172.43      NM       0.40    5.42      NM
FFOH  Fidelity Financial of OH                    19.98   149.31   17.99  168.57    20.69      0.32    1.84    36.78
FIBC  Financial Bancorp, Inc. of NY               16.98   167.38   15.12  168.09    17.41      0.50    1.82    30.86
FBSI  First Bancshares, Inc. of MO                15.36   118.06   15.84  123.19    16.14      0.12    0.94    14.46
FBBC  First Bell Bancorp of PA                    17.12   172.27   19.33  172.27    17.58      0.40    2.03    34.78
SKBO  First Carnegie MHC of PA(45.0)                NM    181.56   31.22  181.56      NM       0.30    1.54    73.17
FSTC  First Citizens Corp of GA                   14.42   251.22   25.42  318.60    16.15      0.32    1.03    14.88
FCBK  First Coastal Bankshares of VA(8)           21.11   200.22   14.29  200.22    27.60      0.00    0.00     0.00
FCME  First Coastal Corp. of ME*                  14.89   126.13   12.68  126.13    17.07      0.00    0.00     0.00
FFBA  First Colorado Bancorp of CO(8)             24.26   230.14   30.97  234.86    25.56      0.52    1.82    44.07
FDEF  First Defiance Fin.Corp. of OH              22.64   119.14   21.02  119.14    23.71      0.36    2.41    54.55
FESX  First Essex Bancorp of MA*                  16.64   187.18   13.18  212.29    18.25      0.56    2.47    41.18
FFSX  First FSB MHC Sxld of IA(46.1)                NM    251.55   18.13  317.94      NM       0.48    1.32    41.38
FFES  First Fed of E. Hartford CT                 17.46   144.50    9.99  144.50    15.73      0.68    1.86    32.54
BDJI  First Fed. Bancorp. of MN                   25.00   155.87   16.98  155.87    25.00      0.00    0.00     0.00
FFBH  First Fed. Bancshares of AR                 24.67   159.19   23.50  159.19    26.08      0.28    1.02    25.23
FTFC  First Fed. Capital Corp. of WI              17.59   285.95   20.50  301.46    23.18      0.56    1.60    28.14
FFKY  First Fed. Fin. Corp. of KY                 17.43   203.53   26.89  214.92    17.91      0.56    2.11    36.84
FFBZ  First Federal Bancorp of OH                 21.02   238.09   18.14  238.32    21.20      0.28    1.15    24.14
FFCH  First Fin. Holdings Inc. of SC              20.54   264.37   16.82  264.37    21.30      0.42    1.83    37.50
FFHS  First Franklin Corp. of OH                  16.31   142.63   13.18  143.35    18.82      0.27    1.58    25.71
FGHC  First Georgia Hold. Corp of GA              23.25   298.42   24.15  320.05    23.25      0.40    3.02    70.18
FSPG  First Home Bancorp of NJ(8)                 18.20   220.78   15.45  223.64    18.53      0.40    1.28    23.39
FFSL  First Independence Corp. of KS              17.72   115.80   10.75  115.80    17.72      0.00    0.00     0.00
FISB  First Indiana Corp. of IN                   18.13   209.86   19.43  212.11    24.07      0.48    1.86    33.80
FKFS  First Keystone Fin. Corp of PA              16.59   176.22   11.75  176.22    18.75      0.20    1.07    17.70
FLKY  First Lancaster Bncshrs of KY                 NM    103.96   27.69  103.96      NM       0.50    3.23      NM
FLFC  First Liberty Fin. Corp. of GA              29.12   286.67   21.76  315.46    28.09      0.30    1.26    36.59
CASH  First Midwest Fin., Inc. of OH              26.42   146.04   15.17  164.19      NM       0.48    2.06    54.55
FMBD  First Mutual Bancorp Inc of IL                NM    112.72   15.95  145.58      NM       0.32    1.82      NM
FMSB  First Mutual SB of Bellevue WA*             16.19   231.29   15.70  231.29    16.50      0.20    1.18    19.05
FNGB  First Northern Cap. Corp of WI              19.29   160.14   17.78  160.14    20.45      0.36    2.67    51.43
FFPB  First Palm Beach Bancorp of FL              23.59   191.28   12.19  195.63      NM       0.70    1.60    37.63
FWWB  First Savings Bancorp of WA                 19.84   167.00   22.34  180.25    21.01      0.36    1.44    28.57
FSFF  First SecurityFed Fin of IL                   NM    116.39   33.86  116.79      NM       0.00    0.00     0.00

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                            Exhibit IV-1B (continued)
                      Weekly Thrift Market Line - Part Two
                            Prices As Of June 5, 1998

                                                                 Key Financial Ratios                        Asset Quality Ratios
                                                --------------------------------------------------------    ----------------------
                                                          Tang.      Reported Earnings     Core Earnings
                                                Equity/  Equity/  ----------------------   --------------    NPAs   Resvs/  Resvs/
Financial Institution                           Assets   Assets   ROA(5)  ROE(5)  ROI(5)   ROA(5)  ROE(5)   Assets   NPAs    Loans
---------------------                           -------  ------   ------  ------  ------   ------  ------   ------  ------  ------
                                                  (%)      (%)     (%)     (%)      (%)      (%)     (%)     (%)      (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
SHEN  First Shenango Bancorp of PA(8)            11.98    11.98    1.09    9.41     5.09    1.11    9.59     0.97    83.39    1.27
FSLA  First Source Bancorp of NJ                 20.55    20.55    1.09    5.31     4.10    1.09    5.31     0.47   115.69    1.04
SOPN  First Svgs Bancorp of NC                   23.03    23.03    1.78    7.65     6.02    1.78    7.65     0.16   125.31    0.30
FBNW  FirstBank Corp of Clarkston WA             16.36    16.36    1.03    7.72     4.14    0.62    4.67     0.73    83.64    0.76
FFDB  FirstFed Bancorp, Inc. of AL                9.69     8.90    0.96    9.89     5.92    0.96    9.89     1.42    45.57    0.95
FSPT  FirstSpartan Fin. Corp. of SC              26.29    26.29    1.33    6.94     3.42    1.32    6.89     0.35   115.67    0.49
FLAG  Flag Financial Corp of GA                   8.89     8.89    0.87    9.46     2.38    0.62    6.67     0.99    91.47    1.30
FLGS  Flagstar Bancorp, Inc of MI                 5.21     5.04    1.30   21.55     7.64    1.30   21.55     2.32    11.78    0.31
FFIC  Flushing Fin. Corp. of NY*                 12.72    12.23    0.92    6.57     4.26    0.93    6.63     0.31   199.94    1.04
FBHC  Fort Bend Holding Corp. of TX(8)            6.77     6.35    0.78   12.28     5.94    0.57    9.06     0.47   114.18    1.02
FTSB  Fort Thomas Fin. Corp. of KY               15.77    15.77    1.23    7.71     5.47    1.23    7.71     2.22    19.86    0.49
FKKY  Frankfort First Bancorp of KY              16.95    16.95    0.25    1.31     1.23    0.80    4.26     0.12    63.29    0.08
FTNB  Fulton Bancorp, Inc. of MO                 23.37    23.37    1.22    5.01     3.80    0.95    3.88     0.70   126.01    1.06
GUPB  GFSB Bancorp, Inc of Gallup NM             12.34    12.34    0.91    6.67     5.10    0.91    6.67     0.37    86.67    0.54
GSLA  GS Financial Corp. of LA                   41.63    41.63    1.44    3.79     3.22    1.29    3.39     0.13   264.81    0.77
GOSB  GSB Financial Corp. of NY*                 28.14    28.14    0.73    3.54     2.28    0.69    3.36     0.10   147.83    0.24
GBNK  Gaston Fed Bncp MHC of NC(47.0             22.48    22.48    1.13    5.02     2.73    1.13    5.02     0.32   134.01    0.92
GFCO  Glenway Financial Corp. of OH               9.57     9.49    0.86    9.12     4.63    0.86    9.04     0.19   184.71    0.41
GTPS  Great American Bancorp of IL               18.33    18.33    0.66    3.24     2.65    0.66    3.24     0.11   346.45    0.48
PEDE  Great Pee Dee Bancorp of SC                37.86    37.86    1.57    4.15     3.61    1.57    4.15     0.73    65.48    0.59
GSBC  Great Southern Bancorp of MO                8.20     8.14    1.89   21.95     6.92    1.69   19.67     1.51   129.74    2.39
GSFC  Green Street Fin. Corp. of NC              35.78    35.78    1.60    4.49     4.03    1.60    4.49     0.18    78.95    0.19
GFED  Guaranty Fed Bancshares of MO              28.34    28.34    1.12    5.49     3.01    1.09    5.34     0.59   152.53    1.14
HCBB  HCB Bancshares of Camden AR                18.65    17.99    0.30    2.05     1.45    0.30    2.05     0.23   316.88    1.42
HEMT  HF Bancorp of Hemet CA                      7.86     6.67   -0.04   -0.54    -0.42    0.13    1.61     0.95    59.24    1.00
HFFC  HF Financial Corp. of SD                    9.72     9.72    1.09   11.50     5.94    1.01   10.69     0.49   196.91    1.26
HFNC  HFNC Financial Corp. of NC(8)              17.24    17.24    1.34    7.36     5.69    0.92    5.05     0.73    98.43    0.89
HMNF  HMN Financial, Inc. of MN                  11.60    10.79    0.93    6.97     5.17    0.66    4.95     0.12   327.35    0.61
HALL  Hallmark Capital Corp. of WI                7.68     7.68    0.67    9.13     6.33    0.64    8.65     0.27   197.24    0.78
HRBF  Harbor Federal Bancorp of MD               12.69    12.69    0.75    5.86     4.60    0.72    5.62     0.42    50.26    0.33
HARB  Harbor Florida Bancshrs of FL              19.81    19.60    1.25   11.33     3.94    1.20   10.84     0.47   198.97    1.33
HFSA  Hardin Bancorp of Hardin MO                11.13    11.13    0.77    6.54     5.47    0.66    5.61     0.19   110.22    0.40
HARL  Harleysville SB of PA                       6.67     6.67    1.01   15.23     6.42    1.01   15.23      NA       NA     0.79
HFGI  Harrington Fin. Group of IN                 4.42     4.42   -0.02   -0.40    -0.26    0.04    0.94     0.16    23.48    0.16
HARS  Harris Fin. MHC of PA (24.3)                8.12     7.30    0.88   10.93     2.26    0.72    8.95     0.66    60.87    0.99
HFFB  Harrodsburg 1st Fin Bcrp of KY             26.46    26.46    1.36    5.08     4.68    1.36    5.08     0.44    79.96    0.45
HHFC  Harvest Home Fin. Corp. of OH              11.12    11.12    0.77    6.53     5.07    0.67    5.67     0.23    56.81    0.27
HAVN  Haven Bancorp of Woodhaven NY               5.65     5.64    0.53    9.11     4.17    0.53    9.03     0.57   112.56    1.08
HTHR  Hawthorne Fin. Corp. of CA                  4.25     4.25    0.97   21.97    16.29    1.14   25.72     6.04    22.28    1.46
HMLK  Hemlock Fed. Fin. Corp. of IL              16.20    16.20    0.99    5.53     4.62    0.99    5.53     0.23   175.34    0.94
HBSC  Heritage Bancorp, Inc of SC                28.79    28.79    1.16    4.02     3.80    1.16    4.02      NA       NA     0.38
HFWA  Heritage Financial Corp of WA              28.80    28.80    1.11    5.92     2.49    0.57    3.04     0.12   761.93    1.28
HCBC  High Country Bancorp of CO                 19.56    19.56    0.84    5.87     3.53    0.84    5.87     0.45   167.06    0.94
HBNK  Highland Bancorp of CA                      7.84     7.84    1.30   17.06     6.81    1.13   14.83     1.95    84.08    2.06
HIFS  Hingham Inst. for Sav. of MA*               9.48     9.48    1.25   13.13     6.00    1.25   13.13     0.42   166.84    0.89
HBEI  Home Bancorp of Elgin IL(8)                25.92    25.92    0.70    2.57     2.25    0.70    2.57     0.32    93.09    0.36
HBFW  Home Bancorp of Fort Wayne IN              12.03    12.03    0.86    6.72     3.92    0.84    6.56     0.08   463.00    0.45
HCFC  Home City Fin. Corp. of OH                 18.58    18.58    1.29    6.57     6.92    1.29    6.57     0.65    90.76    0.66
HOMF  Home Fed Bancorp of Seymour IN              9.20     8.95    1.45   16.58     6.50    1.17   13.44     0.53   107.55    0.68
HWEN  Home Financial Bancorp of IN               17.99    17.99    0.94    5.32     4.60    0.74    4.18     1.32    53.55    0.86
HLFC  Home Loan Financial Corp of OH             38.94    38.94    1.30    5.70     2.39    1.30    5.70     0.44    56.90    0.36
HPBC  Home Port Bancorp, Inc. of MA*              9.78     9.78    1.47   14.04     6.09    1.63   15.59     0.29   430.57    1.49
HFBC  HopFed Bancorp of KY                       25.98    25.98    1.12   10.32     3.19    1.12   10.32     0.15    70.97    0.23
HZFS  Horizon Fin'l. Services of IA               9.11     9.11    0.91    9.24     5.33    0.70    7.08     0.92    45.20    0.69
HRZB  Horizon Financial Corp. of WA*             15.33    15.33    1.55   10.00     6.29    1.54    9.91     0.01      NA     0.83
IBSF  IBS Financial Corp. of NJ(8)               17.36    17.36    0.82    4.70     3.05    0.82    4.70     0.09   156.87    0.47

                                                             Pricing Ratios                     Dividend Data(6)
                                                 ----------------------------------------   ------------------------
                                                                         Price/   Price/      Ind.   Divi-
                                                 Price/  Price/  Price/   Tang.    Core      Div./   dend    Payout
Financial Institution                           Earning   Book   Assets   Book   Earnings    Share   Yield   Ratio(7)
---------------------                           -------  ------  ------  ------  --------   -------  ------  -------
                                                  (X)      (%)     (%)     (%)     (x)        ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
SHEN  First Shenango Bancorp of PA(8)            19.64   176.74   21.17  176.74    19.28      0.60    1.45    28.57
FSLA  First Source Bancorp of NJ                 24.39   129.53   26.62  129.53    24.39      0.12    1.20    29.27
SOPN  First Svgs Bancorp of NC                   16.61   124.93   28.77  124.93    16.61      1.00    4.30    71.43
FBNW  FirstBank Corp of Clarkston WA             24.13   137.14   22.43  137.14      NM       0.32    1.54    37.21
FFDB  FirstFed Bancorp, Inc. of AL               16.89   166.67   16.15  181.55    16.89      0.50    2.00    33.78
FSPT  FirstSpartan Fin. Corp. of SC              29.28   148.98   39.17  148.98    29.47      0.60    1.35    39.47
FLAG  Flag Financial Corp of GA                    NM       NM    34.12     NM       NM       0.23    1.24    52.27
FLGS  Flagstar Bancorp, Inc of MI                13.08   245.04   12.76  253.07    13.08      0.28    1.17    15.30
FFIC  Flushing Fin. Corp. of NY*                 23.45   151.26   19.23  157.27    23.25      0.32    1.21    28.32
FBHC  Fort Bend Holding Corp. of TX(8)           16.84   193.25   13.09  206.16    22.84      0.40    1.68    28.37
FTSB  Fort Thomas Fin. Corp. of KY               18.29   137.99   21.76  137.99    18.29      0.25    1.67    30.49
FKKY  Frankfort First Bancorp of KY                NM    116.40   19.74  116.40    25.00      0.80    4.92      NM
FTNB  Fulton Bancorp, Inc. of MO                 26.33   131.14   30.64  131.14      NM       0.24    1.22    32.00
GUPB  GFSB Bancorp, Inc of Gallup NM             19.62   127.68   15.75  127.68    19.62      0.27    1.74    34.18
GSLA  GS Financial Corp. of LA                     NM    108.08   44.99  108.08      NM       0.28    1.61    50.00
GOSB  GSB Financial Corp. of NY*                   NM    115.12   32.40  115.12      NM       0.00    0.00     0.00
GBNK  Gaston Fed Bncp MHC of NC(47.0               NM    184.00   41.37  184.00      NM       0.00    0.00     0.00
GFCO  Glenway Financial Corp. of OH              21.62   190.48   18.23  192.15    21.82      0.44    1.83    39.64
GTPS  Great American Bancorp of IL                 NM    129.62   23.76  129.62      NM       0.44    2.01      NM
PEDE  Great Pee Dee Bancorp of SC                27.68   114.73   43.44  114.73    27.68      0.30    1.94    53.57
GSBC  Great Southern Bancorp of MO               14.45   300.84   24.65  303.03    16.13      0.44    1.76    25.43
GSFC  Green Street Fin. Corp. of NC              24.82   110.60   39.57  110.60    24.82      0.44    2.69    66.67
GFED  Guaranty Fed Bancshares of MO                NM    115.43   32.71  115.43      NM       0.60    4.64      NM
HCBB  HCB Bancshares of Camden AR                  NM    104.71   19.53  108.54      NM       0.20    1.32      NM
HEMT  HF Bancorp of Hemet CA                       NM    126.22    9.92  148.76      NM       0.00    0.00      NM
HFFC  HF Financial Corp. of SD                   16.84   188.49   18.33  188.49    18.13      0.28    1.18    19.86
HFNC  HFNC Financial Corp. of NC(8)              17.59   125.36   21.61  125.36    25.65      0.32    2.60    45.71
HMNF  HMN Financial, Inc. of MN                  19.35   131.77   15.29  141.62    27.27      0.16    0.89    17.20
HALL  Hallmark Capital Corp. of WI               15.79   136.12   10.46  136.12    16.67      0.00    0.00     0.00
HRBF  Harbor Federal Bancorp of MD               21.72   124.13   15.75  124.13    22.63      0.52    2.42    52.53
HARB  Harbor Florida Bancshrs of FL              25.40   144.03   28.54  145.61    26.53      0.26    2.18    55.32
HFSA  Hardin Bancorp of Hardin MO                18.28   118.46   13.18  118.46    21.30      0.52    2.68    49.06
HARL  Harleysville SB of PA                      15.57   220.87   14.73  220.87    15.57      0.44    1.36    21.15
HFGI  Harrington Fin. Group of IN                  NM    153.99    6.81  153.99      NM       0.12    1.05      NM
HARS  Harris Fin. MHC of PA (24.3)                 NM       NM    36.51     NM       NM       0.22    0.90    40.00
HFFB  Harrodsburg 1st Fin Bcrp of KY             21.38   109.87   29.07  109.87    21.38      0.40    2.46    52.63
HHFC  Harvest Home Fin. Corp. of OH              19.74   129.09   14.35  129.09    22.73      0.44    2.93    57.89
HAVN  Haven Bancorp of Woodhaven NY              24.00   208.21   11.77  208.70    24.22      0.30    1.12    26.79
HTHR  Hawthorne Fin. Corp. of CA                  6.14   122.60    5.21  122.60     5.24      0.00    0.00     0.00
HMLK  Hemlock Fed. Fin. Corp. of IL              21.62   118.81   19.24  118.81    21.62      0.28    1.52    32.94
HBSC  Heritage Bancorp, Inc of SC                26.28   105.62   30.40  105.62    26.28      0.00    0.00     0.00
HFWA  Heritage Financial Corp of WA                NM    156.14   44.97  156.14      NM       0.14    0.94    37.84
HCBC  High Country Bancorp of CO                 28.30   109.97   21.51  109.97    28.30      0.30    2.00    56.60
HBNK  Highland Bancorp of CA                     14.69   227.88   17.87  227.88    16.90      1.00    2.34    34.36
HIFS  Hingham Inst. for Sav. of MA*              16.67   207.84   19.70  207.84    16.67      0.52    1.49    24.76
HBEI  Home Bancorp of Elgin IL(8)                  NM    114.70   29.73  114.70      NM       0.40    2.50      NM
HBFW  Home Bancorp of Fort Wayne IN              25.50   176.82   21.27  176.82    26.13      0.20    0.63    16.00
HCFC  Home City Fin. Corp. of OH                 14.46    94.07   17.48   94.07    14.46      0.36    2.44    35.29
HOMF  Home Fed Bancorp of Seymour IN             15.38   237.15   21.81  243.70    18.99      0.40    1.33    20.51
HWEN  Home Financial Bancorp of IN               21.74   113.70   20.45  113.70    27.67      0.10    1.10    23.81
HLFC  Home Loan Financial Corp of OH               NM    112.16   43.67  112.16      NM       0.00    0.00     0.00
HPBC  Home Port Bancorp, Inc. of MA*             16.41   223.29   21.83  223.29    14.78      0.80    2.99    49.08
HFBC  HopFed Bancorp of KY                         NM    142.92   37.13  142.92      NM       0.00    0.00     0.00
HZFS  Horizon Fin'l. Services of IA              18.76   175.83   16.02  175.83    24.46      0.18    1.07    20.00
HRZB  Horizon Financial Corp. of WA*             15.91   155.97   23.92  155.97    16.06      0.44    2.51    40.00
IBSF  IBS Financial Corp. of NJ(8)                 NM    151.64   26.32  151.64      NM       0.40    2.21    72.73

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                           Exhibit IV-1B (continued)
                      Weekly Thrift Market Line - Part Two
                            Prices As Of June 5, 1998

                                                                 Key Financial Ratios                        Asset Quality Ratios
                                                --------------------------------------------------------    ----------------------
                                                          Tang.      Reported Earnings     Core Earnings
                                                Equity/  Equity/  ----------------------   --------------    NPAs   Resvs/  Resvs/
Financial Institution                           Assets   Assets   ROA(5)  ROE(5)  ROI(5)   ROA(5)  ROE(5)   Assets   NPAs    Loans
---------------------                           -------  ------   ------  ------  ------   ------  ------   ------  ------  ------
                                                  (%)      (%)     (%)     (%)      (%)      (%)     (%)     (%)      (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
ITLA  ITLA Capital Corp of CA*                   10.18    10.14     1.43   13.51    7.68     1.43  13.51     1.31   102.95    1.63
ICBC  Independence Comm Bnk Cp of NY             21.70    20.32     0.64    2.95    2.20     0.85   3.90     0.70   126.32    1.24
IFSB  Independence FSB of DC                      7.25     6.45     0.54    8.04    5.97     0.22   3.32     1.41    16.50    0.40
INBI  Industrial Bancorp of OH                   16.48    16.48     1.48    8.53    5.35     1.48   8.53     0.25   188.24    0.54
IWBK  Interwest Bancorp of WA                     6.76     6.66     1.04   15.60    5.11     0.88  13.20     0.66    66.76    0.76
IPSW  Ipswich SB of Ipswich MA*                   5.28     5.28     1.24   22.32    6.19     0.94  16.84     0.79    90.70    0.89
JXVL  Jacksonville Bancorp of TX                 14.73    14.73     1.45    9.79    6.60     1.45   9.79     0.75    65.39    0.64
JXSB  Jcksnville SB,MHC of IL (45.6)             10.38    10.38     0.59    5.64    2.37     0.38   3.65     0.86    54.02    0.61
JSBA  Jefferson Svgs Bancorp of MO                9.39     7.46     0.82    9.53    3.37     0.76   8.88     0.66    96.80    0.88
JOAC  Joachim Bancorp, Inc. of MO(8)             28.92    28.92     0.76    2.64    2.18     0.76   2.64     0.25    89.29    0.30
KSBK  KSB Bancorp of Kingfield ME*                7.36     7.00     1.07   14.93    6.32     1.07  14.93      NA       NA     1.10
KFBI  Klamath First Bancorp of OR                15.01    13.78     0.97    5.86    4.39     0.97   5.86     0.02   765.13    0.25
LSBI  LSB Fin. Corp. of Lafayette IN              8.41     8.41     0.82    9.46    5.73     0.74   8.47     1.69    41.16    0.81
LVSB  Lakeview Financial of NJ                    9.65     7.92     1.44   13.78    7.51     0.90   8.63     1.27    57.56    1.42
LARK  Landmark Bancshares, Inc of KS             14.12    14.12     1.08    7.66    5.49     0.95   6.73     0.21   217.31    0.63
LARL  Laurel Capital Group of PA                 10.63    10.63     1.43   13.75    6.78     1.40  13.45     0.37   226.91    1.24
LSBX  Lawrence Savings Bank of MA*               11.13    11.13     2.47   25.38   12.99     2.43  25.00     0.40   218.48    1.79
LFED  Leeds Fed Bksr MHC of MD (36.3             16.50    16.50     1.18    7.20    3.34     1.18   7.20     0.03   560.82    0.29
LXMO  Lexington B&L Fin. Corp. of MO             18.02    16.90     0.95    4.19    3.90     0.95   4.19     0.47   135.29    0.95
LFCO  Life Financial Corp of CA(8)               15.12    15.12     4.91   32.88   10.15     5.09  34.09     2.43    43.86    1.76
LFBI  Little Falls Bancorp of NJ                 10.20     9.42     0.58    4.85    3.85     0.55   4.66     0.43    78.51    0.81
LOGN  Logansport Fin. Corp. of IN                18.86    18.86     1.49    7.78    5.80     1.52   7.93     0.57    46.97    0.37
LISB  Long Island Bancorp, Inc of NY(8)           8.95     8.88     0.87    9.63    3.56     0.71   7.78     0.86    62.70    0.91
MAFB  MAF Bancorp, Inc. of IL                     7.74     6.87     1.12   14.44    6.61     1.09  14.04     0.55    80.77    0.56
MBLF  MBLA Financial Corp. of MO                 12.68    12.68     0.81    6.30    5.93     0.83   6.43     0.55    59.37    0.50
MECH  MECH Financial Inc of CT*                   9.59     9.59     1.54   15.45    8.62     1.54  15.45     0.56   258.21    2.28
MFBC  MFB Corp. of Mishawaka IN                  11.77    11.77     0.84    6.40    4.94     0.82   6.30     0.02   645.16    0.18
MSBF  MSB Financial, Inc of MI                   16.70    16.70     1.55    9.28    5.71     1.38   8.23     0.74    60.27    0.49
MARN  Marion Capital Holdings of IN              20.55    20.11     1.33    6.13    4.85     1.33   6.13     1.00   106.41    1.26
MRKF  Market Fin. Corp. of OH                    35.28    35.28     1.13    3.21    3.46     1.13   3.21     0.33    27.08    0.17
MFSL  Maryland Fed. Bancorp of MD(8)              8.76     8.68     0.62    7.09    2.92     0.87   9.96     0.66    60.90    0.48
MASB  MassBank Corp. of Reading MA*              11.52    11.36     1.15   10.59    5.76     1.03   9.55     0.17   152.27    0.86
MFLR  Mayflower Co-Op. Bank of MA*                9.75     9.61     1.11   11.52    6.57     1.05  10.93     0.69   124.95    1.49
MDBK  Medford Bancorp, Inc. of MA*                9.24     8.73     1.08   11.95    6.25     1.01  11.26     0.13   481.96    1.17
MWBX  MetroWest Bank of MA*                       7.21     7.21     1.30   17.59    6.97     1.27  17.26     0.70   208.27    2.01
METF  Metropolitan Fin. Corp. of OH               3.86     3.57     0.74   18.94    6.20     0.66  16.70     0.92    64.73    0.78
MIFC  Mid Iowa Financial Corp. of IA              8.85     8.84     1.16   12.64    7.49     1.25  13.64     0.07   275.00    0.41
MCBN  Mid-Coast Bancorp of ME                     8.47     8.47     0.78    9.15    5.58     0.72   8.47     0.58    95.07    0.68
MWBI  Midwest Bancshares, Inc. of IA              6.89     6.89     0.89   12.81    8.19     0.78  11.22     0.66    43.60    0.50
MFFC  Milton Fed. Fin. Corp. of OH               11.35    11.35     0.68    5.39    3.91     0.61   4.79     0.28    85.06    0.36
MBSP  Mitchell Bancorp, Inc. of NC               39.32    39.32     1.44    3.47    3.22     1.44   3.47     1.56    33.74    0.68
MBBC  Monterey Bay Bancorp of CA                 11.68    10.92     0.42    3.72    2.57     0.39   3.45     0.35   131.09    0.67
MONT  Montgomery Fin. Corp. of IN                18.25    18.25     0.80    4.71    3.94     0.80   4.71      NA       NA     0.19
MSBK  Mutual SB, FSB of Bay City MI               5.07     5.07    -1.31  -22.89  -17.11    -0.46  -8.09     0.07   427.08    0.63
MYST  Mystic Financial of MA*                    19.06    19.06     0.73    5.82    3.41     0.67   5.38     0.25   254.55    0.91
NHTB  NH Thrift Bancshares of NH                  8.09     7.03     0.90   11.47    6.97     0.83  10.62     0.76   126.05    1.20
NSLB  NS&L Bancorp, Inc of Neosho MO             18.78    18.65     0.68    3.49    3.35     0.68   3.49     0.11    73.53    0.14
NSSY  NSS Bancorp of CT*                          8.12     7.90     1.00   12.37    6.54     1.14  13.99      NA       NA     1.31
NMSB  Newmil Bancorp, Inc. of CT*                 8.91     8.91     0.84    8.78    5.58     0.83   8.66     0.63   215.34    2.87
NBCP  Niagara Bancorp of NY MHC(45.4*            12.03    12.03     0.55    4.56    3.98     0.55   4.56     0.25   217.16    1.10
NBSI  North Bancshares of Chicago IL             11.45    11.45     0.47    3.48    2.71     0.44   3.24      NA       NA     0.27
FFFD  North Central Bancshares of IA             15.43    13.42     1.14    7.38    5.24     1.14   7.38     0.16   472.78    1.02
NEIB  Northeast Indiana Bncrp of IN              13.34    13.34     1.20    8.36    6.19     1.20   8.36     0.18   352.92    0.72
NWSB  Northwest Bcrp MHC of PA (30.7              8.85     7.91     0.95   10.14    2.75     0.95  10.14     0.69    89.55    0.83
NWEQ  Northwest Equity Corp. of WI               11.60    11.60     1.06    9.03    5.99     1.01   8.66     1.35    35.37    0.58
NTMG  Nutmeg FS&LA of CT                          5.83     5.83     0.51    8.66    5.24     0.35   6.08      NA       NA     0.55

                                                              Pricing Ratios                     Dividend Data(6)
                                                  ----------------------------------------   ------------------------
                                                                          Price/   Price/      Ind.   Divi-
                                                  Price/  Price/  Price/   Tang.    Core      Div./   dend    Payout
Financial Institution                            Earning   Book   Assets   Book   Earnings    Share   Yield   Ratio(7)
---------------------                            -------  ------  ------  ------  --------   -------  ------  -------
                                                   (X)      (%)     (%)     (%)     (x)        ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
ITLA  ITLA Capital Corp of CA*                    13.02   165.64   16.85  166.14    13.02      0.00    0.00     0.00
ICBC  Independence Comm Bnk Cp of NY                NM    133.94   29.07  143.06      NM       0.00    0.00     0.00
IFSB  Independence FSB of DC                      16.74   128.25    9.29  144.04      NM       0.25    1.37    22.94
INBI  Industrial Bancorp of OH                    18.69   158.57   26.13  158.57    18.69      0.60    3.12    58.25
IWBK  Interwest Bancorp of WA                     19.58   279.93   18.92  284.33    23.15      0.76    1.62    31.67
IPSW  Ipswich SB of Ipswich MA*                   16.16   326.29   17.23  326.29    21.41      0.16    0.93    15.09
JXVL  Jacksonville Bancorp of TX                  15.15   145.21   21.39  145.21    15.15      0.50    2.41    36.50
JXSB  Jcksnville SB,MHC of IL (45.6)                NM    232.94   24.18  232.94      NM       0.30    1.40    58.82
JSBA  Jefferson Svgs Bancorp of MO                29.66   260.78   24.48  328.09      NM       0.28    0.93    27.45
JOAC  Joachim Bancorp, Inc. of MO(8)                NM    124.00   35.86  124.00      NM       0.50    2.94      NM
KSBK  KSB Bancorp of Kingfield ME*                15.83   217.14   15.98  228.37    15.83      0.10    0.53     8.33
KFBI  Klamath First Bancorp of OR                 22.80   129.46   19.43  141.05    22.80      0.34    1.75    40.00
LSBI  LSB Fin. Corp. of Lafayette IN              17.44   158.73   13.36  158.73    19.48      0.38    1.27    22.09
LVSB  Lakeview Financial of NJ                    13.32   206.38   19.92  251.56    21.27      0.25    1.03    13.74
LARK  Landmark Bancshares, Inc of KS              18.21   138.35   19.53  138.35    20.71      0.60    2.21    40.27
LARL  Laurel Capital Group of PA                  14.75   194.50   20.68  194.50    15.07      0.52    2.54    37.41
LSBX  Lawrence Savings Bank of MA*                 7.70   170.63   19.00  170.63     7.82      0.00    0.00     0.00
LFED  Leeds Fed Bksr MHC of MD (36.3              29.92   207.46   34.23  207.46    29.92      0.56    2.84      NM
LXMO  Lexington B&L Fin. Corp. of MO              25.61   104.54   18.84  111.44    25.61      0.30    1.89    48.39
LFCO  Life Financial Corp of CA(8)                 9.85   239.15   36.15  239.15     9.50      0.00    0.00     0.00
LFBI  Little Falls Bancorp of NJ                  26.00   133.29   13.59  144.34    27.08      0.20    1.03    26.67
LOGN  Logansport Fin. Corp. of IN                 17.25   129.60   24.44  129.60    16.91      0.40    2.32    40.00
LISB  Long Island Bancorp, Inc of NY(8)           28.08   261.15   23.38  263.38      NM       0.60    0.98    27.40
MAFB  MAF Bancorp, Inc. of IL                     15.13   210.90   16.32  237.72    15.56      0.42    1.10    16.67
MBLF  MBLA Financial Corp. of MO                  16.87   106.49   13.50  106.49    16.53      0.40    1.66    27.97
MECH  MECH Financial Inc of CT*                   11.60   168.49   16.16  168.49    11.60      0.60    2.08    24.10
MFBC  MFB Corp. of Mishawaka IN                   20.23   127.96   15.06  127.96    20.54      0.34    1.28    25.95
MSBF  MSB Financial, Inc of MI                    17.53   157.85   26.35  157.85    19.77      0.30    1.76    30.93
MARN  Marion Capital Holdings of IN               20.62   126.68   26.03  129.41    20.62      0.88    3.12    64.23
MRKF  Market Fin. Corp. of OH                     28.92    91.02   32.11   91.02    28.92      0.28    2.02    58.33
MFSL  Maryland Fed. Bancorp of MD(8)                NM    242.69   21.27  245.13    24.38      0.45    1.15    39.47
MASB  MassBank Corp. of Reading MA*               17.35   170.85   19.68  173.23    19.25      1.00    1.96    34.01
MFLR  Mayflower Co-Op. Bank of MA*                15.22   165.97   16.19  168.44    16.05      0.80    3.37    51.28
MDBK  Medford Bancorp, Inc. of MA*                16.01   182.67   16.87  193.27    16.99      0.80    1.92    30.77
MWBX  MetroWest Bank of MA*                       14.35   236.28   17.04  236.28    14.62      0.12    1.55    22.22
METF  Metropolitan Fin. Corp. of OH               16.13   276.75   10.69  299.40    18.29      0.00    0.00     0.00
MIFC  Mid Iowa Financial Corp. of IA              13.35   157.35   13.93  157.56    12.38      0.08    0.67     8.99
MCBN  Mid-Coast Bancorp of ME                     17.91   160.00   13.56  160.00    19.35      0.17    1.42    25.37
MWBI  Midwest Bancshares, Inc. of IA              12.21   148.03   10.20  148.03    13.94      0.28    1.78    21.71
MFFC  Milton Fed. Fin. Corp. of OH                25.60   140.26   15.92  140.26    28.80      0.60    3.72      NM
MBSP  Mitchell Bancorp, Inc. of NC                  NM    107.37   42.22  107.37      NM       0.40    2.39    74.07
MBBC  Monterey Bay Bancorp of CA                    NM    143.78   16.79  153.70      NM       0.14    0.65    25.45
MONT  Montgomery Fin. Corp. of IN                 25.38   105.31   19.22  105.31    25.38      0.22    1.73    44.00
MSBK  Mutual SB, FSB of Bay City MI                 NM    151.42    7.68  151.42      NM       0.00    0.00      NM
MYST  Mystic Financial of MA*                     29.33   115.53   22.02  115.53      NM       0.20    1.31    38.46
NHTB  NH Thrift Bancshares of NH                  14.34   157.13   12.72  180.89    15.48      0.60    3.08    44.12
NSLB  NS&L Bancorp, Inc of Neosho MO              29.81   105.08   19.74  105.84    29.81      0.50    2.84      NM
NSSY  NSS Bancorp of CT*                          15.28   189.11   15.35  194.29    13.52      0.52    1.20    18.37
NMSB  Newmil Bancorp, Inc. of CT*                 17.91   154.25   13.74  154.25    18.15      0.32    2.42    43.24
NBCP  Niagara Bancorp of NY MHC(45.4*             25.10   114.56   13.78  114.56    25.10      0.00    0.00     0.00
NBSI  North Bancshares of Chicago IL                NM    153.30   17.56  153.30      NM       0.40    2.46      NM
FFFD  North Central Bancshares of IA              19.08   140.78   21.72  161.77    19.08      0.32    1.45    27.59
NEIB  Northeast Indiana Bncrp of IN               16.17   135.90   18.13  135.90    16.17      0.34    1.58    25.56
NWSB  Northwest Bcrp MHC of PA (30.7                NM       NM    31.10     NM       NM       0.16    1.00    36.36
NWEQ  Northwest Equity Corp. of WI                16.70   148.00   17.18  148.00    17.42      0.64    3.14    52.46
NTMG  Nutmeg FS&LA of CT                          19.09   165.35    9.65  165.35    27.20      0.20    1.84    35.09

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                           Exhibit IV-1B (continued)
                      Weekly Thrift Market Line - Part Two
                            Prices As Of June 5, 1998

                                                                 Key Financial Ratios                        Asset Quality Ratios
                                                --------------------------------------------------------    ----------------------
                                                          Tang.      Reported Earnings     Core Earnings
                                                Equity/  Equity/  ----------------------   --------------    NPAs   Resvs/  Resvs/
Financial Institution                           Assets   Assets   ROA(5)  ROE(5)  ROI(5)   ROA(5)  ROE(5)   Assets   NPAs    Loans
---------------------                           -------  ------   ------  ------  ------   ------  ------   ------  ------  ------
                                                  (%)      (%)     (%)     (%)      (%)      (%)     (%)     (%)      (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
OHSL  OHSL Financial Corp. of OH                 10.55    10.55    0.86    7.92    4.75     0.80     7.34    0.17   126.00   0.32
OCFC  Ocean Fin. Corp. of NJ                     14.22    14.22    0.95    6.13    4.62     0.95     6.13    0.48    92.94   0.82
OTFC  Oregon Trail Fin. Corp. of OR              25.86    25.86    1.12    9.47    4.09     1.14     9.61    0.18   180.70   0.55
OFCP  Ottawa Financial Corp. of MI                8.45     6.92    0.87   10.06    4.97     0.81     9.29    0.36   104.99   0.44
PFFB  PFF Bancorp of Pomona CA                    9.04     8.95    0.60    6.06    4.84     0.56     5.68    1.33    69.73   1.40
PSFI  PS Financial of Chicago IL                 27.81    27.81    1.10    3.19    3.35     1.85     5.37    2.36     8.79   0.42
PVFC  PVF Capital Corp. of OH                     7.20     7.20    1.34   18.73    7.32     1.26    17.66    0.69    95.38   0.74
PBCI  Pamrapo Bancorp, Inc. of NJ                12.82    12.75    1.32   10.26    6.12     1.27     9.91    1.94    32.66   1.11
PFED  Park Bancorp of Chicago IL                 19.91    19.91    0.89    4.10    3.68     0.96     4.39    0.10   253.81   0.69
PVSA  Parkvale Financial Corp of PA               7.82     7.78    1.08   13.98    6.65     1.08    13.98    0.52   262.03   1.79
PBHC  Pathfinder BC MHC of NY (46.1)*            11.76     9.97    0.91    7.74    2.79     0.73     6.24    1.33    34.08   0.70
PEEK  Peekskill Fin. Corp. of NY                 22.99    22.99    1.03    4.09    3.50     1.06     4.22    0.89    38.25   1.39
PFSB  PennFed Fin. Services of NJ                 7.20     6.24    0.81   11.10    6.76     0.78    10.81    0.50    36.37   0.26
PWBK  Pennwood Bancorp, Inc. of PA               18.34    18.34    0.77    4.19    3.57     0.92     5.03    1.60    44.68   1.09
PBKB  People's Bancshares of MA*                  3.67     3.54    0.76   16.93    6.07     0.33     7.45    0.42   119.36   0.86
TSBS  Peoples Bancorp Inc of NJ*                 12.60    11.41    1.06    6.69    2.00     0.79     5.02    0.64    63.09   0.86
PFDC  Peoples Bancorp of Auburn IN               15.09    15.09    1.50    9.85    5.67     1.50     9.85    0.21   144.43   0.36
PBCT  Peoples Bank, MHC of CT (40.1)*             9.23     7.91    1.18   13.44    3.91     0.63     7.21    0.66   166.94   1.76
PFFC  Peoples Fin. Corp. of OH                   19.15    19.15    1.29    6.79    5.50     0.50     2.63    0.01      NA    0.30
PHBK  Peoples Heritage Fin Grp of ME*             6.72     5.11    1.22   16.61    5.81     1.21    16.48    0.91    99.98   1.26
PSFC  Peoples Sidney Fin. Corp of OH             25.15    25.15    1.24    5.56    2.91     1.24     5.56    1.10    35.55   0.44
PERM  Permanent Bancorp, Inc. of IN              10.00     9.88    0.62    6.56    3.94     0.61     6.46    0.70    70.95   0.97
PCBC  Perry Co. Fin. Corp. of MO                 18.94    18.94    1.03    5.46    4.45     1.02     5.41     NA       NA    0.16
PHFC  Pittsburgh Home Fin Corp of PA              7.43     7.34    0.79    8.24    6.35     0.67     6.99    1.37    34.44   0.79
PFSL  Pocahontas Bancorp of AR                   14.51    14.51    0.62    7.74    3.64     0.61     7.53    0.25   168.15   0.96
PTRS  Potters Financial Corp of OH                8.71     8.71    0.80    9.05    5.39     0.78     8.78    0.13      NA    2.65
PHSB  Ppls Home SB, MHC of PA (45.0)             12.76    12.76    0.81    7.30    3.13     0.72     6.49    0.36   164.84   1.32
PRBC  Prestige Bancorp of PA                      9.83     9.83    0.52    4.79    3.41     0.51     4.66    0.40    65.18   0.40
PFNC  Progress Financial Corp. of PA              5.52     4.90    0.84   15.84    4.56     0.75    14.23    1.31    65.06   1.19
PSBK  Progressive Bank, Inc. of NY(8)*            8.90     8.12    0.97   11.15    5.29     0.97    11.20    0.76   142.41   1.70
PROV  Provident Fin. Holdings of CA              11.09    11.09    0.74    5.81    4.66     0.36     2.85    1.34    61.50   0.96
PULB  Pulaski Bk,SB MHC of MO (29.8)(8)          13.41    13.41    1.07    8.15    2.01     0.92     6.99     NA       NA    0.45
PLSK  Pulaski SB, MHC of NJ (46.0)               11.54    11.54    0.63    5.86    3.01     0.63     5.86    0.73    67.79   0.93
PULS  Pulse Bancorp of S. River NJ                8.34     8.34    1.07   13.13    6.55     1.08    13.27    0.60    61.50   1.41
QCFB  QCF Bancorp of Virginia MN                 17.57    17.57    1.63    9.26    6.02     1.63     9.26    1.22    67.47   1.92
QCBC  Quaker City Bancorp of CA                   8.76     8.76    0.76    8.74    6.14     0.74     8.48    1.25    74.34   1.17
QCSB  Queens County Bancorp of NY*               10.45    10.45    1.47   12.54    3.38     1.45    12.37    0.55   106.38   0.67
RARB  Raritan Bancorp of Raritan NJ*              7.54     7.44    0.99   13.02    5.50     0.97    12.79    0.34   234.10   1.20
REDF  RedFed Bancorp of Redlands CA(8)            8.58     8.55    1.17   13.96    7.53     1.21    14.42    1.81    40.07   0.81
RELY  Reliance Bancorp, Inc. of NY                8.89     6.14    0.90   10.66    4.92     0.95    11.27     NA       NA    0.90
RELI  Reliance Bancshares Inc of WI              49.97    49.97    1.03    2.11    2.35     1.03     2.11     NA       NA    0.60
RCBK  Richmond County Fin Corp of NY             22.04    21.95    0.19    1.11    0.49     1.53     9.09    0.47    96.51   1.17
RIVR  River Valley Bancorp of IN                 13.13    12.95    0.94    7.53    5.79     0.78     6.30     NA       NA    1.00
RVSB  Riverview Bancorp of WA                    22.37    21.63    1.55    8.56    3.82     1.47     8.16    0.19   186.36   0.60
RSLN  Roslyn Bancorp, Inc. of NY*                16.76    16.68    1.31    7.08    4.65     1.26     6.81    0.25   264.59   2.23
SCCB  S. Carolina Comm. Bnshrs of SC             20.38    20.38    1.01    4.23    3.68     1.01     4.23    1.26    50.34   0.82
SBFL  SB Fngr Lakes MHC of NY (33.1)              8.68     8.68    0.40    4.39    1.32     0.34     3.72    0.27   170.49   0.94
SFED  SFS Bancorp of Schenectady NY              12.36    12.36    0.64    5.13    4.18     0.62     4.96    0.72    66.56   0.61
SGVB  SGV Bancorp of W. Covina CA                 7.89     7.78    0.38    5.10    3.64     0.43     5.79    1.45    24.47   0.46
SISB  SIS Bancorp, Inc. of MA*                    7.15     7.15    0.69    9.56    3.77     0.89    12.33    0.43   300.83   2.70
SWCB  Sandwich Bancorp of MA(8)*                  8.08     7.83    0.99   12.24    4.02     0.95    11.77    0.34   228.40   1.12
SFSL  Security First Corp. of OH(8)               9.43     9.30    1.39   14.89    4.92     1.39    14.89    0.42   178.44   0.82
SKAN  Skaneateles Bancorp Inc of NY*              6.98     6.80    0.64    9.32    6.40     0.63     9.07    2.01    49.89   1.21
SOBI  Sobieski Bancorp of S. Bend IN             14.10    14.10    0.58    3.93    3.28     0.58     3.93    0.29    77.82   0.28
SOSA  Somerset Savings Bank of MA(8)*             7.25     7.25    1.46   22.33    9.09     1.40    21.36    4.58    32.38   1.90
SSFC  South Street Fin. Corp. of NC*             15.88    15.88    0.64    2.97    3.28     0.66     3.06    0.22    88.30   0.39

                                                              Pricing Ratios                     Dividend Data(6)
                                                  ----------------------------------------   ------------------------
                                                                          Price/   Price/      Ind.   Divi-
                                                  Price/  Price/  Price/   Tang.    Core      Div./   dend    Payout
Financial Institution                            Earning   Book   Assets   Book   Earnings    Share   Yield   Ratio(7)
---------------------                            -------  ------  ------  ------  --------   -------  ------  -------
                                                   (X)      (%)     (%)     (%)     (x)        ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
OHSL  OHSL Financial Corp. of OH                  21.04   162.12   17.10  162.12    22.70      0.50    2.90    60.98
OCFC  Ocean Fin. Corp. of NJ                      21.67   140.29   19.95  140.29    21.67      0.48    2.46    53.33
OTFC  Oregon Trail Fin. Corp. of OR               24.46   108.41   28.03  108.41    24.10      0.20    1.20    29.41
OFCP  Ottawa Financial Corp. of MI                20.14   199.31   16.84  243.29    21.80      0.40    1.38    27.78
PFFB  PFF Bancorp of Pomona CA                    20.68   130.47   11.80  131.80    22.09      0.00    0.00     0.00
PSFI  PS Financial of Chicago IL                  29.84   116.81   32.48  116.81    17.74      0.48    3.66      NM
PVFC  PVF Capital Corp. of OH                     13.66   233.69   16.83  233.69    14.48      0.00    0.00     0.00
PBCI  Pamrapo Bancorp, Inc. of NJ                 16.33   164.24   21.06  165.11    16.92      1.12    3.96    64.74
PFED  Park Bancorp of Chicago IL                  27.17   111.34   22.17  111.34    25.34      0.00    0.00     0.00
PVSA  Parkvale Financial Corp of PA               15.05   198.19   15.49  199.18    15.05      0.60    1.89    28.44
PBHC  Pathfinder BC MHC of NY (46.1)*               NM    273.01   32.11  322.00      NM       0.20    0.90    32.26
PEEK  Peekskill Fin. Corp. of NY                  28.57   120.64   27.73  120.64    27.69      0.36    2.00    57.14
PFSB  PennFed Fin. Services of NJ                 14.78   155.11   11.16  178.95    15.18      0.14    0.82    12.17
PWBK  Pennwood Bancorp, Inc. of PA                28.00   120.79   22.15  120.79    23.33      0.27    1.93    54.00
PBKB  People's Bancshares of MA*                  16.47   273.95   10.05  283.75      NM       0.52    1.99    32.70
TSBS  Peoples Bancorp Inc of NJ*                    NM    323.62   40.77     NM       NM       0.10    1.00    50.00
PFDC  Peoples Bancorp of Auburn IN                17.64   169.40   25.56  169.40    17.64      0.44    1.93    34.11
PBCT  Peoples Bank, MHC of CT (40.1)*             25.54   288.77   26.66  337.11      NM       0.84    2.21    56.38
PFFC  Peoples Fin. Corp. of OH                    18.17   122.68   23.49  122.68      NM       0.60    4.40      NM
PHBK  Peoples Heritage Fin Grp of ME*             17.20   267.12   17.94     NM     17.32      0.44    1.87    32.12
PSFC  Peoples Sidney Fin. Corp of OH                NM    163.95   41.24  163.95      NM       0.28    1.15    39.44
PERM  Permanent Bancorp, Inc. of IN               25.40   160.32   16.03  162.27    25.81      0.22    1.38    34.92
PCBC  Perry Co. Fin. Corp. of MO                  22.48   118.74   22.49  118.74    22.70      0.50    2.14    48.08
PHFC  Pittsburgh Home Fin Corp of PA              15.74   138.06   10.26  139.70    18.56      0.24    1.36    21.43
PFSL  Pocahontas Bancorp of AR                    27.44   113.30   16.44  113.30    28.23      0.24    2.43    66.67
PTRS  Potters Financial Corp of OH                18.56   164.47   14.32  164.47    19.13      0.24    1.28    23.76
PHSB  Ppls Home SB, MHC of PA (45.0)                NM    194.87   24.87  194.87      NM       0.24    1.19    38.10
PRBC  Prestige Bancorp of PA                      29.29   136.67   13.43  136.67      NM       0.17    0.83    24.29
PFNC  Progress Financial Corp. of PA              21.91   306.12   16.90  345.13    24.38      0.12    0.62    13.48
PSBK  Progressive Bank, Inc. of NY(8)*            18.92   203.09   18.07  222.58    18.83      0.80    1.90    36.04
PROV  Provident Fin. Holdings of CA               21.46   125.28   13.89  125.28      NM       0.00    0.00     0.00
PULB  Pulaski Bk,SB MHC of MO (29.8)(8)             NM       NM    52.80     NM       NM       1.10    2.43      NM
PLSK  Pulaski SB, MHC of NJ (46.0)                  NM    174.81   20.17  174.81      NM       0.30    1.64    54.55
PULS  Pulse Bancorp of S. River NJ                15.27   190.95   15.92  190.95    15.10      0.80    2.90    44.20
QCFB  QCF Bancorp of Virginia MN                  16.62   153.94   27.05  153.94    16.62      0.00    0.00     0.00
QCBC  Quaker City Bancorp of CA                   16.30   136.31   11.93  136.31    16.79      0.00    0.00     0.00
QCSB  Queens County Bancorp of NY*                29.63      NM    40.87     NM       NM       1.00    2.25    66.67
RARB  Raritan Bancorp of Raritan NJ*              18.18   226.93   17.11  229.89    18.52      0.60    2.00    36.36
REDF  RedFed Bancorp of Redlands CA(8)            13.27   169.25   14.52  169.82    12.85      0.00    0.00     0.00
RELY  Reliance Bancorp, Inc. of NY                20.34   194.98   17.34  282.58    19.24      0.72    1.83    37.31
RELI  Reliance Bancshares Inc of WI                 NM     91.30   45.63   91.30      NM       0.00    0.00     0.00
RCBK  Richmond County Fin Corp of NY                NM    151.52   33.39  152.14    25.00      0.20    1.08      NM
RIVR  River Valley Bancorp of IN                  17.27   125.66   16.50  127.43    20.65      0.20    1.05    18.18
RVSB  Riverview Bancorp of WA                     26.17   168.68   37.73  174.48    27.46      0.14    0.84    21.88
RSLN  Roslyn Bancorp, Inc. of NY*                 21.49   152.52   25.57  153.25    22.35      0.34    1.54    33.01
SCCB  S. Carolina Comm. Bnshrs of SC              27.19   133.68   27.24  133.68    27.19      0.64    2.94      NM
SBFL  SB Fngr Lakes MHC of NY (33.1)                NM    321.80   27.94  321.80      NM       0.24    1.22      NM
SFED  SFS Bancorp of Schenectady NY               23.91   122.56   15.15  122.56    24.72      0.32    1.45    34.78
SGVB  SGV Bancorp of W. Covina CA                 27.47   134.40   10.60  136.21    24.17      0.00    0.00     0.00
SISB  SIS Bancorp, Inc. of MA*                    26.54   223.65   15.98  223.65    20.57      0.64    1.56    41.29
SWCB  Sandwich Bancorp of MA(8)*                  24.90   292.64   23.65  302.17    25.91      1.40    2.19    54.47
SFSL  Security First Corp. of OH(8)               20.33   292.06   27.55  296.21    20.33      0.36    1.44    29.27
SKAN  Skaneateles Bancorp Inc of NY*              15.63   140.22    9.78  143.91    16.06      0.28    1.60    25.00
SOBI  Sobieski Bancorp of S. Bend IN                NM    117.61   16.58  117.61      NM       0.32    1.64    50.00
SOSA  Somerset Savings Bank of MA(8)*             11.00   219.05   15.88  219.05    11.50      0.00    0.00     0.00
SSFC  South Street Fin. Corp. of NC*                NM    132.29   21.01  132.29    29.55      0.40    4.10      NM

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                            Exhibit IV-1B (continued)
                      Weekly Thrift Market Line - Part Two
                            Prices As Of June 5, 1998

                                                                 Key Financial Ratios                        Asset Quality Ratios
                                                --------------------------------------------------------    ----------------------
                                                          Tang.      Reported Earnings     Core Earnings
                                                Equity/  Equity/  ----------------------   --------------    NPAs   Resvs/  Resvs/
Financial Institution                           Assets   Assets   ROA(5)  ROE(5)  ROI(5)   ROA(5)  ROE(5)   Assets   NPAs    Loans
---------------------                           -------  ------   ------  ------  ------   ------  ------   ------  ------  ------
                                                  (%)      (%)     (%)     (%)      (%)      (%)     (%)     (%)      (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
SBAN  SouthBanc Shares Inc. of SC                21.85    21.85    0.94    4.29    3.73     0.94    4.29      NA       NA     1.02
SCBS  Southern Commun. Bncshrs of AL             20.42    20.42    1.15    5.98    4.06     1.15    5.98     0.36   308.46    1.70
SMBC  Southern Missouri Bncrp of MO              16.77    16.77    0.70    4.27    3.26     0.66    4.02     0.63    89.98    0.76
SWBI  Southwest Bancshares of IL(8)              11.62    11.62    1.14   10.03    4.85     1.12    9.84     0.16   122.22    0.28
SVRN  Sovereign Bancorp, Inc. of PA               4.92     4.22    0.45    9.96    2.65     0.68   15.15     0.63    98.91    1.05
STFR  St. Francis Cap. Corp. of WI                8.00     7.15    0.80    9.96    5.87     0.77    9.60     0.21   215.62    0.95
SPBC  St. Paul Bancorp, Inc. of IL                9.34     9.31    1.08   12.09    5.79     1.06   11.84     0.20   367.36    1.02
SFFC  StateFed Financial Corp. of IA             17.73    17.73    1.25    7.09    4.87     1.25    7.09     1.70    15.32    0.33
SFIN  Statewide Fin. Corp. of NJ                  9.83     9.81    0.81    8.48    5.48     0.80    8.41     0.51    84.18    0.87
STSA  Sterling Financial Corp. of WA              5.60     5.22    0.54   10.92    4.87     0.47    9.53     0.72    68.74    0.83
SFSB  SuburbFed Fin. Corp. of IL(8)               6.73     6.71    0.63    9.57    4.55     0.48    7.30     1.00    19.60    0.30
ROSE  T R Financial Corp. of NY*                  6.15     6.15    0.99   15.97    4.95     0.88   14.13     0.57    65.67    0.69
THRD  TF Financial Corp. of PA                    7.97     6.71    0.74    7.44    5.65     0.63    6.28     0.30   106.83    0.84
TPNZ  Tappan Zee Fin., Inc. of NY(8)             17.02    17.02    0.84    4.86    3.48     0.81    4.65     1.24    43.88    1.20
TSBK  Timberland Bancorp of WA                   32.13    32.13    1.63   10.61    3.73     1.55   10.10     3.67    18.18    0.93
TRIC  Tri-County Bancorp of WY                   15.73    15.73    1.01    6.58    5.22     1.05    6.84      NA       NA     0.98
TWIN  Twin City Bancorp, Inc. of TN              12.75    12.75    1.03    8.01    6.40     0.86    6.64     0.10   102.83    0.14
USAB  USABancshares, Inc of PA*                  12.49    12.42    0.20    2.00    0.62     0.35    3.56     0.22   265.63    0.99
UCBC  Union Community Bancorp of IN              40.02    40.02    1.44    5.52    3.16     1.44    5.52     0.45    51.96    0.30
UFRM  United FSB of Rocky Mount NC(8)             7.49     7.49    0.61    8.23    3.00     0.40    5.34     0.64   137.38    1.02
UBMT  United Fin. Corp. of MT                    25.61    25.61    1.31    5.53    2.87     1.31    5.53     0.60   101.19    1.07
UTBI  United Tenn. Bancshares of TN              26.99    26.99    1.01    6.08    3.83     1.01    6.08     0.59   142.44    1.31
WHGB  WHG Bancshares of MD                       19.66    19.66    0.76    3.59    3.38     0.77    3.65     1.06    24.18    0.39
WSFS  WSFS Financial Corp. of DE*                 5.73     5.69    1.11   20.40    6.16     1.10   20.25     1.38   117.99    3.31
WVFC  WVS Financial Corp. of PA                  10.66    10.66    1.31   11.04    5.57     1.32   11.15     0.20   310.17    1.14
WRNB  Warren Bancorp of Peabody MA*              10.78    10.78    2.01   19.47    7.92     1.80   17.42     1.01   107.31    1.63
WSBI  Warwick Community Bncrp of NY*             23.76    23.76    1.04    4.37    3.26     1.04    4.37     0.52    75.47    0.79
WFSL  Washington Federal, Inc. of WA             12.90    11.90    1.87   15.50    7.29     1.85   15.35     0.75    55.29    0.56
WAMU  Washington Mutual, Inc. of WA*              5.35     4.99    0.52    9.97    1.91     0.93   17.81     0.78    83.87    0.97
WYNE  Wayne Bancorp, Inc. of NJ                  12.57    12.57    0.76    5.59    3.09     0.76    5.59     0.90    91.95    1.18
WAYN  Wayne Svgs Bks MHC of OH (47.8              9.48     9.48    0.75    8.03    2.71     0.70    7.51      NA       NA      NA
WCFB  Wbstr Cty FSB MHC of IA (45.2)             23.49    23.49    1.46    6.23    3.44     1.46    6.23     0.12   353.21    0.70
WBST  Webster Financial Corp. of CT               5.44     4.75    0.54   10.34    3.50     0.82   15.74     0.59   114.77    1.33
WEFC  Wells Fin. Corp. of Wells MN               14.71    14.71    1.09    7.67    5.26     1.07    7.46     0.14   279.23    0.44
WCBI  WestCo Bancorp, Inc. of IL                 15.37    15.37    1.51    9.79    6.26     1.41    9.12     0.45    62.71    0.37
WSTR  WesterFed Fin. Corp. of MT                 10.40     8.45    0.81    7.26    5.23     0.78    7.04     0.64    76.69    0.75
WOFC  Western Ohio Fin. Corp. of OH              14.68    13.71    0.04    0.26    0.24     0.08    0.61     0.91   115.97    1.44
WEHO  Westwood Hmstd Fin Corp of OH              22.45    22.45    0.67    2.33    2.43     1.05    3.68     0.12   178.06    0.23
FFWD  Wood Bancorp of OH                         13.20    13.20    1.44   11.31    5.09     1.23    9.66     0.35   110.31    0.46
YFCB  Yonkers Fin. Corp. of NY                   13.54    13.54    1.05    7.10    5.44     1.03    6.96     0.41    87.23    0.77
YFED  York Financial Corp. of PA                  8.86     8.86    0.96   11.17    5.75     0.80    9.29     2.37    28.49    0.81

                                                              Pricing Ratios                     Dividend Data(6)
                                                  ----------------------------------------   ------------------------
                                                                          Price/   Price/      Ind.   Divi-
                                                  Price/  Price/  Price/   Tang.    Core      Div./   dend    Payout
Financial Institution                            Earning   Book   Assets   Book   Earnings    Share   Yield   Ratio(7)
---------------------                            -------  ------  ------  ------  --------   -------  ------  -------
                                                   (X)      (%)     (%)     (%)     (x)        ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
SBAN  SouthBanc Shares Inc. of SC                 26.79   114.99   25.13  114.99    26.79      1.40    7.16      NM
SCBS  Southern Commun. Bncshrs of AL              24.64   135.51   27.67  135.51    24.64      0.00    0.00     0.00
SMBC  Southern Missouri Bncrp of MO                 NM    130.70   21.92  130.70      NM       0.50    2.33    71.43
SWBI  Southwest Bancshares of IL(8)               20.62   193.83   22.53  193.83    21.03      0.80    2.52    51.95
SVRN  Sovereign Bancorp, Inc. of PA                 NM    259.40   12.77  302.26    24.83      0.08    0.46    17.39
STFR  St. Francis Cap. Corp. of WI                17.04   167.33   13.39  187.28    17.68      0.56    1.33    22.58
SPBC  St. Paul Bancorp, Inc. of IL                17.28   199.36   18.63  200.16    17.65      0.40    1.61    27.78
SFFC  StateFed Financial Corp. of IA              20.54   141.54   25.09  141.54    20.54      0.20    1.39    28.57
SFIN  Statewide Fin. Corp. of NJ                  18.24   152.50   14.99  152.82    18.39      0.44    1.98    36.07
STSA  Sterling Financial Corp. of WA              20.54   185.79   10.41  199.38    23.53      0.00    0.00     0.00
SFSB  SuburbFed Fin. Corp. of IL(8)               21.98   199.79   13.44  200.38    28.81      0.32    0.68    14.88
ROSE  T R Financial Corp. of NY*                  20.22   300.71   18.49  300.71    22.84      0.72    1.70    34.45
THRD  TF Financial Corp. of PA                    17.69   162.60   12.97  193.16    20.97      0.48    1.85    32.65
TPNZ  Tappan Zee Fin., Inc. of NY(8)              28.76   138.26   23.52  138.26      NM       0.28    1.39    40.00
TSBK  Timberland Bancorp of WA                    26.79   122.41   39.33  122.41    28.13      0.24    1.42    38.10
TRIC  Tri-County Bancorp of WY                    19.16   122.61   19.28  122.61    18.44      0.44    2.98    57.14
TWIN  Twin City Bancorp, Inc. of TN               15.63   123.10   15.70  123.10    18.84      0.40    2.91    45.45
USAB  USABancshares, Inc of PA*                     NM    169.99   21.24  170.99      NM       0.00    0.00     0.00
UCBC  Union Community Bancorp of IN                 NM    104.64   41.88  104.64      NM       0.30    2.02    63.83
UFRM  United FSB of Rocky Mount NC(8)               NM    256.41   19.22  256.41      NM       0.24    1.33    44.44
UBMT  United Fin. Corp. of MT                       NM    192.01   49.18  192.01      NM       1.00    3.59      NM
UTBI  United Tenn. Bancshares of TN               26.11   106.90   28.85  106.90    26.11      1.20    8.06      NM
WHGB  WHG Bancshares of MD                        29.63   111.58   21.93  111.58    29.09      0.32    2.00    59.26
WSFS  WSFS Financial Corp. of DE*                 16.22   305.32   17.48  307.08    16.35      0.12    0.56     9.16
WVFC  WVS Financial Corp. of PA                   17.96   214.87   22.91  214.87    17.79      0.60    3.24    58.25
WRNB  Warren Bancorp of Peabody MA*               12.63   229.89   24.79  229.89    14.12      0.36    3.00    37.89
WSBI  Warwick Community Bncrp of NY*                NM    133.97   31.84  133.97      NM       0.00    0.00     0.00
WFSL  Washington Federal, Inc. of WA              13.71   200.92   25.91  217.81    13.85      0.88    3.12    42.72
WAMU  Washington Mutual, Inc. of WA*                NM    346.50   18.55     NM     29.25      0.80    1.72      NM
WYNE  Wayne Bancorp, Inc. of NJ                     NM    186.12   23.39  186.12      NM       0.20    0.64    20.62
WAYN  Wayne Svgs Bks MHC of OH (47.8                NM    287.47   27.26  287.47      NM       0.56    2.00    73.68
WCFB  Wbstr Cty FSB MHC of IA (45.2)              29.05   178.45   41.92  178.45    29.05      0.80    4.24      NM
WBST  Webster Financial Corp. of CT               28.59   235.87   12.84  270.39    18.79      0.44    1.34    38.26
WEFC  Wells Fin. Corp. of Wells MN                19.03   142.10   20.91  142.10    19.55      0.60    2.79    53.10
WCBI  WestCo Bancorp, Inc. of IL                  15.97   154.59   23.77  154.59    17.13      0.68    2.23    35.60
WSTR  WesterFed Fin. Corp. of MT                  19.14   129.05   13.42  158.77    19.75      0.50    2.01    38.46
WOFC  Western Ohio Fin. Corp. of OH                 NM    109.87   16.12  117.57      NM       1.00    3.92      NM
WEHO  Westwood Hmstd Fin Corp of OH                 NM    120.28   27.00  120.28    26.02      0.36    2.82      NM
FFWD  Wood Bancorp of OH                          19.66   213.94   28.23  213.94    23.03      0.34    1.94    38.20
YFCB  Yonkers Fin. Corp. of NY                    18.39   127.11   17.22  127.11    18.75      0.28    1.48    27.18
YFED  York Financial Corp. of PA                  17.40   185.26   16.42  185.26    20.91      0.52    2.39    41.60

                                  Exhibit IV-2
                        Historical Stock Price Indices(1)

                                                               SNL         SNL
                                               NASDAQ         Thrift      Bank
Year/Qtr. Ended       DJIA      S&P 500       Composite       Index       Index
---------------       ----      -------       ---------       -----       -----
1991:  Quarter 1      2881.1      375.2          482.3         125.5      66.0
       Quarter 2      2957.7      371.2          475.9         130.5      82.0
       Quarter 3      3018.2      387.9          526.9         141.8      90.7
       Quarter 4      3168.0      417.1          586.3         144.7     103.1

1992:  Quarter 1      3235.5      403.7          603.8         157.0     113.3
       Quarter 2      3318.5      408.1          563.6         173.3     119.7
       Quarter 3      3271.7      417.8          583.3         167.0     117.1
       Quarter 4      3301.1      435.7          677.0         201.1     136.7

1993:  Quarter 1      3435.1      451.7          690.1         228.2     151.4
       Quarter 2      3516.1      450.5          704.0         219.8     147.0
       Quarter 3      3555.1      458.9          762.8         258.4     154.3
       Quarter 4      3754.1      466.5          776.8         252.5     146.2

1994:  Quarter 1      3625.1      445.8          743.5         241.6     143.1
       Quarter 2      3625.0      444.3          706.0         269.6     152.6
       Quarter 3      3843.2      462.6          764.3         279.7     149.2
       Quarter 4      3834.4      459.3          752.0         244.7     137.6

1995:  Quarter 1      4157.7      500.7          817.2         278.4     152.1
       Quarter 2      4556.1      544.8          933.5         313.5     171.7
       Quarter 3      4789.1      584.4        1,043.5         362.3     195.3
       Quarter 4      5117.1      615.9        1,052.1         376.5     207.6

1996:  Quarter 1      5587.1      645.5        1,101.4         382.1     225.1
       Quarter 2      5654.6      670.6        1,185.0         387.2     224.7
       Quarter 3      5882.2      687.3        1,226.9         429.3     249.2
       Quarter 4      6442.5      737.0        1,280.7         483.6     280.1

1997:  Quarter 1      6583.5      757.1        1,221.7         527.7     292.5
       Quarter 2      7672.8      885.1        1,442.1         624.5     333.3
       Quarter 3      7945.3      947.3        1,685.7         737.5     381.7
       Quarter 4      7908.3      970.4        1,570.4         814.1     414.9

1998:  Quarter 1      8799.8     1101.8        1,835.7         869.3     456.1
       June 5, 1998   9037.7     1113.9        1,782.9         860.6     464.4

(1) End of period data.

Sources:  SNL Securities; Wall Street Journal.

                                  EXHIBIT IV-3
                              Cortland Savings Bank
                         Historical Thrift Stock Indices

                                  Index Values

                                                   Index Values                                     Percent Change Since
                               --------------------------------------------------              --------------------------------
                               04/30/98        1 Month          YTD          LTM               1 Month       YTD           LTM
-------------------------------------------------------------------------------------------------------------------------------

All Pub. Traded Thrifts           882.1          869.3          814.1       537.2                1.46        8.35         64.19
MHC Index                       1,263.7        1,252.7        1,179.9       587.7                0.88        7.10        115.04

Insurance Indices
-------------------------------------------------------------------------------------------------------------------------------
SAIF Thrifts                      827.9          815.9          764.4       484.2                1.48        8.30         70.99
BIF Thrifts                     1,067.4        1,052.3          984.4       689.7                1.44        8.44         54.77

Stock Exchange Indices
-------------------------------------------------------------------------------------------------------------------------------
AMEX Thrifts                      272.9          264.6          255.4       166.7                3.14        6.86         63.71
NYSE Thrifts                      566.1          549.2          521.3       314.7                3.09        8.59         79.86
OTC Thrifts                       987.3          979.4          911.5       622.5                0.81        8.31         58.61

Geographic Indices
-------------------------------------------------------------------------------------------------------------------------------
Mid-Atlantic Thrifts            1,911.2        1,833.2        1,735.2      1077.4                4.25       10.15         77.40
Midwestern Thrifts              1,971.0        1,948.7        1,832.9     1,234.5                1.14        7.53         59.65
New England Thrifts               821.0          809.8          778.3       458.4                1.37        5.48         79.10
Southeastern Thrifts              786.9          799.9          776.0       499.4               -1.63        1.40         57.57
Southwestern Thrifts              573.4          558.6          533.5       347.5                2.65        7.47         64.98
Western Thrifts                   850.3          848.8          778.8       539.7                0.18        9.17         57.55

Asset Size Indices
-------------------------------------------------------------------------------------------------------------------------------
Less than $250M                   915.8          907.7          869.9       639.4                0.89        5.27         43.21
$250M to $500M                  1,393.0        1,371.7        1,312.3       865.2                1.56        6.15         61.00
$500M to $1B                      902.6          892.2          846.8       558.9                1.16        6.58         61.49
$1B to $5B                      1,051.7        1,022.5          956.8       593.8                2.86        9.92         77.12
Over$5B                           555.5          550.0          512.3       344.1                1.00        8.44         61.45

Comparative Indices
-------------------------------------------------------------------------------------------------------------------------------
Dow Jones Industrials           9,063.4        8,799.6        7,908.3     7,009.0                3.00       14.61         29.31
S&P 500                         1,111.8        1,101.8          970.4       801.3                0.91       14.56         38.74

All SNL indices are market-value weighted: i.e., an institution's effect on an index is proportionate to that institutions market capitalization. All SNL thrift indices, except for the SNL MHC Index, began at 100 on March 30, 1984. The SNL MHC index began at 201.082 on Dec. 31, 1992, the level of the SNL Thrift Index on that date. On March 30, 1984, the S&P 500 closed at 159.2 and the Dow Jones Industrials stood at 1164.9.

Mid-Atlantic: DE, DC, MD, NJ, NY, PA, PR; Midwest: IA, IL, IN, KS, KY, MI, MN, MO, ND, NE, OH, SD, WI;

New England: CT, MA, ME, NH, RI, VT; Southeast: AL, AR, FL, GA, MS, NC, SC, TN, VA, WV;

Southwest: CO, LA, NM, OK, TX, UT; West: AZ, AK, CA, HI, ID, MT, NV, OR, WA, WY

                                  Exhibit IV-4
                              Cortland Savings Bank
         New York Thrift Merger and Acquisition Activity 1996 to Present

                                                                                           Seller's Financials
                                                                           --------------------------------------------------
                                                                             Total     TgEq/    YTD    YTD   NPAs/   Rsrvs/
Annd      Comp                                                              Assets    Assets   ROAA   ROAE  Assets    NPLs
Date      Date      Buyer                  ST   Seller                ST     ($000)      (%)    (%)    (%)     (%)     (%)
----      ----      -----                  --   ------                --     ------      ---    ---    ---     ---     ---
04/03/98  Pending   Astoria Financial Cp   NY   Long Island Bancorp   NY   6,072,524    9.10   0.87   9.59    0.89    73.47
04/23/98  Pending   Ambanc Holding Co.     NY   AFSALA Bancorp Inc.   NY     160,408   12.52   0.78   6.19    0.30   250.44
12/16/97  Pending   Hudson Chartered Bnp   NY   Progressive Bank      NY     884,617    7.93   0.98  11.66    0.92   125.50
03/06/98  Pending   USB Holding Company    NY   Tappan Zee Financial  NY     126,470   17.02   0.82   4.78    1.19    45.98
05/26/98  Pending   Roslyn Bancorp Inc.    NY   TR Financial Corp.    NY   4,005,695    6.15   0.99  16.05    0.51    80.17
12/16/97  05/29/98  HUBCO, Inc             NJ   MSB Bancorp           NY     773,991    6.23   0.54   6.02      NA       NA
10/23/97  04/24/98  HUBCO, Inc             NJ   Poughkeepsie Finl     NY     880,196    8.37   0.54   6.43    3.82    35.46
10/07/97  03/30/98  North Fork Bancorp     NY   New York Bancorp      NY   3,283,653    5.08   1.61  30.99    1.09    58.08
05/21/97  10/03/97  Charter One Fin'l      OH   RCSB Financial        NY   4,032,365    7.66   0.96  12.26    0.66   132.02
03/31/97  10/01/97  Astoria Financial Cp   NY   Greater New York SB   NY   2,541,888    8.25   0.72   9.20    7.84     9.20
04/25/97  09/10/97  Flushing Financial     NY   New York FSB          NY      82,249    9.28   1.32   3.59    1.14   117.28
12/03/96  04/30/97  Dime Bancorp           NY   BFS Bankorp, Inc.     NY     643,180    7.81   1.58  20.12    1.04    94.15
08/22/96  03/01/97  HSBC Holdings Plc      FO   First FSLA-Rochester  NY   7,348,042    5.35   0.75  13.91    0.72   105.64
07/15/96  01/02/97  North Fork Bancorp     NY   North Side SB         NY   1,580,435    7.67   1.29  17.19    0.51   121.82
11/03/95  06/26/96  Dime SB Williamsbrgh   NY   Conestoga Bancorp     NY     485,132   15.93   0.64   3.84    0.19    19.25
09/24/95  02/29/96  Republic New York      NY   Brooklyn Bancorp      NY   4,139,215    8.79   1.00  11.83   13.63    18.75
07/31/95  01/11/96  Reliance Bancorp Inc   NY   Sunrise Bancorp Inc   NY     611,933   10.90   1.11  10.07    0.50    65.45
05/16/95  01/05/96  Independence Cmty      NY   Bay Ridge Bancorp     NY     587,904   17.42   1.60   9.42    3.87    64.35

 Average                                                                   2,124,439    9.53   1.01  11.29    2.28    83.35
  Median                                                                     882,407    8.31   0.97   9.83    0.92    73.47

                                 Deal Terms and Pricing at Announcement
          ---------------------------------------------------------------------------------
           Deal       Deal               Deal     Deal Pr/  Deal Pr/   Deal Pr/   TgBk Prm/
Annd      Value     Pr/Share  Consider   Pr/Bk     Tg Bk     4-Qtr      Assets    CoreDeps
Date       ($M)        ($)      Type      (%)       (%)     EPS (x)      (%)         (%)
----       ----        ---      ----      ---       ---     -------      ---         ---
04/03/98  1765.7     69.360    Stock     299.09    301.83    32.11      29.08       35.57
04/23/98    30.0     20.999    Stock     144.62    144.62    22.58      18.70        8.48
12/16/97   158.7     39.585    Stock         NA        NA       NA         NA          NA
03/06/98    33.8     22.000    Stock     151.10    151.10    30.56      26.73       14.19
05/26/98  1070.7     56.631    Stock     403.07    403.07    27.23      26.73       41.64
12/16/97   105.0     36.020    Stock     164.85    309.18    32.16      13.57       11.31
10/23/97   143.5     10.613    Stock     181.42    181.42    48.24      16.30       13.37
10/07/97   831.6     37.114    Stock     480.13    480.13    19.95      25.33       43.83
05/21/97   647.5     42.315    Stock     198.10    203.24    17.06      16.06       16.09
03/31/97   344.6     18.938    Mix       167.44    167.44    24.59      13.56        8.48
04/25/97    13.0    272.500    Cash      169.14    170.51    13.13      15.81       10.44
12/03/96    91.8     52.000    Cash      169.38    169.38     9.94      14.27       10.34
08/22/96   652.0         NA    Cash      163.00    165.06    12.82       8.87        6.14
07/15/96   216.3     42.790    Stock     168.46    170.07    11.76      13.69        7.98
11/03/95   105.1     21.250    Cash      122.34    122.34    25.91      21.66        7.75
09/24/95   529.6     41.500    Cash      140.68    140.68    14.46      12.79        4.78
07/31/95   112.8     32.000    Cash      159.05    159.05    15.24      18.43       10.37
05/16/95   131.4     22.000    Cash      127.83    127.83    13.33      22.35        7.32

 Average   388.0     49.271              200.57    209.82    21.83      18.47       15.18
  Median   151.1     37.114              167.44    169.38    19.95      16.30       10.37

Source: SNL Securities, LC.

                                  EXHIBIT IV-5
                              Cortland Savings Bank
                    Directors and Management Summary Resumes

      WESLEY D. STISSER serves as President and Chief Executive Officer of the Bank, a position he has held since 1983. Mr. Stisser has been with the Bank for 45 years. He is a graduate of the Graduate School of Savings Banking at Brown University and the School for Executive Development sponsored by the Community Bankers Association. An eagle scout and recipient of the Silver Beaver Award B.S.A., Mr. Stisser is an active member of numerous professional, civic and community service organizations. He is presently a member of the New York Savings Bank Life Insurance Fund's Board of Directors and is Chairman of the Cortland City Police Commission. He is a former member of the Board of Directors for Cortland Memorial Hospital, serving as its Chairman, and was a member of SUNY Cortland College Foundation.

      EDWARD E. HATTER, Jr was a principal of Hatter Fuel Co., from which he retired in 1987. Mr. Hatter was active in several community organizations, serving as Chairman of the Easter Seals drive and holding various offices in the New York State Jaycees, the Rotary Club and the University Club. He is currently active in the March of Dimes drive, the Town and River Cruise Club and the Royal Palm Yacht Club. He was district chairman of the Tioughnioga-Baden Powell Council, B.S.A. Mr. Hatter resides part time in Florida.

      JUDITH F. RIEHLMAN is the Cortland County Clerk. Mrs. Riehlman and her husband own and operate a family run farm and Birch Farm Structures, a furniture retailer. Active in numerous community organizations, Mrs. Riehlman currently serves as Chairperson of the Cortland County Republican Committee, President of the American Agricultural Foundation, Inc. and as a Director of Family Counseling Services.

      TERRANCE D. STALDER is the Associate Vice President for Finance and Management at SUNY Cortland. Mr. Stalder is a member of various community organizations and serves on the Village of Homer Planning Board, the Board of Trustees of the Cortland YMCA and is a member of the Cortland Rotary Club.

      HARVEY KAUFMAN retired as Superintendent of the Cortland City Schools District in 19___and currently provides administrative consulting services in the field of education. He was elected Chairman of the Board of Trustees of the Bank in June of 1997. He is a former Cortland City Police Commissioner, past president of the Cortland County Chamber of Commerce, past president of the New York State Association of Small City School Districts, and was a member of the New York State Assembly Task Force and Regents Action Plan. Mr. Kaufman is also currently the Chairman of the J.M. Murray Center and Cortland Memorial Hospital Services, a for profit affiliate of Cortland Memorial Hospital.

      JOSEPH H. COMPAGNI is President of Economy Paving Co., Inc., which constructs highways and bridges in New York State. He is currently a director of the New York State Associated General Contractors and has been a Director of the Cortland Memorial Hospital, J.M. Murray Center, Cortland Family Health Network, Cortland Rotary Club and Cortland YMCA.

      DONALD P. REED is the principal of Reed's Seeds, a business which sells crop seeds, farm seeds, farm chemicals and fertilizer. He is also Chairman of the Board of Dryden Mutual Insurance Company.

      ROLAND FRAGNOLI is the President of the Homer Men & Boys clothing stores, a local retailer with which he has been associated for 50 years. He is a member of various service and community clubs and serves on the Tompkins Cortland Community College Foundation Board.

      PATRICK J. HAYES, M.D. is a practicing physician in Cortland. He is a past president of the Cortland Memorial Hospital Medical Staff and currently serves as Chief of Staff of Cortland Health Center. Dr. Hayes is a member of the Board of the American Lung Association of Central New York, Inc.

      ROBERT S. KASHDIN, C.P.A. has been a practicing certified public accountant for over 30 years and is the present managing partner of the CPA firm of Port, Kashdin and McSherry located in Cortland. Mr. Kashdin is a member in numerous community and professional organizations including past chairman of the New York State Society of CPA's Agri Business Committee and District Treasurer of Rotary District 7170. He is a former Board member of the Jewish Homes of Central New York and the United Way of Cortland County.

Executive Officers Who Are Not Directors

      STEVEN A. COVERT joined the Bank in June 1998. From August 1995 to June 1998, he was Executive Vice President and Chief Financial Officer of Success Bancshares, Inc., a bank holding company in Chicago, Illinois. He was Senior Vice President and Chief Financial Officer of Ithaca Bancorp, Inc., a savings and loan holding company in Ithaca, New York, from July 1993 to December 1994 and was Vice President and Chief Financial Officer of Skaneateles Bancorp, Inc., a bank holding company in Skaneateles, New York, from January 1991 to July 1993. Mr. Covert is a certified public accountant and prior to joining the banking industry, he was employed by KPMG Peat Marwick LLP as an auditor. Mr. Covert has been a member of various community organizations including the United Way and an organization that provides food for the homeless.

      KERRY D. MEEKER joined the Bank in 1996 as Senior Vice President and Senior Loan Officer. Prior to joining the Bank, he held the position of Vice President and Chief Loan Officer of Oneida Savings Bank since 1989. He previously served as a Vice President and Commercial Loan Officer of Marine Midland Bank and as a Senior Financial Analyst at Bankers Trust Company. He is a member of the Rotary Club of Cortland; has served as President of the Greater Oneida Chamber of Commerce, Inc.; Treasurer of the Oneida Improvement Committee, Inc.; President of the Oneidas Club; President of the Sherrill - Kenwood Community Chest, Inc.; and is a past member of the Rotary Club of Oneida.

      F. MICHAEL STAPLETON joined the Bank in June 1998. From February 1986 through April 1998, Mr. Stapleton was with OnBank and Trust Co., rising to the position of Regional President. He then continued with Manufacturers and Traders Trust Company after it acquired OnBank. He is the Chairman of the Loretto Foundation, which provides care for the elderly, and is a Director of Meals on Wheels of Syracuse and the Mercy Health and Rehabilitation Center. Mr. Stapleton is also the Chairman of the Cayuga County Economic Development Council, a Director of the Industrial Development Foundation of Auburn and Cayuga County, and a member of the Auburn Industrial Development Authority, all of which are involved in fostering economic development in central New York.

                                  EXHIBIT IV-6
                              Cortland Savings Bank
                       Pro Forma Regulatory Capital Ratios

                                                      Pro Forma Based Upon Net Proceeds at March 31, 1998
                                          -----------------------------------------------------------------------------
                                          5,206,250 Shares  6,125,000 Shares    7,043,750 Shares  8,100,312 Shares Sold
                        Historical at     Sold (Minimum of  Sold (Midpoint of   Sold (Maximum of   (15% Above Maximum
                       March 31, 1998     Valuation Range)   Valuation Range)   Valuation Range)   of Valuation Range)
                       ---------------    ---------------   ----------------    ---------------   ---------------------
                                Percent            Percent            Percent            Percent            Percent
                                  of                 of                 of                 of                 of
                              Applicable         Applicable         Applicable         Applicable         Applicable
                       Amount   Assets    Amount   Assets(2) Amount   Assets(2) Amount   Assets(2) Amount   Assets(2)
                       -------   -----    -------   -----    -------   -----    -------   -----    -------   -----
                                                             (Dollars in thousands)
GAAP Capital(1) ....   $31,394   13.51%   $50,584   19.77%   $54,125   20.81%   $57,666   21.81%   $61,694   22.91%
                       =======   =====    =======   =====    =======   =====    =======   =====    =======   =====

Tier I Leverage:
Capital Level(2) ...   $30,662   21.94%   $49,852   34.51%   $53,393   36.74%   $56,934   38.95%   $60,962   41.43%
Requirement(3) .....     5,590    4.00%     5,778    4.00%     5,812    4.00%   $ 5,847    4.00%     5,886    4.00%
                       -------   -----    -------   -----    -------   -----    -------   -----    -------   -----
Excess .............    25,072   17.94%   $44,074   30.51%   $47,581   32.74%   $51,087   34.95%   $55,076   37.43%
                       =======   =====    =======   =====    =======   =====    =======   =====    =======   =====

Tier I Risk-based:
Capital Level(2) ...   $32,408   23.19%   $51,598   35.72%   $55,139   37.95%   $58,680   40.15%   $62,708   42.62%
Requirement(3) .....    11,181    8.00%    11,556    8.00%    11,625    8.00%    11,693    8.00%    11,772    8.00%
                       -------   -----    -------   -----    -------   -----    -------   -----    -------   -----
Excess .............   $21,227   15.19%   $40,042   27.72%   $43,514   29.95%   $46,986   32.15%   $50,936   34.62%
                       =======   =====    =======   =====    =======   =====    =======   =====    =======   =====

Total Risk-based:(4)
Capital level(2) ...   $30,662   13.26%   $49,852   19.58%   $53,393   20.62%   $56,934   21.63%   $60,962   22.74%
Requirement(3) .....     9,246    4.00%    10,184    4.00%    10,355    4.00%    10,527    4.00%    10,722    4.00%
                       -------   -----    -------   -----    -------   -----    -------   -----    -------   -----
Excess .............   $21,416    9.26%   $39,668   15.58%   $43,038   16.62%   $46,407   17.63%   $50,240   18.74%
                       =======   =====    =======   =====    =======   =====    =======   =====    =======   =====

      (1) Capital under generally accepted accounting principles includes the net unrealized gain/loss, if any on available-for-sale securities, which is not recognized as capital under the FDIC capital ratio rules. Total risk-based capital includes the allowance for loan losses. See "Regulation
      - Banking Regulation - Capital Requirements."
      (2) Pro forma capital levels assume that one-half of the net proceeds from the sale of the Common Stock is contributed by the Company to the Bank in exchange for the stock of the Bank, but only after deducting from the amount contributed to the Bank (i) the full amount of Common Stock expected to be purchased by the ESOP and (ii) an additional amount representing 4% of the Common Stock to be issued in the Conversion, including Common Stock contributed to the Foundation, on account of the anticipated PRRP.
      (3) In order to be classified as "well-capitalized," the Bank must, in addition to other requirements, have a Tier I risk-based capital ratio of at least 6.00%, a total risk-based capital ratio of at least 10.00% and a Tier I leverage ratio of at least 5.00%. See "Regulation Banking Regulation - Capital Requirements" and " - Enforcement."
      (4) Pro forma risk-based capital data assumes the net proceeds are invested in assets that carry a risk-weighting equal to 20%, based on the assumption that the net proceeds will initially be invested in government and corporate debt securities.

                                  EXHIBIT IV-7
                            PRO FORMA ANALYSIS SHEET
                              Cortland Savings Bank
                            Prices as of June 5, 1998

                                                                                                                      BIF-Insured
                                                                       Peer Group             New York Companies      Institutions
                                                     Subject @ --------------------------   ---------------------   --------------
Price Multiple                       Symbol          Midpoint      Mean          Median        Mean       Median              Mean
--------------                       ------          --------      ----          ------        ----       ------              ----
Price/Reported Earnings Multiple =     P/E            46.08x      21.98x         21.79x       21.46x      21.04x            18.56x
Price/Core Earnings Multiple     =     P/CE           18.75x      22.48x         22.53x       22.15x      22.24x            19.53x
Price/Book Ratio                 =     P/B            74.49%     131.31%        126.56%      161.11%     151.26%           193.05%
Price/Tangible Book Ratio        =     P/TB           74.49%     131.68%        126.56%      169.65%     152.14%           191.24%
Price/Assets Ratio               =     P/A            21.93%      23.87%         26.60%       21.52%      18.49%            20.50%

Valuation Parameters

Pre-Conv. Reported Earnings (Y)          $154,000
Pre-Conversion Core Earnings           $2,130,000
Pre-Conversion Book Value (B)         $31,394,000
Pre-Conv. Tang. Book Value (B)        $31,394,000
Pre-Conversion Assets (A)            $232,388,000
Reinvestment Rate (2)(R)                     3.29%
Est. Conversion Expenses (3)(X)              2.86%
Tax rate (TAX)                              39.00%

ESOP Stock Purchases (E)                     8.00% (5)
Cost of ESOP Borrowings (S)                  0.00% (4)
ESOP Amortization (T)                       15.00 years
RRP Amount (M)                               4.00%
RRP Vesting (N)                              5.00 years (5)
Foundation (F)                               2.00%
Tax Benefit (Z)                           477,750
Percentage Sold (PCT)                      100.00%

Calculation of Pro Forma Value After Conversion

1.  V =          P/E* (Y)                                    V =   $69,115,743
        ------------------------------------------------------------
        1 - P/E * PCT * ((1-X-E-M-F) * R-(1-TAX)* ET - (1-TAX) * M/N)

2.  V =          P/B * (B+Z)                                 V =   $62,764,487
        --------------------------
        1 - P/B * PCT * (1-X-E-M-F)

3.  V =          P/A * (A+Z)                                 V =    $62,514,463
        --------------------------
        1 - P/A * PCT * (1-X-E-M-F)

                                                                                         Shares                         Aggregate
                                          Shares Sold to  Price Per    Gross Offering   Issued To      Total Shares   Market Value
Conclusion                                    Public       Share          Proceeds     Foundation         Issued     of Stock Issued
----------                                    ------       -----          --------     ----------         ------     ---------------
Minimum                                      5,206,250     10.00         $52,062,500      104,125       5,310,375       53,103,750
Midpoint                                     6,125,000     10.00          61,250,000      122,500       6,247,500       62,475,000
Maximum                                      7,043,750     10.00          70,437,500      140,875       7,184,625       71,846,250
Supermaximum                                 8,100,313     10.00          81,003,125      162,006       8,262,319       82,623,190

----------
(1)   Pricing ratios shown reflect the midpoint value.

(2)   Net return reflects a reinvestment rate of 5.39 percent, and a tax rate of
      39.00 percent.

(3)   Offering expenses shown at estimated midpoint value.

(4)   No cost is applicable since holding company will fund the ESOP loan.

(5) ESOP and MRP amortize over 15 years and 5 years, respectively; amortization expenses tax effected at 39.00 percent.

                                  Exhibit IV-8
                     PRO FORMA EFFECT OF CONVERSION PROCEEDS
                              Cortland Savings Bank
                                 At the Minimum

1.    Offering Proceeds                                                                                           $52,062,500
      Less: Estimated Offering Expenses                                                                             1,750,000
                                                                                                                    ---------
      Net Conversion Proceeds                                                                                     $50,312,500

2.  Estimated Additional Income from Conversion Proceeds

      Net Conversion Proceeds                                                                                     $50,312,500
      Less: Non-Cash Stock Purchases(1)                                                                             6,372,450
                                                                                                                    ---------
      Net Proceeds Reinvested                                                                                     $43,940,050
      Estimated net incremental rate of return                                                                           3.29%
                                                                                                                         ----
      Earnings Increase                                                                                           $ 1,444,705
        Less: Estimated cost of ESOP borrowings(2)                                                                          0
        Less: Amortization of ESOP borrowings(3)                                                                      172,764
        Less: Recognition Plan Vesting(4)                                                                             259,146
                                                                                                                      -------
      Net Earnings Increase                                                                                       $ 1,012,794

                                                                                                    Net
                                                                        Before                    Earnings           After
3.    Pro Forma Earnings                                               Conversion                 Increase         Conversion
                                                                       ------------              ----------       -----------
      12 Months ended March 31, 1998 (reported)                        $   154,000               $1,012,794       $ 1,166,794
      l2 Months ended March 31, 1998 (core)                            $ 2,130,000               $1,012,794       $ 3,142,794

                                                       Before            Net Cash              Tax Benefit (5)        After
4.    Pro Forma Net Worth                             Conversion         Proceeds              Of Contribution      Conversion
                                                      ----------         --------              ---------------     ------------
      March 31, 1998                                 $ 31,394,000      $43,940,050               $  406,088       $75,740,138
      March 31, 1998 (Tangible)                      $ 31,394,000      $43,940,050               $  406,088       $75,740,138

                                                       Before            Net Cash              Tax Benefit (5)         After
5.    Pro Forma Assets                                Conversion         Proceeds              Of Contribution       Conversion
                                                      ----------         --------              ---------------       ----------
      March 31, 1998                                 $232,388,000      $43,940,050               $  406,088       $276,734,138

(1) Includes ESOP and MRP stock purchases equal to 8.0 and 4.0 percent of the offering, respectively.

(2) ESOP stock purchases are internally financed by a loan from the holding company.

(3) ESOP borrowings are amortized over 15 years, amortization expense is tax-effected at a 40.00 percent rate.

(4)   MRP is amortized over 5 years, and amortization expense is tax effected at
      40.00 percent.

(5)   Reflects tax benefit of stock contribution to the Foundation.

                                  Exhibit IV-8
                     PRO FORMA EFFECT OF CONVERSION PROCEEDS
                              Cortland Savings Bank
                                 At the Midpoint

1. Offering Proceeds                                                                                               $61,250,000
   Less: Estimated Offering Expenses                                                                                 1,750,000
                                                                                                                   -----------
   Net Conversion Proceeds                                                                                         $59,500,000

2. Estimated Additional Income from Conversion Proceeds

   Net Conversion Proceeds                                                                                         $59,500,000
   Less: Non-Cash Stock Purchases(1)                                                                                 7,497,000
                                                                                                                   -----------
   Net Proceeds Reinvested                                                                                         $52,003,000
   Estimated net incremental rate of return                                                                              3.29%
                                                                                                                   -----------
   Earnings Increase                                                                                               $ 1,709,807
     Less: Estimated cost of ESOP borrowings(2)                                                                              0
     Less: Amortization of ESOP borrowings(3)                                                                          203,252
     Less: Recogntion Plan Vesting(4)                                                                                  304,878
                                                                                                                   -----------
   Net Earnings Increase                                                                                           $ 1,201,677

                                                                                                  Net
                                                                       Before                   Earnings             After
3. Pro Forma Earnings                                                 Conversion                Increase          Conversion
                                                                     ------------              ----------         -----------
   l2 Months ended March 31, 1998 (reported)                         $   154,000               $1,201,677          $ 1,355,677
   l2 Months ended March 31, 1998 (core)                             $ 2,130,000               $1,201,677          $ 3,331,677

                                                    Before            Net Cash              Tax Benefit(5)           After
4. Pro Forma Net Worth                            Conversion          Proceeds             Of Contribution         Conversion
                                                  ----------          --------             ---------------         ----------
   March 31, 1998                               $ 31,394,000         $52,003,000               $ 477,750           $83,874,750
   March 31, 1998 (Tangible)                    $ 31,394,000         $52,003,000               $ 477,750           $83,874,750

                                                   Before             Net Cash              Tax Benefit(5)           After
5. Pro Forma Assets                              Conversion           Proceeds              Of Contribution        Conversion
                                                 ----------           --------              ---------------        ----------

   March 31, 1998                               $232,388,000         $52,003,000               $ 477,750           $284,868,750

(1) Includes ESOP and MRP stock purchases equal to 8.0 and 4.0 percent of the offering, respectively.

(2) ESOP stock purchases are internally financed by a loan from the holding company.

(3) ESOP borrowings are amortized over 15 years, amortization expense is tax-effected at a 40.00 percent rate.

(4)   MRP is amortized over 5 years, and amortization expense is tax effected at
      40.00 percent.

(5)   Reflects tax benefit of stock contribution to the Foundation.

                                  Exhibit IV-8
                     PRO FORMA EFFECT OF CONVERSION PROCEEDS
                              Cortland Savings Bank
                                 At the Maximum

1.  Offering Proceeds                                                                                             $ 70,437,500
    Less: Estimated Offering Expenses                                                                                1,750,000
                                                                                                                     ---------
    Net Conversion Proceeds                                                                                       $ 68,687,500

2.  Estimated Additional Income from Conversion Proceeds

    Net Conversion Proceeds                                                                                       $ 68,687,500
    Less: Non-Cash Stock Purchases(1)                                                                                8,621,550
                                                                                                                     ---------
    Net Proceeds Reinvested                                                                                       $ 60,065,950
    Estimated net incremental rate of return                                                                              3.29%
                                                                                                                          ----
    Earnings Increase                                                                                             $  1,974,908
      Less: Estimated cost of ESOP borrowings(2)                                                                             0
      Less: Amortization of ESOP borrowings(3)                                                                         233,740
      Less: Recognition Plan Vesting(4)                                                                                350,610
                                                                                                                       -------
    Net Earnings Increase                                                                                         $  1,390,559

                                                                                               Net
                                                                        Before               Earnings               After
3. Pro Forma Earnings                                                 Conversion             Increase            Conversion
                                                                      ----------             --------            ----------
    12 Months ended March 31, 1998 (reported)                         $   154,000              $1,390,559         $  1,544,559
    12 Months ended March 31, 1998 (core)                             $ 2,130,000              $1,390,559         $  3,520,559

                                                   Before              Net Cash              Tax Benefit(5)         After
4.  Pro Forma Net Worth                          Conversion            Proceeds             Of Contribution       Conversion
                                                 ----------            --------             ---------------       ----------
    March 31, 1998                              $ 31,394,000          $60,065,950              $  549,413         $ 92,009,363
    March 31, 1998 (Tangible)                   $ 31,394,000          $60,065,950              $  549,413         $ 92,009,363

                                                   Before              Net Cash              Tax Benefit(5)         After
5.  Pro Forma Assets                             Conversion            Proceeds             Of Contribution       Conversion
                                                 ----------            --------             ---------------       ----------

    March 31, 1998                              $232,388,000          $60,065,950                $549,413         $293,003,363

(1) Includes ESOP and MRP stock purchases equal to 8.0 and 4.0 percent of the offering, respectively.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 15 years, amortization expense is tax-effected at a 40.00 percent rate.
(4)   MRP is amortized over 5 years, and amortization expense is tax effected at
      40.00 percent.
(5)   Reflects tax benefit of stock contribution to the Foundation.

                                  Exhibit IV-8
                     PRO FORMA EFFECT OF CONVERSION PROCEEDS
                              Cortland Savings Bank
                            At the Supermaximum Value

1.    Offering Proceeds                                                                                    $81,003,125
      Less: Estimated Offering Expenses                                                                      1,837,000
                                                                                                             ---------
      Net Conversion Proceeds                                                                              $79,166,125

2.    Estimated Additional Income from Conversion Proceeds

      Net Conversion Proceeds                                                                              $79,166,125
      Less: Non-Cash Stock Purchases(1)                                                                      9,914,783
                                                                                                             ---------
      Net Proceeds Reinvested                                                                              $69,251,342
      Estimated net incremental rate of return                                                                   3.29%
                                                                                                                 -----
      Earnings Increase                                                                                     $2,276,915
        Less: Estimated cost of ESOP borrowings(2)                                                                   0
        Less: Amortization of ESOP borrowings(3)                                                               268,801
        Less: Recognition Plan Vesting(4)                                                                      403,201
                                                                                                               -------
      Net Earnings Increase                                                                                 $1,604,913

                                                                                              Net
                                                                            Before          Earnings           After
3.    Pro Forma Earnings                                                  Conversion        Increase        Conversion
                                                                          ----------        --------        ----------
      12 Months ended March 31, 1998 (reported)                             $154,000       $1,604,913       $1,758,913
      12 Months ended March 31, 1998 (core)                               $2,130,000       $1,604,913       $3,734,913

                                                           Before         Net Cash        Tax Benefit(5)      After
4.    Pro Forma Net Worth                                Conversion       Proceeds       Of Contribution   Conversion
                                                         ----------       --------       ---------------   ----------
      March 31,1998                                     $31,394,000      $69,251,342         $631,824     $101,277,167
      March 31,1998 (Tangible)                          $31,394,000      $69,251,342         $631,824     $101,277,167

                                                          Before          Net Cash        Tax Benefit(5)      After
5.    Pro Forma Assets                                  Conversion        Proceeds       Of Contribution   Conversion
                                                        ----------        --------       ---------------   ----------
      March 31,1998                                    $232,388,000      $69,251,342         $631,824     $302,271,167

(1) Includes ESOP and MRP stock purchases equal to 8.0 and 4.0 percent of the offering, respectively.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 15 years, amortization expense is tax-effected at a 40.00 percent rate.
(4) MRP is amortized over 5 years, and amortization expense is tax effected at
    40.00 percent.
(5) Reflects tax benefit of stock contribution to the Foundation.

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                  EXHIBIT IV-9
                              Cortland Savings Bank

                             Core Earnings Analysis
                         Comparable Institution Analysis
                   For the Twelve Months Ended March 31, 1998

                                                                                                   Estimated
                                             Net Income    Less: Net     Tax Effect   Less: Extd   Core Income           Estimated
                                             to Common    Gains(Loss)       @ 34%        Items     to Common     Shares   Core EPS
                                             ----------   -----------    ----------   ----------   -----------   ------  ----------
                                                 ($000)        ($000)        $000)        ($000)      ($000)     ($000)      ($)
Comparable Group

AHCI Ambanc Holding Co., Inc. of NY              2,554          -783          266             0          2,037    4,258     0.48
CATB Catskill Fin. Corp. of NY                   3,828           -66           22             0          3,784    4,461     0.85
DCBI Delphos Citizens Bancorp of OH              1,726             0            0             0          1,726    1,904     0.91
ESBK Elmira Svgs Bank (The) of NY                1,013            84          -29             0          1,068      727     1.47
GOSB GSB Financial Corp. of NY                     873           -71           24             0            826    2,248     0.37
PEEK Peekskill Fin. Corp. of NY                  1,906            64          -22             0          1,948    3,017     0.65
PSFC Peoples Sidney Fin. Corp of OH              1,268             0            0             0          1,268    1,785     0.71
SFED SFS Bancorp of Schenectady NY               1,113           -56           19             0          1,076    1,208     0.89
SKAN Skaneateles Bancorp Inc of NY               1,607           -52           18             0          1,573    1,440     1.09
WEHO Westwood Hmstd Fin Corp of OH(1)              883           778         -265             0          1,396    2,843     0.49

(1) Financial information is for the quarter ending December 31, 1997.

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

                                  EXHIBIT V-1
                               RP Financial, LC.
                         Firm Qualifications Statement

RP FINANCIAL, LC.
--------------------------------------
Financial Services Industry Consultants             FIRM QUALIFICATION STATEMENT

RP Financial provides financial and management consulting and valuation services to the financial services industry nationwide, particularly federally-insured financial institutions. RP Financial establishes long-term client relationships through its wide array of services, emphasis on quality and timeliness, hands-on involvement by our principals and senior consulting staff, and careful structuring of strategic plans and transactions. RP Financial's staff draws from backgrounds in consulting, regulatory agencies and investment banking, thereby providing our clients with considerable resources.

STRATEGIC AND CAPITAL PLANNING

RP Financial's strategic and capital planning services are designed to provide effective workable plans with quantifiable results. Through a program known as SAFE (Strategic Alternatives Financial Evaluations), RP Financial analyzes strategic options to enhance shareholder value or other established objectives. Our planning services involve conducting situation analyses; establishing mission statements, strategic goals and objectives; and identifying strategies for enhancement of franchise value, capital management and planning, earnings improvement and operational issues. Strategy development typically includes the following areas: capital formation and management, asset/liability targets, profitability, return on equity and market value of stock. Our proprietary financial simulation model provides the basis for evaluating the financial impact of alternative strategies and assessing the feasibility/compatibility of such strategies with regulations and/or other guidelines.

MERGER AND ACQUISITION SERVICES

RP Financial's merger and acquisition (M&A) services include targeting candidates and potential acquirors, assessing acquisition merit, conducting detailed due diligence, negotiating and structuring transactions, preparing merger business plans and financial simulations, rendering fairness opinions and assisting in implementing post-acquisition strategies. Through our financial simulations, comprehensive in-house data bases, valuation expertise and regulatory knowledge, RP Financial's M&A consulting focuses on structuring transactions to enhance shareholder returns.

VALUATION SERVICES

RP Financial's extensive valuation practice includes valuations for a variety of purposes including mergers and acquisitions, mutual-to-stock conversions, ESOPs, subsidiary companies, mark-to-market transactions, loan and servicing portfolios, non-traded securities, core deposits, FAS 107 (fair market value disclosure), FAS 122 (loan servicing rights) and FAS 123 (stock options). Our principals and staff are highly experienced in performing valuation appraisals which conform with regulatory guidelines and appraisal industry standards. RP Financial is the nation's leading valuation firm for mutual-to-stock conversions of thrift institutions.

OTHER CONSULTING SERVICES AND DATA BASES

RP Financial offers a variety of other services including branching strategies, feasibility studies and special research studies, which are complemented by our quantitative and computer skills. RP Financial's consulting services are aided by its in-house data base resources for commercial banks and savings institutions and proprietary valuation and financial simulation models.

YEAR 2000 SERVICES

RP Financial, through a relationship with a computer research and development company with a proprietary methodology, offers Year 2000 advisory and conversion services to financial institutions which are more cost effective and less disruptive than most other providers of such service.

RP Financial's Key Personnel (Years of Relevant Experience)

      Ronald S. Riggins, Managing Director (18)
      William E. Pommerening, Managing Director (14)
      Gregory E. Dunn, Senior Vice President (16)
      James P. Hennessey, Senior Vice President (13)
      James J. Oren, Senior Vice President (11)

--------------------------------------------------------------------------------

Washington Headquarters
Rosslyn Center
1700 North Moore Street, Suite 2210                    Telephone: (703) 528-1700
Arlington, VA 22209                                      Fax No.: (703) 528-1788